EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC. The offering statement was originally filed by RSE Collection, LLC on June 30, 2017 and has been amended by RSE Collection, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on August 10, 2017.

Different series of RSE Collection, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Collection, LLC under the offering statement, as amended and qualified. Each such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This amendment also contains restated financial statements for the year ended December 31, 2018, which correct a classification error in the cash flow statement.

This Post-Qualification Offering Circular Amendment No. 20 amends the Post-Qualification Offering Circular No. 19 of RSE Collection LLC, dated November 27, 2019, as qualified on December 9, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 20

SUBJECT TO COMPLETION; DATED APRIL 29, 2020

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25		$59.25
	Total Minimum	$106,650		$106,650
	Total Maximum	$118,500		$118,500

Series #89PS1	Per Unit	$82.50	$82.50
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #90FM1	Per Unit	$8.25	$8.25
	Total Minimum	$14,850	$14,850
	Total Maximum	$16,500	$16,500

Series #83FB1	Per Unit	$70.00	$70.00
	Total Minimum	$315,000	$315,000
	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$38,000

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #75RA1	Per Unit	$28.00	$28.00

	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series 2003 Porsche 911 GT2	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$54,990	$54,990
	Total Maximum	$66,000	$66,000

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$116,000	$116,000

	Total Maximum	$145,000	$145,000

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #80PN1	Per Unit	$9.60	$9.60
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #89FG2	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$233,600	$233,600
	Total Maximum	$292,000	$292,000

Series 1990 Mercedes 190E 2.5-16 Evo II	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #82AV1	Per Unit	$148.75	$148.75
	Total Minimum	$267,750	$267,750
	Total Maximum	$297,500	$297,500

Series #03SS1	Per Unit	$125.00	$125.00
	Total Minimum	$300,000	$300,000
	Total Maximum	$375,000	$375,000

Series #72FG2	Per Unit	$98.33	$98.33
	Total Minimum	$236,000	$236,000
	Total Maximum	$295,000	$295,000

Series #95FF1	Per Unit	$60.00	$60.00
	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$287,290	$287,290
	Total Maximum	$345,000	$345,000

Series #82AB1	Per Unit	$58.86	$58.86
(4)	Total Minimum	$107,897	$107,897
	Total Maximum	$129,500	$129,500

Series #99FG1	Per Unit	$66.25	$66.25
(4)	Total Minimum	$121,436	$121,436
	Total Maximum	$145,750	$145,750

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$112,500	$112,500
	Total Maximum	$125,000	$125,000

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$357,750	$357,750
	Total Maximum	$397,500	$397,500

Series #89FG1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #66AV1	Per Unit	$161.67	$161.67
(4)	Total Minimum	$388,000	$388,000
	Total Maximum	$485,000	$485,000

Series #55MG1	Per Unit	$1,250.00	$1,250.00
(4)	Total Minimum	$1,000,000	$1,000,000
	Total Maximum	$1,250,000	$1,250,000

Series #65PT1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #73FD1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #76FG1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$148,000	$148,000
	Total Maximum	$185,000	$185,000

Series #89NG1	Per Unit	$26.67	$26.67
(4)	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #90FF1	Per Unit	$410.00	$410.00
(4)	Total Minimum	$984,000	$984,000
	Total Maximum	$1,230,000	$1,230,000

Series #95BE1	Per Unit	$170.00	$170.00
(4)	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #99LD1	Per Unit	$172.50	$172.50
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #67FG1	Per Unit	$208.33	$208.33
(4)	Total Minimum	$500,000	$500,000
	Total Maximum	$625,000	$625,000

Series #67CC1	Per Unit	$100.00	$100.00
(4)	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #64AD1	Per Unit	$189.00	$189.00
(4)	Total Minimum	$756,000	$756,000
	Total Maximum	$945,000	$945,000

Series #95FM1	Per Unit	$230.00	$230.00
(4)	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #91GS1	Per Unit	$7.90	$7.90

(4)	Total Minimum	$35,550	$35,550
	Total Maximum	$43,450	$43,450

Series #87FF1	Per Unit	$129.80	$129.80
(4)	Total Minimum	$116,820	$116,820
	Total Maximum	$142,780	$142,780

Series #67FS1	Per Unit	$48.75	$48.75
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #72PT1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$176,000	$176,000
	Total Maximum	$220,000	$220,000

Series #08TR1	Per Unit	$20.00	$20.00
(4)	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #63PT1	Per Unit	$70.00	$70.00
(4)	Total Minimum	$123,200	$123,200
	Total Maximum	$154,000	$154,000

Series #61JC1	Per Unit	$65.00	$65.00
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #55MS1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$171,600	$171,600
	Total Maximum	$214,500	$214,500

Series #67MS1	Per Unit	$80.00	$80.00
(4)	Total Minimum	$128,000	$128,000
	Total Maximum	$160,000	$160,000

Series #94BE1	Per Unit	$200.00	$200.00
(4)	Total Minimum	$880,000	$880,000
	Total Maximum	$1,000,000	$1,000,000

Series #99FF1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$110,000	$110,000

	Total Maximum	$137,500	$137,500

Series #79PT1	Per Unit	$77.50	$77.50
(4)	Total Minimum	$124,000	$124,000
	Total Maximum	$155,000	$155,000

Series #69PN1	Per Unit	$19.00	$19.00
(4)	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #68CC1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #90FT1	Per Unit	$41.25	$41.25
(4)	Total Minimum	$66,000	$66,000
	Total Maximum	$82,500	$82,500

Series #78MM1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$78,000	$78,000
	Total Maximum	$97,500	$97,500

Series #81DD1	Per Unit	$24.00	$24.00
(4)	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #98AX1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #08MS1	Per Unit	$106.67	$106.67
(4)	Total Minimum	$256,000	$256,000
	Total Maximum	$320,000	$320,000

Series #11FG1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$456,000	$456,000
	Total Maximum	$570,000	$570,000

Series #06FG2	Per Unit	$97.50	$97.50
(4)	Total Minimum	$312,000	$312,000
	Total Maximum	$390,000	$390,000

Series #91JX1	Per Unit	$310.00	$310.00
(4)	Total Minimum	$1,240,000	$1,240,000
	Total Maximum	$1,550,000	$1,550,000

Series #71DZ1	Per Unit	$17.00	$17.00
(4)	Total Minimum	$54,400	$54,400
	Total Maximum	$68,000	$68,000

Series #74AM1	Per Unit	$15.60	$15.60
(4)	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #74PN1	Per Unit	$20.50	$20.50
(4)	Total Minimum	$65,600	$65,600
	Total Maximum	$82,000	$82,000

Series #74AV1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$44,000	$44,000
	Total Maximum	$55,000	$55,000

Series #93MR1	Per Unit	$29.75	$29.75
(4)	Total Minimum	$47,600	$47,600
	Total Maximum	$59,500	$59,500

Series #84PN1	Per Unit	$9.00	$9.00
(4)	Total Minimum	$28,800	$28,800
	Total Maximum	$36,000	$36,000

Series #91AX1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$118,400	$118,400
	Total Maximum	$148,000	$148,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”)and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

(4) Amounts for Series (as defined below) are subject to final execution of purchase option agreements or purchase agreements.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Markets, Inc., a Delaware corporation (the “Manager”). RSE Markets will also serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets (as defined below) in accordance with each Series’ asset management agreement.

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets,” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” on page 30 and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 30.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on page 30 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS1

INTERESTS IN SERIES COVERED BY THIS AMENDMENT3

OFFERING SUMMARY24

RISK FACTORS31

POTENTIAL CONFLICTS OF INTEREST48

DILUTION52

USE OF PROCEEDS – Series #69BM153

DESCRIPTION OF THE SERIES BOSS MUSTANG55

USE OF PROCEEDS – Series #85FT160

DESCRIPTION OF THE SERIES FERRARI TESTAROSSA62

USE OF PROCEEDS – Series #88LJ167

DESCRIPTION OF THE SERIES LAMBORGHINI JALPA71

USE OF PROCEEDS – Series #55PS175

DESCRIPTION OF THE SERIES Porsche Speedster77

USE OF PROCEEDS – Series #83FB183

DESCRIPTION OF THE SERIES FERRARI 51285

USE OF PROCEEDS – Series #93XJ189

DESCRIPTION OF THE SERIES Jaguar XJ22091

USE OF PROCEEDS – Series #95BL195

DESCRIPTION OF THE SERIES BMW M3 LIGHTWEIGHT97

USE OF PROCEEDS – Series #90FM1102

DESCRIPTION OF THE SERIES FOrd Mustang 7-up edition104

USE OF PROCEEDS – Series #89PS1108

DESCRIPTION OF THE SERIES Porsche 911 Speedster110

USE OF PROCEEDS – Series #98DV1114

DESCRIPTION OF THE SERIES DODGE VIPER GTS-R116

USE OF PROCEEDS – Series #80LC1120

DESCRIPTION OF THE SERIES LAMBORGHINI COUNTACH LP400 S TURBO122

USE OF PROCEEDS – Series #06FS1126

DESCRIPTION OF THE SERIES FERRARI F430 SPIDER128

AMENDED AND RESTATED USE OF PROCEEDS – Series #72FG1131

DESCRIPTION OF THE SERIES FERRARI 365 GTC/4133

USE OF PROCEEDS – Series #94DV1136

DESCRIPTION OF THE SERIES DODGE VIPER RT/10138

USE OF PROCEEDS – Series #91MV1142

DESCRIPTION OF THE SERIES MITSUBISHI VR4144

USE OF PROCEEDS – Series #02AX1147

DESCRIPTION OF THE SERIES ACURA NSX-T149

USE OF PROCEEDS – Series #92LD1153

DESCRIPTION OF THE SERIES LANCIA MARTINI 5155

USE OF PROCEEDS – Series #99LE1159

DESCRIPTION OF THE SERIES LOTUS SPORT 350161

AMENDED AND RESTATED USE OF PROCEEDS – Series #99FG1165

DESCRIPTION OF THE SERIES FERRARI 456M GT167

USE OF PROCEEDS – Series #88PT1170

DESCRIPTION OF THE SERIES PORSCHE 944 TURBO S172

USE OF PROCEEDS – Series #90ME1176

DESCRIPTION OF THE SERIES MERCEDES EVO II178

USE OF PROCEEDS – Series #82AB1182

DESCRIPTION OF THE SERIES ALPINA B6184

USE OF PROCEEDS – Series #00FM1187

DESCRIPTION OF THE SERIES FORD MUSTANG COBRA R189

USE OF PROCEEDS – Series #88BM1192

DESCRIPTION OF THE SERIES BMW E30 M3194

USE OF PROCEEDS – Series #11BM1198

DESCRIPTION OF THE SERIES BMW 1M200

USE OF PROCEEDS – Series #03PG1203

DESCRIPTION OF THE SERIES PORSCHE GT2205

USE OF PROCEEDS – Series #06FG1209

DESCRIPTION OF THE SERIES FORD GT212

USE OF PROCEEDS – Series #02BZ1215

DESCRIPTION OF THE SERIES BMW Z8217

USE OF PROCEEDS – Series #72MC1220

DESCRIPTION OF THE SERIES MAZDA COSMO SPORT222

USE OF PROCEEDS – Series #94LD1225

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO JOTA227

USE OF PROCEEDS – Series #65AG1230

DESCRIPTION OF THE SERIES ALFA ROMEO GIULIA SS232

USE OF PROCEEDS – Series #76PT1234

DESCRIPTION OF THE SERIES PORSCHE TURBO CARRERA236

USE OF PROCEEDS – Series #63CC1238

DESCRIPTION OF THE SERIES CORVETTE SPLIT WINDOW240

USE OF PROCEEDS – Series #65FM1242

DESCRIPTION OF THE SERIES MUSTANG FASTBACK244

USE OF PROCEEDS – Series #61MG1246

DESCRIPTION OF THE SERIES Maserati 3500GT248

USE OF PROCEEDS – Series #82AV1250

DESCRIPTION OF THE SERIES ASTON MARTIN OSCAR INDIA252

AMENDED AND RESTATED USE OF PROCEEDS – Series #91DP1254

DESCRIPTION OF THE SERIES DETOMASO PANTERA256

USE OF PROCEEDS – Series #61JE1258

DESCRIPTION OF THE SERIES JAGUAR E-TYPE260

USE OF PROCEEDS – Series #75RA1262

DESCRIPTION OF THE SERIES RENAULT ALPINE A110264

USE OF PROCEEDS – Series #93FS1266

DESCRIPTION OF THE SERIES FERRARI 348TS SS268

USE OF PROCEEDS – Series #90MM1270

DESCRIPTION OF THE SERIES MAZDA MIATA272

USE OF PROCEEDS – Series #12MM1274

DESCRIPTION OF THE SERIES MCLAREN MP4-12C276

USE OF PROCEEDS – Series #88LL1278

DESCRIPTION OF THE SERIES LAMBORGHINI LM002280

USE OF PROCEEDS – Series #89FT1282

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSA284

USE OF PROCEEDS – Series #99SS1286

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 1288

AMENDED AND RESTATED USE OF PROCEEDS – Series #66AV1290

DESCRIPTION OF THE SERIES ASTON MARTIN DB6 VANTAGE292

USE OF PROCEEDS – Series #92CC1294

DESCRIPTION OF THE SERIES CORVETTE ZR1296

USE OF PROCEEDS – Series #94FS1298

DESCRIPTION OF THE SERIES FERRARI 348 SPIDER300

USE OF PROCEEDS – Series #55MG1302

DESCRIPTION OF THE SERIES 1955 MERCEDES 300SL304

USE OF PROCEEDS – Series #65PT1306

DESCRIPTION OF THE SERIES 1965 PORSCHE 356 SC308

USE OF PROCEEDS – Series #73FD1310

DESCRIPTION OF THE SERIES 1973 FERRARI DINO GTS312

AMENDED AND RESTATED USE OF PROCEEDS – Series #89FG1314

DESCRIPTION OF THE SERIES 1989 FERRARI 328 GTS316

USE OF PROCEEDS – Series #90FF1318

DESCRIPTION OF THE SERIES FERRARI F40320

USE OF PROCEEDS – Series #72FG2322

DESCRIPTION OF THE SERIES 2 FERRARI 365 GTC/4324

USE OF PROCEEDS – Series #76FG1326

DESCRIPTION OF THE SERIES 1976 FERRARI 308 GTB VETROSINA328

USE OF PROCEEDS – Series #89NG1330

DESCRIPTION OF THE SERIES 1989 NISSAN SKYLINE GT-R332

USE OF PROCEEDS – Series #95BE1334

DESCRIPTION OF THE SERIES 1995 BUGATTI EB110 GT336

AMENDED AND RESTATED USE OF PROCEEDS – Series #99LD1338

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO VT ROADSTER340

AMENDED AND RESTATED USE OF PROCEEDS – Series #64AD1342

DESCRIPTION OF THE SERIES ASTON MARTIN DB5344

USE OF PROCEEDS – Series #67CC1346

DESCRIPTION OF THE SERIES 1967 CHEVROLET CORVETTE348

USE OF PROCEEDS – Series #67FG1350

DESCRIPTION OF THE SERIES 1967 FERRARI 330 GTC352

AMENDED AND RESTATED USE OF PROCEEDS – Series #95FM1354

DESCRIPTION OF THE SERIES FERRARI 512 M356

AMENDED AND RESTATED USE OF PROCEEDS – Series #91GS1358

DESCRIPTION OF THE SERIES GMC SYCLONE360

AMENDED AND RESTATED USE OF PROCEEDS – Series #87FF1363

DESCRIPTION OF THE SERIES FERRARI 412365

AMENDED AND RESTATED USE OF PROCEEDS – Series #67FS1367

DESCRIPTION OF THE SERIES FORD SHELBY GT500369

AMENDED AND RESTATED USE OF PROCEEDS – Series #72PT1371

DESCRIPTION OF THE SERIES 1972 911S TARGA373

AMENDED AND RESTATED USE OF PROCEEDS – Series #08TR1375

DESCRIPTION OF THE SERIES 2008 TESLA SIGNATURE 100377

USE OF PROCEEDS – Series #63PT1379

DESCRIPTION OF THE SERIES PORSCHE 356 SUPER 90381

AMENDED AND RESTATED USE OF PROCEEDS – Series #61JC1383

DESCRIPTION OF THE SERIES 1961 JAGUAR E-TYPE COUPE385

USE OF PROCEEDS – Series #55MS1387

DESCRIPTION OF THE SERIES MERCEDES 190SL389

USE OF PROCEEDS – Series #67MS1391

DESCRIPTION OF THE SERIES MERCEDES-BENZ 250SL393

AMENDED AND RESTATED USE OF PROCEEDS – Series #94BE1395

DESCRIPTION OF THE SERIES 1994 BUGATTI EB110 SS397

USE OF PROCEEDS – Series #99FF1399

DESCRIPTION OF THE SERIES 1999 FERRARI F355401

USE OF PROCEEDS – Series #89FG2403

DESCRIPTION OF THE SERIES 1989 FERRARI 328 II405

AMENDED AND RESTATED USE OF PROCEEDS – Series #79PT1407

DESCRIPTION OF THE SERIES 1979 PORSCHE 930 TURBO409

USE OF PROCEEDS – Series #69PN1411

DESCRIPTION OF THE SERIES 1969 PORSCHE 912413

AMENDED AND RESTATED USE OF PROCEEDS – Series #68CC1415

DESCRIPTION OF THE SERIES 1968 CHEVROLET CORVETTE417

USE OF PROCEEDS – Series #90FT1419

DESCRIPTION OF THE SERIES 1990 FERRARI MONDIAL T421

USE OF PROCEEDS – Series #80PN1423

DESCRIPTION OF THE SERIES 1980 PORSCHE 928425

AMENDED AND RESTATED USE OF PROCEEDS – Series #78MM1427

DESCRIPTION OF THE SERIES 1978 MASERATI MERAK429

AMENDED AND RESTATED USE OF PROCEEDS – Series #81DD1431

DESCRIPTION OF THE SERIES DELOREAN DMC-12433

AMENDED AND RESTATED USE OF PROCEEDS – Series #98AX1435

DESCRIPTION OF THE SERIES 1998 ACURA NSX437

USE OF PROCEEDS – Series #95FF1439

DESCRIPTION OF THE SERIES FERRARI 355 SPIDER441

AMENDED AND RESTATED USE OF PROCEEDS – Series #08MS1443

DESCRIPTION OF THE SERIES MERCEDES-BENZ SLR MCLAREN445

USE OF PROCEEDS – Series #03SS1447

DESCRIPTION OF THE SERIES SALEEN S7449

AMENDED AND RESTATED USE OF PROCEEDS – Series #11FG1451

DESCRIPTION OF THE SERIES FERRARI 599 GTO453

AMENDED AND RESTATED USE OF PROCEEDS – Series #06FG2455

DESCRIPTION OF THE SERIES 2006 FORD GT HERITAGE457

USE OF PROCEEDS – Series #91JX1459

DESCRIPTION OF THE SERIES JAGUAR XJR-15461

USE OF PROCEEDS – Series #71DZ1463

DESCRIPTION OF THE SERIES MERCEDES-BENZ SLR MCLAREN465

USE OF PROCEEDS – Series #74AM1467

DESCRIPTION OF THE SERIES ALFA ROMEO MONTREAL469

USE OF PROCEEDS – Series #74PN1471

DESCRIPTION OF THE SERIES 1974 PORSCHE 911473

USE OF PROCEEDS – Series #74AV1475

DESCRIPTION OF THE SERIES ALFA ROMEO GTV 2000477

USE OF PROCEEDS – Series #93MR1479

DESCRIPTION OF THE SERIES MAZDA RX-7481

USE OF PROCEEDS – Series #84PN1483

DESCRIPTION OF THE SERIES PORSCHE 944485

USE OF PROCEEDS – Series #91AX1487

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION491

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE522

DESCRIPTION OF THE BUSINESS532

MANAGEMENT544

COMPENSATION552

PRINCIPAL INTEREST HOLDERS553

DESCRIPTION OF INTERESTS OFFERED556

MATERIAL UNITED STATES TAX CONSIDERATIONS563

WHERE TO FIND ADDITIONAL INFORMATION565

FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments	Trading Window (6)
#77LE1 / Series #77LE1		1977 Lotus Esprit S1	$38.85	$77,700		Upfront Purchase	11/17/2016	4/13/2017	Closed	$3,443	2,000

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3) (5)

														4/14/2020
#69BM1 / Series Boss Mustang	8/10/2017	1969 Ford Mustang Boss 302	$57.50	$115,000		Upfront Purchase	11/20/2017	2/7/2018	Closed	$2,986	2,000

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds
• (3)

														3/24/2020
#85FT1 / Series Ferrari Testarossa	9/14/2017	1985 Ferrari Testarossa	$82.50	$165,000		Upfront Purchase	11/23/2017	2/15/2018	Closed	($17,859)	2,000

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds
• (3)

														3/10/2020

#88LJ1 / Series Lamborghini Jalpa	9/14/2017	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	2/9/2018	4/12/2018	Closed	$578	2,000

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds
• (3)

											4/7/2020
#55PS1 / Series Porsche Speedster	9/14/2017	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	4/2/2018	6/6/2018	Closed	($3,357)	2,000

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase
• (3)

											2/4/2020
#95BL1 / Series BMW M3 Lightweight	5/24/2018	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	6/1/2018	7/12/2018	Closed	($444)	2,000

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds
• (3)

											3/17/2020

#89PS1 / Series Porsche 911 Speedster	7/20/2018	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement	7/23/2018	7/31/2018	Closed	$1,771	2,000

• Purchase Option Agreement to acquire Underlying Asset for $160,000 entered on 6/21/2018
• Consideration to Asset Seller paid $61,000 in cash (38% of consideration) and the remainder ($99,000) in Interests in the Series #89PS1 issued to the Asset Seller at the closing of the Offering
•$165,000 Offering closed on 7/31/2018 and payments made by the Manager and other obligations were paid through the proceeds to finalize the purchase
• (3)

											1/28/2020
#90FM1 / Series Ford Mustang 7-Up Edition	7/20/2018	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement	7/24/2018	7/31/2018	Closed	$464	2,000

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $14,500 entered on 06/15/2018
• Consideration to Asset Seller paid $10,375 in cash (72% of consideration) and the remainder ($4,125) in Interests in the Series #90FM1 issued to the Asset Seller at the closing of the Offering
• $16,500 Offering closed on 07/31/2018 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

											2/11/2020
#83FB1 / Series Ferrari 512	3/29/2018	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	7/23/2018	9/5/2018	Closed	$9,162	5,000

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase
• (3)

											2/18/2020

#98DV1 / Series Dodge Viper GTS-R	9/17/2018	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	9/27/2018	10/10/2018	Closed	$2,314	2,000

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

											2/11/2020
#06FS1 / Series Ferrari F430 Spider	9/17/2018	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	10/12/2018	10/19/2018	Sold	$774	5,000

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds to finalize the purchase
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											5/23/2019

#93XJ1 / Series Jaguar XJ220	3/29/2018	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	8/22/2018	11/6/2018	Closed	($7,373)	5,000

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds
• (3)

											1/7/2020
#02AX1 / Series Acura NSX-T	11/16/2018	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	11/16/2018	11/30/2018	Closed	$1,944	2,000

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

											2/25/2020

#99LE1 / Series Lotus Sport 350	11/16/2018	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	11/23/2018	12/4/2018	Closed	$1,770	2,000

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

											2/11/2020
#91MV1 / Series Mitsubishi VR4	11/16/2018	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	11/28/2018	12/7/2018	Closed	$600	2,000

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

											4/7/2020
#92LD1 / Series Lancia Martini 5	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	12/7/2018	12/26/2018	Closed	$2,219	3,000

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

											1/28/2020
#94DV1 / Series Dodge Viper RT/10	11/16/2018	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	12/11/2018	12/26/2018	Closed	$1,841	2,000

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

											3/24/2020

#00FM1 / Series Ford Mustang Cobra R	12/6/2018	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	12/21/2018	1/4/2019	Sold	$862	2,000

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											4/24/2019
#72MC1 / Series Mazda Cosmo Sport	12/6/2018	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement	12/28/2018	1/4/2019	Closed	$2,474	2,000

• Purchase Option Agreement to acquire Underlying Asset for $115,000, entered on 11/05/2018
• Consideration to Asset Seller paid $65,200 in cash (57% of consideration) and the remainder ($49,800) in Interests in the Series #72MC1 issued to the Asset Seller at the closing of the Offering
• $124,500 Offering closed on 01/04/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

											2/25/2020
#06FG1 / Series Ford GT	12/6/2018	2006 Ford GT	$64.00	$320,000	Purchase Agreement	12/14/2018	1/8/2019	Closed	$3,198	5,000

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

											1/7/2020

#11BM1 / Series BMW 1M	12/6/2018	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	1/8/2019	1/25/2019	Closed	$517	2,000

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

											3/10/2020
#80LC1 / Series Lamborghini Countach LP400 S Turbo	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement	1/17/2019	2/8/2019	Closed	$9,216	5,000

• Purchase Option Agreement to acquire Underlying Asset for $610,000, entered on 08/01/2018
• Consideration to Asset Seller paid $562,375 in cash (92% of consideration) and the remainder ($47,625) in Interests in the Series #80LC1 issued to the Asset Seller at the closing of the Offering
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											2/18/2020

#02BZ1 / Series BMW Z8	12/6/2018	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	1/6/2019	2/8/2019	Closed	$2,620	3,000

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

											4/7/2020
#88BM1 / Series BMW E30 M3	12/6/2018	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	1/11/2019	2/25/2019	Closed	$226	3,000

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

											1/14/2020
#63CC1 / Series Corvette Split Window	3/6/2019	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	3/8/2019	3/18/2019	Closed	$1,553	2,000

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

											4/21/2020
#76PT1 / Series Porsche Turbo Carrera	3/6/2019	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	3/15/2019	3/22/2019	Closed	$1,793	3,000

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

											3/24/2020

#75RA1 / Series Renault Alpine A110	3/6/2019	1975 Renault Alpine A110 1300	$28.00	$84,000	Purchase Agreement	3/29/2019	4/9/2019	Closed	$3,732	3,000

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											3/31/2020
#65AG1 / Series Alfa Romeo Giulia SS	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	$89.25	$178,500	Upfront Purchase	4/5/2019	4/16/2019	Closed	$1,903	2,000

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											2/25/2020
#93FS1 / Series Ferrari 348TS SS	3/6/2019	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	4/12/2019	4/22/2019	Closed	$1,272	2,000

• Purchase option agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/22/2019 and final payment of $120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

											3/31/2020

2003 Porsche 911 GT2 /					Cancelled / Underlying Asset Sold Pre-Offering

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#61JE1 / Series Jaguar E-Type	3/6/2019	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	4/19/2019	4/26/2019	Closed	$3,858	3,000

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											3/17/2020
#90MM1 / Series Mazda Miata	3/6/2019	1990 Mazda Miata MX-5	$5.32	$26,600	Purchase Option Agreement	4/17/2019	4/26/2019	Closed	$918	5,000

• Purchase option agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

											4/7/2020

#65FM1 / Series Mustang Fastback	3/6/2019	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	5/3/2019	7/18/2019	Closed	$1,966	2,000

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											2/4/2020
#88PT1 / Series Porsche 944 Turbo S	11/16/2018	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	5/10/2019	7/18/2019	Closed	($2,214)	2,200

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of $12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

											4/14/2020
#94LD1 / Series Lamborghini Diablo Jota	12/6/2018	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500	Purchase Agreement	7/12/2019	8/6/2019	Closed	$11,251	5,000

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											4/21/2020

#99SS1 / Series Shelby Series 1	8/9/2019	1999 Shelby Series 1	$137.50	$137,500	Upfront Purchase	9/4/2019	9/11/2019	Closed	$1,815	1,000

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

											4/14/2020
#94FS1 / Series Ferrari 348 Spider	8/9/2019	1994 Ferrari 348 Spider	$72.50	$145,000	Purchase Agreement	9/12/2019	9/17/2019	Closed	$669	2,000

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											1/28/2020
#61MG1 / Series Maserati 3500GT	3/6/2019	1961 Maserati 3500GT	$68.00	$340,000	Purchase Agreement	9/20/2019	9/30/2019	Closed	$4,613	5,000

• Purchase agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $340,000 Offering closed on 09/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											1/21/2020

#92CC1 / Series Corvette ZR1	8/9/2019	1992 Chevrolet Corvette ZR1	$26.25	$52,500	Purchase Option Agreement	9/27/2019	10/2/2019	Closed	$2,875	2,000

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager
• $52,500 Offering closed on 10/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											4/21/2020
#89FT1 / Series Ferrari Testarossa	8/9/2019	1989 Ferrari Testarossa	$45.00	$180,000	Purchase Option Agreement	10/4/2019	10/11/2019	Closed	($400)	4,000

• Purchase option agreement to acquire Underlying Asset for $172,500 entered on 3/20/2019
• Underlying Asset was acquired on 06/10/2019 with payment of $172,500 financed through a non-interest-bearing payment from the Manager
• $180,000 Offering closed on 10/11/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											3/24/2020
#80PN1 / Series 1980 Porsche 928	10/23/2019	1980 Porsche 928	$9.60	$48,000	Upfront Purchase	11/1/2019	11/6/2019	Closed	($4,030)	5,000

• Acquired Underlying Asset for $45,750 on 10/21/2019 through a non-interest-bearing payment by the Manager
• $48,000 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											3/3/2020
#89FG2 / Series 1989 Ferrari 328 II	10/23/2019	1989 Ferrari 328 GTS	$75.00	$127,500	Upfront Purchase	11/8/2019	11/14/2019	Closed	$1,719	1,700

• Acquired Underlying Asset for $118,500 on 10/29/2019 through a non-interest-bearing payment by the Manager
• $127,500 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceed
• (3)

											3/3/2020

#88LL1 / Series Lamborghini LM002	8/9/2019	1988 Lamborghini LM002	$146.00	$292,000		Purchase Option Agreement	11/18/2019	12/8/2019	Closed	$3,115	2,000

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager
• $292,000 Offering closed on 12/08/2019 and payments made by the Manager and other Obligations were paid through the proceed
• (3)

														3/3/2020
1990 Mercedes 190E 2.5-16 Evo II /						Cancelled / Underlying Asset Sold Pre-Offering

• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
• $235,000 acquisition offer for 1990 Mercedes 190E 2.5-16 Evo II  accepted on 01/31/2020, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#82AV1 / Series Aston Martin Oscar India	3/6/2019	1982 Aston Martin V8 Vantage Oscar India	$148.75	$238,000	$297,500	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,911	1,600	2,000	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#03SS1 / Series Saleen S7	12/9/2019	2003 Saleen S7	$125.00	$300,000	$375,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$29,638	2,400	3,000	• Acquired Underlying Asset for $330,000 on 12/22/2019 financed through a non-interest-bearing payment from the Manager
#72FG2 / Series 2 Ferrari 365 GTC/4	8/9/2019	1972 Ferrari 365 GTC/4	$98.33	$236,000	$295,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$6,038	2,400	3,000

• Purchase agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 and final payment of $247,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#95FF1 / Series Ferrari 355 Spider	12/9/2019	1995 Ferrari 355 Spider	$60.00	$96,000	$120,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,500	1,600	2,000	• Acquired Underlying Asset for $105,000 on 11/20/2019 financed through a non-interest-bearing payment from the Manager
#82AB1 / Series Alpina B6	11/16/2018	1982 Alpina B6 2.8	$58.86	$103,600	$129,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$13,110	1,760	2,200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#12MM1 / Series McLaren MP4-12C	3/6/2019	2012 McLaren MP4-12C	$62.50	$100,000	$125,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,794	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#55MG1 / Series Mercedes 300SL	8/9/2019	1955 Mercedes-Benz 300SL	$1,250.00	$1,000,000	$1,250,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$16,325	800	1,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#65PT1 / Series Porsche 356 SC	8/9/2019	1965 Porsche 356 SC	$67.50	$108,000	$135,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$8,838	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#73FD1 / Series Ferrari Dino GTS	8/9/2019	1973 Ferrari 246 Dino GTS	$142.50	$228,000	$285,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$13,213	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#76FG1 / Series Ferrari 308 Vetroresina	8/9/2019	1976 Ferrari 308 GTB	$37.00	$148,000	$185,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,133	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89NG1 / Series Nissan GT-R	8/9/2019	1989 Nissan GT-R Skyline	$26.67	$64,000	$80,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,900	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90FF1 / Series Ferrari F40	8/9/2019	1990 Ferrari F40	$410.00	$984,000	$1,230,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$65,175	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95BE1 / Series Bugatti EB110	8/9/2019	1995 Bugatti EB110	$170.00	$680,000	$850,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$49,525	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#67FG1 / Series 1967 Ferrari 330 GTC	9/11/2019	1967 Ferrari 330 GTC	$208.33	$500,000	$625,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$30,263	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67CC1 / Series 1967 Chevrolet Corvette	9/11/2019	1967 Chevrolet Corvette 427/435 L71	$100.00	$160,000	$200,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$11,200	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91GS1 / Series GMC Syclone	10/23/2019	1991 GMC Syclone	$7.90	$34,760	$43,450	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,653	4,400	5,500	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#87FF1 / Series Ferrari 412	1/0/1900	1987 Ferrari 412	$129.80	$114,224	$142,780	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$12,603	880	1,100	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67FS1 / Series Ford Shelby GT500	10/23/2019	1967 Ford Shelby GT500	$48.75	$156,000	$195,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$17,788	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72PT1 / Series 1972 911S Targa	10/23/2019	1972 Porsche 911S Targa	$110.00	$176,000	$220,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,850	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#08TR1 / Series 2008 Tesla Signature 100 Roadster	10/23/2019	2008 Tesla Signature 100 Roadster	$20.00	$80,000	$100,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$17,950	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#63PT1 / Series Porsche 356 Super 90	10/23/2019	1963 Porsche 356 Super 90	$70.00	$123,200	$154,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$12,250	1,760	2,200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#55MS1 / Series Mercedes 190SL	10/23/2019	1955 Mercedes-Benz 190SL	$97.50	$171,600	$214,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$6,288	1,760	2,200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#67MS1 / Series Mercedes-Benz 250SL	10/23/2019	1967 Mercedes-Benz 250SL 5-Speed	$80.00	$128,000	$160,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$12,900	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99FF1 / Series 1999 Ferrari F355	10/23/2019	1999 Ferrari 355	$62.50	$110,000	$137,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$6,763	1,760	2,200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#69PN1 / Series 1969 Porsche 912	10/23/2019	1969 Porsche 912	$19.00	$76,000	$95,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$9,788	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90FT1 / Series 1990 Ferrari Mondial t	10/23/2019	1990 Ferrari Mondial t	$41.25	$66,000	$82,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,256	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91JX1 / Series Jaguar XJR-15	12/9/2019	1991 Jaguar XJR-15	$310.00	$1,240,000	$1,550,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$22,875	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72FG1 / Series Ferrari 365 GTC/4		1972 Ferrari 365 GTC/4	$63.00	$276,000	$345,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$27,356	4,381	5,476	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99FG1 / Series Ferrari 456M GT		1999 Ferrari 456M GT	$66.25	$116,600	$145,750	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,815	1,760	2,200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91DP1 / Series DeTomaso Pantera		1991 DeTomaso Pantera Si	$79.50	$318,000	$397,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$15,362	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89FG1 / Series Ferrari 328 GTS		1989 Ferrari 328 GTS	$27.50	$88,000	$110,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$9,363	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#66AV1 / Series Aston Martin DB6 Vantage	1966 Aston Martin DB6 Vantage	$161.67	$388,000	$485,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$21,413	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99LD1 / Series Lamborghini VT Roadster	1999 Lamborghini VT Roadster	$172.50	$276,000	$345,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$13,863	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#64AD1 / Series Aston Martin DB5	1964 Aston Martin DB5	$189.00	$756,000	$945,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$21,163	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95FM1 / Series Ferrari 512 M	1995 Ferrari 512 M	$230.00	$368,000	$460,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$27,150	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#61JC1 / Series 1961 Jaguar E-Type Coupe	1961 Jaguar E-Type FHC	$65.00	$156,000	$195,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$11,288	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#94BE1 / Series 1994 Bugatti EB110 SS	1994 EB110 SS Dauer SportWagen S	$200.00	$800,000	$1,000,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$38,700	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#79PT1 / Series 1979 Porsche 930 Turbo	1979 Porsche 930 Turbo	$77.50	$124,000	$155,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$7,334	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#68CC1 / Series 1968 Chevrolet Corvette	1968 Chevrolet Corvette	$67.50	$108,000	$135,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$11,763	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#78MM1 / Series 1978 Maserati Merak	1978 Maserati Merak	$97.50	$78,000	$97,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,994	800	1,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#81DD1 / Series 1981 DeLorean DMC-12	1981 DeLorean DMC-12	$24.00	$57,600	$72,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,019	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#98AX1 / Series 1998 Acura NSX	1998 Acura NSX	$110.00	$88,000	$110,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$7,363	800	1,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#08MS1 / Series Mercedes-Benz SLR McLaren	2008 Mercedes-Benz SLR McLaren	$106.67	$256,000	$320,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$7,600	2,400	3,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#11FG1 / Series Ferrari 599 GTO	2011 Ferrari 599 GTO	$142.50	$456,000	$570,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$26,225	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#06FG2 / Series 2006 Ford GT Heritage	2006 Ford GT Heritage	$97.50	$312,000	$390,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$16,375	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#71DZ1 / Series Datsun 240Z	1971 Datsun 240Z	$17.00	$54,400	$68,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$2,710	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#74AM1 / Series Alfa Romeo Montreal	1974 Alfa Romeo Montreal	$15.60	$62,400	$78,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,535	4,000	5,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#74PN1 / Series 1974 Porsche 911	1974 Porsche 911	$20.50	$65,600	$82,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,465	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#74AV1 / Series 1974 Alfa Romeo GTV	1974 Alfa Romeo GTV	$27.50	$44,000	$55,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,650	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#93MR1 / Series Mazda RX-7	1993 Mazda RX-7	$29.75	$47,600	$59,500	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$1,305	1,600	2,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#84PN1 / Series Porsche 944	1984 Porsche 944	$9.00	$28,800	$36,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$1,240	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91AX1 / Series 1991 Acura NSX	1991 Acura NSX-T	$37.00	$118,400	$148,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$6,260	3,200	4,000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, the Automobile Assets, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an Interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #69BM1 will only have an Interest in the assets, liabilities, profits and losses pertaining to the Series Boss Mustang and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) RSE Markets, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Markets, Inc., a Delaware corporation, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 2% of each Series upon the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: RSE Markets, on behalf of the Company, has entered into an agreement with the BOR. The BOR will be acting as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act, and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests in Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and SIPC.

Minimum and Maximum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Additional Investors:The Asset Seller may purchase a portion of the Interests in each Series or may be issued Interests of such Series as a portion of the total purchase consideration for such Underlying Asset.

Use of Proceeds: The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services, except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1 and Series #82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1.Upfront purchase - the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement - the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement - the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure - Fees and Expenses” sections for further details.

Operating expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master

Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until late 2020, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is RSE Markets, Inc., a Delaware corporation.

Platform:RSE Markets owns and operates the Rally Rd.™ Platform through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

•up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Indemnified Parties, (as defined below), Manager or its affiliates, RSE Markets, or the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities. An active market in which Investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which is a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests are infrequent, occurring with respect to any Series no more than every 30 to 90 days, and short, lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in August 2016 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Automobile Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could the materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since April 2016, respectively, and are an early-stage startup company, it has no significant operating history. Further, while the Asset Manager is also the Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business model in the collectible and memorabilia asset class, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests. This was the case for example for Interests offered in Series #94DV1 Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. As of March 2020, COVID-19 has spread to other countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause an economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

Management identified classification errors in its previously filed statements of cash flows for the year ended December 31, 2018. Management, along  with its independent registered public accounting  firm identified a material weakness in the internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements  will not be prevented or detected on a timely basis. The material weakness management identified specifically related to the operation of certain review controls over the preparation of the 2018 statements of cash flows. The deficiency resulted in the restatement of the Company’s statement of cash flows for the year ended December 31, 2018.

In order to remediate the material weakness, Management has taken steps to improve our overall processes and controls. Management is committed to maintaining a strong internal control environment and believes this remediation effort will represent an improvement in existing controls. As we continue to evaluate and work to improve our internal controls over financial reporting, we may determine to take additional measures to address control deficiencies.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result our financial statements may contain material misstatements or omissions.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non - “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Automobile Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Automobile Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests Popularity within categories of the broader market (e.g. imports or domestic) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. prewar or post war), and consequently the value of the Interests. The value of such Automobile Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Automobile Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars).  Demand for high value Automobile Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector and enthusiast communities resulting in changes of which Automobile Assets are most sought after.  Demand for Automobile Assets may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Automobile Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art or wine, who may decide to enter the Asset Class as well.

Dependence on the brand of the manufacturer of Underlying Assets.

The Underlying Assets of the Company will consist of Automobile Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

 Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a

Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  For example, the Company undertook various refurbishments to the Series Lamborghini Jalpa as described in the “Description of the Series Lamborghini Jalpa” section and the Series Jaguar XJ220 as described in the “Description of the Series Jaguar XJ220.”  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or in authentic parts may decrease the value of the Underlying Asset.

Dependence of an Underlying Asset on prior user or association.

The value of an Underlying Asset of the Company may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the Underlying Asset by the Company). For example, we believe the 911 Speedster has additional value due to its prior ownership by Jerry Seinfeld.  In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the Series of Interests that relate to such Underlying Asset.

Assets may not be held long term

The Company intends to hold the series for an extended period but may receive unsolicited offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its Series’ Interest Holders, as was the case for Series #00FM1 Interests. Even though the Advisory Board deems the sale to generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what RSE Markets receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors, for instance, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of car whereas, even though the Company will own many different classes of cars).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in

“Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 2% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, such that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interests Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Automobile Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate a particular Underlying Asset, should an offer to acquire the whole Underlying Asset be received. As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Automobile Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Automobile Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Automobile Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

The Company, the Asset Manager, the Manager, and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, the Asset Manager and their respective affiliates, including other series LLC entities of RSE Markets and other Series of Interests (collectively, the “RSE Parties”).  Because Legal Counsel represents both the Company and the RSE Parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the RSE Parties, Legal Counsel may represent the RSE Parties and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the RSE Parties with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and RSE Markets, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other RSE Parties.

The officers and directors of RSE Markets, which serves as the Manager and Asset Manager for the Company, are also officers and directors and/or key professionals of other RSE Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other RSE Parties, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other RSE Parties and other business activities in which they are involved. RSE Markets currently serves as the Asset Manager for multiple entities with similar strategies, including RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectibles asset class, which commenced principal operations in 2019. These separate entities all require the time and consideration of RSE Markets and affiliates, potentially resulting in an unequal division of resources to all RSE Parties. However, we believe that RSE Markets have sufficient professionals to fully discharge their responsibilities to the RSE Parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 2% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 2% of the Interests in any Offering.  In all circumstance, the Manager, or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS – Series #69BM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #69BM1 Asset Cost (1)	$102,395	89.04%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$845	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$481	0.42%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$4,420	3.84%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,100	1.83%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$1,000	0.87%
	Sourcing Fee	$3,759	3.27%
	Total Fees and Expenses	$12,605	10.96%
	Total Proceeds	$115,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/31/2016
Expiration Date of Agreement	N/A
Down-payment Amount	$5,000
Installment 1 Amount	$97,395
Installment 2 Amount	$0
Acquisition Expenses	$8,001

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BOSS MUSTANG

Summary Overview

•The Series #69BM1 Offering was completed on February 7, 2018 and with the Closing, Series #69BM1 purchased a 1969 Ford Mustang Boss 302 (at times described as the “Mustang Boss 302” or “Boss 302” throughout this Offering Circular) as the underlying asset for Series #69BM1 (the “Series Boss Mustang” or the “Underlying Asset”, as applicable), the specifications of which are set forth below.

•The Mustang Boss 302 represents Ford’s first factory effort at a Mustang that prioritized racetrack performance.  Created initially for SCCA (Sports Car Club of America) Trans-Am road racing series, the Boss 302 proved to be a well-received model that was widely reputed to be the best handling Mustang at the time.  With bespoke mechanical components as well as low production numbers, the Boss 302 represents a unique and limited version of one of the most iconic cars ever made.

•Only 1,627 Mustang Boss 302 models were produced for 1969, compared with total Mustang production of 299,036 vehicles in that same year.  The Series Boss Mustang represents 1 of just 81 with its specific combination of Paint & Trim Codes.

•We believe that the Mustang’s status as one of the best-selling and most recognizable cars of all time affords it a global and trans-generational appeal that is unique for its class and era.

•Based on the pre-purchase inspection, we believe this example to be an MCA (Mustang Club of America) “Gold” quality restoration, on par with the quality and condition of the best-known examples of the 1969 Mustang Boss 302.  The vehicle is mechanically sound, has a desirable color and option combination, original matching-numbers drivetrain and cosmetic condition generally commensurate with how it would have rolled off the assembly line.

Asset Description

Ownership and Pricing History

The Series Boss Mustang, a 1969 Mustang Boss 302, was originally sold by Jim Aikey Ford in Des Plaines, Illinois on 06/19/1969 for a recorded price of $3,624, or roughly $23,840 in 2017 dollars, discounted from the suggested retail price from Ford of $4,473 or roughly $29,427 in 2017 dollars.

Vehicle Maintenance and Restoration History

The Series Boss Mustang has undergone an extensive rotisserie restoration that we believe to be of high quality and originality.  During the restoration, the car was completely disassembled, all rust issues were addressed, and the paint was re-done to a high standard.  The engine was rebuilt and other major mechanical components such as the suspension, brakes, and transmission were fully refurbished and/or rebuilt.

The pre-purchase assessment of the restoration validates it to be of high quality and originality.  Areas often overlooked during restorations were considered, with details as minor as a factory original antenna being sourced so it would be date correct to this vehicle.  All stampings and numbers match throughout the vehicle (other than certain body-panels that needed to be replaced due to rust).  During the restoration, the bottom of the car was painted with the correct color primer for a Boss 302.  New boots were installed with the original front tie rods.  All new power steering hoses were installed.  Rear leaf springs with phosphate plated clamps and pads were installed.  New shocks were put on the vehicle, with new oil spring cups installed on top of the springs.  The restoration, which can be viewed on the Platform, includes many photos of the process, as well as the original sales order and a Marti report.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the now famous Larry Shinoda designed bespoke Mustang Boss 302 bodywork to be in excellent condition, with all body panels showing alignment and fitment commensurate with when this Mustang first rolled of the assembly line (see “Specific Issues to Note” section for exceptions). We believe the paintwork quality to be excellent, displaying the factory original hue of Ford’s “Bright Yellow” with orange-peel and finish commensurate with factory original tolerances.  We believe the exterior design to be particularly notable due to the unique Boss 302 hood and side graphics as well as the Series Boss Mustang being optioned with the iconic “Sport Slats” which we believe to be central to the recognizability of the model as a “Boss.”  We consider the glass and bright work, all exterior rubber, and factory original “Magnum 500 Chrome Styled Steel Wheels” to be in excellent condition.  All exterior lamps and lenses are working properly.

After professional inspection/verification the following exterior details were noted:

•The fenders are original and dated to the vehicle.  The rear quarter panels have been replaced with factory correct parts.

•All glass is factory original with date coding, including the front windshield, showing some light scratching from age.

•The Series Boss Mustang has original Ford date coded bumpers.

•Correct Goodyear F60-14 polyglas tires are presented on the vehicle.

•All trim pieces are original Ford parts, including the grill emblem.

•The vehicle is presented with the original General Electric Ford scripted headlamps.

•Front spoiler is original and correct to a Boss 302.

•Rear wing is the correct 2-piece 1969 specific Boss 302 style.

•Rear sport slats are original and restored with new gaskets and attaching hardware.

Interior: The black interior shows as new with minimal wear evident following an extensive restoration.  All gauges, switches, interior electronics (including radio) are in working condition.  We believe the overall interior can be described as excellent, with fit and finish commensurate with factory quality and fitment.  We believe the Series Boss Mustang to be particularly notable due to the optional “Interior Décor Group-Deluxe” and optional Tachometer, which puts the overall rarity of the Series Boss Mustang above that of a typical Boss 302.  We believe the wood trim accents the interior beautifully and increases the desirability of the Series Boss Mustang.

After professional inspection/verification the following interior details were noted:

•New carpet and seat vinyl were installed in the vehicle

•New headliner and door panels were installed in the vehicle

•Factory correct original steering wheel is shown in unrestored condition

•New dashboard and radio speaker were installed

•Restored factory original rally clock

•Working original tachometer

•Dash cluster and clock show all new clear plastic bezels

•Original working C9ZA factory radio

•Rare deluxe NOS shifter ball

Engine Overview

Central to the Mustang Boss 302’s Trans-Am racing endeavors was the bespoke 302 Cubic Inch V8 Engine, often referred to as a “Cleveland” due to its unique construction comprising cylinder heads that were originally designed for a Ford 351 cubic inch engine put into a Ford Windsor engine small block.  The heads of the Boss 302 engine were arranged in a canted-valve staggered style in order to allow for the extra room needed for this unique configuration.  The heads were also notable as they allowed increased airflow due to their large port volumes, thus allowing the Boss 302 to make impressive power.  The pistons of the engine were forged to allow for a high 10.5:1 compression ratio.  Thanks to the engine’s solid lifter configuration, Boss 302 has a unique auditory character.  This iconic engine produced 290 HP @5800 RPM and 290 lb-ft of torque @4300 RPM, numbers that were well known to be conservative from the factory.  We believe the Boss 302 Engine to be among the most iconic American V8 engines produced, featuring a soundtrack and performance (even by modern standards) that we believe supports a large fan base for this vehicle.  The transmission on this vehicle is a close ratio 4-speed manual transmission.

We have tested the engine and it starts with immediacy and idles correctly, showing in proper operating condition following it’s rebuild.  The clutch operates progressively.  Overall, we believe the engine and drivetrain to be in excellent mechanical condition.

After professional inspection/verification the following engine details were noted:

•Engine block has been completely cleaned and checked for damage

•Engine block was bored to +0.030 with custom “J” pistons used, for better power and performance

•Original Boss 302 Camshaft

•NOS Ford Racing lifters were used

•Original Ford forged C7FE crankshaft was turned and polished

•New Crank, Rod, and Camshaft bearings were installed

•New timing gear set and double roller chain

•Correct C4AE forged steel rods were resized

•Manly stainless valves were used

•New exhaust valves were installed and ground to match intake valves

•Premium brass valve guides were installed

•New blue-printed and safety wired oil pump

•Full rotational engine balancing was performed

•Correct water pump rebuilt with HD pump impellor

•New clutch, pressure plate, and throwout bearing were installed

•Original dated C9ZF Holley 780 carburetor was rebuilt, showing throttle dash solenoid in place

•Original carter X fuel pump was rebuilt

•Original dated Autolite distributor was rebuilt X-12 vacuum module

•Boss 302 rev limited, and new wiring harness installed

•Original valve covers were re-chromed

•Correct Boss 302 high flow exhaust headers

•Complete Scott Fuller exhaust system with all correct Ford stampings

•Boss 55-amp alternator with correct pully/fan were rebuilt and restored

•Original Ford radiator

Specific Issues to Note

•Light scratching on the original glass

•Minor rear drum brake fluid leak, as is typical of cars of this vintage

•Oil pan shows signs of having been repaired

•Certain body-panels replaced due to rust

•Slight misalignment of driver side door trailing edge

•Slight misalignment of lower front valence

•Slight misalignment of “MUSTANG” lettering on rear trunk

•Minor paint chips on the driver’s side lower side skirt

Market Assessment

We believe the Mustang Boss 302 to be a particularly stable asset.  We believe rare classic Mustangs like the Boss 302 to have a special place in collector car and popular culture, with the iconic status necessary to supersede typical generational preferences.  Given the incredible production numbers of classic Mustangs (well over 2,000,000 were produced from its introduction in 1964 to the 1969 model year), we believe the rarity of the Boss 302 variant to be of particular notability in conjunction with what we believe to be a lack of volatility and appreciative potential.  Furthermore, we believe the Series Boss Mustang to be a particularly good Boss 302 due to what we consider its generally excellent condition and what we believe to be favorable factory configured options.  We believe the 1969 model year to represent a more unique investment over the 1970 model year as production numbers for the 1970 Mustang Boss 302 were 7,013 vehicles, compared with only 1,627 for 1969.

We believe Mustang Boss 302 values have potential to continue to appreciate going forward.  We believe the Mustang Boss 302 has been relatively overshadowed in the marketplace by the larger engine Boss 429 and that inflation of Boss 429 prices is going to lead many more investors to endeavor to secure quality restored examples of Boss 302 Mustangs as their current prices are more accessible.  We believe Mustangs of this era to be of relatively little expense to maintain with great parts availability and expertise.  We believe that the Mustang is a particularly recognizable facet of American culture, with iconic appearances in films such as Bullitt, Gone in 60 Seconds and John Wick.

Model History and Engineering

The Ford Mustang represents one of the all-time great sales successes in automotive history.  Lee Iacocca is famed with taking a relatively pedestrian Ford Falcon chassis and putting a beautiful, bespoke body on it in an effort to boost sales.  The Mustang represented an unprecedented array of configurability in the marketplace, ranging from an entry-level 6-cylinder coupe to a V8 Fastback, with convertible variants also available.  It was also unique for having so many options on a car of a relatively low starting price, meaning one could customize a Mustang to one’s specific needs, with things like the Pony Pack interior and air conditioning being available on the entry level 6-cylinder coup allowing for both luxurious base variants and stripped out V8 performance cars, combinations that were previously very rare in the marketplace.  So many baby boomers purchased the Mustang that it quickly became one of the fastest selling cars of all time, with over a million sold by the 1966 model year.

As wonderful as the Mustang was to look at, it was rather less enjoyable to drive.  Even the V8 models didn’t handle particularly well, and it was hard for the car to hide its pedestrian underpinnings.  While it didn’t hurt sales, Ford was pushed by enthusiasts to update the Mustang and create more bespoke racing-oriented models, starting with factory backed Shelby specials like the GT350 and GT500.

By 1969 the market was crowded with other competitors. Ford was by then racing in the Trans-Am series but had gotten beaten for the 1968 racing year by the Chevrolet’s new Camaro.  Ford needed a response and decided to take the new for 1969 body style Mustang and create something special.  Recently hired Ford president Bunkie Knudsen had come from GM and was well versed in the success of offering special racing versions of vehicles for sale to the public.  He commissioned the development of a special Mustang, which was needed in order to meet homologation requirements for the Trans-Am series.  Larry Shinoda was put in charge of the project—when asked what he was working on, given that the vehicle was a secret, he simply said, “the boss’ car” and it is thus that the famous variant came to be known as the “Boss” series of Mustangs, though some say it was also in reference to the period vernacular of “boss” meaning something that was “awesome,” or looked great.

Shinoda knew the Boss had to be the best handling car in its class and nearly every aspect of the vehicle was altered to create the 302.  Given that the Mustang rode on a live rear axle and leaf spring suspension, far from state of the art, this presented quite the engineering challenge.  Ride and handling engineer Matt Donner had the herculean task of modifying springs, adding shock tower bracing, giving the car beefier spindles, purpose-tuned shock absorbers, special anti-roll bars, and aggressive tires and tuning all of these components to be competitive on a racetrack.

The famous visuals of the car include deleting the non-functional roof scoops from the regular 1969 Mustang as well as deleting the “running horse” chrome medallions on the rear sail panels.  Exaggerated C-shaped stripes were chosen, inspired by Ford’s Le Mans winning 1967 Mk IV racer.  Adding some satin black trim and the famous rear slats created what we now know to be one of the most iconic muscle car looks of the era, offset by the likewise famous Magnum 500 spoke wheels.

The Boss 302 went on to win 4 Trans-Am races in 1969, the 302 Cubic inch, high compression, bespoke engine being as important on the track as the handling in creating the first factory Ford Mustang that was credited with good overall track manners.  Off the track, the Boss 302 proved popular in showrooms with Ford producing more Boss 302 Mustangs than the required 1,000 for racing homologation.  To this day the legend continues with the famous graphics and noise of the “Cleveland” head V8 making the Boss 302 such an everlasting American icon.

Specifications

Ford Mustang Boss 302 Specifications
Year	1969
Production	1,627
Engine	302 Cu. In. Pushrod “Cleveland” small block V8
Drivetrain	Front Engine, Rear Wheel Drive
Power	290 HP
Torque	290 lb. Ft
Length	187.4”
Transmission	4 Speed Manual
Country of Manufacture	USA
0-60	6.0 Sec. est.
¼ Mile	14.57 Sec. est.@97.57 MPH
Top Speed	118 MPH
Color EXT	Bright Yellow
Color INT	Black
Documentation	Marti Report, Restoration Pictures
Condition	Rotisserie restored
Books/manuals/tools	Partial, starting instructions, spare & jack, factory build marks & stickers.
Restored	Yes
Paint	Base / clear re-spray in factory color
Vin #	9F02G191522
Engine #	Documented Matching
Transmission #	Documented Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Boss Mustang going forward.

USE OF PROCEEDS – Series #85FT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #85FT1 Asset Cost (1)	$172,500	104.55%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$1,213	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$3,101	1.88%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,498	1.51%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$557	0.34%
	Sourcing Fee	-$15,258	-9.25%
	Total Fees and Expenses	-$7,500	-4.55%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/1/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$47,500
Installment 1 Amount	$125,000
Installment 2 Amount	$0
Acquisition Expenses	$6,545

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI TESTAROSSA

Summary Overview

•On February 15, 2018 the Series #85FT1 Offering was completed and upon completion the Series #85FT1 purchased a 1985 Ferrari Testarossa (at times described as “the Testarossa” or “Ferrari Testarossa” throughout this Offering Circular) as the underlying asset for Series #85FT1 (the “Series Ferrari Testarossa” or the “Underlying Asset” with respect to Series #85FT1, as applicable), the specifications of which are set forth below.

•The Testarossa represents a commercially successful effort to create a V12 flagship Ferrari with increased cabin comfort, less heat intrusion into the cabin and more luggage space than its V12 predecessors.  These advancements were packaged in a now legendary Pininfarina designed body with a 0.36 coefficient of drag.  This model was especially significant as the first V12 Ferrari available to Americans since the 1973 Daytona model.

•Only 121 first-year US specification Testarossas were produced for the 1985 model year out of a total production of 568.  The series Ferrari Testarossa is a particularly rare example, finished in Prugna Metallic paint over tan leather, with center lock wheels (carried over from prior V12 models) and a rare single “flying mirror” that were limited to early run production vehicles.

•We believe the Ferrari Testarossa’s status as a styling icon of the of the 1980’s and its significance in heralding the return of the V12 Ferrari into the US market, as well as it’s increased drivability and comfort, affords it a unique appeal.

•Based on the pre-purchase inspection, low mileage, documented provenance, and rare first-year US specification, we believe this example to be among the top tier of Testarossas available on the market.  This vehicle appears to be mechanically sound and has what we believe to be a very desirable combination of low production options and unique color scheme.

Asset Description

Ownership and Pricing History

The Series Ferrari Testarossa was originally owned by a well-known Ferrari collector, John Siroonian.  The new MSRP for the Testarossa was $94,000 or roughly $213,400 in 2017 Dollars adjusted for inflation as of September 30, 2017.  The vehicle has since been in the care of several well-respected collector/dealer/restorers in the US, including Stew Carpenter from Copley Motor Cars and Shawn Williams of Exclusive Motorcars in Los Angeles.  The Series Ferrari Testarossa was last acquired at the Gooding & Co. 2016 Scottsdale auction for a price of $176,000 USD.

Vehicle Maintenance and Restoration History

From available maintenance records and following an expert assessment, we believe the maintenance of the Series Ferrari Testarossa to be up to date.  The most recent service was a major engine maintenance performed by well-known Ferrari experts FAI in Costa Mesa, California at the cost of approximately $20,000 that included brake and clutch hydraulics, timing belt replacement and fuel injection tuning.  The expert assessment revealed that all work was performed satisfactorily.

The pre-purchase inspection of the vehicle validates it to be of high quality and originality.  It is noted that to the best knowledge of the expert assessment and per the vehicle history, the Series Ferrari Testarossa has never been involved in a collision and all panels are original to the vehicle.  The interior was noted to be original and correct to the vehicle.  Overall, it is our belief that that condition of the vehicle is commensurate with or exceeds the expectations of a properly stored vehicle with approximately 4,400 original miles.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the infamous Pininfarina body work to be in highly original and excellent condition, with all panels presented as they would have left the factory, with correct alignment, fitment, and panel gaps showing.  During inspection, it was noted that the passenger side rear fender had been professionally repainted to repair a scratch, and the “A” pillar repainted when an auxiliary passenger side “flying mirror” was removed to restore the vehicle to original single “flying mirror” specification (a previous owner had installed the second mirror for safety purposes).

The paint depth readings reveal that the respray was done to factory standards, as we believe variances in depth are well noted for hand painted vehicles of this era.  During the paint assessment, it was noted that special lighting equipment and a paint depth meter would be the only way to reveal the non-original painted areas.  Minor paint touch-up work has been performed on several small stone chips on the front bumper, with one more touch-up noted on the trailing edge of the hood.  A driver’s side “fin” (2nd from the top) had a scratch on the bottom edge that was also repaired with touch-up paint.  We believe the quality of the aforementioned touch up work to be in keeping with expectations for vehicles of this vintage.

Overall, we believe the paintwork to be in largely original and excellent condition, beautifully displaying the rare Prugna Metallic hue.  Professional metered assessment of the paint concluded depth readings of:

•Front right fender (8)

•Hood (8)

•Left front fender (7)

•Driver door (6)

•Left rear fender (8)

•Rear deck lid (8.5)

•Right rear fender (16) – scratch repair

•Left A pillar (11.5) – auxiliary mirror repair

All lenses and rubber gaskets were noted to be in good and original condition.  All exterior lighting, turn signals, and the horn were noted to be in normal operating condition.  During the inspection, it was noted that the Testarossa has tires showing 3/32nds of tread remaining and should be replaced if the car would be driven regularly. We estimate the cost of replacement to be approximately $750, however, at this time we do not anticipate performing this maintenance as the Series Ferrari Testarossa will not be driven regularly.  The brakes were noted to be in good condition.  Upon inspection of the undercarriage of the Series Ferrari Testarossa, no leaks were found, and the steering, suspension and other related hardware were noted to be in good condition.  The undercarriage was noted to be particularly clean with no signs of any further servicing needed at this time.  VIN stamp locations were noted to be correct.  The engine and transmission number are believed to be matching and original to the Series Ferrari Testarossa; however, this has not yet been verified by Ferrari Classiche.  Inspection of the wheels revealed very light scratching where the center locks meet the alloy.  We believe this to be typical of center lock wheels due to the nature of the componentry required for wheel removal.

Interior: The tan leather interior shows as new with minimal wear commensurate with a vehicle of such low mileage.  All gauges, switches and interior electronics are in working condition (the original dealer installed radio has been retained but is not currently installed).  We believe that overall the quality of the interior can be described as excellent, with fit and finish, plastics, shut lines and panel gaps showing to factory standards.  We believe the tan interior color complements the exterior color particularly well.  During the inspection, it was noted that there was a small area of wear on the dashboard below the passenger side AC vent.  Very light wear was noted on the driving side bolster, which we believe to be normal for the Series Ferrari Testarossa’s age and originality.  The air conditioner and heater were noted to be working properly.

All major accessories have been retained, including a complete tool kit, jack kit, spare wheel, bulb kit, belt kit and leather-bound owner’s manuals.

Engine Overview

Central to the evocative lore of the Series Ferrari Testarossa is the mesmerizing V12 Engine.  We believe the Ferrari V12 to be one of the most significant engines of all time, appearing only in flagship Ferrari models.  The name Testarossa, Italian for “Red Head”, was used almost thirty years before the debut of the Testarossa to describe the bright red cylinder heads used on Ferrari prototype racers.  When Ferrari introduced the new V12 engine in the Testarossa, the revised engine sported new four-valve cylinder heads, finished as per the name, in red.  The 180 degree Flat 12 engine was arranged longitudinally in the rear of the Ferrari, displacing 4943ccs good for 480 HP at 5750 RPM.  A central departure from the preceding Ferrari 512BB was the decision to mount twin radiators in the engine bay, for better packaging efficiency and thermal management.  The power is transmitted to a 5-speed manual transmission and through the wheels via a limited slip differential giving the vehicle significant traction and acceleration numbers of 0-60 MPH in 5 seconds and a top speed of roughly 180 MPH.  Between the gated shifter, direct steering and an engine that is renowned for its unique sound amongst industry experts, we believe the Series Ferrari Testarossa represents a very unique driving experience.  We believe the Ferrari V12 engine to be one of the most widely recognized engines of all time and that the appeal of naturally aspirated V12 engines will continue to grow with the dwindling number of new vehicles offering a naturally aspirated V12.

We have tested the engine and it currently starts with immediacy and idles smoothly at the correct RPM.  The clutch engagement was progressive and linear during the road test of the Series Ferrari Testarossa.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  During the pre-purchase inspection, a leak down and compression test were performed with the following results:

Cylinder (1)  165Cylinder (7)   170

Cylinder (2)  170Cylinder (8)   175

Cylinder (3)  165Cylinder (9)   170

Cylinder (4)  170Cylinder (10) 175

Cylinder (5)  175Cylinder (11) 175

Cylinder (6)  175Cylinder (12) 170

Leak down of 2-4% noted on all Cylinders

We believe the results of the tests to show that the engine is in peak operating condition and within normal factory intended parameters.

The engine air cleaner, exhaust system, oil and fluids, and engine cooling system, including hoses and clamps, radiator, heater and accessory drive belts, were all verified to be in good condition during the pre-purchase inspection.

Market Assessment

We believe that the Testarossa holds a special place in the automotive landscape as a styling icon particularly evocative of the 1980s.  We believe that enthusiasts born in the 1970s and 1980s have begun seeking out Testarossas as they age into the collector car buying population.  We believe that manual V12 Ferraris will be particularly sought after as manual V12 transmission Ferrari production ended with the 599 GTB Fiorano in 2011 and have been extremely rare since the Ferrari 575M (produced from 2002 to 2006), a trend we believe the market has responded to with significant appreciation towards cars that represent the more “visceral and engaging” sports cars of the past.

We believe that although the Ferrari Testarossa had relatively high production numbers for a Ferrari of that time period (7,177 cars) the Series Ferrari Testarossa is quite rare due to its exceptionally low mileage, unique and rare Prugna Metallic exterior paint, and what we believe to be highly sought-after early production center lock wheels and “flying mirror.”  We believe the 1985 model year is of further significance as the first and lowest production US available model year for the Ferrari Testarossa with only 121 examples imported.

We believe the Ferrari Testarossa to be an iconic image if the 1980s, with many famous television and film appearances, such as Miami Vice, Rocky V, Gone in 60 Seconds, Notorious, Road House, and perhaps most notably was recently chosen as the vehicle to best represent the time period in the opening scene of The Wolf of Wall Street.  We believe the Ferrari Testarossa is perhaps one of the most recognized exotic vehicles ever produced, with its wedge shape and slotted sides serving as a styling archetype for the era.

Model History and Engineering

The Ferrari Testarossa represents Ferrari’s best-selling V12, with its unique styling and increased usability making it one of the most significant Ferrari vehicles produced.  The Berlinetta Boxer, predecessor to the Testarossa, was never officially offered for sale in the United States, and as such the Testarossa was particularly important in heralding the return of a V12 powered Ferrari into the American marketplace.

Introduced to the world at the 1984 Paris Auto show, the Ferrari’s radical Pininfarina design broke with what was a rather traditional series production Ferrari aesthetic, with radical grills, slits and aerodynamic design features, the long side strakes becoming a staple feature.  At the time of its launch, the V12 engine was the one of the most powerful offered on a production sports car.  The unusually wide rear end of the vehicle, which has since become a styling hallmark, was necessitated by the twin rear radiators that were installed to address concerns of overheating cabins on earlier Ferrari V12 vehicles.  The repositioning of the radiators provided the added benefit of increased luggage space in the nose of the vehicle, making it much more practical than earlier examples of V12 Ferraris.  The now sought-after flying mirror was considered at the time to be something of a styling oddity resulting from an incorrect interpretation of European vehicle law by Ferrari engineers, and drew a mixed reaction from early onlookers.  At launch the Ferrari was equipped with peculiar 16.33-inch center locking wheels that could only be fitted with Michelin TRX tires.  In 1986, Ferrari changed the wheels to a standard 16-inch diameter.

Construction of the Ferrari followed form with the traditional mix of a tubular steel chassis frame with cross bracing and sub structures to support the engine, suspension, and other ancillary components.  The bodywork was mainly aluminum with a steel roof and doors.  The dry sump longitudinally mounted V12 engine was the first 4 valve per cylinder flat 12 Ferrari available on the marketplace.  It has twin belt driven overhead cams for each bank of cylinders driven directly off the crankshaft instead of the idle gears as in earlier models, providing for better performance and reliability. The engine was fitted with a Marelli Microplex ignition system and Bosch Jetronic fuel injection, all providing for an at the time prodigious output of 390 HP (380 for US market cars due to emissions devices).

After the relatively conservative styling of sports cars from the 1970s, increasing wealth in the 1980s led to the global elite feeling more comfortable in driving more flagrant symbols of success, and we feel the Testarossa was an exemplar of this flamboyancy.  The Ferraris fit these new sensibilities perfectly.  The main competition at the time came from the Lamborghini Countach, a car that had more power and perhaps even more radical styling, but lost to the Ferrari in the ever important battle for top speed bragging rights due to worse aerodynamics  The Ferrari received mixed reviews in the press, with many touting its increased livability and comfort over older Ferrari models and the Lamborghini, but others dissuaded by its unexpected body roll, non-aggressive seats that wouldn’t adequately hold one in place during aggressive maneuvers, and general skew towards comfort.  As expected for a Ferrari, the performance was still world class.

Ultimately, the Testarossa represents Ferrari’s departure from making road legal race cars to road cars that were suited to real world conditions.  While the performance was still astounding, concessions to comfort and practical concerns meant this was one of the most usable and best real-world performing cars Ferrari had ever made.  The rousing success of the model only solidified Ferrari’s newly road focused design and engineering priorities for its regular production vehicles and served as the template for later successful V12 grand touring models, a format Ferrari still uses today.  Between its status as a styling breakthrough, its usability, famous V12 engine sound, and its significance in shaping the future of Ferrari’s road going efforts, the Testarossa is no doubt one of the most important and impactful vehicles of the era.

Specifications

Series Ferrari Testarossa Specifications
Year	1985
1985 Production	568 (global) 121 (US market spec)
Engine	4943 CC Type F113A Longitudinally Mounted Flat V12
Drivetrain	Mid-engine, Rear wheel drive
Power	380 (US) 390 (Euro)
Torque	490 NM official (361 ft lb)
Length	176.58”
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	5.0 Seconds Est
¼ Mile	13.3 Sec. est.@107 MPH
Top Speed	180 MPH
Color EXT	Prugna Metallizzato
Color INT	Beige / Testa di Moro
Documentation	Pre-purchase inspection, Maintenance Records
Condition	Original
Books/manuals/tools	Tool kit, radio, jack kit, spare wheel bulb kit, belt kit, manuals & leather pouch
Restored	No
Paint	Original with mild touch up
Vin #	ZFFSA17A8F0058071
Engine #	Believed matching, Pending Verification
Transmission #	Believed matching, Pending Verification

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari Testarossa going forward.

USE OF PROCEEDS – Series #88LJ1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88LJ1 Asset Cost (1)	$127,176	94.20%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$992	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$763	0.57%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,650	1.22%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$3,935	2.91%
	Sourcing Fee	$94	0.07%
	Total Fees and Expenses	$7,824	5.80%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/23/2016
Expiration Date of Agreement	N/A
Down-payment Amount	$7,500
Installment 1 Amount	$119,676
Installment 2 Amount	$0
Acquisition Expenses	$6,738

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI JALPA

Summary Overview

•On April 12, 2018 the Series #88LJ1 Offering was completed and upon completion the Series #88LJ1 purchased a 1988 Lamborghini Jalpa P350 GTS (“1988 Jalpa”) as the underlying asset for Series #88LJ1 (the “Series Lamborghini Jalpa” or the “Underlying Asset” with respect to Series #88LJ1, as applicable), the specifications of which are set out below.

•The Jalpa was sold from 1982 to 1988 by Lamborghini alongside the Countach, offering buyers an approachable alternative to the more powerful, expensive, higher production, and recognizable Countach.  However, with the combination of a smaller body, better visibility and a 3.5L V8, the Jalpa is beginning to be recognized by industry experts as a superior driver’s car compared with the more difficult to handle Countach.

•Only 410 Jalpas were produced over a period of six model years, from 1982 to 1988.  Being a final model year example and believed to be the second to last Lamborghini Jalpa produced (VIN# ending in 409 out of a possible 410), we believe this 1988 Jalpa to be of particular importance.  The last Jalpa, #410, is believed to be in the Lamborghini Museum in Sant’Agata Bolognese, Italy.  Relative to the earlier Jalpa models, the 1988 Jalpa contains key design enhancements that only came with the later models, such as an access panel that allows for servicing without having to remove the engine, an optional factory wing and very rare and desirable Silhouette style wheels that were only available for the final model year.

•The Series Lamborghini Jalpa is a highly original, unrestored vehicle in what we believe to be exceptional preserved condition.  It has been stored un-driven in a climate-controlled garage for the last 26 years, showing only 3,664 original kilometers (approximately2,275 miles).  The vehicle is painted in its original color of Bianco Polo white paint (believed to be either factory original paint or an early dealer re-spray to correct common paint quality issues from the factory) with its factory original red leather interior with white piping.  We believe the burgeoning trend towards original unrestored “preservation-class” vehicles makes the Series Lamborghini Jalpa a particularly notable example in its nearly new condition.

•Based on our expert network assessment and pre-purchase inspection, we believe this to be an automobile in well-running mechanical condition with its original engine and transmission. In its current condition, we believe this to be among the highest quality examples of a Lamborghini Jalpa available on the market due to its originality, its highly desirable late production date, and its generally excellent mechanical and aesthetic condition.

Asset Description

Ownership and Pricing History

The Series Lamborghini Jalpa was purchased in near-new condition by its second owner, an experienced car collector, in 1989 from Lamborghini Meadowlands (now closed) for $80,000 or roughly $155,954 dollars adjusted for inflation as of December 31, 2016.  The collector decided to preserve the Jalpa based on what he felt would be its future historical significance as one of the last Jalpas ever produced and one of the last Lamborghini V8 engines ever produced.  The car was taken directly from Lamborghini Meadowlands and placed in a climate-controlled garage where it has been stored for the last 26 years, only driven minimally for ongoing maintenance and preservation purposes.

Vehicle Maintenance and Restoration History

The Series Lamborghini Jalpa has been sitting sedentary in storage for the last 26 years.   When the vehicle came out of storage to be offered for sale in 2016, a coolant flush, oil change, and battery change were performed.  The vehicle was then driven minimally to ensure basic mechanical operating condition.  Following the pre-purchase inspection of the Series Lamborghini Jalpa, the spark plugs, ignition wires, brake fluid, and radiator cap were changed with factory original parts to ensure optimal operating condition.

Our expert assessment of this vehicle shows it to be of extremely high quality and originality.  Given that the vehicle was put away in long-term storage with approximately 3,600 km showing on the odometer, the Series

Lamborghini Jalpa shows no significant signs of aging or wear.  All stampings and VIN codes are correct throughout the vehicle and no aftermarket or non-original components were noted during the inspection.  All major components were shown to be in near-new operating condition.  The body panels and the interior are in what we believe to be excellent condition, with no wear evident in the interior and no blemishes noted on the exterior paintwork except as detailed in the Specific Issues to Note section below.  All rubber and bright work on the car is in excellent condition.  We believe this Lamborghini Jalpa to be one the best showing examples available, particularly when considering its originality.  During the inspection, it was noted that the air conditioning is no longer functioning properly.  The blower motor and compressor are in normal working condition, but the system is in need of recharge, which the Manager has decided not to perform at this stage, due to the environmental implications.

Design and Features Overview

Exterior: Following inspection, we believe the legendary Giovanni Bertone styled bodywork to be well aligned and straight, with panel gaps commensurate with factory body fitment.  We believe the Bianco Polo paint suits the shape extremely well, showing in excellent condition.  A small paint bubble on the optional rear wing was restored professionally at the time of acquisition by the Company.  We consider the glass to be excellent and original.  The original rubber bumpers are in excellent condition.  The Silhouette style wheels (only available for the 1988 model year, are in excellent condition and are wrapped in the factory original tires).  The “pop-up” style headlamp motors are working properly, and all exterior lamps and lenses are as new.

Interior: The classically Italian red leather hides with white piping present beautifully and as new with no apparent rips or tears or signs of wear.  The carpets are clean and as new.  The gauges and switches are in excellent working condition.  Overall, we believe the interior to be in as-new condition, with all components working properly.  We believe the red interior hue is particularly notable and suits the exterior color of the vehicle very well, creating a beautiful contrast.

Engine Overview

Mounted in the rear of the vehicle is the unique 3.5L Lamborghini V8 engine with all-alloy construction, twin overhead camshafts, and four twin-choke Weber carburetors and a 7500RPM redline, which was unusually high for the time.  The engine makes 255 BHP at 7000 RPM and 231 Lb/ft of torque at 3500 RPM.  The gearbox is a 5-speed dogleg gated manual.  The engine starts with immediacy and idles smoothly, running properly up to its redline with no issues.  We believe the gearbox to be in high working order, with all gears engaging smoothly.  The clutch pedal operates progressively and without issue, with no clutch slipping.  A leak down and compression test were performed during the pre-purchase inspection and show the engine to be operating within expected parameters and consistently across all cylinders.  Overall, we believe the drivetrain of this Jalpa to be original and in very good working condition.

Specific Issues to Note

•Air conditioning not functioning, needs recharge

•Minor paint crack lines forming in sharp corners of bodywork

•A small paint bubble on the optional rear wing was professionally restored upon acquisition by RSE Collection

•Small dimple on the top right edge of the rear engine deck lid

•Delamination of small right front lower grille

•Minor degradation of rubber on corners of rear bumper

•Minor chips on leading edge of doors were professionally restored upon acquisition by RSE Collection

•Light dry lines in the seats

•Minor surface oxidation on the shift gate

•Tightness in throttle cable believed to be from lack of use

Market Assessment

The extremely low production numbers, as well as being the last Lamborghini with a V8 engine, make the Jalpa extremely unique as compared with the currently more expensive and far more common Lamborghini Countach (of which approximately 2,000 cars were produced across various model types).  We believe the market is just beginning to understand the potential and value of the Jalpa and its rarity, and that the unique drivetrain will lead to the few remaining examples to be highly sought after.  The classic Lamborghini market is already quite well established, and it is our view that the lessor known Lamborghinis will continue to attract collector attention in future. It is our opinion that this 1988 Jalpa is one of the best examples in existence given its originality, late build date, color combination, options, and condition.

Model History and Engineering

The Lamborghini Jalpa was the “entry level” Lamborghini in the 1980s. As compared to the larger, more expensive, and far more difficult to drive in normal traffic Countach, the Jalpa was a pleasure to operate with its lighter controls, better visibility, and more suited to the street powertrain tuning.  The 3.5L V8 engine is significant, as Lamborghinis are generally known for their V12 engines.  The Jalpa’s V8 was an adapted and enlarged version of the engine used in the Lamborghini Silhouette and is the final Lamborghini to have a V8 engine, which we believe makes the Series Lamborghini Jalpa the second to last V8 Lamborghini ever made (the last of which is believed to be in the Lamborghini museum).

Lamborghini’s intent with the Jalpa was to have a more subdued and usable exotic car, but it faced stiff competition from the Ferrari 308QV/328, Porsche 911 and its own Countach.  In the 1980’s exotic car markets, the more powerful competitors overshadowed the engineering significance and driving pleasure of the Jalpa.  The non-assisted steering requires less effort and the clutch is easier to operate than many of the exotics on the market at the time.  We believe that while the market did not appreciate these attributes when it was new, they now make the Jalpa stand out as unique for its time.

The Jalpa’s pressed steel panel welded to a unitary structure construction technique was very different than the Countach’s square tube spaceframe and hand-beaten bodywork.  A 0-60 time of 7.3 seconds and a top speed of 145 MPH were impressive for the period, though not class leading.  Although the four-wheel ventilated disc brakes provided prodigious braking power and were more than adequate while driving on the roads, they had a tendency to overheat when driven at high performance speeds (e.g. on a racetrack).

Today, we believe the Jalpa is becoming increasingly recognized for its relative rarity as compared with the much higher production numbers of the Countach and for its unique place in history as the end of the Lamborghini V8 era.

Specifications

Year	1988
Production	410 total Jalpa Production
Engine	3.5L 90 Degree V8
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	255 BHP
Torque	231 lb. Ft
Length	170.1”
Transmission	5 Speed “dogleg” manual
Country of Manufacture	Italy
0-60	7.3 Sec. est.
¼ Mile	15.4 Sec. est. @ 92 MPH
Top Speed	145 MPH
Color EXT	White
Color INT	Red with white piping
Documentation	Pre-Purchase Inspection
Condition	Excellent original, unrestored (except as detailed in the Specific Issues to Note section above), “preservation-class” condition
Books/manuals	n/a
Restored	No
Paint	Believed to be Factory Original or early dealer re-spray to correct factory quality issues (as were common at the time)
Vin #	ZA9JB00A4JLA12409
Engine #	Believed numbers matching
Transmission #	Believed numbers matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini Jalpa going forward.

USE OF PROCEEDS – Series #55PS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55PS1 Asset Cost (1)	$405,000	95.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.59%
	Brokerage Fee	$3,124	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$6,768	1.59%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.18%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$400	0.09%
	Sourcing Fee	$6,068	1.43%
	Total Fees and Expenses	$17,500	4.12%
	Total Proceeds	$425,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/1/2017
Expiration Date of Agreement	$43,251
Down-payment Amount	$120,000
Installment 1 Amount	$165,000
Installment 2 Amount	$120,000
Acquisition Expenses	$8,308

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES Porsche Speedster

Summary Overview

•On June 6, 2018 the Series #55PS1 Offering was completed and upon the completion the Series #55PS1 exercised the option to purchase a 1955 Porsche 356/1500 Speedster (at times referred to as the “Speedster” or “Porsche 356”) as the Series Porsche 356/1500 Speedster Asset (the “Series Porsche Speedster” or the “Underlying Asset”), the specifications of which are set forth below.

•The Porsche 356 holds an iconic place in automotive history as the first production Porsche road car.  Initially made by hand in tiny numbers, the Porsche 356 went on to become a massive success, resulting in the building of a new Zuffenhausen factory increasing production and bringing global exposure to the Porsche brand.  The Porsche 356 cemented Porsche’s association with rear engine automobiles, with the Speedster body style (and its successors) proving to be the rarest of the 3 mass production styles.

•Approximately 79,470 Porsche 356’s were ever made, of which approximately 4,513 were Speedsters. For the 1955 model year approximately 2,909 Porsche 356’s were made, of which 1,034 were the Speedster model.  The Series Porsche Speedster is particularly notable for its unique “Speedster” Blue on Tan color combination, of which only approximately 190 (~4% of total Speedster production) were originally ordered in this livery, as well as for its originality, provenance, believed amateur race history and the quality of the restoration work performed on the vehicle.

•We believe the Porsche 356 to attract a broad spectrum of interest across generations due to the continuing prominence of the Porsche brand.  We believe the Porsche 356’s relative mechanical simplicity increases its desirability as a classic vehicle that can be enjoyed without prohibitive maintenance and upkeep. We believe the early “Pre-A” Speedster body type, of which the Underlying Asset is a prime example, is of particular value and desirability. The “Speedster” designation has been kept relevant and alive by Porsche through the periodic release of special “Speedster” models, as exemplified by the 1989 Porsche Speedster (2,104 total production), 1994 Porsche Speedster (936 total production) and the 2011 Porsche Speedster (356 total production).

•Based on the pre-purchase inspection, low post-restoration mileage, ownership history, matching numbers “original” drivetrain, high originality, believed amateur race history, and notable color and option specification, we believe this example to be among the top tier Porsche 356 Speedsters on the market.  This vehicle is mechanically sound and what we believe to be a unique confluence of style, originality and specification.

Asset Description

Ownership and Pricing History

The Series Porsche Speedster, a 1955 Porsche 356/1500 Speedster, was originally purchased by Clyde Wruthrich on June 3rd, 1955 from its importer, Hoffman of New York. Speedster models were sold for a price of $2,995 before options or roughly $27,477 2017 dollars.  There are records that indicate Mr. Wruthrich may have competed in and won amateur races with the Series Porsche Speedster in November of 1956.  The Series Porsche Speedster received a comprehensive restoration orchestrated by Carlos Muller and completed in 2011. Autos International of San Diego, a marquee specialist, performed interior work. Palo Alto Speedometer restored all instruments. Shortly thereafter, the Series Porsche Speedster was sold to a member of the De Quesada family (one of the original inventors of Gatorade).  In early 2016, the Series Porsche Speedster was purchased by Phil Bagley, a well-known Porsche collector & restorer, and owner of Klub Sport Racing, who was also responsible for rebuilding the Series Porsche Speedster’s original engine and transmission. We believe it is notable that the Series Porsche Speedster is being acquired from an individual with significant expertise relating to the Porsche 356 and a long-standing reputation in the Porsche historic racing and restoration community.

Vehicle Maintenance and Restoration History

Based on the current condition of the vehicle and as assessed by the pre-purchase inspection, we believe the Porsche 356 has been well cared for and properly maintained to a standard commensurate with this caliber of vehicle since its restoration.

The pre-purchase assessment of the vehicle validates it to be in extremely good condition and correctly presented, with many original and correct parts.  The Porsche Speedster has benefited from a full rotisserie restoration completed in 2011 and executed to a very high standard, with the car being finished to its correct factory specification including exterior and interior color, original engine, original transmission, date coded wheels, and original doors stamped with the last three digits of the VIN number.  It was noted by the inspector that the Porsche Speedster has several rare accessories and a notable color combination.  The originality of the car was also noted to be unusually high.  There is no evidence of collision or body damage present on the vehicle.  The interior was noted to be correct with few exceptions. Overall, our belief is that the condition of the vehicle is commensurate with the expectations of an expert rotisserie restoration that has been driven roughly 400 miles since it has been restored.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the iconoclastic Erwin Komenda-designed body work to be in excellent condition overall, beautifully demonstrating the shape Erwin famously formed by hand. All panels are as they would have left the factory, with correct alignment, fitment, and panel gaps showing.

During the inspection, the overall paint condition was noted to be very good, with a few minor flaws present from the restoration process, as noted below. The chrome exterior pieces were noted to be showing well and in good shape.  The windshield chrome was noted to be older but still of a high condition. The accessory fog lights were found to be in excellent shape and of particular rarity.  The replacement windshield glass was shown to be in good condition; however, the inspector was unfamiliar with the European branding.  Front and rear Porsche badges were mounted correctly and in good condition. The side decos were noted to be in good condition. The front bumper was noted to be original.  Overall, the few exterior flaws as described in detail below were seen to be minor and not detracting from the extremely high overall quality of the bodywork, panel fitment, chrome, and paint. Specific issues to note:

-The edge finishing (bottom of rocker panels) was noted to be flawed and in poor condition in an otherwise very high quality repaint.

-The paint on the underside of the hood was noted to have imperfections.

-The headlights were found to be reproduction units in very good condition and otherwise correct to the car.

-The lower corners of the doors were noted to have squared edges whereas corners from the factory were round.

-The torsion bar covers were noted to have sub-optimal fitment.

-The coachwork badge was installed on the wrong side of the vehicle.

-The original ID plate has been undercoated, which is incorrect.

-There are some large dents in the original fuel tank.

The undercarriage was noted to be in excellent condition, with the floor pans, longitudinals, rockers, jack points and battery box areas all observed to have been replaced, performed by an expert to very high standards. Evidence of the nose panel being replaced was found during inspection; however, it was done to a very high-quality standard only apparent in expert assessment. The front and rear suspension was shown to be in very good condition and correct to the Porsche 356’s Pre-A generation. The exhaust system is in good condition and showing in the proper color. Specific issues to note:

-A slight dent was noted on the front edge of the battery box that appears to have been caused by damage from floor jacking the vehicle.

-A small amount of black overspray undercoating was found outside of the front nose panel under the bumper and is not readily visible.

-The rear shocks were noted to have modern “Koni” (manufacturer) stickers on them.

The wheels on the Porsche Speedster are proper factory fitment 16” wheels and are date coded correctly to the production date of the car.  The modern radial tires are noted to be in the correct size for fitment on the factory wheels.

Interior: The inspection showed the interior to be in very good condition overall, with a high degree of originality. Dash pad and trim were observed as proper and in good condition.  The interior mirror was shown to be correct.  The optional tachometer and speedometer are correct to the vehicle and in good condition.  The wiper switch and wiper motor were noted to be correct to the vehicle.  The dash lights were shown to be correct.  The optional banjo style steering wheel was noted to be present with the knobs correctly painted to match. The horn button was noted as original and working and in good condition.  The very rare and original ignition switch is fitted.  The original and quite rare turn signal switch with correct lighted end knob was observed intact and functional.  Original style carpets and rubber mats are in good condition, with original type raised wood floorboards noted.  The door panels were shown to be original and in good condition.  The side curtains show properly and are good overall. The inside top and frame are finished in the proper material and color, with the top showing original hollow rivets. The side curtains for the top and top boot are present with the car. Specific issues to note:

-The convertible top was noted to have a “high bow” from a later year, where a “low bow” should be present.

-The oil temp gauge is not original.

-Slight dent noted in the metal beading on the dashboard.

Engine Overview

The small 4-cylinder engine with its peculiar rear placement is central to the identity of the Speedster and the Porsche brand, with the modern Porsche 911s still placing the engine behind the rear axle.  Ferry Porsche originally noted that the placement was a concession to practicality, as it allowed for more cargo and passenger volume.  It also led to the famous handling characteristics of early Porsches, which tend to violently oversteer in the hands of an amateur driver due to the rearward weight bias. The earliest Porsche 356 engines shared a lot of VW parts, with many changes occurring over the vehicle’s life cycle, resulting in an engine that was quite differentiated from the original by the end of production in 1966.

The Porsche 356 Speedster’s engine evolved from an 1100cc engine that was bored out to make 1300cc and in later iterations had the stroke lengthened to achieve 1500cc for the 1955 model, as noted in the 356/1500 designation.  The Hirth Company of Stuttgart devised a new connecting rod compact enough to allow for a 10-mm increase in stroke.  They also supplied new crankshafts with roller bearings, reducing friction.  While the engines were reliable, they were very sensitive to oil change intervals and attained a reputation of being problematic by those not privy to the appropriate maintenance schedule. Thanks to the light weight of the Porsche 356, top speed runs were made in excess of 111 MPH. While the sound of the 4-cylinder air cooled engine may not have evoked the same feeling as big bore exotic cars of the time, it was an efficient and simple engine that become central to the car’s core value of minimalist sport motoring.

During inspection, the engine in the series Asset Porsche 356 Speedster was noted to have the correct engine numbers according to the vehicle’s Kardex report and Certificate of Authenticity.  The bottom and sides of the engine appeared good with very minor and normal oil leaks observed.  The engine was verified during the inspection to have correct hardware.  The color for the engine and the sheet metal was noted to be correct.  The generator and voltage regulator were noted to be proper.  The throttle linkage and carburetors were noted to be correct to the vehicle, with appropriate casting and stamping numbers.  All zinc-plated parts on the engine were shown to be proper and clean.  The transmission was noted to be in good condition with proper bolts affixed.  The transmission number was noted to be correct according to the Kardex report and Certificate of Authenticity. The overall engine compartment was noted to be clean and in excellent shape, with properly finished lines.  The engine lid was shown to have a great fit.  The engine grill was noted to be in good condition and original to the car. The Series Porsche Speedster was noted to be running in proper mechanical condition that is commensurate with the expectations set forth by the restoration, provenance, and condition of the vehicle. A specific issue to note is the rear engine lid, which was used in the restoration was from a later year Speedster.

During the inspection test drive, the car started up with immediacy and was noted to have an electric fuel pump, which is necessary for today’s fuel.  It shifted and rode appropriately with proper throttle and braking response.  The engine idles smoothly and at the correct RPM.  The clutch engagement was progressive and linear during the road test.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  The original tool kit, and matching spare wheel and tire, a jack, and proper and correct driving lights mounted on the front bumper are present with the car.

Market Assessment

We believe that because of the uniqueness of the Porsche 356 being the first Porsche production road car and its peculiar rear engine placement, the Porsche 356 holds an iconic status as an instantly recognizable “staple” classic vehicle.  We believe the famous styling cues such as the round headlights can still be seen in Porsche designs today, channeling a link to modern cars that affords the Porsche 356 interest among a more diverse group of individuals than other vehicles of the era. We believe the very simple mechanical nature of the vehicle and the relative ease of operation affords the Porsche 356 a status as an easier to own and operate classic car than other vehicles of the same caliber and/or value.  We believe of the coupe, convertible, and Speedster models that the Speedster is the most desirable for what we believe are the aesthetic merits of the Speedster design and its place in the Porsche 356 lineup as the most driver focused and pure model.  We believe the specific handling traits attributed to the rear engine placement are desirable among Porsche enthusiasts, as we believe these traits are not as significant in the modern Porsche rear engine 911s.  We believe the Porsche 911’s continuing success in the marketplace and avid collectability only enhance the desirability of a good condition Porsche 356 as the predecessor to what we believe is one of the most successful sports cars of all time.  We believe any serious Porsche collector would want to have a Porsche 356 in their collection.

We believe that although the Porsche 356 had relatively high production numbers for a car of its type and a relatively long production period (79,470 cars produced from 1950 to 1966), the rarity of the Speedster 1500 model and what we believe to be a highly desirable color combination, in conjunction with the restoration quality, high originality, believed amateur race history, and overall correctness of the vehicle makes the Series Porsche Speedster particularly desirable within the Porsche 356 marketplace.

Model History and Engineering

The Porsche 356 marks the beginning of the Porsche brand itself, being the first commercial vehicle, they ever manufactured for road use. Ferdinand Porsche had always been fascinated with sports cars, with his interested being piqued by the 1.0L Sascha.  In the 1920s Ferdinand went to work for Daimler and later designed the inexpensive air-cooled VW Beetle, perhaps the most recognized vehicle in the world. With plans derailed by World War II, Ferdinand and his son Ferry returned from post war times battered but determined to build a small sports car based on the VW Beetle design. It was Ferry who took the reins for the creation of the sports car, inspired by a supercharged VW convertible he drove during the war - “…I decided that if you could make a machine which was lighter than that, and still had 50 horsepower, then it would be very sporty indeed.

Ferry went on to design and fabricate the first project #356 car, model 356-001. The car used a tubular chassis, 1100cc engine, and had a focus on saving weight.  Karl Frollch was responsible for the gearbox and suspension work while Irwin Komenda designed the now-famous body. The original 356-001 was raced and won at its first outing, achieving a victory at the Innsbruck City Race.  It was clear to Ferry that Porsche had a winning formula on its hands.  This successful prototype led to the development of the Porsche 356/2 in both coupe and cabriolet versions.  Porsche completed 50 “Gmund” coupes, virtually all made by hand, before the company began its return to Stuttgart in late 1949.

Porsche’s new Zuffenhausen factory allowed it to increase production of the Porsche 356, with a notable change to steel bodies needed as the supplier Reutter was not able to produce bodies in aluminum.  Other components of the car were introduced to get it ready for the mainstream, such as an oil temperature gauge, and a clock moved closer to the speedometer.  The engine remained the same 40 Horsepower type 369 unit, although the carbs were changed to Solex 32 PBI units.  At the Frankfurt auto show, Porsche introduced higher capacity 356/3 models, with its first 1300cc engines.  Reflecting Porsche’s traditional concerns for craftsmanship, each engine was handmade, taking a single worker roughly 25 hours to complete.

Volume really began to grow in 1951, with Porsche completing its 1,000th Stuttgart-built car on August 28th of that year.  1952 brought the introduction of the 1500cc engine making 60 horsepower, and in 1953 formal US sales began to start in earnest thanks to the efforts of renowned auto importer Max Hoffman. Ultimate engine power came in the form of the 1300S and 1500S models, with S signifying “Super.”  The new type 528 power plant was rated at 70 Horsepower.

Max Hoffman asked Porsche to make a model more appropriate for the American marketplace, something more minimalistic and focused that would appeal to buyers across the Atlantic.  What Porsche delivered was the gorgeous and very rare America models, rakish roadsters featuring aluminum bodywork by Glaser, but the price point of $4,600 proved too high. Max Hoffman, undeterred, went on to suggest that Porsche needed branding, resulting in the famous Porsche crest logo they use to this day.  The biggest hit, however, was the introduction, again at Hoffman’s behest, of the Speedster model, which debuted in 1954 and become a staple of production over the next 5 years.  Following the formula of the America but at a reduced price point, the speedster notably came to market at just under $3,000 at the port of entry, a price target Hoffman was eager to hit. The Speedster used the body of the regular Cabriolet but had very few of the amenities of the more expensive car, arriving only with a simple canvas top and roll up door windows, and the now famous beautiful shorter windshield. Speedsters proved quite popular in the United States and were met with much amateur racing success.

1955 brought the introduction of the 356 A models, sporting numerous differences in the shape of the body and the features on the car. Comfort refinements and power increased on the A models with new engines making as much as 88 horsepower. 1959 saw the introduction of the 356B models featuring more design changes and revised engine options. The super 90 model was very fast for a Porsche 356, hitting 60 MPH in under 10 seconds. The final revision came in 1963 with the 356C model featuring more design changes and some mechanical upgrades such as 4-wheel disc brakes.  1965 marked the final model year for the 356, marking more than 15 years of production, with the venerable 911 taking the place of the 356 as the Porsche flagship thereafter.

Period road tests mention the Speedsters lively steering, comfortable ride, commendable build quality, and good handling.  At the limit, the rear engine placement did lead to worrying handling tendencies by some experts.  The story of the Porsche 356 is also one of continued development as early similarities to the Beetle were eventually improved upon and ultimately reengineered until the car’s VW roots became a distant relic.  Handling issues for novices were eventually improved and engine capacity continually increased, quelling complaints of the car being underpowered.

Ultimately, the Porsche 356 Speedster represents an incredible story of a globally iconic brand’s humble beginnings.  Starting with bootstrapped hand production, in one model cycle Porsche went from obscurity to world renowned recognition both on the racetracks and by well-heeled owners who adored the car for its unusual layout and impeccable build quality.  At a time when American cars were locked in a horsepower war, the Porsche forged ahead on the fundamentals of lightness, packaging, and balance that would become a hallmark for the brand.  It is for these reasons, in conjunction with its ease of use and operation, that we believe the Porsche 356 is one of the all-time great classic cars.  We believe it is quite rare that a brand launches its first model with the fundamental building blocks for a vehicular DNA that is still present in the current day offerings.  Porsche has become one of the most recognized and archetypal brands on earth, with an incredible record of racing wins in a variety of championships all over the world.

Specifications

Series Porsche Speedster Specifications
Year	1955
1955 Speedster Production	1034
Engine	Type 547 4 Cylinder Air cooled 1488CC twin Solex 40BPI carb
Drivetrain	Rear engine, Rear wheel Drive
Power	60 Horsepower (DIN)
Torque	78 Ft-lb
Length	156”
Transmission	4 Speed Manual
Country of Manufacture	Germany
0-60	14 Sec Est.
¼ Mile	19 Sec. est. @95 MPH
Top Speed	100 MPH
Color EXT	“Speedster” Blue (1 of 193 in this color)
Color INT	Beige
Documentation	Pre-Purchase Inspection, CoA, Kardex, restoration photos
Condition	High quality older restoration with minimal mileage
Restored	Yes
Paint	Very good quality, with mild touch up and minimal issues
Accessories	Tool Kit, Spare Wheel, Jack, Blaupunkt Radio, Fog Lights
Vin #	80598
Engine #	35016, Documented Matching
Transmission #	6070, Documented Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche Speedster going forward.

USE OF PROCEEDS – Series #83FB1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #83FB1 Asset Cost (1)	$330,000	94.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.71%
	Brokerage Fee	$2,573	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,800	0.51%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$1,300	0.37%
	Sourcing Fee	$11,557	3.30%
	Total Fees and Expenses	$17,500	5.00%
	Total Proceeds	$350,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/31/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$330,000
Installment 2 Amount	$0
Acquisition Expenses	$3,371

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 512

Summary Overview

●On September 5, 2018, the Series #83FB1 Offering was completed and, upon completion, the Series #83FB1 purchased a 1983 Ferrari 512 BBi (at times described as “The BBi” or “The 512 BBi” throughout this Offering Circular) as the underlying asset for Series #83FB1 (the “Series Ferrari 512” or the “Underlying Asset” with respect to Series #83FB1, as applicable), the specifications of which are set forth below.

●The 512 BBi represents the final iteration of the venerable Berlinetta Boxer (referring to the Formula One developed and proven flat 12 engine it possessed). The “i” in BBi differentiated itself from its predecessor, the 512 BB, with its updated fuel injected rather than carbureted fueling system. “The Bosch fuel-injected 512 was the culmination of all Ferrari had learned from its Boxer cars”

●The 512 BBi holds a special place not only in Ferrari history, but in automotive history as a whole; “When the BB (Berlineta Boxer) production ended in 1984, with it went the last links to the old-school Italian way of building Ferraris- entirely by hand.”

●We believe that this particular 512 BBi is an exceptional low mileage example (5,637 miles) relative to the majority the 1,007 examples produced between 1981 and 1984. Furthermore, this example was spec’d with the “rare factory Zegna Edition incorporating Zegna cloth interior Accents”12

●In addition to being a well-preserved vehicle with an interesting ownership history, the 512 BBi was recently (2017) the subject of a “platinum nut and bold restoration and mechanical servicing to as-new condition” by Exclusive Motorcars of Los Angeles, California, which is reported to have a total cost of nearly $300,000.

Asset Description

Ownership and Pricing History

The Ferrari 512 BBi was introduced in 1981 with a list price of $62,500, which when adjusted for inflation, equals roughly $151,385.55 in 2017 dollars.  This particular 512 BBi was sold most recently at Mecum auctions for $363,000 in September 2017.

The ownership history for the 512 BBi was sourced from conversations with previous owners. Formal documentation begins with the restoration of the 512 BBi in 2017. However, the 512 BBi is believed to have been originally owned by, and later seized from, a Mexican gentleman with ties to criminal activities. Upon seizure, the Underlying Asset was stored in the possession of the Mexican government for a long period of time, which can be attributed with its particularly low mileage. The car was later acquired, imported to the US, and restored to “factory” condition by reputable US specialists.

Vehicle Maintenance and Restoration History

In 2017 the BBi went through what is referred to as a Platinum Nut and Bolt Rotisserie Restoration by the esteemed Exclusive Motorcars in Los Angeles California. This Restoration brought what was already a spectacular example to a better than new condition investing approximately $300,000.

Design and Features Overview

Exterior:

Most of the updates to the “i” Model of the 512 BB line were beneath the skin; However, a few key cosmetic upgrades were presented with the release of the BBi. Exposed driving lights fitted to the nose as well a shortened “Egg-Crate” grille gave the BBi a more aggressive and modern persona than the previous Berlinetta Boxer’s. Similarly, rear parking lights were fitted to the newly designed shroud framing the quad polished exhaust tips.”

Following a thorough inspection, we believe the Pininfarina body work to be in highly original and excellent condition, with all panels presented as they would have left the factory, with correct alignment, fitment, and panel gaps showing.  Overall, we believe the paintwork to have been restored to a quality commensurate with factory specifications, beautifully displaying the Argento hue. During inspection, it was noted that a small approximately ¼ inch blemish on the lower edge of the front valence has been touched up.

All lenses and rubber gaskets were noted to be in excellent condition, other than a slight tear in the gasket along the trailing edge of the hood, which the Manger intends to remedy from the proceeds of the Offering.  All exterior lighting, turn signals, and the horn were noted to be in normal operating condition. A front blinker light bulb will require replacement. The 512 BBi Michelin TRX tires are near new condition. Upon inspection of the undercarriage of the Series Ferrari 512 no leaks were found, and the steering, suspension and other related hardware were noted to be in extremely clean, as-new condition. VIN stamp locations were noted to be correct.  The engine and transmission number are believed to be matching and original to the Series Ferrari 512; however, this has not yet been verified by Ferrari Classiche.

Interior:

The restored rare black leather interior with Zegna cloth inserts shows nearly as new, with minimal wear commensurate with a vehicle of such low mileage.  All gauges, switches and interior electronics are in working condition. The original Ferrari Pioneer radio with equalizer is currently installed and appears to be working properly, other than the volume control.  We believe that overall the quality of the interior can be described as excellent, with fit and finish, plastics, shut lines and panel gaps showing to factory standards. During the inspection, it was noted that a plastic cover on the driver’s side seat hinge was missing, as well as the grill on the driver’s side door speaker. The Manager will endeavor, but will not guarantee, to source these parts with funds received from the Sourcing Fee.  The air conditioner and heater were noted to be working properly.

All major accessories are currently missing, including the tool kit, jack kit, spare wheel, bulb kit, belt kit and leather-bound owner’s manuals; likely the result of the 512 BBi’s time spent in the custody of the Mexican government. The Manager will endeavor, but will not guarantee, to source replacements for all of these accessories with funds received from the Sourcing Fee.

Engine Overview

At the heart of every Ferrari is the engine; the BB line represented a new era for Ferrari introducing its first ever mid-engine 12-cylinder road car. Beginning with the 365 GT4 BB and culminating with the 512 BBi the formula one proven Boxer engine design allowed for a lower center of gravity as the cylinders are horizontally opposed. Sergio Pininfarina can be quoted stating, “I very much like the Boxer engine because of its space architecture. For years I had to fight with a high engine and a large radiator because the engine’s height automatically dictated the radiators height, the Boxer engine was lower making everything easier.” The Boxer name refers to the motion of the cylinders emulating a boxer throwing punches. To welcome the newest evolution of the Boxer line, what started out as a 4.4L engine in the 365, grew into a much more robust and refined 4.9L engine producing 340 HP and 333 lb-ft at 4600 rpm. Also new to the 512 line was the Dry-Sump lubrication system.

The 4.9L Flat 12 sends its power through a manual shifted 5-speed transmission to the wheels via a limited slip differential.  This allowed the 512 BBi to launch itself to 60 mph in, a swift for its time, 5.4 sec and continues to accelerate to a top speed of 175 MPH. However, it was said the car was capable of 188MPH. Road and Track “marveled at its ability to keep accelerating, easily running it beyond 150 MPH” during their 1985 review of the car.11

We have tested the recently rebuilt engine and it currently starts with immediacy and idles smoothly at the correct RPM.  The clutch engagement was progressive and linear during the road test of the Series Ferrari 512.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  During the pre-purchase inspection it was noted that at low RPMs in first gear, the flywheel made some whirring noises. Given the limited use of the 512 BBi since restoration it is likely that this will remedy itself after break-in, however the Manager intends to have this inspected professionally.

Market Assessment

The Berlinetta Boxer line is historically significant as the last truly hand-build Ferrari, giving it a special place in Ferrari history. The passion, process, time, and dedication that went into every BBi chassis is an important part of what makes this car so special. As industrialization and mass production spread across the automotive industry, Ferrari had one last chance to build a car with the same hands on process that allowed it to become a brand recognized internationally for beauty, quality and performance. For these reasons, the BBi holds a special place in history as the final truly hand fabricated Ferrari.

The BBi was also a true drivers car. And because of this, the majority of the 1,007 BBi’s produced have relatively high mileage in comparison to the Series Ferrari 512, which has traveled just approximately 5,637 miles since 1983. Due to the BBi’s relatively low production total we believe that the Series 512 BBi is at the upper end of the collectability spectrum.

Beyond being a beautifully presented example, the original owner elected to order the car with the Zegna interior accents, making the Series 512 BBi particularly unique and collectible. The 512 BBi is believed to be 1 of only 27 BBi’s built with this special interior according to Coys of Kensington, however the Manager has not yet been able to confirm these statistics with the Ferrari factory.

Model History and Engineering

Introduced at the 1981 Frankfurt Auto Show, the BBi was the Final edition of the famed Berlinetta Boxer line. Built in response to Lamborghini’s legendary Miura, the 1973 365 BB was the beginning of what would ultimately become what we believe to be one of the most significant Ferrari lines ever. In 1974 when Lamborghini released the space age, and drastically designed Countach LP400; Ferrari countered by updating the Berlinetta Boxer line with its second evolution, the 512 BB. As emission regulations from the EU and US added new complications to manufacturers, the fuel injected and more emission friendly BBi was born. Even after integrating the new Bosch K-Jetronic Fuel injection system, it was still illegal to import 512 BBi’s to the United States due to the stringent emissions regulations. Of course, US enthusiasts found a way around these complications. Ferrari would sell the US buyer a car under the condition that delivery had to take place in Europe. The buyer would then be left to undertake a federalization process other than being provided with suggested broker and registered importers. In retrospect we now know that Ferrari didn’t want to invest time and money into a federalization program due to the impending U.S. approved Testarossa.15

The BBi’s chassis featured independent suspension at all four corners. Utilizing race proven wishbone arms and coil springs assisted by hydraulic shock absorbers gave it a very comfortable yet performance-oriented feel. Front and rear anti roll bars allowed the body to stay as flat as possible through corners. Tucked behind the highly recognizable and unique to the BBi five spoke star pattern alloy wheels were oversized ventilated disc brakes. Stopping power was provided by twin hydraulic and servo assisted calipers.

The BBi’s significance in the Ferrari line is undeniable. In 1984 when the last BBi rolled out of the factory, so did Ferrari’s hand-built fabrication process. The Ferrari 512 BBi was the flagship model of the time, boasting an advanced flat-12 formula one developed engine. The aluminum block featured a cubic capacity of 4943cc achieved by a 82mm x 78mm bore and stroke. Released with the original 365 GT4 BB, the 512 BBi carried over the technological advancement of utilizing the more cost efficient and quieter belt driven twin overhead cam shafts opposed to chain driven cams as had been seen in the past.

Specifications

Series Ferrari 512 Specifications
Year	1983
BBi Production Total	1,007
Engine	4.9L Flat 12 Cylinder
Drivetrain	Mid-engine, Rear wheel drive
Power	335 HP
Torque	333 lb-ft
Length	173.2”
Transmission	5-Speed Manual
Country of Manufacture	Italy
0-62	5.4 Seconds Est.
¼ Mile	14.3 Sec. est.@103 MPH
Top Speed	175 MPH
Color EXT	Argento
Color INT	Black / Grey Zegna accents
Documentation	Restoration photographs and receipts
Condition	Restored
Books/manuals/tools	n/a – the Manager will attempt to acquire
Restored	Yes
Paint	Believed original color, restored to factory quality
Vin #	ZFFJA09B000047801
Engine #	Believed matching, Pending Verification
Transmission #	Believed matching, Pending Verification

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 512 going forward.

USE OF PROCEEDS – Series #93XJ1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93XJ1 Asset Cost (1)	$460,000	92.93%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	0.30%
	Brokerage Fee	$3,638	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,200	0.24%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$26,500	5.35%
	Sourcing Fee	$1,891	0.38%
	Total Fees and Expenses	$33,500	6.77%
	Total Proceeds	$495,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	12/15/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$25,000
Installment 1 Amount	$145,000
Installment 2 Amount	$290,000
Acquisition Expenses	$27,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES Jaguar XJ220

Summary Overview

•On November 6, 2018 the Series #93XJ1 Offering was completed and, upon completion, the Series #93XJ1 purchased a 1993 Jaguar XJ220 (at times described as the “XJ” or the “XJ 220” throughout this Offering Circular) as the underlying asset for Series #93XJ1 (the “Series Jaguar XJ220” or the “Underlying Asset” with respect to Series #93XJ1, as applicable), the specifications of which are set forth below.

•In 1992, the Jaguar XJ220 set the production car world speed record at the legendary Nardo test track in Italy, achieving 212.3 MPH (217 MPH without catalytic converters), impressive even by today’s standards. Jaguar claimed that if it had been a straight road, they would have achieved their original goal of 220mph, the target speed behind the XJ220’s model designation.

•Shortly thereafter, and perhaps more importantly, the XJ220 set the fastest lap time, 7 minutes and 46.36 seconds, for a production car at the Nürburgring, an accolade that it held for the following 8 years.

•Nonetheless, the Jaguar XJ220’s exemplary performance was shrouded in controversy. After amassing 1500 pre-orders each paying approximately $65,000 as a deposit based on a prototype that promised a V-12 engine, scissor-style doors, 4-wheel drive, and a $450k price tag, the production car delivered only half the cylinders, traditional doors, rear wheel drive and a price tag that soared to $660k (the most expensive car at the time).

•As such, total production numbers of the XJ220 were limited to 271 cars. Adding to this exclusivity was the fact that, like many cars of the time, due to stringent emission regulations the XJ220 was not officially sold in the US market.

•It is estimated that 32 vehicles have been specified to meet US emissions standards. Of those 32 cars it is believed that only two vehicles were built to “50-state legal” specification, meaning that the car could be owned by a resident of California, a state known for having the strictest of emissions regulations. The Series Jaguar XJ220 is one of those two 50-state legal cars.

•The Series XJ220 is a highly original, low mileage example (~1,300 miles), with known provenance, notable previous ownership, in an iconic and desirable color combination, that has been recently refreshed and serviced by marquee experts.

•We believe that the XJ220 is relatively inexpensive when compared to its peer group, including the F40, Porsche 959, and McLaren F1, and for a car of its rarity, stature and performance. We believe that the market will continue to recognize its significance as one of the first true hyper-cars.

Asset Description

Ownership and Pricing History

The Series Jaguar XJ220, Chassis number 092, was ordered by its original owner, a resident of the Netherlands, and delivered on January 14th, 1993. Although the original owner held the car for 8 years, he only managed to accumulate 503 miles at the time of its sale. California resident and former owner of Lamborghini of Orange County, Vik Keuylian, then imported the Series XJ220 to the United States in June of 2001. Over the course of the next two years the Series XJ220 was federalized to 50-state legal standards by G&K Automotive Conversions, and in September of 2003, passed California emissions inspection with 586 miles. In September 2004, the Series XJ220 passed a California emissions inspection again, now with 620 miles.

In 2008/9 Grand Prix Classics of San Diego listed the Series XJ220 for sale with 856 miles on the odometer. The XJ220 was ultimately sold to notable motorsports privateer racer William M. Wonder who has his initials (W.M.W.) painted subtly in red below the driver’s side window. These initials are still displayed on the XJ220 today. From 2009 through 2017, the car resided with Wonder in Pennsylvania and accumulated 449 additional miles. In 2017, the Series #93XJ1 asset was acquired into the inventory of reputable Miami collector car dealer, Curated Investments, now with approximately 1,300 total miles. Rally Rd. signed the purchase option agreement for the Series Jaguar XJ220 with Curated Investments in December 2017.

Vehicle Maintenance History

-The Series Jaguar XJ220 received general servicing at 856 miles completed by Audio of Plano Texas.

-A complete fuel system refurbishing and general mechanical servicing including fluids, belts, air conditioning is being commissioned by the Manger and performed by a marquee specialist and former mechanic of Risi Competizione prior to completion of the Offering. As part of this process, the Manager intends to commission an independent pre-purchase inspection of the Series XJ220 to confirm that the Underlying Asset is mechanically sound. Any additional specific issues that may be identified will be disclosed prior to completion of the Offering.

Design and Features Overview

Exterior:

The Jaguar XJ220’s aerodynamic focused design makes it one of the most visually unique and striking automobiles released in the 1990’s, a surprising achievement given that the project suffered from a severe lack of budget forcing Jaguar to conduct aerodynamic testing on a ¼ scale model rather than a significantly more expensive full-size mock-up. The XJ220 designers strived to integrate the simple and clean lines seen on older Jaguar models into their new supercar. To accommodate restrictions on aerodynamic aids dictated by the design team, Jaguar engineers were faced with the challenge of creating a body shape out of aluminum with elegant enough curves to be recognizable as a jaguar, while also delivering the necessary performance standards. Jaguar, at this time, was being heavily overshadowed by the Group B derived Ferrari F40 and Porsche 959 – the XJ220 was their answer.

Specific Exterior Issues to Note:

-The rear wing will be professionally repainted to correct minor shrinkage and bubbling of the current paint

-Minor damage from shipping on passenger side rocker panel (small dent and paint chip) will be professionally repaired and spot painted to a high standard

-Minor paint chip on upper door jamb (common to the XJ220) will be professionally spot painted to a high standard

-Minor paint chips on rear bumper will be professionally repaired to a high standard

-Paint-less dent removal has been performed on small dent on rear deck and was performed to an adequate standard

-Driver side molding has a minor scuff on rear quarter panel section of the molding (not on the body panel) which will be professionally repaired to a high standard

-Minor dent on rear trunk lid above the second “A” in Jaguar, will be corrected with paint-less dent removal

-There are minimal stone chips that will remain on the front bumper

-There is a minor clear coat blemish on driver side rear rim from curbing

-Aftermarket clear bra on rear wheel flairs to be removed and replaced due to aging

Interior:

The Series #93XJ1 Asset is finished with a smoke grey leather interior, which compliments the exterior Spa Silver paint color and makes for an iconic combination. The driver-oriented cockpit has many of the comforts of a modern car such as climate control, sound system, and great visibility, however, still retains a minimalistic design to mitigate distractions. Directly in front of the driver is a prominently located tachometer and speedometer, with auxiliary gauges such as boost psi, engine temp, oil temperature, fuel level, transmission temp and a clock, located in a secondary cluster on the driver’s side door set to the left of the main cluster. Pedal placement and seating geometry offers hints to the racing heritage of the team behind the engineering of the XJ220. The 5-speed manual transmission is centrally located with a high positioned shift knob allowing for unobstructed shifts and minimal distance between shifter and steering wheel. Series Jaguar XJ220 retains its original Alpine Radio system with trunk loaded 6-CD changer.

-Two original keys are available

-Seats and upholstery are in exceptional near new condition.

-Steering wheel, shifter, center bolster have minimal wear to the leather

-Copies of original owner’s manuals are present (originals are known to have degraded with age)

-Original center lock wheel lug, original center lock wheel torque wrench, original jaguar medical kit, original fuse and bulb kit, and original sales brochure are all present

Specific Issues to Note:

-n/a

Mechanicals:

Specific Highlights of Asset

-50 State Legal Emissions: Believed to be 1 of 2 California emissions-regulated cars.

-1,305 original miles (2,103 KM)

-Recent refurbishment to fuel system

-Original Bridgestone Expedia S-01 tires with US DOT stamping

Specific Issues to Note:

-n/a

Model History and Engineering

The Jaguar XJ220 has a somewhat interesting and convoluted history. It started out as an almost “skunkworks-style” project led by automotive racing legend, Tom Walkinshaw. The team working on the XJ220 was labeled as “The Saturday Club” consisting of 12 engineers and designers who volunteered themselves to work nights and weekends to bring their masterpiece to reality. This dedicated team set out to accomplish one thing, to build a car whose performance would eclipse its supercar peers from Ferrari and Porsche. Although in the end Jaguar did achieve its goal, it was overshadowed by the displeasure their customer base. As emblematic of the time, environmental regulations made it impossible for Jaguar to produce a street version of the XJ220 that leveraged the Le Mans proven Jaguar V-12. This ultimately led to the root of what caused decades of mixed feelings regarding the XJ220, a 6-cylindar power plant. Although the Twin Turbo Metro 6R4 Developed by an ex Cosworth engineer (who was poached from the Williams F1 Team) was dramatically lighter, more fuel efficient and generated much more horsepower and torque than the anticipated V-12, early customers were highly disenfranchised by the unexpected change of plans. When Jaguar released the final engine specs many people who had put down substantial deposits reneged on their orders. The V-12 is not the only feature Jaguar excluded from the project’s original plans in the interest of speed. The original design concept called for a drivetrain with power to all 4-wheels. Jaguar ultimately realized they would have to implement a simpler and lighter 2-wheel dive setup to achieve the 220 MPH target top speed. An MSRP that came in more than $100,000 over budget during a time of financial recession only added to the project’s troubles.

In 1988 when the XJ220 project was announced, an astonishing 1,500 people put down an approximately $65,000 deposit to secure their order. With only 271 chassis ever produced, we believe the majority of those potential customers were disenfranchised by a combination of Jaguar’s decisions and the economic climate of the early 1990’s.

Market Assessment

We believe that for a car of such rarity, beauty and industry benchmark performance the XJ220 has not received the recognition that has benefited its contemporary models by Ferrari and Porsche. Beyond being more a more capable performer than the Porsche 959 and Ferrari F40, it is considerably more rare. There were ~350 Porsche 959’s produced and approximately 1,300 F40’s produced, with low mileage examples of both selling for well above one million dollars in today’s market. Although the XJ220’s early history was shrouded in controversy and misunderstanding, we believe that it has since shed these labels and claimed its throne as one of the most influential supercars of all time, and the most iconic Jaguar’s since the E-type. While arguably the wrong business decision at the time, we believe that Jaguar’s decision to alienate its customers in pursuit of engineering superiority helped set the stage for the modern hyper-car movement.

Specifications

Series Jaguar XJ220 Specifications
Year	1993
XJ220 Production Total	271
Engine	3.5L Quad Cam 24-Valve V6
Drivetrain	Mid-engine, Rear wheel drive
Power	542 hp
Torque	475 lb-ft
Length	194.09”
Transmission	5 Speed Manual
Country of Manufacture	United Kingdom
0-60	3.6 Seconds Est
¼ Mile	11.7 Sec. est.@125 MPH
Top Speed	220 MPH
Color EXT	Spa Silver
Color INT	Smoke Grey
Documentation	Yes
Condition	Original Condition, Minor Refurbishment
Books/manuals/tools	Copy of Original/ Copy of Original/ Yes
Restored	No
Paint	Original (Minimal Touch Up)
Vin #	SAJJEAEX8A220849
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar XJ220 going forward.

USE OF PROCEEDS – Series #95BL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95BL1 Asset Cost (1)	$112,500	94.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.84%
	Brokerage Fee	$871	0.74%
	Offering Expenses (2)	$889	0.75%
Acquisition Expenses (3)	Accrued Interest	$1,439	1.21%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.23%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.63%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$780	0.66%
	Total Fees and Expenses	$5,000	4.22%
	Total Proceeds	$118,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	5/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$10,000
Installment 1 Amount	$80,000
Installment 2 Amount	$22,500
Acquisition Expenses	$2,460

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW M3 LIGHTWEIGHT

Summary Overview

•On July 12, 2018 the Series #95BL1 Offering was completed and, upon completion, Series #95BL1 purchased a 1995 BMW E36 M3 Lightweight (at times described as the “M3 LTW” or the “Lightweight” throughout this Offering Circular) as the underlying asset for Series #95BL1 (the “Series BMW M3 Lightweight” or the “Underlying Asset” with respect to Series #95BL1, as applicable), the specifications of which are set forth below.

•In 1995 BMW released the E36 M3 Lightweight as a homologation to their dominant and 24 Hour of Daytona winning E36 M3 GT racecars. This race inspired road car was BMWs answer to US customers’ desire for a more “raw” version of the current, and already industry-standard setting, E36 M3. This lightweight version shed a full 225 pounds off the standard M3.

•BMW never released official production numbers for the Lightweight; however, it is believed that only 126 cars were ever produced, of which 11 were pre-production cars used for marketing and testing purposes, and 85 were delivered to the US market, thus making the M3 LTW an extremely rare variant by any standard.

•The Lightweight was built with one main purpose in mind, to create the purest and most driver focused road car BMW had ever manufactured to date. “The lightweight car is M3 Espresso, Pure and concentrated,” says Car and Driver.

•Each M3 LTW engine was hand selected by BMW engineers after being tested to ensure only engines whose power was at the upper crest of BMW’s accepted standard deviations were allocated to Lightweights.

•World-renowned tire producer, Michelin, has owned a Lightweight since its release for internal use as a test car. Still to this day they use that very same vehicle to develop modern tires such as the Michelin Pilot Super Sport and Pilot Sport 4S.

•Each Lightweight went through a finishing process by BMW USA race team organizers PTG (Prototype Technology Group) where the cars received final adjustments, special part installations, and set-up. PTG enjoyed numerous podium finishes in the IMSA GTS-2 class, most notably winning the 1997 24 Hours of Daytona in the #10 PTG M3 driven by Bill Auberlen. PTG’s race winning DNA is intertwined into each Lightweight.

•The Series BMW M3 Lightweight is a particularly compelling example due to its low mileage, high originality, detailed known single ownership history since new and complete maintenance record.

Asset Description

Ownership and Pricing History

The Series #95BL1 Asset is a single owner example that was maintained to extremely high standard by its original owners, a husband and wife duo from Massachusetts. The Series BMW M3 Lightweight has traveled only 13,400 miles to date, a statistic that falls well below the average of its peers. The Series M3 Lightweight landed at the port of New Jersey on November 20, 1995 and was then transported to Herb Chambers BMW in Boston. The car was then on display in the showroom until it was purchased by the owner from whom we are purchasing. The Series BMW M3 Lightweight has spent the entirety of its life in Massachusetts under the care of its original owners who took delivery of the car when new from BMW on March 17th, 1997 (the Underlying Asset was in dealership inventory previously). It is worth noting that the owner is an engineer and took great precautions and care when it came to maintaining the Series BMW M3 Lightweight. Detailed journals were meticulously kept on the car, noting its maintenance history and what services were performed, all oil changes, details of the alignment setup, and even every single time the car was refueled (including date, amount, and brand of petrol).

With an introductory MSRP of $47,895.00, the M3 LTW cost nearly ten thousand dollars more than the standard M3. This extremely rare and stripped down Fédération Internationale de l'Automobile homologation model was only cut out for the dedicated enthusiast willing to forfeit modern comforts and pay more for performance. Today public auction results indicate that low mileage examples have recently sold in the range of $135,000 to $165,000 and higher mile examples have recently sold in the range of $75,000 to $90,000. Most recently, at the 2017 Gooding Amelia Island Auction, a Lightweight with 7,500 miles sold for $145,750.

Vehicle Maintenance History

The Series BMW M3 Lightweight has spent its entire existence under the expert care of its original owner. Having a background in mechanical engineering, the owner took responsibility for the care, service, and maintenance of the Series BMW M3 Lightweight. Judging by the frequency of maintenance and extremely detailed documentation of all services performed, amount of care invested in this example is apparent. Ranging from post track-day brake bleeds to regular oil changes about every 3-5 months, the original owner took exemplary care of this car. Stemming from his background in mechanical engineering, the owner frequently fine-tuned his own tire alignments to enhance the cars grip threshold and handling characteristics; an exercise that not only takes a great deal of knowledge, but also great patience as it is extremely time-consuming without expensive equipment. We believe the original owner serviced the Series BMW M3 Lightweight to a level that is well beyond what one would expect from a standard dealer serviced vehicle.

Design and Features Overview

Exterior:

The body of the M3 LTW differed only slightly from the standard M3 model. Not to be mistaken by their similar silhouettes, the Lightweight utilized aluminum door panels and carbon fiber pieces in order to shed unnecessary weight. The sunroof had also been deleted from all Lightweights for added stiffness as well as additional weight reduction.  The Lightweight sits atop a set of forged alloy BMW motorsports wheels in order to reduce un-sprung weight. The telltale giveaway of a Lightweight is the BMW Motorsports red, purple and blue checkered flag decals, motorsports derived front wing, and the motorsports derived rear spoiler. Based on the results of the pre-purchase inspection, we believe, the exterior of the Series #95BL1 Asset to be extremely well preserved, only showing minor flaws consistent with its low mileage and meticulous owner. Notably, the VIN stickers are present on all original body panels of the Series BMW M3 Lightweight.

Specific Exterior Issues to Note:

•Slight peeling of the Series BMW M3 Lightweight motorsport flag livery

•Minor road blemishes on lower rocker panel (to be expected of a car this low to the ground)

•Front Lip has minor scuffs underneath, slight scuffs on leading edge and top, but no cracking

•Minor (< ½”) blemish on both rear wheel lips - not due to road/curb rash, but rather from debris due to rear rims being wider than fronts

•Small ding on driver side rear fender

Paint Meter Results (believed to be 100% original paint):

•Right rear quarter panel – 4mm

•Left Rear quarter panel – 4mm

•Right door – 4mm

•Left door – 4mm

•Right front fender – 4.5mm

•Left front fender – 5mm

•Hood – 4mm

•Roof – 4.5mm

•Trunk – 8.5mm (Original trunk was removed to accommodate installation of the optional rear spoiler on an aftermarket trunk; however, the original trunk and spoiler have been retained and preserved)

Interior:

The interior, although very similar to the standard E36 M3, has some key features, or perhaps lack thereof, that are unique to the Lightweight. Most notably, the Hurricane Cloth interior is bespoke to special edition BMWs. BMW opted for a cloth interior over a more luxurious leather interior in the interest of saving weight. Continuing the theme, there are several components that are not found in the car in the interest of saving weight. These items include: Air conditioning, a radio and sound system, sound dampening material, electric seats & windows, and even the hard-

plastic BMW emblem on the steering wheel. Based on the results of the pre-purchase inspection, the condition of the Underlying Asset’s interior can generally be described as excellent, including:

-Two original keys are present

-Seats and upholstery are in excellent condition other than a few minor flaws outlined below

-Steering wheel, shifter, center bolster have minimal wear to the leather

-Original owner’s manuals, BMW books, factory window sticker, original title, owners journal documenting notes on use and maintenance of the vehicle are present

Specific Issues to Note:

-Drooping headliner affecting approximately 1 sq. ft. of fabric

-Fabric on passenger side rear seat has started to loosen up

-Center console ashtray is stuck closed (possibly due to carbon fiber shrinkage)

Mechanicals:

Specific Highlights of Series BMW M3 Lightweight:

-Approximately 13,400 original miles

-Euro spec lowering springs

-Shortened final drive ratio to 3.23 to allow for faster acceleration

-Original VIN number present on engine and transmission

-The car retains all 4 original components of the trunk kit

▪Engine lower cross brace (installed)

▪Upper strut brace (installed)

▪GT wing (installed on aftermarket trunk lid so as to avoid drilling the original, which has been retained and preserved)

▪Dual pickup oil pan and pump (not installed)

Specific Modifications to Note:

-The car once had a rear seat 4pt. roll bar installed that has been since removed and holes plugged professionally.

-The rubber break lines have been replaced with proper stainless-steel variants on all four corners.

Compression and Leakage Tests Findings:

-All numbers are within factory standards and indicate this being a healthy and well-kept engine.

Cyl. #	1	2	3	4	5	6
Compression	185 PSI	180 PSI	185 PSI	185 PSI	185 PSI	190 PSI
Leakage	10% @ 35PSI.	8% @ 35PSI	7% @ 35 PSI	7% @ 35PSI	5% @ 35 PSI	11% @ 35 PSI

Model History and Engineering

In 1995, three years into BMW E36 M3 production, the desire from the American market for a track ready and more performance-oriented version of the already extremely capable M3 was answered. A limited run of approximately 126 cars homologated from BMW’s 24 Hours of Daytona winning GTS-2 M3 program were produced by shedding a total of 225 pounds through the use of aluminum and carbon fiber, removing unnecessary luxuries such as air conditioning, a radio & sound system, sound dampening material, electronic seats and windows, and even the hard-plastic BMW emblem on the steering wheel.

BMW engineers believed that the 3.0L inline 6cyl. M3 engine was more than capable of taking on anything in its class and set out to pair this engine with the purest, lightest and stiffest chassis they could conceive for the road. We believe that many enthusiasts would agree that a light and stiff chassis is almost as important, if not more important, than having a more powerful engine.  Although the Lightweight’s relatively high MSRP (almost $10,000 higher than the standard M3 version) for the time made initial sales of the car challenging, over the years it has grown into a desirable BMW collectible vehicle.

As a testament to what BMW set out to achieve, the quote below is what BWM Motorsports Brand Manager, Erik Wensberg, wrote as a description for dealers: “1995 BMW M3 Lightweight: Designed for the performance purist and/or active competitor, the M3 Lightweight is a limited-production specialty product built with competition in mind. This road-legal model will be produced to special standards, deleting all unnecessary comfort and convenience equipment, and adding a number of performance upgrades which are all based on the European M3 GT homologation series for worldwide GT racing. The M3 Lightweight defines the true essence of the M3 performance profile.”

Even by today’s standards, we believe that the Lightweight is respected as a well-balanced and pure driving experience. Michelin, one of the world’s most widely respected tire producers, is still using an un-modified Lightweight as a tire test vehicle some 20 years after its original manufacture. Developing 21st century tire technology with a car that’s over 20 years old is a testament to the enduring performance of the M3 LTW. A naturally aspirated engine, square tire setup, and a 2,950lb curb weight provide drivers with “crystal clear communication” to the road and make the Lightweight an ideal development vehicle.

Market Assessment

We believe that it is not often that one of the highest volume automotive manufacturers in the world releases a special edition model with such limited production as the 1995 E36 M3 Lightweight. There are only a handful of times BMW has released a car with production numbers even remotely close to that of the Lightweight, and all of those vehicles’ prices have historically experienced considerable appreciation. These vehicles include the 1956 BMW 507 of which 252 were produced (currently valued @ $2,100,000), the 1978 BMW M1 of which 453 were produced (currently valued @ $655,000), and the 1972 BMW 3.0 CSL of which 169 were produced (currently valued @ $329,000).

Further, the Lightweight was derived as a direct homologation of one of BMW’s most successful and dominant race chassis. Based on estimates from Hagerty and Kidston over the past 10 years, homologation models such as the Lancia Stratos (Approx. up 152%), the Audi Quattro (Approx. up 370%), and the Ford RS 200 (Approx. up 166%), tend to retain value and appreciate at a rate above broader collector cars market (Up Approx. 93% according to Kidston). We believe, the direct technology leveraged from factory race teams enables owners to drive essentially a factory race car on the street, as well as the nostalgia they provide to motorsports fans makes them desirable as collectibles.

Notable public figure, Hollywood actor, car collector and automotive enthusiast, the late Paul Walker, owned a total of six 1995 BMW M3 Lightweights based on his belief in the future collectability of the model.

Released in the middle of the 1990 recession and the 2000 dot-com bubble, sales of 1995 M3 lightweights initially suffered and considerable discounts were offered to buyers. Prices have since recovered and the car has recently started to receive recognition from the collector community as an important model in the BMW lineage.

The Series BMW M3 Lightweight is a single-owner, matching-number, documented-history example retaining its near complete originality, including body panels, engine, drivetrain, paint, and key accessories. As compared to the Underlying Asset, we believe that many other Lightweights have been modified for the track, damaged, under-maintained, and/or driven for considerably higher mileage.

Specifications

Series BMW M3 Lightweight Specifications
Year	1995
Make	BMW
Model	M3 Lightweight
M3 Lightweight Production Total	Estimated 126 (116 sold to public)
Engine	3.0L Inline 6 Cyl. 24V DOHC
Drivetrain	Front Engine, Rear Wheel Drive
Power	240 Horsepower
Torque	225 Ft/lb
Length	174.5 In.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	5.8 Seconds Est.
¼ Mile	13.9 Sec.
Top Speed	155MPH
Color EXT	Alpine White
Color INT	Hurricane Cloth
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes, All Original
Restored	No
Paint	Original
Vin #	WBSBF9329SEH07978
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW M3 Lightweight going forward.

USE OF PROCEEDS – Series #90FM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90FM1 Asset Cost (1)	$10,375	62.88%
	Interests issued to Asset Seller as part of total consideration (1)	$4,125	25.00%
	Cash on Series Balance Sheet	$500	3.03%
	Brokerage Fee	$90	0.55%
	Offering Expenses (2)	$124	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	1.64%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	3.03%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$515	3.12%
	Total Fees and Expenses	$1,500	9.09%
	Total Proceeds	$16,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$10,375
Installment 2 Amount	$0
Acquisition Expenses	$771

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FOrd Mustang 7-up edition

Summary Overview

•On July 31, 2018 the Series #90FM1 Offering was completed and, upon completion, the Series #90FM1 exercised the purchase option to acquire a majority equity stake in a 1990 Ford Mustang 7-Up Edition (at times described as the “7-Up Mustang” or the “7-Up Edition” throughout this Offering Circular) as the underlying asset for Series #90FM1 (the “Series Ford Mustang 7-Up Edition” or the “Underlying Asset” with respect to Series #90FM1, as applicable), the specifications of which are set forth below.

•The Series Ford Mustang 7-Up Edition is one of just 4,103 7-UP Edition Mustangs manufactured during its single year of production, and one of only 1,360 produced with a manual transmission.

•An initial run of 30 7-Up Mustangs were intended to be used as a prize for the “Nothing But Net” half-court shot competition at the 1990 NCAA basketball tournament. However, a last-minute dispute derailed the promotion after production had already started. Nonetheless, Ford liked the unique deep emerald green over white color way of the car and received a substantial amount of purchase interest from potential customers that it decided to move forward with the special edition model for the public. It holds a significant place in Ford history as the unofficial 25th anniversary commemorative limited edition of the 7-Up Mustang.

•The 7-Up Mustangs were only offered as a soft top convertible in LX trim with the 5.0 V8 engine. Many found this specification very desirable due to its lack of extra body cladding and therefore weight, while paired to the powerful 5.0 V8.

•The Series Ford Mustang 7-Up Edition is an approximately 13,400 original mile, original paint, highly preserved, manually shifted example.

•With “Fox Body” Mustangs recently being recognized by the collector community, we believe low mileage, highly original examples of the 7-Up Edition to have excellent potential to become a collectors-item.

Asset Description

Ownership and Pricing History

The Series Ford Mustang 7-Up Edition was originally purchased from Jack Bryn Ford & Mercury dealership of Mechanicville, New York. The Series Ford Mustang 7-Up Edition was ordered on January 9, 1990 and was delivered to the dealership in March of,1990. The original owner took delivery shortly after the car arrived at the dealership. The original owner held on the Series Ford Mustang 7-Up Edition for a total of 8 years driving it just 1,448 miles in total. The Series Ford Mustang 7-Up Edition’s second owner, who resided in Albany, New York, accumulated 11,786 miles between 1998 and 2006. Another gentleman, also residing in the state of New York, acquired the Underlying Asset in 2006. He drove the car sparingly, running the mileage up to 12,632 miles. In 2014 the Series Ford Mustang 7-Up Edition was then purchased by another local owner residing in East Hartford Connecticut, who increased the total mileage to approximately 13,400.

Based on the current excellent condition of the Series Ford Mustang 7-Up Edition, we believe that each of its four previous owners cared for the car as one would an important piece of Ford automotive history. Although the Series Ford Mustang 7-Up Edition has traveled a total of 13,400 miles, we believe the wear on the car to be on par with that of a significantly lower mileage example.

The original purchase price of $20,017 in 1990, a relatively high price for the time (average price of a car was $9,473 in 1990), immediately set this model apart from the other Mustangs of the era. Although 7-Up Edition prices decreased throughout the 90’s, the resurgence of interest in “Fox Bodied” Mustangs has led to recent price appreciation. Some low mileage examples have sold for more than $80,000 based on data from Barrett Jackson 2017 Scottsdale auction.

Vehicle Maintenance History

From its clean Carfax and documented mileage & maintenance history, and having received all its regular services, we believe the Series Ford Mustang 7-Up Edition to be in excellent condition from a mechanical standpoint.

Design and Features Overview

Exterior:

The 7-Up Edition is a special edition variant of the “Fox Body” Mustang, which was produced from 1979 – 1993. It was only available in the LX Convertible trim, a more elegant variant than the exaggerated and widened GT version.  Notably, the 7-Up Mustang is finished in its original color combination of Deep Emerald Jewel Green Metallic Paint contrasted by a white convertible soft-top and interior. The 7-Up Edition came from the factory with the premium 15-inch GT aluminum turbine wheels. Other key attributes are the body color matching dual outside mirrors as well as the front fascia and bodyside moldings.

We believe the exterior of the Series Ford Mustang 7-Up Edition to be in exceptional condition for a car with 10,000+ miles. Exterior wear is concurrent with that of a significantly lower mileage example. The car shows minimal paint imperfections, no dry or cracked moldings, and no scuffs on the wheels. We believe that this car has been extremely well persevered for its age and mileage.

Specific Exterior Issues:

-None.

Interior:

The Series Ford Mustang 7-Up Edition is finished in white leather throughout much of the interior. This includes, but is not limited to, the instrument panel padding and registers, glove box door, vinyl door trim panel inserts, console, and armrest padding. Included in the special edition 7-Up Mustang package was cruise control, electronic AM/FM radio with cassette player, clock, premium sound system, and a manual air conditioning system. One feature that contributes to the rarity of this limited-edition model is the five-speed manually shifted transmission, of which only 1,360 were produced.

Features of note include:

-Original window sticker retained

-Original spare tire as new

-Two original keys are retained

-Seats and upholstery are in exceptional condition - no signs of scuffing or discoloration on leather aspects of the car

-Steering wheel, shifter and center bolster have minimal wear to the leather

-Original cardboard folder retained with original books and manual

-Original marketing material provided by Ford upon purchase

-Original dealer build sheet

-Original convertible top boot cover

Specific Interior Issues:

-None.

Mechanicals:

Specific Highlights of Asset:

-13,400 documented miles

-Documented scheduled maintenance.

-Believed to be original tires

Specific Issues to Note:

-None, all mechanical features of the car are in working condition

Model History and Engineering

In 1989 the 7-Up Bottling Company started talks with Ford Motor Company about what they could do together for a promotional event surrounding the 1990 NCAA Basketball championship, which they were co-sponsoring. The concept for the event was an “under the bottle-cap” contest to win a chance to participate in a half-court shot competition scheduled to take place throughout the 1990 NCAA Basketball Tournament. Winners would take home one of 30 special edition 7-Up Mustangs. When plans for the collaboration were canceled, Ford had already started its production of the commemorative 7-Up Edition cars. The team at Ford were fond of the unique color combination and mechanical specifications and decided to put the 7-Up Edition into a relatively small run of production to fill its need for a 25th anniversary Mustang. Originally scheduled for 5,000 units, the company only ended up producing 4,103.

The engineering plan for this car was a simple equation. Take some of the best performance parts from the 5.0 GT model and put them into a more elegant and luxurious LX trim. Without the fender flairs and front valance of the GT, the LX was some 80lbs lighter. The 7-Up Mustang did however feature the sought after 5.0L V8 engine, as well as marginally upgraded suspension hardware carried over from the GT variant.

Market Assessment

We believe the “Fox Body” Mustang to be one of the most recognizable Mustangs ever produced. We believe that “Fox Body” Mustangs have a broad base of interest across multiple generations and use cases. The 7-Up Edition, particularly those examples with the manual transmission, is a compelling specification for a “Fox Body” Mustang and was birthed out of a failed marketing scheme, which we believe provides it additional interest and notoriety in the collector community.

Most recently in 2017, a near zero-mile example of a 7-Up Mustang was sold at the Barret Jackson auction for an estimated $82,500 (this was an automatic transmission car, which is less rare and generally seen as less desirable).

Specifications

Series Ford Mustang 7-Up Edition
Year	1993
7-Up Mustang Production Total	4103
Engine	5.0L Coyote V8
Drivetrain	Front Engine, Rear Wheel Drive
Power	225 hp
Torque	300 lb-ft
Length	179.06”
Transmission	5 Speed Manual
Country of Manufacture	United States
0-60	6.7 Seconds Est
¼ Mile	15.2 Sec.

Top Speed	145 MPH
Color EXT	Deep Emerald Jewel Green Metallic
Color INT	White
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original/ Original/ N/A
Restored	No
Paint	Original
Vin #	1FACP44E5LF159089
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford Mustang 7-Up Edition going forward.

USE OF PROCEEDS – Series #89PS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89PS1 Asset Cost (1)	$61,000	36.97%
	Interests issued to Asset Seller as part of total consideration (1)	$99,000	60.00%
	Cash on Series Balance Sheet	$1,000	0.61%
	Brokerage Fee	$470	0.28%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,021	1.22%
	Total Fees and Expenses	$4,000	2.42%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	6/21/2018
Expiration Date of Agreement	$43,373
Down-payment Amount	$0
Installment 1 Amount	$61,000
Installment 2 Amount	$0
Acquisition Expenses	$271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES Porsche 911 Speedster

Summary Overview

•On July 31, 2018 the Series #89PS1 Offering was completed and, upon completion, the Series #89PS1 exercised the purchase option to acquire a minority equity stake in a 1989 Porsche 911 Speedster (at times described as the “911 Speedster” or “1989 Speedster” throughout this Offering Circular) as the underlying asset for Series #89PS1 (the “Series Porsche 911 Speedster” or the “Underlying Asset” with respect to Series #89PS1, as applicable), the specifications of which are set forth below.

•The 1989 Speedster payed homage to what we believe to be one of the most significant models in Porsche history, the 1950’s 356 Speedster.

•Released amid sales turmoil and a sharp downturn in sales at Porsche, the 1989 Speedster was created to help reverse a slump that almost put Porsche out of business. This very same concept was employed some 30 years earlier (spearheaded by Max Hoffman Porsche) with the original introduction of the Speedster designation.

•The 1989 Speedster was the last car to come out to the original Stuttgart Porsche factory and considered to be the last 911 with the “classic” body style.

•Only 2,100 1989 Speedsters were built and of those only 797 were allocated to North America.

•The 911 Speedster was the first in a series of special edition 911’s, which also includes the 964 Speedster, the 993 Speedster, the 997 Speedster, and the recently announced 991 Speedster.

•The Series Porsche 911 Speedster is a matching numbers example with Porsche issued Certificate of Authenticity and maintains a high level of originality.

•The Series Porsche 911 Speedster has previously been in the custody of well-respected collectors and dealers such as Bruce Canepa, Ferrari of Denver, and most notably, famous Comedian and prolific Porsche collector Jerry Seinfeld.

•With just under 11,000 miles and what we believe to be a highly complementary color combination of silver metallic over marine blue, the Series Porsche 911 Speedster is a unique example among its peers.

Asset Description

Ownership and Pricing History

The Series Porsche 911 Speedster was originally ordered to Stuart, Florida by its first owner, who drove the car a total of 10,414 miles over the course of the next 23 years. In 2013 notable collector and comedian Jerry Seinfeld purchased the Series Porsche 911 Speedster and retained ownership until late 2015. In December of 2015 the car was sent to Canepa Motorsports where it received a full top to bottom service. The Series Porsche 911 Speedster was then acquired by a gentleman living in Colorado who ultimately parted with the car trading it in with  Ferrari of Denver (Stewart’s Classics of Colorado, LLC ).  In 2017 the Series Porsche 911 Speedster was added to the inventory of Ferrari of Denver.

After the 911 Speedster’s initial release at an MSRP of $69,800, prices depreciated into the sub $50,000 range, as was typical of many exotic sports cars of the era. However, in the early 2010’s, prices of air-cooled Porsches, and especially models manufactured in the Stuttgart factory like the 911 Speedster, started to appreciate rapidly. In 2012-2013 a high quality 911 Speedster would trade in the range of $100,000 - $125,000. Shortly thereafter the 911 Speedster experienced a large increase in prices and is now trading in the range of $150,000 - $300,000 based on quality.

Vehicle Maintenance History

-Documented scheduled maintenance has been performed

-Full servicing and refresh by Canepa Motorsports in 2015

Design and Features Overview

Exterior:

The 1989 Speedster was based on the standard Carrera Cabriolet with some key design features that distinguish it from the more common 911 variants. Most notably, and the design staple of the Speedster series, is the removal of the rear seats and the addition of the fiberglass dual hump tonneau cover that hid the manually operated and purposefully simplified soft top. Porsche created a convertible roof that would give the look and feel of the original 1950’s 356 Speedsters. Although true to the design of the original 356 Speedster, the minimalist soft top had some design faults that created extra noise and the potential for leaks. These faults were so apparent that buyers were required to sign a contract upon purchase acknowledging these issues.  The 1989 Speedster could also be ordered with the popular “Turbo Look” package (the vast majority were), which added the widebody arches of the 1989 930 Turbo. Although this package perfectly suited the looks of the car it did add 90 pounds of weight.  Finally, the aluminum framed windshield of the 911 Speedster was shortened by 3 inches and raked 5 degrees flatter than that of a standard 911, giving it the classic 356 Speedster low line look.

Specific Exterior Issues:

-Original paint, other than a professional high-quality re-spray of the driver side door as well as front bumper.

Interior:

The interior of the 911 Speedster is almost exactly the same as what you would find in the base 911 Carrera of the same generation. The key distinguishing feature of the 911 Speedster interior is the replacement of rear seats with two small cubbies. The Series Porsche 911 Speedster has marine blue leather and carpeting covering most of the interior surfaces of the car.

The 1989 models would be the last time in Porsche history that the company produced a centrally located floor mounted 5-speed shifter. Directly behind the steering wheel is the centrally located and oversized tachometer, a feature that is recognized as a Porsche staple. Seats in the 911 Speedster were lower than a typical 911 to compensate for the angled windscreen.

Specific Highlights of the Underlying Asset:

-Two original keys are available w/key card

-Original window sticker

-Owner’s manuals and warranty booklet in the originally provided leather pouch

-Original car cover and cover bag

-Original tool kit

-Original air compressor

-New York State Registration verifying Jerry Seinfeld previous ownership

Specific Interior Issues to Note:

-None, the interior of Series Porsche 911 Speedster retains all of its originality and has minimal wear consistent with the mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-10,825 original miles

-Serviced by one of the most prestigious restoration centers in the world, Canepa Motorsports

-Retains original and matching number engine, transmission, and drivetrain

-Powered by what is considered to be one of the most “bulletproof” air cooled engines Porsche has ever produced, the 3.2L flat six

-G50 updated gear box

Specific Issues to Note:

-Aftermarket exhaust has been installed.

Model History and Engineering

In 1986 Porsche had sold nearly 30,000 new cars in the U.S. By comparison, in 1989 & 1990 combined, Porsche only sold about 18,000 new cars in the U.S. Many believe that the sharp decline can be attributed to the fact that auto enthusiast simply wanted something new and exciting from Porsche, others believe that Porsche had priced out many of its core customers. Marketing teams quickly jumped into action to devise a plan to revive the brand in North America. In the mid 1950’s Porsche faced a similar situation. When the 356 model was released the Porsche dealer Max Hoffman requested the Company make the Speedster model, which was a stripped-down racer at a lower price point compared to other 356’s of the time, positioned to increase sales performance.  Following that same principle, Porsche revived the Speedster name with the 911 Speedster in order to revive its sales performance and bring some excitement to the brand. Immediately after being revealed the automotive community responded positively to the “chopped top” special edition. Although the first concept for the 911 Speedster was produced in 1982, it was kept in the Porsche design archives until 1987, when the brand needed a sales jolt.

We believe that the unique design of the 911 Speedster is what makes it one of the purest 911’s ever created. It kept all the simplicity of early 911’s but addressed known faults such as rust, head stud failure, and timing chain tensioner issues. Although powered by the 3.2L flat-six engine borrowed from the standard Carrera model of the time, the 911 Speedster utilized the stiffer and more robust chassis of the 930 Turbo. Similarly, it borrowed heavy-duty four-piston brakes from the Turbo. Hemmings said it best “the 3.2 Liter Carrera-based Speedster is considered among the best-sorted, best built, most durable air-cooled 911s ever made.

Market Assessment

We believe, that the Speedster name will always hold a significant place in Porsche history. Reserved only for purist special editions, the 1989 Speedster version is considered to be one of the best according to Hemmings. As the last car to be built in the old Stuttgart factory, as well as the last of the “simple” air-cooled Porsche models, the 1989 Speedster combines many desirable classic Porsche attributes. Although prices were at one-point low for an asset of such rarity, the 1989 Speedster market has since appreciated significantly.

We believe that the previous ownership of the Series Porsche 911 Speedster by Jerry Seinfeld adds significantly to the history of the vehicle. Not just because of his celebrity status, but because Jerry Seinfeld is known in the automobile community to purchase the best of the best and looks for models with deep historical significance.

Specifications

Series 1989 Porsche 911 Speedster
Year	1989
Speedster Production Total	2056
Engine	Air Cooled 3.2L flat Six
Drivetrain	Rear Engine, Rear Wheel Drive
Power	214 hp
Torque	195 lb-ft
Length	168.9
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	6.0 Seconds Est
¼ Mile	14.5 Sec. est.
Top Speed	150 MPH
Color EXT	Silver Metallic
Color INT	Marine Blue
Documentation	Yes
Condition	Original Condition, Minor Exterior refurbishment
Books/manuals/tools	Original/ Original/ Original
Restored	No
Paint	Original (minor respray of door and bumper)
Vin #	WP0EB091XKS173673
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche 911 Speedster going forward.

USE OF PROCEEDS – Series #98DV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98DV1 Asset Cost (1)	$120,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.92%
	Brokerage Fee	$956	0.74%
	Offering Expenses (2)	$975	0.75%
Acquisition Expenses (3)	Accrued Interest	$487	0.37%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,895	1.46%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$640	0.49%
	Sourcing Fee	$2,347	1.81%
	Total Fees and Expenses	$7,500	5.77%
	Total Proceeds	$130,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/28/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$40,000
Installment 1 Amount	$80,000
Installment 2 Amount	$0
Acquisition Expenses	$3,222

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DODGE VIPER GTS-R

Summary Overview

●On October 10, 2018 the Series #98DV1 Offering was completed and, upon completion, the Series #98DV1 purchased a 1998 Dodge Viper GTS-R (at times described as the “Viper GTS-R” throughout this Offering Circular) as the underlying asset for Series #98DV1 (the “Series Dodge Viper GTS-R” or the “Underlying Asset” with respect to Series #98DV1, as applicable), the specifications of which are set forth below.

●Only one hundred (100) 1998 GTS-R’s were built as homologation special editions of the Viper GT2 race car.

●The 1998 Dodge Viper GTS-R commemorates the first American car to win at Le Mans since the Ford GT40 in 1969.

●The Series Dodge Viper GTS-R has never been registered or titled (it is currently on Manufacturer's Statement of Origin from Chrysler Motors).

●The Series Dodge Viper GTS-R is believed to be one of the lowest mileage examples in existence today, displaying just 221 miles on the odometer.

●The Series Dodge Viper GTS-R was previously held in the personal collection of one of the owners of Viper Exchange, a specialist dealership located in Texas.

●Dodge has announced that it has ceased production of the Viper product line and has no immediate plans to build new models.

Asset Description

Ownership and Pricing History

The Series Dodge Viper GTS-R was originally delivered to Orlando Dodge in Orlando, Florida in September 1998. The car was then acquired by the owner of Viper Exchange (Tomball Dodge in Texas), where it remained until the Company’s acquisition in July 2018. The car has never been registered or titled and retains its original Manufacturer’s Statement of Origin (MSO). As the Viper GTS-R has remained in the dealership network since new, there is no further transaction or ownership history.

The Viper GTS-R was released with an MSRP of $85,200. Given the rarity of these cars, transactions have only started to appear in the public auction markets over the past several years. Prices have generally ranged from $90,000 - $150,000 based on condition, mileage, and quality.

Vehicle Maintenance History

The Viper GTS-R has been owned and maintained by dealers in the Dodge network since its original manufacture date. With 221 miles on the odometer, the car has not been used enough to warrant extensive maintenance. For much of its life, the car has been owned by Viper enthusiasts and marquee experts whom we believe to have preserved the car in line with generally accepted best practices. In 2017, Viper Exchange serviced some electrical components, including an airbag and window regulator, along with replacing the seat belts per a manufacturer recall. In July 2018, Viper Exchange performed a full 99-point inspection, serviced the differential, and performed an oil change and coolant flush. Viper Exchange deemed the car to be in excellent working condition at this time.

Design and Features Overview

Exterior:

Built to commemorate the 1997 FIA GT2 championship-winning race car, the 1998 Viper GTS-R has certain differentiating features from the “standard” Viper GTS of the day. All 100 examples were finished in Stone White with Viper Blue Le Mans racing stripes to match the Oreca team’s race car from the prior year. This color combination is also a nod to legendary American racer Briggs Cunningham, who used Chrysler engines in his custom-built race cars that he campaigned at Le Mans in the 1950s.

The Viper GTS-R features a GT2 aerodynamics package that includes a front air dam and splitter, nose mounted aero canards, ground effect side sills, and a tall carbon fiber rear wing. Though the racing versions were built in France by Oreca, Chrysler commissioned the original suppliers to fabricate these parts for the road car. The only functional difference between the racecar and the homologation edition is that the rear wing of the Viper GTS-R is set at zero angle of incidence and can’t be adjusted like the ones on the racecars. The 18-inch BBS forged aluminum wheels, designed specifically for the Viper GTS-R and ACR club-racing edition Vipers, are exact replicas of those on the racecar and feature what were at the time newly designed Michelin MXX3 tires.

Specific Exterior Issues:

-None, the car received a full visual inspection by Viper Exchange and is believed to be free of meaningful defects or imperfections and commensurate with a car of its mileage.

Interior:

The interior of the Viper GTS-R exudes an aura of motorsport. The cabin is trimmed in black leather with blue accents on the seats, center console, emergency brake handle, and door panels. The leather seats feature red Oreca-branded five-point competition-style harnesses and a numbered plaque next to the shifter displays the car’s production number. This car is one of the few Viper’s in production to have a build production number that coincides with the last two numbers of the VIN.

Specific Highlights of the Underlying Asset:

-Two original keys and fobs (one is slightly damaged)

-Original window sticker

-Original car cover (never opened)

-Welcome letter from Viper plant manager, William Hinckley

-Original books and manuals

-Document book, poster, and magazine articles

-Original Manufacturer’s Statement of Origin (MSO)

Specific Interior Issues to Note:

-None, the interior of Series Dodge Viper GTS-R retains all of its originality and has minimal wear consistent with the low mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-221 original miles

-Previously owned and serviced by the owner of Viper Exchange, a noted Dodge Viper specialist dealership and service center

-Retains original and matching number engine, transmission, and drivetrain

-Powered by a tuned-down version of Chrysler’s 8.0L V10 used in the GT2 race car

-Fully synchronized 6-speed manual transmission with 5th and 6th gear overdrive

Specific Issues to Note:

-None

Model History and Engineering

The ‘80s were considered a rather “dull” period for American car manufacturers, having been constrained by government regulations on fuel efficiency in the early part of the decade known as the “Malaise Era.” Bob Lutz, then President of Chrysler Corporation (parent company of Dodge), wanted to build a car that would bring Dodge and the broader American car industry back into the global spotlight. Dodge released the first Viper concept to the public in 1989 at the North American International Auto Show in Detroit and was immediately inundated with requests to produce the car.

The first-generation cars, produced from 1992 to 1995, featured an 8.0L V10, developed with the help of Lamborghini, that produced 400 horsepower and 465 ft-lbs. of torque. Dodge released the second generation in 1996 with minor styling and power upgrades, as well as the introduction of the GTS model, a 450hp coupe version of the standard R/T. That same year marked the beginning of the Viper’s extensive racing history, with two teams campaigning the BPR International GT Endurance Series (renamed FIA GT Championship in 1997).

Production of the Viper ended in 2017 after twenty-five years and five generations of the model. In total, Dodge built 31,947 Vipers, a relatively small sum relative to the 40,000 Corvettes produced in 2016 alone. Though there have been rumors of bringing the Viper back into production, the latest release from of Fiat Chrysler suggests that a new Viper is “not in the plan” at this time.

We believe that the limited-production homologation edition Viper GTS-R embodies the essence of the Viper name: no frills, hardcore speed and handling ability. Though later models of the Viper had larger engines and could pull more g-forces on the skid pad, the Viper GTS-R was the original special edition, extreme, road-going version of the competition Viper and marked the beginning of a highly successful racing career for the model.

Market Assessment

Regardless of whether additional Viper models are produced, we believe that the Viper line will remain as an icon of the American auto manufacturing industry. While many Vipers have been driven hard and are no longer in investment-grade condition, we believe the Series Viper GTS-R is truly a time capsule example of one of the rarest and most extreme Viper models ever produced. According to Hagerty, values for well-preserved Vipers have started rising in recent years, especially as Generation Y, for which the Viper was a bedroom poster car, begins to enter the prime car collecting years of their lives. For reference, a standard 1998 Viper GTS in Condition 1 has seen a rise in value of roughly 50% over the past five years. The values are further supported by relatively reasonable maintenance costs as compared to other exotic performance cars. For example, an oil change on a Viper costs roughly $150, while the same service on a Ferrari or Lamborghini can often cost at least three times as much, if not more.

Specifications

Series Dodge Viper GTS-R
Year	1998
Viper GTS-R Production Total	100
Engine	8.0L V10
Drivetrain	Front Engine, Rear Wheel Drive
Power	460 hp
Torque	560 lb-ft
Length	176 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	4.2 sec (est.)
¼ Mile	12.2 sec (est.)
Top Speed	185 MPH
Color EXT	Stone White with Viper Blue stripes
Color INT	Black and blue (two-tone)
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	1B3ER69E9WV401024
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1998 Dodge Viper GTS-R going forward.

USE OF PROCEEDS – Series #80LC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80LC1 Asset Cost (1)	$562,375	88.56%
	Interests issued to Asset Seller as part of total consideration (1)	$47,625	7.50%
	Cash on Series Balance Sheet	$3,500	0.55%
	Brokerage Fee	$4,310	0.68%
	Offering Expenses (2)	$4,763	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.04%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,250	0.35%
	Marketing Materials	$500	0.08%
	Refurbishment & maintenance	$430	0.07%
	Sourcing Fee	$8,976	1.41%
	Total Fees and Expenses	$21,500	3.39%
	Total Proceeds	$635,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	8/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$60,000
Installment 1 Amount	$502,375
Installment 2 Amount	$0
Acquisition Expenses	$3,451

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI COUNTACH LP400 S TURBO

Summary Overview

●Upon completion of the Series #80LC1 Offering, Series #80LC1 will purchase a 1980 Lamborghini Countach LP400 S Turbo (at times described as the “Series Countach Turbo” throughout this Offering Circular) as the underlying asset for Series #80LC1 (the “Series Lamborghini Countach LP400 S Turbo” or the “Underlying Asset” with respect to Series #80LC1, as applicable), the specifications of which are set forth below.

●The Series Countach Turbo is 1 of 2 Countach Turbo prototypes built in the early 1980’s by Max Bobnar, the official Lamborghini distributor in Switzerland.

●The Series Countach Turbo has been recognized internationally by features in numerous magazines and websites.

●The Series Countach Turbo is built on a rare and unique variant of a quintessential 1980s poster car, the LP400 S “low body” Series II Countach, of which just 105 were made.

●The Series Countach Turbo has recently been test-driven in Miami by famous Lamborghini test driver Valentino Balboni.

●The Series Countach Turbo had disappeared from the public eye for decades, leading to a number of theories and speculation by the automotive community regarding its whereabouts.

Asset Description

Ownership and Pricing History

The Series Countach Turbo was delivered new to Swiss Lamborghini Distributor Max Bobnar in 1980. Between 1980-1982, Bobnar commissioned Master Technician Franz Albert to convert the car to twin-turbo specification and make other performance modifications unique to this Countach Turbo prototype. In addition, records indicate the Underlying Asset was used as a show car and was at one time photographed with Valentino Balboni and Ferruccio Lamborghini. The Countach Turbo eventually found its way to an owner in Reno, Nevada, where it spent many years in storage unbeknownst to much of the automotive community. The car was then “discovered” by John Temerian, Founder of Curated Investments, LLC in 2017, who ultimately acquired the car in early 2018.

Due to the “one-off” nature of the Series Countach Turbo, specific pricing history is not available for the Underlying Asset or similar assets. For reference, the standard Lamborghini Countach LP400 S Series II car was released with an MSRP of roughly $82,500. For the early part of the 21st century, values hovered around this MSRP, with a deviation of about $20,000 up or down depending on condition. Prices for the LP400 S Series II started appreciating considerably in late 2013, as values across the condition spectrum increased by roughly 400%, peaking in late 2016 at roughly $628,000 for a Condition 1 car.

Vehicle Maintenance History

The Series Countach Turbo spent the majority of its life in long term storage in Nevada, and maintenance records from this time period are sparse. However, upon purchase earlier this year, Curated Investments, LLC (“Curated’) performed a full servicing and cosmetic refreshing of the car, bringing it back to fully functional and road-going condition. While in the custody of Curated, we believe the car has been stored and maintained in-line with commercial best practices.

Design and Features Overview

Exterior:

Designed by Marcello Gandini at Bertone, the Countach represented a stark deviation from his previous supercar design, the iconic Lamborghini Miura produced between 1966 and 1973. Apart from the more radical wedge-shaped look, the Countach also featured a tube chassis with an aircraft-grade aluminum body, giving the car it’s lightweight yet incredibly strong structure. The Countach design marked the debut of Lamborghini’s iconic scissor doors and the LP400 S model came with what are to date still the widest street-legal rear tires in existence at 375-section-width. In addition to wider tires, the LP400 S model added fiberglass wheel arches, a modified suspension, and a front spoiler. The Series Lamborghini Countach also features an optional rear wing, designed to improve stability at high speeds and make it look more like a race car.

As an LP400 S Series II, also known as a “low body,” the Series Countach Turbo features the lower suspension setting from the original Countach LP400, also known as the “Periscopio.” As part of his special build, Max Bobnar had the body and wheels painted Red Metallic and added unique side skirts with “Turbo” lettering.

Specific Exterior Issues:

(1)The Series Countach Turbo has received a recent exterior detail and touch up (minor dent removal and touch up painting of the lower spoilers) and is believed to be free of any material defects.

(2)The condition of the exterior of the car is highly original and commensurate with its mileage and with a car that has been in long term warehouse storage.

Interior:

Upholstered with white leather, the interior of the Series Countach Turbo is largely original to the standard production model. Compared to the first generation Countach, the LP400 S cars featured a new dashboard, steering wheel, and Jaegar instrumentation (the LP 400 used gauges from Stewart Warner). The Series Countach Turbo modifications include red Sabelt racing seat belts and a small knob beneath the steering wheel used to adjust the turbo boost.

Specific Highlights of the Underlying Asset:

-Escort radar system original to the 1980s

Specific Interior Issues to Note:

-None, the interior of the Series Lamborghini retains all of its originality and has wear consistent with the mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-13,700 original miles

-Original engine converted to twin-turbo spec by Master Technician Franz Albert on behalf of Max Bobnar

-Recent service and refresh by Curated, an exotic automobile dealership in Miami that specializes in Lamborghini

-Recently driven by famous Lamborghini test driver Valentino Balboni

Specific Issues to Note:

-None

Model History and Engineering

Lamborghini debuted the Countach concept, then dubbed the LP500, at the 1971 Geneva Motor Show. The car featured a 5.0L V12 and took the automotive world by surprise as its futuristic design was a radical change from the elegant and refined Miura. Lamborghini ultimately abandoned the 5.0L engine after it routinely exploded during tests, and instead turned back to the more reliable 4.0L engine based on the Miura’s powerplant, changing the name to LP 400 along the way.

Lamborghini began producing the LP400, also known as the “Periscopio” because of its roof shape, in 1974 and built 157 in total by the end of the model run in 1977. In 1975, Canadian Formula 1 team owner Walter Wolf decided to modify his personal LP400, enlisting chief Lamborghini engineer Gianpaolo Dallara to modify the car by installing a 5.0L engine, larger Pirelli P7 tires, and alterations to the bodywork and suspension geometry.

Lamborghini decided to commercialize Wolf’s build, and thus the LP400 S was born. The first 50 cars produced were known as Series 1, retaining the low body profile of the LP400, along with Campagnolo “Bravo”

wheels and Stewart-Warner gauges. Series II, recognized by its new wheel design, comprised of the following 105 cars, including the Series Countach Turbo. The final series featured slightly raised suspensions, ending the “low body” look that defined early Countach models. In total, 237 LP400 S cars were built.

The Series Countach Turbo, however, is unlike any of the other 236 LP400 cars that were built. In the early 1980s, Swiss Lamborghini distributor Max Bobnar commissioned Master Technician Franz Albert to convert chassis 1121160 to twin-turbo spec, adding a new paint scheme and side skirts along the way. The result is a 1 of 2 Countach Turbo prototype that has been featured in countless online articles and magazines, and until its recent discovery was considered to be a mystery in Lamborghini’s history.

Market Assessment

We believe that originality, rarity and provenance are three keys factors in determining the collectability and investment potential of a classic car. As such, we feel that the Series Countach Turbo represents a particularly unique opportunity to acquire an asset unlike any other in existence and with a history of recognition from the automotive community.

The more standard Countach LP400 S models (and other Countach variants), which are themselves quite rare, have increased in value by over 300% over the past five years (for a Condition 1 model)  and appear to be increasingly coveted by investors and collectors who idolized these cars when they were first introduced. We believe the value of the Underlying Asset will additionally be supported by rising prices of standard Countach LP400 S models.

Specifications

Series Lamborghini Countach LP 400 S Turbo
Year	1980
Countach Turbo (Bobnar Prototype) Production Total	2
Engine	4.0L V12 Twin Turbo
Drivetrain	Rear Mid-Engine, Rear Wheel Drive
Power	To be confirmed
Torque	To be confirmed
Length	161.5 inches
Transmission	6 Speed Manual
Country of Manufacture	Italy
0-60	4.8 sec. (est)
¼ Mile	Unknown
Top Speed	Unknown
Color EXT	Red Metallic
Color INT	White
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	1121160
Engine #	Matching (pending certification)
Transmission #	Matching (pending certification)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Countach Turbo going forward.

USE OF PROCEEDS – Series #06FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #06FS1 Asset Cost (1)	$200,000	100.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	1.51%
	Brokerage Fee	$1,563	0.79%
	Offering Expenses (2)	$1,568	0.79%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.38%
	Marketing Materials	$175	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$8,327	-4.18%
	Total Fees and Expenses	-$4,000	-2.01%
	Total Proceeds	$199,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/5/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$192,500
Installment 2 Amount	$0
Acquisition Expenses	$1,196

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI F430 SPIDER

Summary Overview

●On October 16, 2018 the Series #06FS1 Offering was completed and, upon completion, the Series #06FS1 purchased a 2006 Ferrari F430 Spider Manual Transmission (at times described as the “Ferrari F430” or simply “F430” throughout this Offering Circular) as the underlying asset for Series #06FS1 (the “Series Ferrari F430 Spider” or the “Underlying Asset” with respect to Series #06FS1, as applicable), the specifications of which are set forth below.

●The Series F430 is a one-owner, low-mileage, highly original example of a Ferrari with a six-speed manual gated shifter.

●The Series F430 includes desirable factory options, including Daytona power seats and carbon fiber interior inserts.

●Though official production numbers have not been released by Ferrari, some Ferrari enthusiasts speculate that less than 500 6-speed F430s (including both Spiders and Coupes) were brought to the U.S.

●Ferrari has not produced a commercially available car with a manual transmission since 2011 and based on statements made by Ferrari, it appears unlikely this will change, making the F430 the last Ferrari 8-cylinder model with a manual transmission at this time.

Asset Description

Ownership and Pricing History

The Series F430 was purchased new by its first and only owner at a Ferrari dealership in the Midwest. The Carfax notes two owners, though this reflects a transfer of title from a business name to the owners personal one. The original owner put roughly 9,000 miles on the car before it was sold to a classic car dealer in the Northeast, from whom the Underlying Asset was acquired.

The 2006 Ferrari F430 Spider was released with an MSRP of $192,484. Given the relative scarcity of the 6-speed model, a large percentage of publicly available transaction data centers on models equipped with the much more popular F1 transmission. However, the limited available public data points suggest that values for manual examples have stopped depreciating and are now transacting in the range of the original MSRP based on mileage, options, and quality of records and documentation. By example, a lesser-optioned and slightly higher mileage example (when compared to the Underlying Asset) crossed the auction block at the Barrett Jackson auction in January 2018 at a total price of $183,700.

Vehicle Maintenance History

We believe the original owner maintained the car in-line with best practices, and the car comes with fully documented service history and a clean Carfax. The Series F430 received a full service at a reputable Ferrari dealership in the Northeast in October 2017, at which point new Michelin tires were also installed.

Design and Features Overview

Exterior:

Created by Pininfarina, the F430’s design was further fine-tuned by Ferrari’s Scuderia Formula 1 division, where the company used state-of-art for the time computer aerodynamics simulation programs that had previously only been used on the Formula 1 cars. We believe that the F430 was a meaningful step up from previous models with regards to modernness and functionality of design, and with design features inspired by great Ferraris of the past. The nose of the car draws inspiration from the Ferrari 156 Formula 1 car driven to a World Championship by famous racing driver Phil Hill, and the rear styling took a number of design cues from the Ferrari Enzo.

Specific Exterior Issues:

(1)None, the car is believed to have all original paint and no known material defects.

(2)Exterior condition is believed to be commensurate with mileage.

Interior:

The F430’s interior design was a deviation from the relatively “spartan” interior found in many previous Ferrari production cars. Ferrari wanted the F430 to be more comfortable, luxurious, and driver friendly. The F430’s cockpit is noticeably bigger than prior models, and comfort is further increased by a slimmer central tunnel between the driver and passenger. The car came standard with features such as Bluetooth, voice-controlled navigation, and a premium sound system. The Series F430 Spider also features a number of options including Daytona power seats and carbon fiber inserts.

Specific Highlights of the Underlying Asset:

-Rare Daytona power seats

-Carbon fiber inserts

Specific Interior Issues to Note:

-None, the interior of Series F430 retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The F430 represented a meaningful step forward for Ferrari and their “entry level” offering from a mechanical perspective. The braking system, transmission (for the F1-equipped cars), and aerodynamic design were all developed in conjunction with Ferrari’s Formula 1 racing team, and the F430 represents the first time Ferrari’s electronic differential has been used on a production car. The naturally aspirated V8, co-developed with Maserati, produces 483 hp and 343 lb ft of torque, a 20% increase in output from that of its predecessor, the 360 Modena. In addition to a new engine, the F430 features a valved exhaust system that opens above 3,500rpm, unleashing the monstrous sound of the V8.

Specific Highlights of the Underlying Asset:

-9,050 original miles

-Recent full service at Ferrari of New England in October 2017

-Rare 6-speed gated shift manual transmission

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

Debuted at the 2004 Paris Motor Show, the Ferrari F430 combined Ferrari’s achievements with aluminum technology, as first seen on the 360 Modena, with a series of significant innovations derived by Ferrari’s Scuderia Formula 1 racing cars, including an electronic differential and steering-wheel mounted controls for adjusting vehicle dynamics. The F430 was introduced to the United States in 2005, and the F430 Spider made its debut at the Geneva Motor Show that same year.

The base model F430 received a number of changes during its four years of the production, mostly in the form of an expanded options catalogue. The biggest changes came in 2008, adding carbon ceramic brakes as standard equipment, stronger heads that were less prone to cracking, and an updated F1 transmission. However, Ferrari did build two special road-going variants, including the F430 Scuderia, a track-focused successor to the 360 Challenge Stradale, and the Scuderia Spider 16M, a convertible version of the Scuderia produced to commemorate Ferrari’s 16th Formula 1 World Championship in 2008. Both of these models were equipped exclusively with F1 gearboxes. Ferrari produced 499 16Ms, though the company has not released production numbers for other F430 variants.

The F430 was replaced by the 458 Italia in 2009, a model that was not offered with a manual transmission. In fact, the F430 is to date the last V8 equipped Ferrari model to come from the factory with a 6-speed manual transmission, and Ferrari has recently announced that they do not plan to produce any more, citing better performance figures for modern dual-clutch transmissions.

Market Assessment

We believe that well-preserved exotic cars with manual transmissions will continue to be desirable in the marketplace. Although Ferrari has not released official production numbers, we believe that the F430 with a manual transmission may be in shorter supply than the limited production F430 models, such as the F1 transmission equipped F430 Scuderia. The F430 is the last V8 model offered with a manual transmission to be manufactured by the Ferrari factory at this time.

Specifications

Series Ferrari F430 Spider
Year	2006
Ferrari F430 Spyder Production Total	Not disclosed
Engine	4.3L V8
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	483 hp
Torque	343 lb-ft
Length	178 in.
Transmission	6 Speed Manual
Country of Manufacture	Italy
0-60	3.9 sec. (est)
¼ Mile	12.5 sec. (est)
Top Speed	196 MPH (est)
Color EXT	Rosso Corsa
Color INT	Black and Red
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	ZFFEW59A460146893
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 2006 Ferrari F430 Spider going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #72FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72FG1 Asset Cost (1)	$310,000	89.86%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.29%
	Brokerage Fee	$2,536	0.74%
	Offering Expenses (2)	$2,588	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.22%
	Marketing Materials	$500	0.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$27,356	7.93%
	Total Fees and Expenses	$34,000	9.86%
	Total Proceeds	$345,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$310,000
Installment 2 Amount	$0
Acquisition Expenses	$1,521

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 365 GTC/4

Summary Overview

●Upon completion of the Series #72FG1 Offering, and subject to the execution of the purchase option agreement, Series #72FG1 will purchase a 1972 Ferrari 365 GTC/4 (at times described as the “Ferrari GTC/4 ” or simply “GTC/4”  throughout this Offering Circular) as the underlying asset for Series #72FG1 (the “Series Ferrari 365 GTC/4” or the “Underlying Asset” with respect to Series #72FG1, as applicable), the specifications of which are set forth below.

●Only 500 365 GTC/4’s ever produced, and the Series Ferrari GTC/4 features a rare Verde Medio Nijinsky exterior paint color.

●The Series Ferrari GTC/4 is the product of a full rotisserie cosmetic and mechanical restoration coordinated by a reputable restorer in the Northeast (United States).

●The 365 GTC/4 model has often been overshadowed by its more widely produced counterpart, the Ferrari Daytona, and we believe the market is finally beginning to appreciate the previously underrated 365 GTC/4.

●The 365 GTC/4 was the first 12-cylinder car produced after Fiat took a majority stake in Ferrari in 1969.

Asset Description

Ownership and Pricing History

The Series Ferrari GTC/4 has had multiple owners over the course of its lifetime. Prior to its recent acquisition by a well-known classic car dealer, the Underlying Asset underwent a full rotisserie restoration over the course of six years at a reputable restorer in the Northeast (United States).

The Ferrari 365 GTC/4 was released in 1971 with an MSRP of $27,500. By the beginning of the 21st century, average values for 365 GTC/4s hovered around $100,000, with a deviation of roughly $25,000 up or down depending on condition. The market slowly ticked up as the car became increasingly well received by the automotive community, peaking in 2015 with top condition vehicles being valued at $375,000. As prices for the broader Ferrari market have since cooled, so have those for the 365 GTC/4, with values for top condition examples currently sitting at roughly $285,000.

Vehicle Maintenance History

The Series Ferrari GTC/4 recently underwent a lengthy and intensive six-year restoration, beginning in 2012 and ending in March 2018. The car was stripped down to the sheet metal and brought back to as-new condition, including a full repaint in the original color, Verde Medio Nijinsky. There is evidence to suggest the car had been re-painted in red by a previous owner in the late 1980s, a relatively common occurrence in the collectible Ferrari market at the time. Based on available documentation, we believe the cost of the full restoration was in excess of $300,000.

Design and Features Overview

Exterior:

As with many previous models, Ferrari enlisted Pininfarina for the design and coachwork on the 365 GTC/4. The car’s more reserved looks compared to other Ferraris of the era compliment the 365 GTC/4’s reputation as a more practical and luxurious car, featuring creature comforts such as A/C and power steering. One very distinguishable exterior feature on the 365 GTC/4 when compared to other Ferraris is its black-outlined nose encompassing the front grill, fog lights, and turn signals. The rear roofline of the 365 GTC/4 is slightly higher than its Daytona counterpart, and another key design aspect includes the use of six horizontally positioned rear brake/signal lights, with three on each side.

Specific Exterior Issues:

-None, the car recently received a full visual inspection and the exterior presentation of the car is consistent with expectations following a complete restoration

Interior:

The interior of the Series Ferrari GTC/4 sports a number of classic 1970s design features, including a mouse hair dashboard and center console, which nicely contrasts the tan leather that can be found throughout the rest of the interior. Mounted high on the center console is a 5-speed manual shifter with a mouse-hair shift boot matching the dash and console. Finally, the Series Ferrari GTC/4 is piloted by a black leather wrapped steering wheel with stainless steel spokes.

Specific Interior Issues to Note:

-None, the interior of Series Ferrari GTC/4 retains was restored to original specifications and has minimal wear due to its recent restoration and full reupholstering

-Carpet in the trunk needs to be refurbished near the trunk hinge on passenger side

Mechanicals:

Specific Highlights of the Underlying Asset:

-Approximately 17,000 original miles

-Retains its original and number matching drivetrain

-Retained a great deal of original parts through its restoration

Specific Issues to Note:

-Includes a period-correct, though not original, ANSA exhaust system

-The covers on the brake fluid reservoir and alternator require refinishing

Model History and Engineering

The 365 GTC/4 model was unveiled at the 1971 Geneva Show, and was effectively a replacement for two models in the range, the 365 GTC which had ceased production in 1970, and the 365 GT 2+2 that was dropped from production upon the announcement of the new model. During its two years of production, the 365 GTC/4 actually outsold its now extremely sought-after Daytona counterpart. A total of only 500 365 GTC/4s were produced between 1971 and 1972.

Designed by Pininfarina, the 365 GTC/4’s silhouette differed from any other Ferrari produced to date. Body panels were constructed of steel while the trunk and hood were sculpted from aluminum. The welded tubular chassis, based on a shortened version of the 365 GT 2+2 that it replaced, was shortened by 150mm. The 365 GTC/4 featured independent suspension in all 4 corners integrated with innovative, unequal length A arms with coil springs and tube shocks. The ZF-sourced power assisted steering system was a feature that further distinguished the 365 GTC/4’s drivability compared to other models of the time.

Market Assessment

We believe that Ferraris will continue to hold their elite status in the collector car community, especially hand-built cars sporting Ferrari’s renowned V12 engines. We see opportunity in the 365 GTC/4 range as a whole, as the cars remain one of the most affordable V12 Italian sports cars from the pre-modern era. Long overshadowed by its more famous counterpart, the 365 GTB, or “Daytona,” we believe that the GTC/4 is finally starting to gain the recognition it deserves as a prime example of a 70’s era Ferrari touring car. We believe the desirability of the Underlying Asset amongst the automotive community will further be supported by the relative rarity and period appropriateness of the exterior color and quality of the restoration.

Specifications

Series Ferrari 365 GTC/4
Year	1972
Ferrari 365 Production Total	500
Engine	4.4L V12
Drivetrain	Front Engine, Rear Wheel Drive
Power	320 hp
Torque	318 lb-ft
Length	179 in.
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	6.5 Seconds Est
¼ Mile	15 Sec. est.
Top Speed	163 MPH
Color EXT	Verde Medio Nijinsky
Color INT	Black mouse-hair and tan leather (two-tone)
Documentation	Yes
Condition	Restored
Books/manuals/tools	Original / Original / Not Present
Restored	Yes
Paint	Re-Painted to Original condition
Engine #	Matching (pending certification)
Transmission #	Matching (pending certification)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1972 Ferrari 365 GTC/4 going forward.

USE OF PROCEEDS – Series #94DV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94DV1 Asset Cost (1)	$52,500	91.30%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.48%
	Brokerage Fee	$423	0.74%
	Offering Expenses (2)	$500	0.87%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.47%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$650	1.13%
	Marketing Materials	$250	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$906	1.58%
	Total Fees and Expenses	$3,000	5.22%
	Total Proceeds	$57,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/4/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$52,500
Installment 2 Amount	$0
Acquisition Expenses	$1,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DODGE VIPER RT/10

Summary Overview

●Upon completion of the Series #94DV1 Offering, Series #94DV1 will purchase a 1994 Dodge Viper RT/10 (at times described as the “Viper RT/10 ” throughout this Offering Circular) as the underlying asset for Series #94DV1 (the “Series Dodge Viper RT/10” or the “Underlying Asset” with respect to Series #94DV1, as applicable), the specifications of which are set forth below.

●As a first-generation Dodge Viper, the Viper RT/10 represents the first iteration of what would ultimately become a worldwide automotive icon.

●The Series Dodge Viper RT/10 is believed to be among the lowest mileage examples in existence today, displaying just 738 miles on the odometer.

●The Series Dodge Viper RT/10 retains its original window sticker still affixed to the windshield and comes with its original sales paperwork and delivery photos from when the car was brand new.

●In mid-2018, Dodge announced that it has ceased production of the Viper model line and has no immediate plans to build new models.

Asset Description

Ownership and Pricing History

As demonstrated by its exceptionally low mileage, the Series Dodge Viper RT/10 has been treated as a collectible since new. The Underlying Asset has had several owners and was recently offered for sale by a reputable classic car dealership in Connecticut.

The Viper RT/10 was originally sold with an MSRP of just over $54,000, as shown by the original window sticker still affixed to the windshield of the Underlying Asset. By the early 2000s, first generation Vipers had depreciated considerably, and top condition examples could be bought for less than $40,000. Values remained relatively stable until mid-2015, at which point prices first began to start appreciating. According to Hagerty, top condition vehicles jumped from $38,000 to $51,800 during the course of that year, and today transact at approximately $60,000.

Vehicle Maintenance History

Based on available maintenance records, we believe that the Series Dodge Viper RT/10 has been maintained properly since new, particularly given the low mileage. The car recently received a full fluid service and comes with documentation that includes photos of its original delivery.

Design and Features Overview

Exterior:

A defining feature of the Viper RT/10’s design is its extremely long hood, a must-have in order to house its massive 10-cylinder engine. First generation cars like the Underlying Asset were all roadsters with manually operated soft tops and all featured a side-exit exhaust and unique 3-spoke wheels. The Series Dodge Viper RT/10 is one of an estimated 687 cars from 1994 finished in black exterior paint and retains its original window sticker affixed to the windshield.

Specific Exterior Issues:

-No material defects, the car presents in nearly showroom condition.

Interior:

The cabin is trimmed with black leather on the seats, center console, emergency brake handle, and door panels. The leather seats feature substantial bolsters as to provide a secure driving position for the operator. The 1994 Viper was the first Dodge Viper to be offered with factory A/C.

Specific Highlights of the Underlying Asset:

-Original window sticker

-Original sales paperwork and delivery photos, including an original title signed by Bob Lutz and Carroll Shelby

-Original soft top cover

-Original steering wheel cover

-Plastic side windows still in original bags

Specific Interior Issues to Note:

-None, the interior of Series Dodge Viper RT/10 retains all of its originality and has no material wear.

Mechanicals:

Specific Highlights of the Underlying Asset:

-Approximately 740 original miles

-Retains original and matching number engine, transmission, and drivetrain

-Powered by Chrysler’s 8.0L V10

Specific Issues to Note:

-None

Model History and Engineering

The 1980s were considered a rather “dull” period for American car manufacturers, having been constrained by government regulations on fuel efficiency in the early part of the decade known as the “Malaise Era.” Bob Lutz, then President of Chrysler Corporation (parent company of Dodge), wanted to build a car that would bring Dodge and the broader American car industry back into the global spotlight. Dodge released the first Viper concept to the public in 1989 at the North American International Auto Show in Detroit and was immediately inundated with requests to produce the car.

The first-generation cars, produced from 1992 to 1995, featured an 8.0L V10, developed with the help of Lamborghini, that produced 400 horsepower and 465 ft-lbs of torque. The car was so well received that Chrysler couldn’t keep up with demand, and customers were willing to pay $100,000 over the ~$50,000 sticker price to secure an allocation. Very little changed during the production run for the first-generation Vipers, with the only notable upgrade being the addition of factory A/C in 1994.

Production of the Viper ended in 2017 after twenty-five years and five generations of the model. In total, Dodge built 31,947 Vipers, a relatively small number relative to the 40,000 Corvettes produced in 2016 alone. Though there have been rumors of bringing the Viper back into production, the latest release from Fiat Chrysler suggests that a new Viper is “not in the plan” at this time, according to then Fiat Chrysler CEO Sergio Marchionne.

Market Assessment

Regardless of whether additional Viper models are produced, we believe that the model line will remain as an icon of the American auto manufacturing industry. While many Vipers have degraded over time and are no longer in investment-grade condition, we believe the Series Dodge Viper RT/10 to be a truly time-capsule example of the original iteration of the Viper. Values for well-preserved Vipers have started appreciating in recent years, especially as Generation Y, for which the Viper was a bedroom poster car, begins to enter the prime car collecting years of their lives. Demand among enthusiasts is further supported by relatively reasonable maintenance costs as compared to other exotic performance cars. For example, an oil change on a Viper costs roughly $150, while the same service on a Ferrari or Lamborghini can often cost at least three times as much, if not more.

Specifications

Series Dodge Viper RT/10 Specifications
Year	1994
First Generation Viper Production Total	7,875 (5,676 US-Spec)
Engine	8.0L V10
Drivetrain	Front-engine, Rear wheel drive
Power	400 hp
Torque	462 lb-ft
Length	175 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	4.5 sec. (est)
¼ Mile	12.9 sec. (est)
Top Speed	165 MPH
Color EXT	Black
Color INT	Black
Documentation	Yes
Condition	Original
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	1B3BR65E0RV100641
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Dodge Viper RT/10 going forward.

USE OF PROCEEDS – Series #91MV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91MV1 Asset Cost (1)	$35,200	92.63%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	2.63%
	Brokerage Fee	$307	0.81%
	Offering Expenses (2)	$500	1.32%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.71%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	2.63%
	Marketing Materials	$200	0.53%
	Refurbishment & maintenance	$700	1.84%
	Sourcing Fee	-$1,178	-3.10%
	Total Fees and Expenses	$1,800	4.74%
	Total Proceeds	$38,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/12/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$33,950
Installment 2 Amount	$0
Acquisition Expenses	$2,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MITSUBISHI VR4

Summary Overview

●On December 7, 2018 the Series #91MV1 Offering was completed and upon completion, the Series #91MV1 purchased a 1991 Mitsubishi 3000GT VR4 (at times described  as  the  “VR4” throughout  this  Offering  Circular)  as  the underlying asset for Series #91MV1 (the “Series Mitsubishi 3000GT VR4” or “Series VR4” or the “Underlying Asset” with respect to Series #91MV1, as applicable), the specifications of which are set forth below.

●The Series Mitsubishi 3000GT VR4 is a one-owner and 100% original car with only 2,201 miles on the odometer.

●The Series Mitsubishi 3000GT VR4 is a first-year example powered by a 300-horsepower V6 twin-turbocharged engine, in the desirable color combo of white with a red interior.

●The Mitsubishi 3000GT VR-4 utilized active suspension and four-wheel steering, technology that was ahead of its time.

●The Mitsubishi 3000GT was the first production car ever to have both front and rear active aero.

Asset Description

Ownership and Pricing History

The Series VR4 is a single-owner example that spent most of its life in California. The car has a mere 2,201 miles on the odometer, and it has been noted that the mileage was accrued over periodic drives through the first owner’s 26 years of care. In 2017, the car was sold to a dealer on the east coast for a period of time before being brought to auction, where it was purchased by a specialty car dealer in Florida.

With an original MSRP of $32,500 in 1991, the Mitsubishi 3000GT VR4 was considered a premium offering for Mitsubishi. Unlike its high-performance Japanese counterparts, such as the Toyota Supra and Mazda RX7, the VR4 has not yet fully recovered from its initial depreciation and values remain below the original MSRP. Although prices have stagnated for much of the past decade, prices for premium examples have recently risen, appreciating from just under $20k to nearly $25k since the beginning of 2018.

Vehicle Maintenance History

We believe the Series VR4 has been serviced regularly throughout its life and the Underlying Asset comes with a clean Carfax.

Design and Features Overview

Exterior:

With pop-up headlights, side vents, and a rear wing and front spoiler that could self-adjust, the first generation VR4 embodied the essence of 90’s Japanese automotive design. The first restyling came in 1994, when Mitsubishi abandoned the pop-up headlights and made a number of modifications to the body kit. The company went through two more iterations of exterior modifications in 1997 and finally in 1999, the car’s last year of production.

Specific Exterior Issues to Note:

-None, the exterior of the Series VR4 presents as a nearly new car, and commensurate with the mileage.

Interior:

The VR4’s interior design can be described as spacious and touring focused. The seats are plush yet still supportive enough for spirited driving. The gauge cluster is compact and simple, consisting of just the tachometer and speedometer, while auxiliary gauges are set towards the center of the dash. The interior of the Series VR4 is finished in two tone black and red leather with red carpet dressing the foot wells.

Specific Interior Issues to Note:

-None, the Series VR4  presents in lightly used condition, commensurate with mileage.

Mechanicals:

One of the highlights of the Mitsubishi 3000GT VR4, and consequently one of its flaws, was the use of a number of high-tech systems throughout the vehicle, as it resulted in a heavy vehicle with a greater likelihood of having complicated mechanical issues. Apart from a twin turbo engine that produced nearly 300 horsepower, the car featured a tunable, dual-mode exhaust, active aerodynamics, four-wheel steering, and an electronically controlled suspension.

Specific Highlights of the Underlying Asset:

-2,201 original miles

Specific Issues to Note:

-Very minor surface rust on some engine components near the front of the engine bay

Model History and Engineering

Mitsubishi released the 3000GT model in 1990 as a successor to the Starion. The top of the line VR4 was available from the beginning and was full of cutting-edge technology such as all-wheel drive, four-wheel steering, a dual-mode exhaust, and active aerodynamics. While this all may seem great to the modern consumer used to cars with all kinds of high-tech features, some of this technology was ahead of its time and reception in period was lukewarm, resulting in poor sales figures. It also resulted in a car that weighed nearly two tons, heavy even by today’s standards, and nearly 1000 pounds more than its peer, the Mazda RX7. The 3000GT model was also sold at Dodge dealerships under the Dodge Stealth name. Though adorning the name of an American manufacturer, these cars were built alongside the Mitsubishis in Japan.

The VR4 went through a number of changes during its 8-year production run in the United States. Power increased from 300 in 1991 to 320hp in 1994 and the 5-speed Getrag transmission was replaced by a 6-speed gearbox. Many of the hi-tech features such as the active aero and dual mode exhaust were abandoned during the middle of the decade, and the Spyder, or convertible version, was launched in 1995 with its retracting metal hardtop, another first of its kind.

Market Assessment

In recent years, values of sports cars produced by Japanese manufacturers have been on the rise. Cars such as the Toyota Supra, Mazda RX-7, and Acura NSX have all experienced significant appreciation in recent years. The Mitsubishi 3000GT VR4 may not yet be the most sought-after product of the 1990s golden age for Japanese cars, but we believe the Series VR4 to be an exceptional and desirable example of Mitsubishi’s top of the line offering that remained in production for nearly eight years and was significant in pushing the limits of modern automotive technologies into production.

Specifications

Series Mitsubishi VR4
Year	1991
VR4 Production Total	15,539
Engine	3.0 L Twin Turbo DOHC V6
Drivetrain	Front engine, All wheel drive
Power	300 hp
Torque	307 lb-ft
Length	180 in.
Transmission	5 Speed Manual
Country of Manufacture	Japan
0-60	4.8 sec. (est)
¼ Mile	13.5 sec. (est)
Top Speed	158 MPH
Color EXT	White
Color INT	Black and Red
Documentation	Yes
Condition	Original
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	JA3XE74C6MY001169
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mitsubishi VR4 going forward.

USE OF PROCEEDS – Series #02AX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #02AX1 Asset Cost (1)	$100,000	92.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.85%
	Brokerage Fee	$794	0.74%
	Offering Expenses (2)	$810	0.75%
Acquisition Expenses (3)	Accrued Interest	$481	0.45%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.25%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	1.39%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,944	1.80%
	Total Fees and Expenses	$6,000	5.56%
	Total Proceeds	$108,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/19/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$100,000
Installment 2 Amount	$0
Acquisition Expenses	$2,452

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ACURA NSX-T

Summary Overview

●On November 30, 2018 the Series #02AX1 Offering was completed and upon completion, the Series #02AX1 purchased a 2002 Acura NSX-T (at times described as the “NSX-T” throughout this Offering Circular) as the underlying asset for Series #02AX1 (the “Series Acura NSX-T” or “Series NSX-T” or the “Underlying Asset” with respect to Series #02AX1, as applicable), the specifications of which are set forth below.

●The Acura NSX was designed and developed by some of the most famous names in automotive history, including Italian design firm Pininfarina and Formula 1 driver Ayrton Senna.

●The original Acura NSX, released in 1990, was the first production car to be built with an entirely aluminum monocoque chassis.

●The Series NSX-T is 1 of 41 cars ever produced in the color combination of Imola Orange Pearl exterior paint with orange leather interior and is 1 of just 20 produced in model year 2002.

●We believe the Imola Orange NSX-T may have been a subtle tribute to Senna, who died from injuries sustained from a crash at the Imola race circuit after having recorded 41 Formula 1 race victories during the span of his career.

●The Series NSX-T has been dealer-serviced with records from new and presents today in highly original condition.

Asset Description

Ownership and Pricing History

The Series NSX-T was originally sold in October 2002 by Ron Tonkin Acura in Portland, Oregon. Ron Tonkin sold the Series NSX-T to its second, third and fourth owners as well, as the car returned to the dealer’s inventory in 2004, 2011, and finally in early 2012. The fourth owner initially kept the car in Virginia before it was brought back west to California. The most recent owner purchased the car in 2016 with just under 20,000 miles and drove the car sparingly in the Scottsdale, Arizona area before offering up the car for sale in May of 2018.

The 2002 Acura NSX-T was released with a base price of $89,000. During the course of the 2000s, average prices for the 2002 NSX-T settled in the $40k-$60k range. Values for NSX-T examples have generally been on the rise since the beginning of this decade, with the best examples increasing in value from roughly $58k in 2012 to over $100k in 2018. However, transaction data for the rare Imola Orange cars are limited.

Vehicle Maintenance History

The Series NSX-T is believed to have been owned and maintained by NSX enthusiasts since new. As such, we believe the car has been serviced in-line with general best practices, and this is supported by a well-documented service history, including a detailed Carfax and service records that accompany the car.

Early in its life, the Series NSX-T received several “bolt-on” modifications, including a performance exhaust, lowered suspension, and short shifter mechanism. However, the car has since been largely returned to stock with all OEM Acura parts. The short-shift kit remains installed, but the original shifter is included with the car. The Series NSX-T most recently received a full pre-purchase inspection by Acura of North Scottsdale, who noted the car to be in excellent condition and all original with the exception of the shifter.

Design and Features Overview

Exterior:

The year 2002 marked a number of significant changes to the exterior design of the NSX, including the switch from pop-up halogen to fixed high-intensity-discharge (HID) headlamps. Other modifications for the model year included a deeper front air dam, revised taillight housings, new exhaust tips, and a lip spoiler on top of the trunk lid. This was also the introductory year for the Series NSX-T’s Imola Orange Pearl paint, one of two new exterior paint colors offered along with Long Beach Blue Pearl.

The exterior of the Series NSX-T presents in a condition comparable to examples with much fewer than 20,000 miles and is without any noticeable defects.

Specific Exterior Issues to Note:

-The rear bumper received a high-quality re-spray to correct for scratches on the surface.

Interior:

The interior of the Series NSX-T is trimmed largely in orange leather, complemented by a black leather dashboard and two-tone orange and black leather trimmed doors. Acura made a few subtle interior revisions for the 2002 model year, including new sew patterns for the seats, new finishes on various surfaces, and a change in the background color on the instrument panel from black to dark blue.

Specific Highlights of the Underlying Asset:

-Original car cover

-New, unopened orange OEM Acura floor mats

-Original books and manuals

-Binder with extensive service records

Specific Interior Issues to Note:

-The shifter mechanism has an aftermarket brushed aluminum shift knob resembling that of the Alex Zanardi NSX, however the original is included with the car.

-An assessment by an independent technician revealed that a small section of the driver’s seat may have been re-dyed to address wear. However, it was noted that this was professionally done and is not visible to the untrained eye.

Mechanicals:

Specific Highlights of the Underlying Asset:

-20,150 original miles

-Extensive service records from the Acura dealership network since 2002

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

The story of the Acura (Honda) NSX began in Japan in 1984, when Honda decided to design a prototype sports car that could compete with the Ferrari 328 and later the Ferrari 348. Honda hired Pininfarina, the Italian design house credited with iconic cars such as the Ferrari Testarossa and F40, to develop the initial concept, dubbed the HP-X. Honda engineers further refined the design, taking styling cues the General Dynamics F-16 fighter jets to improve both the interior and exterior of the car. Famed Formula 1 driver Ayrton Senna was also involved in the development of the NSX, suggesting numerous chassis and suspension improvements after testing the car at famous racing circuits such as Suzuka and the Nürburgring.

The first public appearance of the NSX came at the 1989 Chicago Auto Show. The following year, the first generation NSX began to hit showrooms as a 1991 model. These first-generation cars were all coupes and featured a mid-mounted 3.0L V6 with 270 horsepower and a five-speed manual gearbox. The next notable update came in 1995, when Honda introduced the targa-top NSX-T, followed by an increase in engine displacement to 3.2L in 1997.

In 2002, Honda made a number of changes to the NSX-T, including fixed headlamps, aerodynamics improvements, and suspension upgrades. The company also introduced a number of limited production cars with (non-black) matching exterior and interior colors. Production of these re-designed cars lasted until 2005, when production of the first generation NSX ended with a total of roughly 18,000 built over 14 years. The NSX would not return until 2015, when it debuted at the Detroit Auto Show as a hybrid sports car made by Honda in the United States.

Market Assessment

We believe the Acura NSX was an iconic 1990s poster car that helped put Japanese manufacturers on the supercar map. While Japan had previously produced the legendary Nissan Skyline and Toyota 2000GT, the NSX was the first car that could match performance the Italian exotics of the day. As a versatile and relatively comfortable car with maintenance costs typically much lower that its Italian and German counterparts, we believe the first generation NSX will continue to be desired by enthusiasts.  Furthermore, although Acura has recently resumed NSX production, we do not view the second-generation cars as direct substitutes for the “original” NSX given their use of hybrid technology and a dual-clutch automatic transmission.

Specifications

Series 2002 Acura NSX-T
Year	2002
Imola Orange with Orange Interior NSX-T Production Total	41
Engine	3.2L V6
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	290 hp
Torque	224 lb-ft
Length	174 in.
Transmission	6 Speed Manual
Country of Manufacture	Japan
0-60	4.9 sec (est.)
¼ Mile	13.3 sec (est.)
Top Speed	175 MPH
Color EXT	Imola Orange Pearl
Color INT	Orange
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes
Restored	No
Paint	Original, other than rear bumper re-paint
Vin #	JH4NA216X2T000234
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Acura NSX-T going forward.

USE OF PROCEEDS – Series #92LD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92LD1 Asset Cost (1)	$146,181	88.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.52%
	Brokerage Fee	$1,213	0.74%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$10,000	6.06%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$975	0.59%
	Sourcing Fee	$2,423	1.47%
	Total Fees and Expenses	$16,319	9.89%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/21/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$13,500
Installment 1 Amount	$132,681
Installment 2 Amount	$0
Acquisition Expenses	$11,446

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LANCIA MARTINI 5

Summary Overview

●Upon completion of the Series #92LD1 Offering, Series #92LD1 will acquire a 1992 Lancia Delta Integrale Evo Martini 5 (at times described  as  the  “Martini 5” throughout  this  Offering  Circular)  as  the underlying asset for Series #92LD1 (the “Series Lancia Delta Integrale Evo Martini 5” or “Series Lancia Martini 5” or the “Underlying Asset” with respect to Series #92LD1, as applicable), the specifications of which are set forth below.

●The Series Martini 5 is a one-owner, low-mileage, highly original, and well-maintained example of a very desirable World Rally Championship homologation special.

●The Series Lancia Martini 5 is one of just 400 “Martini 5” editions ever produced.

●The Series Lancia Martini 5 wears livery seen on some of the most highly decorated race cars to ever exist sponsored by Martini Racing.

●The Martini 5 was built to commemorate Lancia’s 5th consecutive World Rally Championship, defeating the likes of Toyota, Mitsubishi, Subaru, and BMW, all dominant forces in motorsports at the time.

Asset Description

Ownership and Pricing History

The Series Lancia Martini 5 was imported into the UK by Lancia experts Thornley Kelham, who purchased the car directly from its original owner in Italy. It is believed that the original owner only drove the car on special occasions, a statement supported by the Underlying Asset’s current 8,721km (5,418 miles) on the odometer.

The 1992 Lancia Delta Integrale Evo Martini 5 was released with an MSRP of just under $50,000. Over the past 25 years, Martini 5s have experienced considerable appreciation, with premium examples currently transacting in the range of $150,000. Examples located in North America have tended to command a premium, with a car comparable to the Series Martini 5 selling for nearly $200,000 at an RM Sotheby’s auction in New York in 2017.

Vehicle Maintenance History

Imported by Lancia specialists Thornley Kelham, the Series Lancia Martini 5 recently received a full service and refurbishing, bringing the car up to the highest standards. In additional to a mechanical servicing (performed in-house) at a cost of over $10k, Thornley Kelham performed a full undercarriage overhaul of the car, negating any surface rust or drying rubber and bringing the Series Lancia Martini 5 up to what could be described as concourse condition.

Design and Features Overview

Exterior:

The Lancia Delta was designed by Giorgetto Giugiaro, who created other legendary cars such as the Lotus Esprit, BMW M1, and Maserati Bora. All Martini 5 cars received the same white exterior paint with Martini livery, including two-tone red and blue stripes that run down both sides of the car from front to rear. Evo models of the Delta Integrale featured larger wheel arches to accommodate a wider track and came with white, rally-style wheels. The Series Martini 5 retains its original paint, which has been refurbished professionally at a cost in excess of $15k, and the trim, glass, and rims show no signs of marking or other imperfections.

Specific Exterior Issues:

-The car has had paint refurbishment on areas highly susceptible to rock chips, however the paint meter readings are still in line with factory specifications

Interior:

The Series Lancia Martini 5 features the standard Martini 5 interior of dark gray alcantara with red stitching. A momo steering wheel with a Martini badge at the center adds to the car’s aura of motorsport. The Magneti Marelli Instrument cluster can be easily recognized as that of a Lancia Delta due to its unique configuration and design elements.

The Series Lancia Martini 5 retains its original plastic covers on the door inserts and in the rear footwell, yet another nod to the preservation quality of the Underlying Asset. Below the centrally located 5-speed shifter sits a Martini plaque that displays the Underlying Asset’s production number of 203 out of 400.

Specific Highlights of the Underlying Asset:

-Dark gray alcantara interior with red stitching, a design exclusive to the Martini 5

-Retains original protective plastic on alcantara door inserts and in the rear footwell

Specific Interior Issues to Note:

-None, the interior of Series Lancia Martini 5 retains all of its originality and has minimal wear commensurate with mileage

Mechanicals:

Due to World Rally Championship regulations at the time, the margin for modifications between race-prepped and street versions of rally cars was very small. Compared to the standard Delta Integrale, Evo cars such as the Underlying Asset featured a remapped engine that produced 210 horsepower, versus 200 in the standard Integrale. Other modifications for the Evo edition included upgraded suspension and braking systems along with a front aluminum strut brace and larger steering box. Like all Lancia Deltas, the Martini 5 also features Lancia’s famous permanent 4WD drivetrain.

Specific Highlights of the Underlying Asset:

-8,721 original kilometers (5,418 miles)

-Retains original engine, transmission and drivetrain

-Recent full service by marque experts, Thornley Kelham

-Full pre-purchase inspection by Walker’s Garage, a Lancia Delta specialty shop in the UK

Specific Issues to Note:

-Exhaust system and certain suspension components have been replaced with new OEM parts (new old stock)

Model History and Engineering

Lancia introduced the Giugiaro-designed Delta in 1979 and followed up with the HF (High Fidelity) model the following year, a car that was named European Car of the Year. Lancia released the Evo I, on which the Martini 5 is based, in 1991 as an updated version of the 16V Integrale, a car introduced in 1989. Lancia produced the Evo in order to adapt for racing modifications that needed to be homologated. Evo cars received a heavily modified body kit to go along with all-around performance enhancements.

Lancia produced the Martini 5 in 1992 to commemorate Lancia’s record fifth consecutive WRC Constructors’ Championship in 1991. A total of 400 cars were built worldwide, mechanically identical to the standard Evo I, but donning a special paint scheme of white with Martini livery.

The Lancia Delta Integrale is one of the most successful rally cars of all time, and much of this success can be attributed to Lancia’s advanced drivetrain. The cars featured a permanent 4WD system with a Torsen differential that could adjust the amount of power sent to the front or rear wheels. The car even came complete with ABS, although the system had a very high threshold for kicking in so as not to upset the handling.

Market Assessment

We believe the Series Lancia Martini 5 to be a pristine example of a model homologated from a race platform that dominated the World Rally Championship throughout the late 80s and early 90s. A mere 400 were produced, and we believe the Underlying Asset to be one of the finest examples in existence today. After staying relatively under the radar, Lancia models have recently commanded a real presence at concours events, including cars such as the Martini Integrale’s, the 037, and the legendary Stratos. At the 2018 Amelia Island event, a Lancia collector brought a collection of six cars that was so well received he was then asked to bring that same group of cars out to Quail Lodge, a main attraction during Monterey Car Week. Furthermore, a Lancia enthusiast from Italy recently commissioned a recreation Delta built with modern technology, known as the Integrale Futurista. We believe this resurgence of the Lancia brand in automotive circles will support continued demand and appreciation for the Martini cars in the marketplace.

Specifications

Series Lancia Martini 5 Specifications
Year	1993
Lancia Lancia Delta Integrale Evo Martini 5 Production Total	400
Engine	2.0L 16v Turbocharged 4 cyl.
Drivetrain	Front Engine, 4 Wheel Drive
Power	210 hp
Torque	224 lb-ft
Length	153 in.
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	6.3 Seconds Est
¼ Mile	N/A
Top Speed	135 MPH
Color EXT	White with Martini Racing Stripes
Color INT	Dark Grey Alcantara with Red Accents
Documentation	Yes
Condition	Original Condition, Minor Refurbishment
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (Minimal Touch Up)
Vin #	ZLA831AB000567646
Engine #	Original, Matching
Transmission #	Original, Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lancia Martini 5 going forward.

USE OF PROCEEDS – Series #99LE1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99LE1 Asset Cost (1)	$62,100	89.35%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.88%
	Brokerage Fee	$511	0.74%
	Offering Expenses (2)	$521	0.75%
Acquisition Expenses (3)	Accrued Interest	$291	0.42%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.39%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	2.16%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,106	3.03%
	Total Fees and Expenses	$5,400	7.77%
	Total Proceeds	$69,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/4/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$62,100
Installment 2 Amount	$0
Acquisition Expenses	$2,262

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LOTUS SPORT 350

Summary Overview

●On December 4, 2018 the Series #99LE1 Offering was completed and upon completion, the Series #99LE1 purchased a 1999 Lotus Esprit Sport 350 (at times described as the “Sport 350” throughout this Offering Circular) as the underlying asset for Series #99LE1 (the “Series Lotus Esprit Sport 350” or “Series Sport 350” or the “Underlying Asset” with respect to Series #99LE1, as applicable), the specifications of which are set forth below.

●The Series Sport 350 is a one-owner, low-mileage, all-original example of one of the rarest Lotus Esprit’s ever produced.

●The Series Sport 350 is 1 of 8 US-spec cars, 1 of 15 left-hand-drive cars, and 1 of 50 total Lotus Esprit Sport 350s ever produced.

●The Sport 350 package includes a number of performance-enhancing modifications, including increased engine torque, high performance AP Racing brakes, lightweight OZ magnesium wheels, and a large carbon fiber rear wing.

●When the car was released, Lotus described the Sport 350 as the most extreme version of the Esprit to ever be built.

Asset Description

Ownership and Pricing History

The Series Sport 350 was purchased new by its first and only owner at Barrett Motor Cars, a Lotus dealership in San Antonio, Texas. The original owner put roughly 10k miles on the Underlying Asset before trading it into a local dealership, Elite Motorsports, in 2015. The dealership kept the Underlying Asset in its inventory for several years before listing the car for sale in 2018.

The Series Sport 350 was originally sold with an MSRP of $97,420 in the spring of 2000. Given the extreme rarity of the car, we have not been able to source transaction history for other US-spec Sport 350 models. As a reference point, a UK-spec Sport 350 with over 23k miles sold for roughly $42k at the Silverstone Auction in the fall of 2014. An additional available reference point would be the recent sale of a 60k-mile 2001 Lotus Esprit V8 GT, another limited production model of which 242 total were made, for just under $60k.

Vehicle Maintenance History

We believe the original owner maintained the Underlying Asset in-line with best practices, and the car comes with a fully documented service history and a clean and detailed Carfax. The Underlying Asset was serviced at John Eagle European, a luxury British dealership, for most of its life. The Series Sport 350 most recently received an extensive service at Luxury Auto Works, an independent repair facility in Austin, Texas. In addition to replacing all fluids, the shop performed an engine service that included a new timing belt and tensioner, water pump, intake gaskets, idler pulley, thermostat, and drive belt. The car has also recently received new Michelin Pilot Super Sport tires.

Design and Features Overview

Exterior:

The exterior of the Series Sport 350 largely resembles the standard Lotus Esprit S4 designed in the early 90s by Julian Thompson, then Head of Design at Lotus, and currently the Director of Advanced Design at Jaguar / Land Rover. Notable features of the Sport 350 include a carbon fiber rear wing mounted on lightweight aluminum uprights, single-piece OZ racing wheels, a glass roof panel, and additional aerodynamics built into the front spoiler. The silver Sport 350s also came with “Sport 350” stickers across the side and roof of the car; however, we believe the original owner of the Series Sport 350 decided to have these removed in favor of a more subtle appearance.

Specific Exterior Issues:

-None, the car is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

Due to US import regulations, the 8 US-spec Sport 350s did not share the same lightweight composite seats as the other 42 examples produced. Other distinct interior features of the US-spec cars included the use of twin airbags (resulting in a different steering wheel) and a non-carbon fiber dashboard. The Series Sport 350 has a two-tone black and silver leather interior with a suede headliner. This was the most premium interior option for US-spec Esprit V8s and was used on all Sport 350s imported to compensate for the lack of the lightweight composite seats.

Specific Interior Issues to Note:

-None, the interior of Series Sport 350 retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The Sport 350 is the highest performance road-legal Esprit ever produced by Lotus. Notable mechanical upgrades versus the standard Esprit V8 include a remapped ECU (engine control unit) to create more torque in lower gears, high-performance AP racing brakes, stiffer engine mounts, and lightweight magnesium wheels. Non-US cars also received stiffer suspension springs, but it is believed that the US-spec cars retained the softer springs of the standard Esprit V8 to compensate for rougher roads.

Specific Highlights of the Underlying Asset:

-11,019 original miles

-Recent full service (including engine) in 2016, with fewer than 1,000 miles driven since the service

-Retains original and matching number engine, transmission, and drivetrain

-Original spare tire (not included on the non-US Sport 350)

Specific Issues to Note:

-None

Model History and Engineering

Production of the Lotus Esprit began in 1976 with the Series 1 and ended with the Series 4 in 2004. In 1994, designer Julian Thompson revamped the Giugiaro-styled Series 3, adding a fiberglass rear wing as well as some other body kit modifications. The Series 4 Esprit was also the first to have power steering. Lotus introduced the V8 Esprit in 1996, featuring a Lotus-designed all-aluminum twin-turbo engine that produced nearly 350hp. The engine featured a flat-plane crankshaft, a design also famous for its use in Ferrari’s V8 engines.

The Sport 350 was introduced in 1999 and only 50 road-going versions were ever produced. In building this car, Lotus improved the standard V8 by adding brake, suspension, and handling technology developed during Lotus’ 20-year GT racing career. Of the 50 produced, 8 were built to U.S. specifications. Given stringent US import laws that would have required crash testing additional cars, the US-spec Sport 350s were brought in as standard Esprit V8s with a Sport 350 Package. These cars therefore did not have the lighter weight body of non-US Sport 350s, but it is believed that the difference is a mere 40lbs.

Lotus unveiled a redesigned Esprit at the 2010 Paris Motor Show, intending to begin producing the car in 2014. However, Lotus ultimately cancelled the project to focus on building its small lightweight sports cars such as the Exige and Evora. In 2018, it was reported that the Esprit would return as a 2020 model, thought exact details of the car are still unknown.

Market Assessment

Due to its rarity and scarce press coverage, we believe the Esprit Sport 350 to be a car relatively unknown to the automotive community outside of Lotus enthusiasts. As such, we believe the Sport 350 has the characteristics typical of cars with a history of appreciation, including rarity, performance and provenance. The Sport 350 is one of the lowest production incarnations of the iconic Esprit product line that spanned 28 years and has performance figures in line with its peer group, including the Ferrari F355. Although the Series Sport 350 is not a full UK-spec car, we feel the Series Sport 350 is a particularly desirable example with its LHD configuration and legality for road driving in the United States market.

Specifications

Series Lotus Esprit Sport 350
Year	1999
US-spec Sport 350 Production Total	8
Engine	3.5L V8
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	350 hp
Torque	295 lb-ft
Length	174 in.
Transmission	5 Speed Manual
Country of Manufacture	UK
0-60	4.5 sec. (est)
¼ Mile	13.0 sec. (est)
Top Speed	175 MPH (est)
Color EXT	Silver
Color INT	Black with silver door and seat inserts
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	SCCDC0826XHA15873
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lotus Esprit Sport 350 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #99FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99FG1 Asset Cost (1)	$134,500	92.28%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.37%
	Brokerage Fee	$1,071	0.73%
	Offering Expenses (2)	$1,093	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$650	0.45%
	Marketing Materials	$350	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,815	3.99%
	Total Fees and Expenses	$9,250	6.35%
	Total Proceeds	$145,750	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$134,500
Installment 2 Amount	$0
Acquisition Expenses	$1,271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 456M GT

Summary Overview

●Upon completion of the Series #99FG1 Offering, and subject to the execution of a purchase agreement, Series #99FG1 will acquire a 1999 Ferrari 456M GT  (at times described  as  the  “Ferrari  456M”  throughout  this  Offering  Circular)  as  the underlying asset for Series #99FG1 (the “Series Ferrari 456M GT” or “Series Ferrari 456M” or the “Underlying Asset” with respect to Series #99FGT1, as applicable), the specifications of which are set forth below.

●The Series Ferrari 456M is a three-owner, low-mileage, highly original example of a front-engine, twelve-cylinder Ferrari with a six-speed manual gated shifter.

●The Series Ferrari 456M was originally ordered, spec’d, and driven the majority of its miles by its original owner, a clothing designer living in the Northeast.

●The Series Ferrari 456M is finished in custom Verde British Racing Green and is optioned with a custom-colored dashboard, steering wheel, and leather seat piping.

●The Series Ferrari 456M is a relatively rare car, with only 688 examples having been produced worldwide.

Asset Description

Ownership and Pricing History

The Series Ferrari 456M was ordered by its first owner, a clothing designer, on September 21st, 1998. Over the next five years, the original owner put nearly 10k miles on the Underlying Asset before trading it into a specialty classic car dealership in the Northeast. The Series Ferrari 456M has since had two additional owners, both located in the Northeast.

The 1999 Ferrari 456M GT was released with an MSRP of $225,000. The car went through a period of considerable depreciation in the early 2000’s, with examples trading in the range of $60,000 for top condition cars. However, we believe announcements in the late 2000’s regarding Ferrari’s decision to “phase out” of both manual transmissions and twelve-cylinder engines have initiated a resurgence of interest, and thus an appreciation in prices, for the 456M. Over the past few years, according to Hammerpricelive.com, top condition cars have sold publicly at major auctions in excess of $100k.

Vehicle Maintenance History

We believe that all three owners have maintained the Underlying Asset in-line with best practices, based on the its fully documented service history. The Series Ferrari 456M has been serviced by the same specialty classic car dealership since 2004, and the Underlying Asset recently received a major service that included new timing belts.

Design and Features Overview

Exterior:

Designed by Pininfarina, the 456M GT is considered one of the more conservative designs to  come out of the Ferrari factory. Rather than striving for exotic curves and angles, the designers set out to build a civilized GT car utilizing a very round and understated design. That being said, as a grand touring coupe, the 456M did fill a void in the Ferrari model line, as noted by Luca de Montezemolo, Ferrari’s CEO at the time - “it has been 20 years since we had a car like this at Ferrari.”

The Series Ferrari 465M is finished in Verde British Racing Green, which we believe to be one of the rarest colors produced.

Specific Exterior Issues:

-None, the Underlying Asset is believed to have all original paint and no known material defects, ad is in a condition commensurate with its mileage.

Interior:

The interior of Ferrari 456M GT is luxurious, with nearly every inch of the interior dressed in supple leather and aluminum trim. Other key highlights of the 456M interior were the perforated leather steering wheel and two-tone interior.

Specific Highlights of the Underlying Asset:

-Gated shifter

-Custom two-tone interior designed by its original owner

-Retains original books, tools, manuals, and Ferrari car cover

Specific Interior Issues to Note:

-None, the interior of Series Ferrari 456M retains all of its originality and has minimal wear commensurate with its mileage

Mechanicals:

At the heart of any Ferrari is a capable and well-designed engine, and the 456M GT is no exception. The engine of the 456M GT was designed to provide high power and torque outputs while greatly limiting the rotational forces emitted. The 5.5L 65-degree V12 produced 436 horsepower and was paired with a 6-speed manually shifted gearbox that was noted by Motor Trend to have a “perfect selection of gear ratios,” ensuring the driver is always in the power curve, or an RPM range that produces the greatest amount of horsepower and torque.

Specific Highlights of the Underlying Asset:

-Fewer than 18,000 original miles

-Recent engine belt service

-Rare 6-speed gated-shift

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

The Ferrari 456 GT made its debut in Europe in 1993 as a replacement for the 365 GT 2+2, 400, and 412i GT cars of the 1980s. The car became available in the US in 1995 and Ferrari also produced an automatic version of the car, known as the 456 GTA. All Ferrari 456s featured Connolly leather interiors and suspension settings that could be controlled from the cockpit. Performance was further enhanced by the innovative body design, featuring a tubular steel chassis mated to a lightweight aluminum body.

Ferrari introduced the updated 456M GT in 1998, with the M standing for “Modificata.” These cars received some interior and exterior cosmetic updates, including bodywork changes around the nose and a carbon fiber hood that resulted in additional weight savings. The 456M GT remained in production until 2003 when it was succeeded by the 612 Scaglietti.

Market Assessment

We believe that well-preserved modern-era exotics with manual transmissions will continue to be desirable in the collector car marketplace. Benefiting from a relatively low price point, the 456M GT is one of the most affordable 12-cylinder Ferrari models to be paired with a manual gearbox. And with only 688 456M GTs ever produced, we believe the Underlying Asset to be one of the rarest production Ferraris of the modern era with a manual gearbox. Due to increasingly strict environmental restrictions on automotive emissions, we believe that it is unlikely that Ferrari, or any premium automaker for that matter, will produce another manually shifted car with a V12 combustion engine.

Specifications

Series Ferrari 456M GT Specifications
Year	1999
456M GT Production Total	688
Engine	5.5L V12
Drivetrain	Front engine, Rear wheel drive
Power	436 hp
Torque	406 lb-ft
Length	187 in.
Transmission	6 Speed Manual
Country of Manufacture	Italy
0-60	5.0 sec. (est)
¼ Mile	13.1 sec. (est)
Top Speed	186 MPH
Color EXT	Verde British Racing Green
Color INT	Beige and Tan (two-tone)
Documentation	Yes
Condition	Original
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Engine #	Original, Matching (pending certification)
Transmission #	Original, Matching (pending certification)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 456M GT going forward.

USE OF PROCEEDS – Series #88PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88PT1 Asset Cost (1)	$57,200	86.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,750	2.65%
	Brokerage Fee	$485	0.73%
	Offering Expenses (2)	$500	0.76%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.41%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,073	4.66%
	Marketing Materials	$250	0.38%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,471	3.74%
	Total Fees and Expenses	$7,050	10.68%
	Total Proceeds	$66,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	$43,642
Down-payment Amount	$12,069
Installment 1 Amount	$49,805
Installment 2 Amount	$0
Acquisition Expenses	$3,594

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 944 TURBO S

Summary Overview

●Upon completion of the Series #88PT1 Offering, and subject to the execution of a purchase agreement, Series #88PT1 will acquire a 1988 Porsche 944 Turbo S (at times described as the “944 Turbo S” or “Turbo S” throughout this Offering Circular) as the underlying asset for Series #88PT1 (the “Series Porsche 944 Turbo S” or the “Underlying Asset” with respect to Series #88PT1, as applicable), the specifications of which are set forth below.

●The Series 944 Turbo S is 1 of 1,635 total built worldwide and we believe it to be 1 of 51 with Maraschino Red exterior paint.

●The Series 944 Turbo S is an all-original example and comes with a Porsche Certificate of Authenticity.

●The 944 Turbo S, produced for just one year, was the pinnacle of the 944-model line, and a number of period magazines claimed the car was faster than the 911 Turbo.

Asset Description

Ownership and Pricing History

The Series 944 Turbo S was purchased in Florida by its original owner before being sent to Switzerland, where it spent the majority of its life. A few years ago, the car was brought back to North America and was recently acquired by a major Porsche collector with just under 40k miles on the odometer.

The Porsche 944 Turbo S was released with an MSRP of nearly $50,000. The past decade has been one of consistent growth for 944 Turbo S values, following the trend of many other Porsche models of the era. Top condition examples in early 2008 had a value of just under $17,000. Rising steadily since then, similar cars are now transacting in the $57,000 range.

Vehicle Maintenance History

Based on mileage, condition and available records we believe the Underlying Asset has been maintained in-line with recommended practices. The most recent owner has kept the car in his personal museum, starting the Underlying Asset on a regular basis and changing the fluids every year.

Design and Features Overview

Exterior:

The design of the Porsche 944 is largely based off of the 1979 Porsche 924 Carrera GT prototype, with the main difference being re-designed rear fenders. The Porsche 944 Turbo S looks nearly identical to the standard 944 Turbo, which featured a handful of aerodynamic improvements over the standard 944. The Series 944 Turbo S is one of a minority of cars that were not built as “Silver Rose” editions, which featured a silver rose metallic colored exterior paint and burgundy plaid interior. In fact, we believe only 51 of the 1,635 cars produced received Maraschino Red exterior paint.

Specific Exterior Issues to Note:

-None, the car is believed to have all original paint and no known material defects with a condition that is commensurate with its mileage.

Interior:

The 944 Turbo S interior featured power seats for both the driver and passenger, and many came equipped with a 10-speaker sound system. Most Turbo S cars featured the Burgundy Plaid interior of the Silver Rose, however the Series 944 Turbo S sports a gray leather interior with a Porsche pattern on the cloth seat inserts.

Specific Interior Issues to Note:

-None, the interior of Series 944 Turbo S retains all of its originality and has minimal wear consistent with the mileage.

-The original radio has been replaced with a unit obtained from “Porsche Classic” that has more modern technology but retains a period correct look. The original radio has not been retained.

Mechanicals:

When it was released in 1988, the 944 Turbo S was the fastest 4-cylinder powered production car on the market. The 2.5L turbo engine was based on the one used in the 944 Turbo Cup race cars and was hand assembled alongside those of the 911 and 928 S4. Displacement remained unchanged versus the standard Turbo, though a larger turbocharger resulted in higher boost and horsepower increased to nearly 250, roughly 30 more than the standard Turbo.

Other upgrades of note for the 944 Turbo S include the M030 suspension package, consisting of Koni height-adjustable shocks, a high friction clutch, a limited-slip differential, a larger braking system obtained from the 928 S4, and lightweight forged alloy wheels.

Specific Highlights of the Underlying Asset:

-Less than 40,000 original miles

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

The Porsche 944 (or “944”), designed by Tony Lapine, was produced from 1982 to 1991, overlapping with its predecessor, the Porsche 924 (or “924”), for 6 years until the end of the 924 line in 1988. With the 944, Porsche abandoned the Audi-sourced engine used in the 924 and developed an all-new 2.5L straight 4, a small engine by sports car standards, but one that served Porsche’s goals for fuel efficiency and size. The basis for the exterior of the car was the 924 Carrera GT, however Porsche revised the bodywork and added an all-new interior to complement other performance modifications.

The 944 underwent its first meaningful changes in mid-1985, when the car received upgrades such as a new dash and door panels, an embedded radio antenna, new wheels, and a larger fuel tank, in addition to a host of other modifications. ABS became standard in 1987, which required Porsche to change the wheel offset and wheel design. Porsche debuted the 944 S version of the 944 that same year, bringing a slightly more powerful engine and the first use of four valve per cylinder heads in the 944 series.

The 944 Turbo was introduced in 1986 and featured a turbocharged and intercooled engine that produced 220hp. The Turbo received improved aerodynamics over the base 944, and an upgraded transmission and suspension. The top of the line Turbo S followed in 1988, which brought a state-of-the-art suspension package and a much more powerful version of the 2.5L turbocharged engine. The Turbo S was only produced in 1988 and a total of 1,635 cars were built, many of which were Silver Rose editions with burgundy plaid interiors. Total 944 production was 163,192 cars, making it the most successful model line in Porsche history until the introductions of the Boxter and 911 Carrera (997).

Market Assessment

As prices for classic 911s have increased significantly over the past decade, enthusiasts have increasingly focused on the more affordable 944. With a near perfect front to rear weight distribution, the 944 has been touted by industry experts and enthusiasts alike as one of the best handling Porsches ever produced. Many 944 Turbo S cars have been converted to race cars or heavily used over the years, and low-mileage, investment-grade examples of the highest spec 944 Turbo S are becoming increasingly hard to find and have historically commanded premium values accordingly.

Specifications

Series Porsche 944 Turbo S
Year	1988
944 Turbo S Production Total	1,635
Engine	2.5L Turbo Flat 4
Drivetrain	Front-Engine, Rear Wheel Drive
Power	250 hp
Torque	258 lb-ft
Length	169 in.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	5.5 sec. (est)
¼ Mile	13.9 sec. (est)
Top Speed	162 MPH (electronically limited)
Color EXT	Maraschino Red
Color INT	Gray
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Engine #	To be confirmed by COA
Transmission #	To be confirmed by COA

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 944 Turbo S going forward.

USE OF PROCEEDS – Series #90ME1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES EVO II

Summary Overview

●Upon completion of the Series #90ME1 Offering, and subject to the execution of a purchase agreement, Series #90ME1 will purchase a 1990 Mercedes 190E 2.5-16 Evo II (at times described as the “Evo II” or “Mercedes 190 Evo II” throughout this Offering Circular) as the underlying asset for Series #90ME1 (the “Series Mercedes 190E 2.5-16 Evo II” or “Series Evo II” or the “Underlying Asset” with respect to Series #90ME1, as applicable), the specifications of which are set forth below.

●The Evo II is a rare car, with only 502 examples produced worldwide, and has a storied development history that featured iconic names such as famed Formula 1 driver Ayrton Senna and tuner Cosworth Engineering.

●Mercedes developed the Evo II to beat Audi and BMW in the Group A touring car racing series after an unsuccessful attempt with the Evo I. The Evo II ultimately won the Deutsche Tourenwagen Meisterschaft (or “DTM”) manufacturers’ title in 1991, its first year of competition.

●The Series Mercedes Evo II is a low-mileage and highly original example with documented service history and desirable option specifications.

Asset Description

Ownership and Pricing History

The Series Mercedes Evo II was purchased new by its original owner in Switzerland on April 1, 1991. The original owner kept the Underlying Asset until 2012, when the Underlying Asset was sold to its second owner in the Netherlands with roughly 37k km on the odometer. In June 2016, Mechatronik, one of the foremost German Mercedes-Benz restoration specialists and dealers, acquired the Underlying Asset, where it remained until its acquisition by RSE Collection LLC in November 2018.

The Mercedes Evo II was released with a base price of roughly $80,000, depending on options. Cars of comparable condition and quality to the Series Evo II do not come to market frequently; the few examples that have recently been offered at auction trade in the $180k to $210k range. Only three examples have been offered publicly at auction in the United States. The most recent car to sell was a highly modified example that sold at auction in January 2017 for $220k.

Vehicle Maintenance History

The Underlying Asset is accompanied by extensive documentation including all factory stamped documents, including service booklets and warranty card. The Swiss vehicle logbook is also present, displaying mileage readings and emissions compliance. The Underlying Asset most recently received a comprehensive refurbishment at Mechatronik using all original Mercedes hardware.

Design and Features Overview

Exterior:

The Mercedes Evo II took the already radical design of the Evo I to a new level for both looks and performance. New front and rear bumpers with integrated spoilers, flared wheel arches that integrated into the lines of the body, and a massive rear wing was added that resulted in meaningful aerodynamic improvements, lowering the total drag coefficient to .308, an impressive figure even by today’s standards.

Of the 502 Evo II cars produced, 500 were pained Blauschwartz (Blue-black) and 2 were painted silver; however, though the silver cars are not counted as part of the normal production as they are believed to have been used for initial testing of the road car by the Mercedes factory. The Series Mercedes Evo II includes the desirable sunroof factory option, and like all Evo IIs, the Underlying Asset has “Evolution” plaques on both front fender arch flares.

Specific Exterior Issues to Note:

-The front hood was professionally stripped and repainted using original Glasurit Blauschwartz paint.

Interior:

The interior of the Evo II did not feature many changes over the Evo I, however, all cars came with a shift knob that displayed its serial number out of the 500 standard production examples built. A dogleg shift pattern and built-in lap timer serve as a clear reminder of the car’s motorsports connection. Interior options include air-conditioning, sunroof, rear headrests, and heated front seats.  The Underlying Asset also features an individually numbered gearshift knob, as standard on all Evo IIs, noting this car as #168 out of 500 produced.

Specific Highlights of the Underlying Asset:

-All desirable options

Specific Interior Issues to Note:

-1/8’’ red LED light installed to the right of instrument panel as part of an aftermarket alarm system

Mechanicals:

The Mercedes Evo II received a number of performance upgrades over the already high-performance Evo I. Beginning with the engine, Mercedes increased the compression by adding a short stroke camshaft, bigger cylinders, high compression pistons, and upgraded intake and suspension components. The Evo II could now rev up to 7,800 rpm, a meaningful increase from the 7,250 rpm redline of the Evo I. Furthermore, the Evo II received an upgraded suspension with a ride height that could be adjusted from inside the car. The brakes are largely unchanged; however, the Evo II discs are made from a lighter alloy material.

Specific Highlights of the Underlying Asset:

-Fewer than 40,000 original kilometers

-Dogleg 5-speed gearbox

-Comprehensive mechanical service by marque experts

Specific Issues to Note:

-None

Model History and Engineering

The story of the Evo II begins with introduction of the original Mercedes 190E (or “190E”) in November of 1982 as a new model in the Mercedes production lineup. The 190E came to be known as the “W201” or “Baby Benz” and went through a milestone-filled evolution throughout the 1980s that culminated in the ultimate 190E, the Evo II.

The first milestone came in 1983, when the Mercedes 190E 2.3-16, the sporty 16-valve version of the 190E, set three world speed records at the Nardo ring in Italy. Three of the cars set out on a 50,000km high-speed test run, and two completed the feat in just over 200 hours at an average speed of nearly 154 mph. On the heels of this test, Mercedes debuted the production 2.3-16 at the Frankfurt Auto Show in 1983 and the car officially went into production the following September.

Earlier that year, in May of 1984, came another milestone in the 190E’s storied past. A then unknown Ayrton Senna drove a 190E 2.3-16 to a first-place finish in the inaugural race at the new Nürburgring Grand Prix race circuit, a win that many claim, first put his name on the map as he defeated F1 legends such as Stirling Moss, Sir Jack Brabham, Phil Hill, and John Surtees.

Mercedes released the next iteration of the high-performance 190E, the 2.5-16, in 1988 and followed with the Evo I at the Geneva Motor Show in 1989. Mercedes built 502 Evo I cars, which featured a more powerful version of the standard 2.5-16 engine along with a number of aerodynamic and suspension improvements.

The following year, at the 1990 Geneva Motor Show, Mercedes launched the Evo II, an even more extreme version of the Evo I, of which 502 were also built. The car received a number of mechanical and aerodynamic changes that resulted in a car with 235hp and a 0-60 time of 7.1 seconds, impressive numbers for a 4-door sedan at the time. Both Evo models were built to comply with FIA homologation requirements, as both cars competed in the DTM racing series.

Market Assessment

We believe that the Evo II’s rarity, race pedigree, and storied development will support continued enthusiasm for the model within the automotive community. Homologation editions of rally and touring cars from the 80s and 90s have experienced and increase in desirability as of late, as enthusiasts who revered these models as children are now entering their prime car collecting years. The Evo II is the pinnacle of the iconic W201 190E Mercedes production line and in our opinion remains one of the most radical looking performance sedans ever produced.

Specifications

Series Mercedes Evo II
Year	1990
Mercedes Evo II Production Total	502
Engine	2.5L Straight Four
Drivetrain	Front-Engine, Rear Wheel Drive
Power	235 hp
Torque	181 lb-ft
Length	179 in.
Transmission	5 Speed Dogleg Manual
Country of Manufacture	Germany
0-60	7.1 sec. (est)
¼ Mile	15.3 sec. (est)
Top Speed	155 MPH (est)
Color EXT	Blue Black Metallic
Color INT	Black Leather
Documentation	Yes
Condition	Original Condition (pending certification)
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (pending certification)
Vin #	WDB2010361F736128
Engine #	1029921000263
Transmission #	71740400021156

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1990 Mercedes Evo II going forward.

USE OF PROCEEDS – Series #82AB1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #82AB1 Asset Cost (1)	$110,000	84.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.54%
	Brokerage Fee	$950	0.73%
	Offering Expenses (2)	$969	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.21%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.54%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,110	10.12%
	Total Fees and Expenses	$17,500	13.51%
	Total Proceeds	$129,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$110,000
Installment 2 Amount	$0
Acquisition Expenses	$2,471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALPINA B6

Summary Overview

●Upon completion of the Series #82AB1 Offering, Series #82AB1 will purchase a 1982 Alpina B6 2.8 (at times described as the “Alpina B6” throughout this Offering Circular) as the underlying asset for Series #82AB1 (the “Series Alpina B6” or the “Underlying Asset” with respect to Series #82AB1, as applicable), the specifications of which are set forth below.

●The Series Alpina B6 is one of 533 ever produced.

●The Series Alpina B6 is a true Alpina, sporting an Alpina VIN rather than one from BMW.

●The Series Alpina B6 is a well-maintained, collector owned, all-original and low-mileage example, with less than 15,000 miles on the odometer.

●BMW never produced a factory M car based on the E21, the first BMW 3-series chassis, making the Alpina the pinnacle of E21 performance.

●We believe premium aftermarket tuner brands with tight affiliations to the respective factory, such as Alpina for BMW, and RUF for Porsche, are becoming increasingly more desirable among the collector community and have recently commended premium values versus standard, non-tuned examples.

Asset Description

Ownership and Pricing History

The complete ownership history of the Underlying Asset is unknown at this time. However, we do know that the Series Alpina B6 has been owned for many years by a prolific car collector with a large collection spread between the United States and Switzerland. The Underlying Asset has most recently been stored in a private climate-controlled facility in Switzerland, alongside a number of other rare Alpina cars.

Transaction data for Alpina’s is often not readily available due to the model’s rarity combined with the fact that most trade hands privately between collectors. As a reference point, a 73k-mile car sold on bringatrailer.com for $84,000 in late September 2018 in the United States.

Vehicle Maintenance History

Complete maintenance history is unknown at this time. However, the previous owner stored the Underlying Asset in a climate controlled professional storage facility with the intent of long-term preservation.

Design and Features Overview

Exterior:

Based off of a standard BMW 3 Series of the day, a number of exterior modifications hint that the Alpina B6 is a unique car. The front bumper has been extended lower to the ground for increased aerodynamic effect, the car features a dual-exit exhaust, and wears special straight spoke Alpina wheels. The Underlying Asset is finished in Alpina Green with gold stripes running down either side of the car front to back that include the Alpina logo on the front doors.

Specific Exterior Issues to Note:

-None, wear is consistent with the mileage.

Interior:

The interior of the 1982 Alpina B6 2.8, although being largely based off the original E21 interior, is adorned with many Alpina bits. Starting in the driver seat, the original steering wheel has been replaced with a Leather bound MOMO wheel with Alpina badging in the middle. An Alpina instrument cluster also replaces the original BMW console. Lastly Alpina branded Recaro seats as well as a wooden Alpina gear shifter were added to complete the Alpina package.

Specific Interior Issues to Note:

-None, we believe the interior shows minimal wear, commensurate with mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-22,000 original km (13,670 miles)

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

In 1962, German engineer Bukard Bovensiepen developed a dual Weber carburetor for the BMW 1500. The upgrade was so well received by press and BMW management that by 1964, BMW had certified the quality of his work and declared that any vehicle with his carburetor would still have its factory warranty honored. That same year, the company Alpina Bukard Bovensiepen was born, employing a total of eight people.

Alpina established its business as a BMW tuner in 1965, and over the next five years the company would grow to over seventy employees. By 1970, Alpina had proven itself on the international racing circuit, winning the European Touring Car Championship as well as the 24 Hours of Spa. The German Federal Ministry of Transportation declared Alpina an official automobile manufacturer in 1983, meaning Alpina cars could now be registered as such and not as simply modified BMWs.

The Series Alpina B6 is based off of the BMW (E21) 323i, a compact touring car that Alpina turned into a formidable performance car. Alpina rebuilt the engine, upgrading the pistons, combustion chamber sleeves, and camshaft, and fitted a new exhaust and electronic ignition system. On top of the engine upgrades, Alpina added a performance Bilstein suspension, a five-speed Getrag transmission, and larger brakes. Alpina built 533 of these cars, before turning its attention to the new BMW E30 chassis.

Market Assessment

Alpina is synonymous with some of the most luxurious yet performance-oriented cars produced by BMW. Some Alpina models even surpass the performance of the BMW M line. Early model Alpina’s, especially those with unique Alpina VINs have become extremely desirable to enthusiasts for their rarity and status as “true” Alpina’s. We believe the automotive community’s ever-increasing praise for late 1980s M cars will support a continued strong market for the earlier Alpina cars, which were the de facto M cars of their time.

Specifications

Series 1982 Alpina B6 Specifications
Year	1982
XJ220 Production Total	533
Engine	2.8L Inline 6
Drivetrain	Front-engine, Rear wheel drive
Power	210 hp
Torque	200 lb-ft
Length	171.5
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	6.2 Seconds Est
¼ Mile	14.3 Sec.
Top Speed	142 MPH
Color EXT	Green
Color INT	Exact color to be confirmed
Documentation	To be confirmed
Condition	Original Condition (pending certification)
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Engine #	Original, Matching (pending certification)
Transmission #	Original, Matching (pending certification)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Alpina B6 going forward.

USE OF PROCEEDS – Series #00FM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #00FM1 Asset Cost (1)	$43,000	86.87%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.04%
	Brokerage Fee	$364	0.74%
	Offering Expenses (2)	$500	1.01%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.55%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,200	4.44%
	Marketing Materials	$200	0.40%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$965	1.95%
	Total Fees and Expenses	$4,500	9.09%
	Total Proceeds	$49,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/12/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$43,000
Installment 2 Amount	$0
Acquisition Expenses	$2,671

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FORD MUSTANG COBRA R

Summary Overview

●Upon completion of the Series #00FM1 Offering, Series #00FM1 will purchase a 2000 Ford Mustang Cobra R (at times described as the “Cobra R” throughout this Offering Circular) as the underlying asset for Series #00FM1 (the “Series Ford Mustang Cobra R” or the “Underlying Asset” with respect to Series #00FM1, as applicable), the specifications of which are set forth below.

●When it was released, the 2000 Ford Mustang Cobra R was the fastest Mustang ever produced by the Ford factory.

●The 2000 Ford Mustang Cobra R was one of the first Mustang models to feature a fully independent rear suspension.

●The Series Ford Mustang Cobra R is 1 of 300 Cobra R’s produced by Ford in 2000.

●The Series Ford Mustang Cobra R is a two-owner car, most recently spending six years in the collection of a renowned Ford collector with a large collection of special edition Ford models.

Asset Description

Ownership and Pricing History

The Series Ford Mustang Cobra R was sold to its original owner in California in the summer of 2000. The Underlying Asset spent the first twelve years of its life in California before being purchased by a prominent Ford collector in North Dakota. The Underlying Asset has remained in the collector’s storage facility since 2012, with a mere 30 miles put on the car since it was acquired from the original owner. The Company acquired the Underlying Asset from the second owner in October 2018.

The 2000 Ford Mustang Cobra R was released with an MSRP of $54,995, though it is believed that many of the new cars sold for a premium over MSRP given overwhelming demand for the 300 available allocations. Public auction data suggests that although the Cobra R did depreciate, prices have remained in the $40-$50k range since the early 2000s. Based on this same public auction data, the first sign of value appreciation came in 2018, when two examples sold at Barrett-Jackson auctions in the $50-$55k range. Price indices for the special edition model indicate a steeper appreciation curve over the past few years, with top condition examples valued at $50,000 in September 2013, $57,500 in September 2015, and $60,000 in September 2018, the most recent data point.

Vehicle Maintenance History

We believe the Underlying Asset has been maintained in-line with recommended practices by its previous two owners. The car received a synthetic oil change in April of 2016 and since 2012 has been stored with 100 octane fuel along with a fuel stabilizer designed for long-term storage and minimal usage.

Design and Features Overview

Exterior:

All 300 Cobra Rs featured the same exterior design, including Performance Red paint and an aerodynamically aggressive body kit. The car has a large 7-inch rear spoiler and a front splitter that attaches to the bumper via Dzus fasteners, allowing for easy removal if desired for daily driving. The Cobra R does not have fog lights, with engineers instead using the space to route air directly to the front brakes. Other notable features include a custom Borla exhaust system with side exits and custom tires developed by BFGoodrich specifically for this model.

Specific Exterior Issues:

-None, the car is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

The interior of the Cobra R largely resembles the standard Cobra of the time, but a number of features serve as a reminder that the Cobra R is race car at heart. Convenience items such as air condition and radio have been removed, as have the rear seats, all in the name of weight reduction and performance optimization. The front seats are custom Recaro bucket seats with high bolsters and cutouts for racing harnesses.

Specific Interior Issues to Note:

-None, the interior of Series Ford Mustang Cobra R remains original with minimal wear commensurate with age and mileage.

Mechanicals:

By leveraging the expertise of top performance part brands such as Brembo, Borla, Eibach, Bilstein, Tremec and others, the 2000 Ford Mustang Cobra R debuted as the fastest factory Mustang ever produced. The SVT (Ford’s Special Vehicle Team) developed, naturally aspirated V8 produced 385 horsepower according to official reports, though it is believed that the true figure is higher. The custom exhaust made of short-tube headers, a Bassani X-pipe, and Borla mufflers exits both sides of the car just in front of the rear tires, allowing for the 21-gallon fuel cell that sits in the rear of the car. The Tremec T-5 transmission has close ratios to optimize for shifting on the racetrack and special Eibach coils lower the car 1.5 inches. The Cobra R’s suspension features MacPherson struts in the front and an independent rear suspension with Bilstein shocks.

Specific Highlights of the Underlying Asset:

-2,468 original miles

-Retains original window sticker affixed to passenger side window

-Believed to retain original engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

Ford’s SVT released the first Cobra R in 1993 as a limited-production, high-performance version of the Foxbody Mustang. Only 107 of these first-edition Cobra Rs were built, and modifications were limited to a tuned engine and suspension. In an effort to prevent the cars from becoming immediate collector’s items, Ford required that all buyers present a valid racing license upon purchasing a new car, evidently hoping that the cars would be used for track driving as intended by the factory.

The second Cobra R was released in 1995 with a production run of 250 cars total, all painted in white. Ford replaced the 5.0L V8 with a 5.8L Windsor engine that was capable of producing 300 horsepower, and this second-edition Cobra R featured a more robust suspension and transmission along with a 20-gallon fuel cell. Ford also stripped out many creature comforts from the interior, including the A/C and radio, to reduce weight.

The next iteration of the Cobra R came in 2000, on the heels of a minor crisis after Ford had to recall all 5,300 Cobras produced in 1999, after it was revealed that they underperformed their advertised horsepower figures. This did not deter consumers from the revised 2000 Cobra R; 600 SVT-approved Ford dealers entered into a lottery for an allocation of the Cobra R, of which only 300 were produced. All were painted in Performance Red and featured extensive upgrades, including an aggressive body kit and high-performance engine, suspension, braking, transmission, and exhaust modifications. Similar to the previous Cobra R, the 2000 model was stripped of its interior creature comforts, but the 2000 Cobra R added new custom Recaro bucket seats. These lightweight features and performance upgrades made the 2000 Ford Mustang Cobra R the fastest Mustang ever produced by the factory upon its debut.

Ford has since produced limited-edition Cobra models, such as the Bullitt and Mach 1, but the 2000 Cobra R was the last to feature the Cobra R name and can arguably still hold its own from a performance standpoint against more modern Mustang performance cars.

Market Assessment

The 2000 Cobra R set the tone for a number of high-performance Mustangs for the decades to come. We believe that it wasn’t until Ford released the Shelby GT350R Mustang in 2016 that Ford built a roadgoing Mustang so purposefully upgraded for racetrack performance. As limited production model with performance figures respectable even by today’s standards (the 2000 Cobra R’s 0-60 mph time is a mere four-tenths of a second slower than the modern GT350), we believe demand amongst enthusiasts for the 2000 Mustang Cobra R will continue to remain strong for the foreseeable future.

Specifications

Series Ford Mustang Cobra R
Year	2000
Mustang Cobra R Production Total	300
Engine	5.4L V8
Drivetrain	Front-Engine, Rear Wheel Drive
Power	385 hp
Torque	385 lb-ft
Length	174 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	4.4 sec. (est)
¼ Mile	12.9 sec. (est)
Top Speed	170 MPH (est)
Color EXT	Performance Red
Color INT	Black
Documentation	Yes
Condition	Original Condition (To be confirmed)
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (To be confirmed)
Vin #	1FAFP47HXY223296
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford Mustang Cobra R going forward.

USE OF PROCEEDS – Series #88BM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88BM1 Asset Cost (1)	$135,000	95.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.42%
	Brokerage Fee	$1,036	0.73%
	Offering Expenses (2)	$1,058	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$525	0.37%
	Marketing Materials	$200	0.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$910	0.65%
	Total Fees and Expenses	$4,000	2.84%
	Total Proceeds	$141,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$135,000
Installment 2 Amount	$0
Acquisition Expenses	$996

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW E30 M3

Summary Overview

●Upon completion of the Series #88BM1 Offering, Series #88BM1 will purchase a 1988 BMW E30 M3 (at times described as the “BMW E30 M3” (or “E30 M3”) throughout this Offering Circular) as the underlying asset for Series #88BM1 (the “Series BMW E30 M3” or “Series E30 M3” or the “Underlying Asset” with respect to Series #88BM1, as applicable), the specifications of which are set forth below.

●The BMW E30 M3, built to comply with Group A homologation standards, is the winningest vehicle in all of touring car racing history.

●The E30 M3 was the first car developed by BMW’s M Division based on the 3-series chassis.

●The Series E30 M3 is a single-owner, all-original, first-year, and very low mileage example, retaining items such as owner’s manuals, spare keys, showroom brochure, maintenance booklet, and window sticker.

●The Series E30 M3 still wears its original coat of paint, a true testament to the care the Underlying Asset received throughout its life.

Asset Description

Ownership and Pricing History

The Series E30 M3 was originally ordered and delivered to Danvers BMW of Danvers, Massachusetts. Although the Series E30 M3 is considered a 1988 model, it was registered by its first and only owner in July of 1987. The Underlying Asset would spend the next 30 years with its original owner in Massachusetts before being acquired by Copley Motorcars, a classic car dealership in Massachusetts, in November of 2017.

The Series E30 M3 was ordered with an original build price of $34,810. Resale values for M3 examples did not surpass this original MSRP until 2013. Since then, values of E30 M3s have appreciated dramatically. In January 2013, values for top condition examples were $34,900. By late 2015 this number was $105,000, and as of September 2018, $137,000. Recent public data on low-mileage, original-paint E30 M3’s is not readily available, but as a reference point, a 10k mile example sold for $96,250 at the Bonhams Quail Lodge Auction in 2015.

Vehicle Maintenance History

While most service documentation is absent and not recoverable due to the closing of Danvers BMW, the previous owner noted that the Underlying Asset received all of its scheduled servicing. In 2002, the Underlying Asset received a cooling system service. In 2017, the Underlying Asset was sent to European Auto Solutions (“EAS”), a specialty repair shop in Massachusetts, for a full inspection and servicing. The Underlying Asset returned to EAS the following year to have the climate control system checked and recharged. Prior to acquiring the Underlying Asset, the Company commissioned EAS to perform a full pre-purchase inspection. The Series E30 M3 was determined to be in excellent condition both mechanically and cosmetically, passing the PPI in all categories examined and confirming the car is in original condition.

Design and Features Overview

Exterior:

Designed by Claus Luthe, the E30 M3 exterior was largely based off of the standard E30 3 series of the day. With that said, the only body panel that was taken directly from the regular 3 series was the hood. The addition of boxed fender flares to fit the larger tires fitted to the M model quickly became an identifying factor of the M3. A lower front bumper and rear wing for improved aerodynamics were also added. The classic BMW kidney grill and quad round headlights were retained.

The exterior of the Series E30 M3 presents itself in exceptional condition, especially considering it still wears its original coat of paint. All body panels were noted to be original per the pre-purchase inspection report. Paint meter readings confirmed that all body panel paint thickness is consistent with original standards from the factory.

Paint Meter Readings

●Hood (5.0-5.5 Mils)

●Roof (5.0-5.5 Mils)

●Right Rear Quarter Panel (4.8-5.5 Mils)

●Right Door (5.0-5.6 Mils)

●Right Front Fender (5.0-6.0 Mils)

●Left Front Fender (4.6-6.0 Mils)

●Left Door (4.7-6.0 Mils)

●Left Rear Quarter (4.5 to 6.0 Mils)

Specific Exterior Issues to Note:

-The Series E30 M3 has a quarter-sized area of missing paint on the trunk due to an error during paint detailing.

Interior:

The interior of the Series E30 M3 retains its original upholstery and is in exceptional condition for its age and mileage. The seats, door panels, and carpets are beige while the center console, dash, and steering wheel are black. The interior differs only slightly from a standard 3 series, notably the replacement of the economy meter with an oil temperature gauge and M colors on the middle spoke of the steering wheel and gear shifter.

Specific Highlights of the Underlying Asset:

-Original Books

-Original Window Sticker

-Original Order sheet

-Both original keys

-Showroom brochure

Specific Interior Issues to Note:

-None, the Series E30 M3 shows minimal signs of wear commensurate with age and mileage and retains all of its original interior parts.

Mechanicals:

Specific Highlights of the Underlying Asset:

-9,375 original miles

-Recent service and pre-purchase inspection conducted by marque expert and seasoned concours judge Ed Owen of European Auto Solutions, confirming the Underlying Asset is in great condition from a mechanical perspective

-5 speed “dogleg” transmission

Specific Issues to Note:

-Minor oil seepage originating from the valve cover gasket

Model History and Engineering

BMW’s history in motorsport dates back to 1936, when Ernst Henne piloted a BMW 328 at the Nürburgring race circuit in the first ever recorded race for a BMW. The red, purple, and blue stripes associated with BMW’s Motorsports, or “M,” division first appeared on the 1974 BMW 2002 Turbo, two years after the official formation of BMW’s dedicated motorsport department. Beginning with the M1 supercar in 1978, BMW’s M division has been responsible for building the most extreme cars produced at the factory, including models such as the M3 and M5.

The E30 M3 was first shown to the public at the 1985 Frankfurt Motor Show and quickly assumed its role as the benchmark of performance sports cars. The car was originally produced to meet Group A racing homologation standards that required 5,000 road-going versions to be produced in a 12-month span. However, demand for the original M3 was so great that production was expanded reaching a total of 18,000 units sold across all E30 M3 models.

After just two weeks of development, BMW engineers had come up with the base specs for the S14 power plant to be used in the E30 M3. Paul Rosche, hailed as the godfather of the turbo-charged engine, lead the team in the mechanical development of the S14. The S14 power plant would take elements of some of BMW’s best engines of the time and integrate them into a lightweight and naturally aspirated 2.3-liter four cylinder. Using an engine block dating back to 1962, a modified cylinder head from an M1 supercar, the smaller-displacement and lighter S14 engine was able to match the power of the six-cylinder 635CSI due to its 7,250 RPM redline. To compliment the new engine, the E30 M3 had BBS wheels, larger brakes, and a tuned suspension.

The E30 M3 remains the most successful touring car of all time. Beginning with the 1987 German Touring Car Championship, the E30 went on to win multiple national touring car titles in France, England, and Italy. The E30 M3 also won the World Touring Car Championship in 1987 and went on to win and compete in many 24-hour endurance races at the famous Nürburgring racetrack.

Market Assessment

We believe that few sports car models have reputations on par with the E30 M3, a car that not only dominated race series around the world, but also is considered by many, to this day, to be one of the best driving BMW road cars ever produced. Although BMW continues to make the M3, the company has arguably changed the character of the car, which now features a turbocharged engine as of 2014 vs. the naturally aspirated engine of earlier models. While production of the E30 M3 was relatively high, many examples were driven hard, modified, and / or are otherwise in lower quality condition. We believe there to be significant demand for well-preserved examples, particularly those still retaining factory paint such as the Underlying Asset.

Specifications

Series BMW E30 M3
Year	1988
Production Total of E30 M3 (US-Spec)	5,300
Engine	2.3L I4
Drivetrain	Front Engine, Rear Wheel Drive
Power	200 hp
Torque	176 lb-ft
Length	171 in.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	6.3 sec (est.)
¼ Mile	14.7 sec (est.)
Top Speed	148 MPH
Color EXT	Diamond Black
Color INT	Beige
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	WBSAK0303J2195066
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW E30 M3 going forward.

USE OF PROCEEDS – Series #11BM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #11BM1 Asset Cost (1)	$78,500	93.45%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	1.79%
	Brokerage Fee	$617	0.73%
	Offering Expenses (2)	$630	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.32%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	1.79%
	Marketing Materials	$200	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$782	0.93%
	Total Fees and Expenses	$4,000	4.76%
	Total Proceeds	$84,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/20/2018
Expiration Date of Agreement	$43,485
Down-payment Amount	$7,850
Installment 1 Amount	$70,650
Installment 2 Amount	$0
Acquisition Expenses	$1,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW 1M

Summary Overview

●Upon completion of the Series #11BM1 Offering, Series #11BM1 will purchase a 2011 BMW 1M (at times described as the “BMW 1M” (or “1M”) throughout this Offering Circular) as the underlying asset for Series #11BM1 (the “Series BMW 1M” or the “Underlying Asset” with respect to Series #11BM1, as applicable), the specifications of which are set forth below.

●The BMW 1M was built for only 1 year, in 2011, and only 6,342 were produced worldwide, including just 740 for the U.S. market.

●With the 1M, BMW wanted to capture the essence of the original E30 M3 model by building a compact performance sedan without an abundance of technological features.

●The Series BMW 1M is a low-mileage, highly optioned, all-original example, in desirable Valencia Orange Metallic color that has been thoroughly inspected by Enthusiast Auto Group, an automotive workshop that specializes in M Division BMW cars.

●The 1M model line was among the first M cars to feature a turbocharged engine, marking the end of a long line of M cars powered by high-revving naturally aspirated engines.

Asset Description

Ownership and Pricing History

The Series BMW 1M is a one-owner car that spent its life in New Jersey before being acquired, serviced and prepared, by Enthusiast Auto Group (“EAG”), a specialist BMW Motorsports dealership, in 2018.

The BMW 1M was released with a base price of $47,010, though a number of options including metallic paint and accessory packages were additional costs. Given strong demand for the limited production cars, many examples initially sold for prices well above sticker and continue to trade hands at a premium to MSRP now seven years later. In August 2018, a 4k-mile example sold publicly on Bring a Trailer for $76,125, inclusive of buyer’s premium.

Vehicle Maintenance History

We believe the original owner properly maintained the Underlying Asset in line with recommended practices, with services including a 1,200-mile break-in service, three additional low mileage engine oil services, and a brake fluid flush. The Underlying Asset received a full service, inspection, and cosmetic refresh upon being acquired by EAG in 2018.

Design and Features Overview

Exterior:

The BMW 1M has a number of features that distinguish the car from a standard 1 Series coupe. In addition to a wider wheelbase, the model features a number of aerodynamic bits such as “air curtains” that reduce turbulence around the wheel arches, a rear spoiler lip, flared wheel arches, and a newly designed front bumper assembly that improves air supply to the engine. The quad-exit exhaust at the rear is another hint that the 1M is a special model.

The 1M was offered in 3 colors: Alpine White, Black Sapphire Metallic, and Valencia Orange Metallic. The Underlying Asset is 1 of 2,316 worldwide finished in Valencia Orange Metallic, representing 36% of the total production.

Specific Exterior Issues:

-A paint refresh of the front bumper was performed by EAG to remove factory license plate mounting holes and other minor cosmetic blemishes.

Interior:

The 1M’s interior is simple yet sporty with black leather and alcantara trim accented by orange stitching. The Underlying Asset is fully optioned with power front sport seats, navigation, and a Harmon Kardon surround sound system, among other features.

Specific Highlights of the Underlying Asset:

-The Series BMW 1M includes every available interior option.

Specific Interior Issues to Note:

-None, the interior of Series BMW 1M retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The 1M shares many features with the M3 of the time, including its suspension componentry, brakes, tires, wheels, electronically controlled rear differential, and M-tuned dynamics control. However, unlike the M3 and M5 of the past that featured large naturally aspirated engines, the 1M was powered by the twin-turbo inline six previously used in the Z4. The engine features an overboost option that delivers an extra 37 torques at full throttle, and although BMW claims a 0-60mph time of 4.7 seconds, independent tests have shown the number to be closer to 4.5 seconds. The 1M came with a six-speed manual as the only option for transmission.

Specific Highlights of the Underlying Asset:

-3,790 original miles

-Recent service and inspection at BMW experts Enthusiast Auto Group

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

BMW’s history in motorsport dates back to 1936, when Ernst Henne piloted a BMW 328 at the Nürburgring race circuit in the first ever recorded race for a BMW. The red, purple, and blue stripes associated with BMW’s Motorsports, or “M,” division first appeared on the 1974 BMW 2002 Turbo, two years after the official formation of BMW’s dedicated motorsport department. Beginning with the M1 supercar in 1978, BMW’s M division has been responsible for building the most extreme cars produced at the factory, including models such as the M3 and M5.

BMW began development of the 1M in 2009 and released the car just two years later in 2011, making it the quickest ever development of an M car. During a 2010 interview with BMWBlog, Albert Biermann, Head of Development at BMW’s M Division at the time, described the 1M as a car built in the tradition of the original BMW M3. While the M3 and M5 of the day featured large 8- and 10-cylinder naturally aspirated engines respectively, the 1M borrowed a twin-turbo six from the BMW Z4 that was further tuned by the factory. The suspension, steering, and braking systems were borrowed from the M3, and the wheels were the same as those on the M3 Competition. All 1Ms featured a six-speed Getrag transmission, and all were coupes with no option for a sunroof.

BMW made an exception to its naming convention with the 1M. According to Dr. Kay Segler, Managing Director of BMW M GmbH at the time, the “M1” designation will always be reserved for the mid-engined sports car produced between 1978 and 1981. BMW sold the 1M for a single model year in 2011 and produced a total of 6,342cars worldwide, 740 of which were sold in the U.S. Specs remained largely the same across markets, and no official special versions of the 1M were produced by BMW.

Market Assessment

Though considered by some to be a “parts bin” special made up of components from the Z4 and M3 of the day, the 1M was the smallest and lightest M car on sale, a tribute to similar cars of the M Division’s past, most notably the original E30 M3. With almost immediate price appreciation of used examples, the 1M has the characteristics of a modern classic, and we believe that the BMW community will continue to be drawn to the model, given the 1M’s limited production and impressive performance and drivability.

Specifications

Series BMW 1M
Year	2011
BMW 1M Production Total	740 (U.S.) 6,342 (total)
Engine	3.0L Twin Turbo Inline Six
Drivetrain	Front-Engine, Rear Wheel Drive
Power	340 hp
Torque	332 lb-ft
Length	172 in.
Transmission	6 Speed Manual
Country of Manufacture	Germany
0-60	4.5 sec. (est)
¼ Mile	12.8 sec. (est)
Top Speed	155 MPH (electronically limited)
Color EXT	Valencia Orange Metallic
Color INT	Black
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (with minor touch up)
Vin #	WBSUR9C5XBVT47613
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW 1M going forward.

USE OF PROCEEDS – Series #03PG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE GT2

Summary Overview

●Upon completion of the Series #03PG1 Offering, Series #03PG1 will purchase a 2003 Porsche GT2 (at times described as the “Porsche GT2”, the “GT2” or the “996 GT2” throughout this Offering Circular) as the underlying asset for Series #03PG1 (the “Series Porsche GT2” or the “Underlying Asset” with respect to Series #03PG1, as applicable), the specifications of which are set forth below.

●The 2003 Porsche GT2, built on the 996-generation platform, was only the second appearance of the GT2 model designation in Porsche’s history. The GT2 is the top model in the 911 lineup, distinguished across all generations by the twin-turbo engine, and rear wheel drive configuration.

●The Porsche 996 generation was the first rear-engined platform built with a water-cooled engine since the company’s founding in 1948. The 996 GT2 featured a 3.6 L flat-six capable of 462BHP making it the most powerful 911 across the entire 996 lineup.

●The Series Porsche GT2 is one of just 1,289 produced worldwide between 2001 and 2005, and one of only 233 produced in 2003. Only a small proportion of total production was designated for the U.S. Market, making this one of the rarest modern 911s.

Asset Description

Ownership and Pricing History

The Series Porsche GT2 was sold new to its first owner in Houston, Texas who would keep possession of Underlying Asset from 2003 to 2005, at which point it was sold to its second and most recent owner in August of 2005, showing a mere 182 miles. Upon purchase the car was transported to the East Coast, moving between New Hampshire and New York. In October 2018, the Company entered into a purchase agreement for the Underlying Asset with The Cultivated Collector, a collector car dealership brokering the transaction. At the time of purchase, Series Porsche GT2 showed 6,943 Miles.

In 2003 the Porsche GT2 would be released with an MSRP of $175,000 putting it at the top of the 911 lineup. Opinions from Porsche enthusiasts of the 996 generation were, and in many ways still remain, highly conflicted over the decision to use a water-cooled platform instead of an air-cooled one, breaking with over 50 years of Porsche tradition. This departure from the traditional Porsche air-cooled engine platform put downward pressure on the 996 GT2 value through the 2000s and early 2010s, at which point a condition “2” Porsche GT2 was valued around $70,000. Values began to turn around in 2015, 10 years after the end of 996 GT2 production, with the first recorded sale over $100,000 taking place March 25, 2015 at Silverstone auctions. The Series Porsche GT2 can be best described as a condition “2+,” with values of models in that condition today trading around $149,000.

Vehicle Maintenance History

The Series Porsche GT2 has been properly stored and serviced regularly, consistent with factory recommended standards. Due to the Series Porsche GT2’s low mileage upon transfer of ownership in 2005 it received its first service in August of 2006 at Jack Daniels Porsche of Nanuet, NY. This service included a brake check, alignment, and had two new tires mounted. In January of 2007 the Series Porsche GT2 returned to Jack Daniels Porsche for a routine service. In July of 2007 the Series Porsche GT2 was sent in for regular maintenance, at which time the engine, brakes, and electrical system were thoroughly inspected.  In May of 2012 the Series Porsche GT2 was serviced by Jack Daniels Porsche and was noted to now have 6,430 Miles. This service included four new tires, a general maintenance inspection, professional test-drive, four-wheel alignment and balancing, oil and filter change, and a brake fluid service. In April of 2018, the Underlying Asset received a full service to confirm the car’s mechanical condition, including a comprehensive service of the brakes and other safety systems. This was performed by Porsche of Fairfield County.

Design and Features Overview

Exterior:

While the design of the 2003 Porsche GT2 was very closely related to the 996 Porsche Turbo, notable exterior differences included a unique GT2 front fascia, with re-designed air intakes on the front bumper to provide better airflow for the additional oil and transmission cooling systems. Aerodynamic downforce, provided by a redesigned front bumper, gave the GT2 additional front-end grip over the standard Turbo. The fixed rear wing of the GT2 is also unique, integrating air intakes on each of the two wing uprights.

The Series Porsche GT2’s exterior is painted in Black (color code L041) and remains in a condition commensurate with its mileage.

Specific Exterior Issues:

-Stone chips evident in lower spoiler and rear fenders consistent with road use.

-Use of a magnetic paint meter reveals professionally applied touch-up paint on the LR fender.

Interior:

The interior of the Series GT2 is specified with Black Leather and was special ordered through Porsche Exclusive with Deviated Stitching in Red on the steering wheel, seats, and door inserts. Further options include Red Seat Belts, Illuminated Door Sills with GT2 model designation, and special ordered Instrumentation in Red. The Rear Seat Delete was standard on all 996 GT2s, including the Underlying Asset.

Specific Highlights of the Underlying Asset:

-Special Wishes Deviating Stitching and Instrumentation in Red

-Porsche Crest Embossed in Headrest

Specific Interior Issues to Note:

-Minor wear to the left bolster of the driver’s seat due to entering and exiting the car

Mechanicals:

Specific Highlights of the Underlying Asset:

-6,943 original miles

-Regularly serviced by Porsche dealerships

-Retains original engine, transmission, and major mechanical components

-Recent mechanical evaluation by Porsche of Fairfield County

Specific Issues to Note:

-None

Model History and Engineering

In 1973 Porsche released the 2.7 RS, arguably the most important model in the brand’s history. The 2.7 RS was Porsche’s first true dual-purpose car, as capable on the road as it was on the track. Key to the success of the 2.7 RS was not just the powerful magnesium-cased engine, but the pursuit of lightness anywhere they could find it. This simple equation became a pillar of Porsche design ethos, evident in the engineering of all their cars through the 996 Porsche GT2, and indeed still to this day.

The 996 GT2 was the top model in Porsche’s lineup upon its debut in 2001, followed closely by the GT3 RS and GT3 models respectively. While GT3 models utilized naturally aspirated engines, the GT2 applied twin-turbocharging to the same engine platform, powerplant designed by Hans Mezger, one of the legendary names in engine design and assembly. Mezger has been recognized worldwide for producing some of the most technologically advanced engines in automotive history, in this instance utilizing a race proven true dry sump design, which the engine block of the GT2 is shared with the two time Le Mans class winning GT1 supercar. The 462BHP achieved in the GT2 application of Mezger’s design results from use of forged engine internals and light alloy pistons. The engine cylinders are coated in Nikasil, a compound used to reduce friction, instead of the heavy traditional piston sleeves. The biggest change to the 996 came in the form of water cooling, breaking tradition with nearly six decades of air-cooled Porsche engineering.

The body of the GT2 sits 20mm lower than the standard Turbo model, however the overall drag coefficient is slightly higher due to the large fixed rear wing. The GT2 suspension uses a McPherson strut assembly—a race-proven approach to suspension design and geometry. The multilink rear suspension uses springs and dampers designed specifically for the GT2 to provide maximum traction in all situations. The five-stage front anti-roll bar, and 4 stage rear anti-roll bar, allow the driver to tune the suspension exactly to his or her preferences.

Market Assessment

Upon its debut in 2001, the GT2 was the most powerful and sports-focused variant of the 911 available. Although the 996 generation of 911s went unloved for many years, unfairly shouldering blame for having brought the end to the air-cooled era of Porsche, enthusiasts worldwide have come to appreciate the technological triumph that was the 996 GT2. Today the car is accepted and indeed coveted as the spiritual successor to the much beloved 993 final variant from the air-cooled generation. As the first ever Porsche with a water-cooled engine, and with an average of just 240 cars built each year during their brief production run, the Series Porsche GT2 presents an exceptionally well-kept and low mileage example of the flagship model that shepherded Porsche into the new millennium.

Specifications

Series Porsche GT2
Year	2003
Production Total	1,289
Engine	3.6L Flat 6
Drivetrain	Rear Engine, Rear Wheel Drive
Power	462 HP
Torque	457 lb-ft
Length	174 in.
Transmission	6-Speed Manual
Country of Manufacture	Germany
0-60	4.1 sec (est.)
¼ Mile	11.3 sec @ 130MPH (est.)
Top Speed	198 MPH
Color EXT	Black
Color INT	Black with red stitching
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	WP0AB29923S696185
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche GT2 going forward.

USE OF PROCEEDS – Series #06FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #06FG1 Asset Cost (1)	$309,000	96.56%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.78%
	Brokerage Fee	$2,352	0.74%
	Offering Expenses (2)	$2,400	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$200	0.06%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,277	1.02%
	Total Fees and Expenses	$8,500	2.66%
	Total Proceeds	$320,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/23/2018
Expiration Date of Agreement	$43,445
Down-payment Amount	$20,000
Installment 1 Amount	$289,000
Installment 2 Amount	$0
Acquisition Expenses	$471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FORD GT

Summary Overview

●Upon completion of the Series #06FG1 Offering, Series #06FG1 will purchase a 2006 Ford GT (at times described as the “Ford GT” (or “GT”) throughout this Offering Circular) as the underlying asset for Series #06FG1 (the “Series Ford GT” or the “Underlying Asset” with respect to Series #06FG1, as applicable), the specifications of which are set forth below.

●The Ford GT was the first two-seater supercar built by Ford since the legendary GT40 racecar of the 1960s.

●The Ford GT features a 5.4L supercharged V8 engine with 550hp and is capable of a top speed of over 200mph.

●The Series Ford GT is a two-owner car with a mere 374 miles on the odometer, retaining its original window sticker still affixed to the car and interior plastic coverings from delivery still in place.

●The Series Ford GT is finished in Tungsten Grey, a color exclusive to the 2006 model year that commemorated the 40th anniversary of Ford’s first win at Le Mans in 1966.

Asset Description

Ownership and Pricing History

The Series Ford GT is a two-owner car, most recently spending nearly eight years in a large private collection. The Company entered into a purchase agreement to acquire the Underlying Asset in October 2018.

Ford released the GT with a base price of $139,995. The car had four available options that added a maximum of $13,250 to this MSRP. When first released, many GTs sold above MSRP, although by late 2006, some dealers did discount the cars to facilitate sales. Values for the 2006 Ford GT reached a low of $172,300 for top condition examples in early 2010. Since then, values have trended upwards, with a fully optioned top condition cars valued at over $400k.

Vehicle Maintenance History

With only 374 miles on the odometer, the Underlying Asset has spent most of its life in long term professional storage. The car has received repairs for all open recalls, as noted by a clean Carfax. Upon acquisition by the Company, the Underlying Asset will receive a full fluid service.

Design and Features Overview

Exterior:

The exterior of the Ford GT is a modern representation of Ford’s GT40 race cars, featuring a very similar shape and styling. The GT is 18 inches longer than its race car predecessor with body ducting that is more integrated into the curvature of the car’s design. Up front, the GT has high-intensity headlamps and a bumper that features a large intake that feeds air to the brakes and radiators. At the back, the round taillights are a tribute to Ford models of the 50s and 60s, and the massive 5.5L V8 engine can be seen almost in its entirety through the rear window.

The Series Ford GT is painted in Tungsten Grey, a color exclusive to the 2006 model year, with white roof and side stripes. As a four-option car, the Series Ford GT has grey painted brake calipers and lightweight BBS wheels as well as the McIntosh stereo system.

Specific Exterior Issues to Note:

-None, the Underlying Asset is believed to have all original paint and no known material defects.

-Exterior condition is in excellent condition commensurate with mileage.

Interior:

The Ford GT’s relatively spartan and driver-focused interior is a reminder of the car’s motorsport roots. There is no shortage of gauges and switches, however automatic climate control is not to be found among them. The Series Ford GT features carbon fiber seats (as standard on all GTs) trimmed in black leather and dotted with aluminum grommets, a design element from the original GT40.

Specific Highlights of the Underlying Asset:

-McIntosh stereo

-Retains original car cover, battery tender, tire inflator, and keys

Specific Interior Issues to Note:

-None, the interior of Series Ford GT retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The Ford GT features a supercharged 5.4L V8 capable of accelerating the car to 60mph in 3.7 seconds and to a top speed of over 200mph. The GT’s suspension has a similar setup to the Ferrari 360 Modena and large vented and cross-drilled brake rotors at all four corners.

Specific Highlights of the Underlying Asset:

-374 original miles

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

Ford released the GT40 concept car in 2002 at the North American International Auto Show. The concept car was designed as a tribute to the original GT40 racecar from the 1960s, a car that earned Ford the first overall 24 Hours of Le Mans victory for an American manufacturer in 1966. Ford developed the GT40 to beat Ferrari at Le Mans after failing to acquire a majority stake in the Italian manufacturer in 1963. The GT40 race cars took first, second, and third place in 1966 and would go on to win at Le Mans for four consecutive years between 1966 and 1969. Ford began production of a new GT in late 2004, having to forgo the GT40 name as it was owned by Safir Engineering Ltd., a company that built a number of GT40 continuation cars in the 80s.

Ford had not built a two-seater production supercar since the original GT40, and the production of the new GT was a rather involved process. Each car began its life in Ohio before being sent to Ford’s SVT facility in Michigan for completion. The cars featured a 550-horsepower supercharged V8 engine, high performance suspension, and Brembo brakes, all housed with a chassis formed with aluminum and composite materials.

Ford built just over four thousand GTs between 2004 and 2006, with a majority sold in the U.S. Most were sold with all four available options: racing stripes, BBS wheels, painted brake calipers, and a McIntosh stereo system. Ford also built a special run of “Heritage” cars that featured a Gulf Blue and Orange paint scheme that echoed the design of the original GT40s that competed at Le Mans.

Market Assessment

Ford most recently resumed production of the GT in 2016, and although we believe the first-generation models produced from 2004 to 2006 to be fantastic cars, they do not as closely represent the GT40s that raced during the glory days at Le Mans. We believe the nostalgia associated with the first-generation cars along with their use of a manual transmission and V8 engine will continue to support demand among the enthusiast community. Further, many first generations GTs have been treated as collectibles since day 1, as demonstrated by the relatively high number of examples on the market with very low mileage.

Specifications

Series Ford GT
Year	2006
Ford GT Production Total (1st Generation)	4,038
Engine	5.4L V8
Drivetrain	Front-Engine, Rear Wheel Drive
Power	550 hp
Torque	500 lb-ft
Length	183 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	3.7 sec. (est)
¼ Mile	11.8 sec. (est)
Top Speed	200 MPH (est)
Color EXT	Tungsten Grey
Color INT	Black
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	1FAFP90S06Y400264
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford GT going forward.

USE OF PROCEEDS – Series #02BZ1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #02BZ1 Asset Cost (1)	$185,000	94.87%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	1.54%
	Brokerage Fee	$1,433	0.73%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$525	0.27%
	Marketing Materials	$200	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,108	1.59%
	Total Fees and Expenses	$7,000	3.59%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/18/2018
Expiration Date of Agreement	$43,441
Down-payment Amount	$18,500
Installment 1 Amount	$166,500
Installment 2 Amount	$0
Acquisition Expenses	$996

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW Z8

Summary Overview

●Upon completion of the Series #02BZ1 Offering, Series #02BZ1 will purchase a 2002 BMW Z8 (at times described as the “BMW Z8” (or “Z8”) throughout this Offering Circular) as the underlying asset for Series #02BZ1 (the “Series BMW Z8” or the “Underlying Asset” with respect to Series #02BZ1, as applicable), the specifications of which are set forth below.

●The BMW Z8 was the first BMW with an MSRP over $100,000, and was considered the company’s flagship model, or halo car, for the 21st century.

●The BMW Z8 is a limited production car, with only 5,703 total produced between 1999 and 2003, and just 2,543 imported to the U.S.

●The Series BMW Z8 is a low mileage original car, complete with the numerous original factory documents and accessories.

●The Series BMW Z8 is finished in Titanium Silver, the same color as the Z8 driven by James Bond in The World is Not Enough, replete with a Sport Red and Black leather interior.

Asset Description

Ownership and Pricing History

The Series BMW Z8 was originally imported into the US in April 2002 and delivered to Foreign Motors West, a BMW dealership in Natick, Massachusetts. The car was sold to its first owner a few weeks later and remained in this owner’s possession for the next eleven years, covering just under 6k miles. Since 2013, the Underlying Asset traded hands between three additional owners, each time being sold to long-time clients of Copley Motorcars, a collector car dealership in Needham, Massachusetts.

The BMW Z8 was released in 2000 with an MSRP of $128,000. Following a brief dip in values over the mid to late 2000s, Z8 prices began a trend upwards starting in 2008. Between late 2008 and late 2014, values for top condition examples rose from $108,000 to $145,000. Thereafter, the Z8 market experienced a period of appreciation, with top condition examples now typically trading hands in excess of $270,000.

Vehicle Maintenance History

The original owner maintained the Underlying Asset in-line with recommended practices, as supported by the documented service history and clean Carfax report. The Series BMW Z8 received a full fluid service at The Boston Sportscar Company, a Massachusetts specialty repair shop, in January 2018, at which point four new Michelin tires were installed.

Design and Features Overview

Exterior:

The design of the Z8 can be attributed to Henrik Fisker, who worked at BMW Technik, the company’s design studio in Munich, from 1989 to 1999. Fisker later founded Fisker Automotive, and is currently operating Fisker, Inc, a manufacturer of premium electric cars. The exterior styling of the Z8 took inspiration from the iconic BMW sports cars of the post-war era, specifically the BMW 507. Notable features include a long, sloping hood and a twin-kidney grill. The use of an aluminum space frame chassis and hand-formed aluminum body panels gave the lithe two-seat roadster a structural rigidity comparable to that of a closed four-door sedan. The Underlying Asset is finished in Titanium Silver with a matching hardtop and tan convertible top.

Specific Exterior Issues:

-None, the Underlying Asset is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

The interior of the Z8 is luxurious, with a number of features hinting to classic BMWs of the past. The speedometer, tachometer, and other gauges are located in the center of the dash, and the three-spoke leather-wrapped steering wheel adds to the retro look. The dashboard is made of a single painted plastic panel, and interior trim is a mix of brushed aluminum and polished chrome. Other notable features include a push-button starter, sound system, and navigation unit. The interior of the Underlying Asset is finished in Sport Red with Black leather trim on the seats.

Specific Highlights of the Underlying Asset:

-Heated seats

-Retains original hardtop (including stand and cover), Z8 car cover, wind deflector, soft top window cloth, tool roll, factory battery tender, factory first aid kit, original books and keys, and original window sticker.

Specific Interior Issues to Note:

-None, the interior of Series BMW Z8 is well preserved and original with minimal wear consistent to the mileage.

Mechanicals:

The Z8 featured a modified version of the 4.9 L V-8 engine designed for the 2000 BMW M5, referred to internally as the “M62.” Although the factory reported a 0-60mph time of 4.7 seconds, independent testing by Autoweek revealed the number to be even quicker than the factory reported figure. The Z8 also features four-wheel independent suspension, a six-speed manual transmission, and a balanced 50/50 weight distribution to complement a chassis that consists of an aluminum space frame.

Specific Highlights of the Underlying Asset:

-7,550 original miles

-Recent inspection and fluid service at The Boston Sportscar Company in January 2018

-Retains original engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

BMW introduced the Z8 at the 1999 Frankfurt Auto Show, two years after displaying the Z07 concept car on which it was based at the 1999 Tokyo Motor Show. Henrik Fisker refined the original Z07 concept car and created the final design for the production version of the Z8. As a limited production, high-performance, uniquely styled car, the Z8 was meant to be a flagship for BMW and attract customers across the product line. The Z8 also represented the company’s first foray into the $100k+ MSRP market segment. BMW produced the Z8 for four years, from 1999 to 2003, with minimal changes throughout the production run. BMW Z8 production totaled 5,703 cars worldwide.

Market Assessment

BMW has not built a luxury, high-horsepower, two-seater sports car since the Z8, and we believe it to be one of the more collectible BMWs of the 21st century. Although now nearly two decades old, we believe the design of the Z8 has withstood the test of time. In addition to performance and design respectable even by today’s standards, we believe demand is further supported by the car’s feature the James Bond Film: The World Is Not Enough. As a car combining modern functionality with retro design, we remain confident in continued demand for the Z8 among the collector car community.

Specifications

Series BMW Z8
Year	2002
BMW Z8 Production Total	5,703
Engine	4.9L V8
Drivetrain	Front-Engine, Rear Wheel Drive
Power	394 hp
Torque	368 lb-ft
Length	173 in.
Transmission	6 Speed Manual
Country of Manufacture	Germany
0-60	4.2 sec. (est)
¼ Mile	12.6 sec. (est)
Top Speed	180 MPH (est)
Color EXT	Titanium Silver
Color INT	Red
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	WBAEJ13422AH61732
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW Z8 going forward.

USE OF PROCEEDS – Series #72MC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72MC1 Asset Cost (1)	$65,200	52.37%
	Interests issued to Asset Seller as part of total consideration (1)	$49,800	40.00%
	Cash on Series Balance Sheet	$2,500	2.01%
	Brokerage Fee	$542	0.44%
	Offering Expenses (2)	$934	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$2,500	2.01%
	Registration and other vehicle-related fees	$271	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$200	0.16%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,354	1.89%
	Total Fees and Expenses	$7,000	5.62%
	Total Proceeds	$124,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/1/2018
Expiration Date of Agreement	$43,497
Down-payment Amount	$0
Installment 1 Amount	$65,200
Installment 2 Amount	$0
Acquisition Expenses	$3,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA COSMO SPORT

Summary Overview

●Upon completion of the Series #72MC1 Offering, Series #72MC1 will purchase a 1972 Mazda Cosmo Sport Series II (at times described as the “Mazda Cosmo Sport” (or “Cosmo Sport”) throughout this Offering Circular) as the underlying asset for Series #72MC1 (the “Series Mazda Cosmo Sport” or the “Underlying Asset” with respect to Series #72MC1, as applicable), the specifications of which are set forth below.

●The Mazda Cosmo Sport was the first production car to feature a two-rotor rotary, or “Wankel,” engine.

●The Mazda Cosmo Sport is a rare car, with a total of only 1,519 built over its six-year production run, most of which were sold new in the Japanese domestic market.

●The Series Mazda Cosmo Sport is believed to be a three-owner car with only 27k original miles and documentation dating back to 1976.

●The Series Mazda Cosmo Sport has been in the private collection of a well-known American collector for the past eight years and has been maintained and refurbished during that time by Cosmo expert Glenn Roberts.

Asset Description

Ownership and Pricing History

The Series Mazda Cosmo Sport is believed to be a three-owner car. We believe the Series Mazda Cosmo Sport had two different owners in Japan before it was exported by a dealer to the United States in 2009. The third and most recent owner purchased the Underlying Asset in 2010. The Company entered into purchase option agreement to acquire the Series Mazda Cosmo Sport in October 2018.

A new Mazda Cosmo retailed for just over $4,000 in 1972, with the Series II cars costing roughly $200 more than the Series I. Values for collectible Japanese sports cars took a sharp up-turn in mid-2014. Between 2008 and early 2014, the value of a condition 1 Mazda Cosmo increased from $55,000 to $76,300. Values for the Mazda Cosmo peaked dramatically in 2014 when a 1967 Mazda Cosmo sold for $264,00 at the Gooding and Company Pebble Beach auction in August 2014, a price that remains the highest recorded sale for the model at auction. Values have since trended downward from this peak, and a Condition 1 car now around $146,000. There is no significant price difference between Series I and Series II cars

Vehicle Maintenance History

The Series Mazda Cosmo Sport comes with extensive Japanese service and ownership documentation dating back to 1976. Much of the documentation is in Japanese and will be in translated form on the Platform. The Underlying Asset received a yearly service in 1978 at a Mazda dealership in Tokyo, with an indicated 41,119km (25,550 miles) on the odometer. The same year, the Underlying Asset received an engine tune-up, new fuse box, and new headlight gasket from a local Mazda dealership. Following its import into the U.S., the Underlying Asset was maintained by Cosmo specialist Glenn Roberts.

Design and Features Overview

Exterior:

The Cosmo was designed in-house at Mazda and drew inspiration from notable Western market cars at the time, including the Ford Thunderbird and Ferrari 400 Superamerica. The Series II cars featured 15-inch wheels (versus 14 inches on the Series 1) and a longer wheelbase to improve ride quality and interior room. Additional modifications included a larger grille and two additional vents on either side of the front bumper.

Specific Exterior Issues:

-None, the Underlying Asset is believed to have all original paint and no known material defects.

-The Underlying Asset received minor cosmetic refurbishment by Cosmo expert Glenn Roberts in 2014.

Interior:

The interior of the Series Mazda Cosmo Sport is finished in black vinyl with houndstooth cloth inserts and dark purple carpeting and floor mats. The Underlying Asset also features the rare factory options of air-conditioning, positioned between the two headrests, and Clarion speakers. Like all Cosmos, the driver’s seat and large wooden steering wheel are on the right side of the relatively small cockpit.

Specific Highlights of the Underlying Asset:

-Rare A/C option

-Clarion speakers

Specific Interior Issues to Note:

-The interior of the car remains nearly entirely original, and as such, shows slight signs of wear commensurate with its limited road use.

-The removable floor mat on the driver’s side is worn in the heel pad area.

-Two small adhesive labels have been affixed to the instrument panel indicating normal ranges of water and oil temperature.

Mechanicals:

The Mazda Cosmo Sport was the first production car powered by a two-rotor rotary engine. German engineer Felix Wankel invented the rotary engine design in 1957 as an alternative to the standard internal combustion design. After many years of development, Mazda was able to adopt the engine for use in their Cosmo road car. The Series 1 cars featured a 110 HP rotary engine and a 4-speed manual gearbox. Mazda introduced the Series II Cosmo in July 1968 with a slightly more powerful engine (128 horsepower) and a new five-speed gearbox.

Specific Highlights of the Underlying Asset:

-26,626 original miles

-Maintained by Cosmo expert Glenn Roberts since 2009

-Retains original engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

Mazda unveiled the Cosmo 110S (known as the Cosmo Sport in the Japanese domestic market) at the 1963 Tokyo Motor Show. The company formally announced the car the following year and the first production cars rolled off the line in May of 1967. The Cosmo Sport was the first mass-produced sports car powered by a rotary engine, an engine that had been under development for the past six years. Although a number of other auto manufacturers abandoned commercialization of a rotary engine due to frequent engineering setbacks, Mazda stuck with the project and produced a rotary engine that would define the brand for decades to come.

The Mazda Cosmo Sport, a car that derives its name from the ongoing space race between the U.S. and Russia in the 1950’s and 1960’s, appropriately represented a large step forward for the sports car industry. The Cosmo Sport’s 982 cc rotary engine weighed barely 100 kg, yet produced 110 horsepower at 7000 rpm, figures that remain impressive today. Mazda introduced a number of upgrades to the Cosmo Sport the following year and released the Series II model in July of 1968. The Series II models produced an additional 18 horsepower and featured a new five-speed gearbox. Other modifications included a longer wheelbase, larger wheels, and servo-assisted brakes.

Mazda sold the Cosmo Sport from 1967 to 1972 with a total of 1,519 produced worldwide. All Cosmo Sports were right-hand drive and hand-built, with most destined for the Japanese domestic market.

Market Assessment

The Mazda Cosmo Sport was among the first passenger cars ever produced by Mazda and marked the beginning of a long-line of rotary-engine powered sports cars, culminating with the RX8 nearly forty years later. As a very rare car with unique styling and status as the original Mazda sports car, we believe the Cosmo Sport will retain its reputation as one of the most collectible Japanese cars ever produced.

Specifications

Series Mazda Cosmo Sport
Year	1972
Mazda Cosmo 110S Production Total	1,519
Engine	982cc twin-rotor Wankel
Drivetrain	Front-Engine, Rear Wheel Drive
Power	128 hp
Torque	103 lb-ft
Length	163 in.
Transmission	5 Speed Manual
Country of Manufacture	Japan
0-60	9.3 sec. (est)
¼ Mile	Reliable data not available
Top Speed	120 MPH (est)
Color EXT	White
Color INT	Black with houndstooth seat inserts
Documentation	Yes (dating back to 1976)
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	11193
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mazda Cosmo Sport going forward.

USE OF PROCEEDS – Series #94LD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94LD1 Asset Cost (1)	$570,000	95.40%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$4,500	0.75%
	Brokerage Fee	$4,392	0.74%
	Offering Expenses (2)	$4,481	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.33%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,656	1.95%
	Total Fees and Expenses	$23,000	3.85%
	Total Proceeds	$597,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/9/2018
Expiration Date of Agreement	$43,503
Down-payment Amount	$57,000
Installment 1 Amount	$43,000
Installment 2 Amount	$470,000
Acquisition Expenses	$2,471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO JOTA

Summary Overview

●Upon completion of the Series #94LD1 Offering, Series #94LD1 will purchase a 1994 Lamborghini Diablo SE30 Jota (at times described as the “SE30 Jota” throughout this Offering Circular) as the underlying asset for Series #94LD1 (the “Series Lamborghini Diablo Jota” or the “Underlying Asset” with respect to Series #94LD1, as applicable), the specifications of which are set forth below.

●The Lamborghini Diablo Jota is one of the fastest Lamborghinis ever built, with a top speed of 211 mph, higher than a number of cars produced by Lamborghini today, including the Gallardo LP570-4 (201 mph) and Huracan LP610-4 (202 mph).

●The “Jota” kit was designed and built by Lamborghini Engineering SpA, Lamborghini’s factory racing division, to add more extreme performance to its flagship Diablo that was built to commemorate the 30th anniversary of Lamborghini.

●The Series Lamborghini SE30 Jota is 1 of 150 SE30s produced in total and 1 of 28 upgraded to Jota-specification.

●The Series Lamborghini SE30 Jota is a low-mileage and highly original example of one of the rarest Diablos ever produced.

Asset Description

Ownership and Pricing History

The Series Lamborghini SE30 Jota was imported in January 1994 through J.N. Lamborghini in Long Island City, NY, the official Lamborghini distributor for the U.S. The car was bought by its first owner, residing in Honolulu, HI, in October 1994. The Underlying Asset remained with its first owner until December 2002, at which point the car showed an indicated 11,691 km and was sold to Lamborghini Honolulu, a factory Lamborghini dealer. The Underlying Asset was sold to its next owner, who titled the car in New Jersey, though it is unclear if the car itself was shipped to New Jersey. A DMV record indicates that after the car was titled in New Jersey on 4/12/2005 it received a recommended service from Lamborghini Honolulu on 8/16/2005. The most recent owner of the Underlying Asset bought the car in July 2007 and had it brought to the continental U.S., storing the car as part of a private collection in California. The Company entered into an agreement to acquire the Underlying Asset in October 2018.

The 1994 Lamborghini Diablo Jota was released with an MSRP of $300,000. Public transaction data is not readily available, as cars of this caliber often trade hands in the private markets. The single public sale of a Lamborghini Diablo Jota took place May 14, 2016 at the RM Sotheby’s biennial Monaco auction, when a two-owner example with 6,700 km, painted in a special ordered blue color, sold for €672,000.00, or ~$749,078.

Vehicle Maintenance History

The Series Lamborghini SE30 Jota comes with a Carfax report and maintenance records dating back to 2012. Driven Exotics, a Lamborghini specialist, performed an extensive tune-up in 2012 that included repairing minor leaks, tightening the shift gate, and installing two new rear tires. The Series Lamborghini SE30 Jota received its next service in early 2016 at Evans Automotive in Columbus, Ohio. Work performed included a full fluid service, new engine belts, installation of a new OEM power steering pump, and new spark plugs. The car received another service at Evans in 2017 and was recently inspected at Modena Motorsport in Los Angeles in October 2018.

Design and Features Overview

Exterior:

The exterior design of the SE30 Jota largely resembled the “standard” Diablo SE30. The main difference was the Jota featured a new, redesigned engine cover with large air scoops that peaked above the roof. The Series Lamborghini SE30 Jota is finished in “Anniversary Purple,” which is believed to be the most popular SE30 color, comprising roughly one-third of all 150 SE30s produced.

Specific Exterior Issues:

-During the pre-purchase inspection in October 2018, the following exterior imperfections were noted: scuffs on right rear and left front wheels, minor chips and scuffs on front bumpers, paint chip at top edge of driver’s side door, minor paint chips in the hood, and some delamination of the door glass at the edges.

Interior:

The interior design of the SE30 Jota was relatively unchanged compared to the standard SE30. One notable difference is that visibility via the rearview mirror was all but eliminated as a result of the added air scoops specific to the Jota package. The Series Lamborghini SE30 Jota is trimmed in black leather with extensive use of carbon fiber and includes the optional radio system.

Specific Interior Issues to Note:

-None, the interior is believed to be in condition commensurate with age and mileage and without material defects, as noted on the October 2018 pre-purchase inspection report.

Mechanicals:

Lamborghini tasked its Formula 1 engine builders of the time with developing the modifications for the Jota engine, and the result was a 70 horsepower increase over the standard SE30, bringing peak power up to nearly 600 HP. Engine modifications include a lighter crankshaft, new camshafts, and a reprogrammed ECU, all connected to a less-restrictive, though technically street-legal, exhaust system.

Specific Highlights of the Underlying Asset:

-Approximately 20,856 original kilometers (12,959 miles)

-Believed to retain original and matching number engine, transmission, and drivetrain

-Dealer-installed Jota kit installed by Driven Exotics

Specific Issues to Note:

-During the pre-purchase inspection in October 2018, the following mechanical issues were noted: 2 of 4 rear shocks are leaking, A/C compressor seeping, brake cooling ducts torn.

Model History and Engineering

Lamborghini tasked Marcello Gandini, designer of both the Miura and Countach, to develop a successor capable of achieving a top speed of 315 km/h, or roughly 196 mph. As Lamborghini was acquired by Chrysler in 1987, Gandini’s design would need the approval of Chrysler management. Although Chrysler made some adjustments in the name of improved drivability, the Diablo launched in 1990 largely unchanged from Gandini’s original design.

The story of the Diablo SE30 Jota dates back to Chrysler’s acquisition of Lamborghini in 1987. When Chrysler took over, they created a racing division of Lamborghini with the intent to run in Formula 1. Although this division, called Lamborghini Engineering SpA, developed a number of Formula 1 engines, the Formula 1 effort was short-lived, and the company set its sights on GT-class racing. Lamborghini quickly realized that it was not going to be able to compete with the massive budgets of Ferrari and McLaren and instead turned its attention towards building a car that could be used by privateer racing teams.

Beginning in 1993, Lamborghini built 150 special edition Diablos to commemorate the company’s 30th anniversary. These special editions, called the SE30, were both lighter and more powerful than the standard Diablo. Lamborghini then took the Diablo a step further, tasking Lamborghini’s racing division to develop the “Jota” upgrade kit for the SE30. Only 28 of these kits were built and included numerous performance and aerodynamic modifications that resulted in 70 additional horsepower and a top speed of 211 mph. In fact, the Jota was originally sold with a statement that the car couldn’t be used on the road and was meant only for track use. It is estimated that 15 Jota kits were installed by the factory, with the remaining sold as kits to dealers who performed the conversions, as is the case with the Series Lamborghini SE30 Jota.

Market Assessment

In a January 2018 article, Jalopnik classified the SE30 Jota as a homologation special for a racecar that was never built. As a nearly 600 horsepower and very rare example of one of Lamborghini’s iconic model lines developed by the company’s factory racing division, we believe the SE30 Jota represents an opportunity to own one of the most radical Lamborghini’s to ever have been produced. Furthermore, we remain optimistic about the future collectability of supercars with a manual transmission. In fact, a 2015 article in Road & Track magazine quoted Lamborghini’s Chief of R&D, Maurizio Reggiani, as saying that the dream of a manual transmission in any future Lamborghini’s is all but officially dead.

Specifications

Series Lamborghini Diablo Jota
Year	1994
SE30 Production Total	150 (28 with Jota Kit)
Engine	5.7L V12
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	595 hp
Torque	471 lb-ft
Length	177 in.
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	3.8 sec. (est)
¼ Mile	Unknown
Top Speed	211 MPH (est)
Color EXT	Anniversary Purple
Color INT	Black
Documentation	Yes (since 2012)
Condition	Original Condition
Books/manuals/tools	Original / Original / Original (To be confirmed)
Restored	No
Paint	Believed Original (rear deck painted at Jota kit installation)
Vin #	ZA9DU27PXRLA12004
Engine	Believed Original
Transmission	Believed Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini Diablo Jota going forward.

USE OF PROCEEDS – Series #65AG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65AG1 Asset Cost (1)	$170,000	95.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	1.68%
	Brokerage Fee	$1,312	0.74%
	Offering Expenses (2)	$1,339	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.28%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,878	1.05%
	Total Fees and Expenses	$5,500	3.08%
	Total Proceeds	$178,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/29/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$170,000
Installment 2 Amount	$0
Acquisition Expenses	$971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALFA ROMEO GIULIA SS

Investment Overview

●Upon completion of the Series #65AG1 Offering, Series #65AG1 will purchase a 1965 Alfa Romeo Giulia Sprint Speciale (at times described as the “Alfa Romeo Giulia SS” or “Sprint Speciale” throughout this Offering Circular) as the underlying asset for Series #65AG1 (the “Series Alfa Romeo Giulia SS” or the “Underlying Asset” with respect to Series #65AG1, as applicable), the specifications of which are set forth below.

●Designed by the iconic Italian design house Bertone, the Sprint Speciale was the most aerodynamic road car of its time. Its Disco Volante, or flying-saucer, design was influenced by aerodynamic design studies, known as Berlinetta Aerodinamica Tecnica, undertaken by Alfa Romeo and Bertone in the late 1950s.

●In the late 1960s, the Sprint Speciale competed in some of the world’s most famous automotive races, including the Targa Florio and 24 Hours of Daytona.

●The Series Alfa Romeo Giulia SS is 1 of 1,400 ever produced and has spent its entire life in the United States.

●The Series Alfa Romeo Giulia SS is a highly original, low-mileage example that has been under single ownership for the past 40 years. The Underlying Asset is accompanied by extensive documentation, including the original Certificate of Origin, window sticker, manuals, mail correspondence between prior owners, and service history.

Asset Description

Ownership & Maintenance History

●Sold new on October 25th, 1966 at Auto Engineering in Lexington, MA with an MSRP of $4,961. In mid-1967, the Series Alfa Romeo Giulia SS was sold to Alfa Romeo dealer and factory racer Gaston Andrey who then wholesaled it to Foreign Motors in Boston.

●The second true owner purchased the Underlying Asset from Foreign Motors in December 1967 with roughly 3,200 miles on the odometer. During his 11-year ownership, the second owner kept extensive and meticulous service records, highlighted by a 400-hourglass-out repaint because he was unhappy with the quality of the original factory paint.

●The third and most recent owner purchased the Series Alfa Romeo Giulia SS in March 1978 with roughly 11,000 miles on the odometer, having seen an ad for the Series Alfa Romeo Giulia SS in the February 1978 issue of Road & Track magazine. A true Alfa Romeo enthusiast, comprehensive invoices and documentation attest to his exceptional care of the Underlying Asset, which won a number of awards at national automotive events under his ownership.

●The Underlying Asset is accompanied by extensive records and documentation covering its full history from new.

●The Underlying Asset’s most recent extensive service was in March 2016. Services included: full cooling system overhaul, oil change, new battery, fuel tank restoration, new spark plugs, carburetor clean / tune, steering system refresh, and some minor body work to correct flaws.

●Upon acquiring the Asset in December 2018, RSE Collection commissioned LBI Limited to perform the following services: full fluid service, new engine gaskets, engine bay and underbody detail.

Notable Features

●Original Certificate of Origin, window sticker, manuals, tools, and full documented service history

Notable Defects

●The paint shows checking in various places, as well as some small chips and dents.

●Some hard-to-reach areas, such as inside the door jambs, were not refinished during the glass-out repaint and retain their original paint.

●Rubber trim shows signs of age.

●We believe the wheels may have been refinished in the late 1960s as chips in the paint reveal another layer of paint underneath.

●On the driver’s side front lower valence, there is a small, dime-sized area of oxidation coming through the paint.

●Headliner shows some light staining.

●Exhaust replaced with aftermarket system in February 2016.

●Air box is incorrectly finished and polished (believed to be in preparation for Boston Auto Show).

●Engine shows signs of leaks as do the exhaust and transmission.

●Non-OEM seat belt harnesses and fog lights installed by second owner.

Details

Series Alfa Romeo Giulia SS
Year	1965
Production Total	1,400
Mileage	16,575
Engine	1.6L Inline Four
Transmission	5 Speed Manual
Color EXT	Rosso Alfa
Color INT	Cuoio
Documentation	COI, Window Sticker, Service and Purchase Records
Condition	Original (repainted)
Books/manuals/tools	Yes
Restored	No
Paint	Repainted
Vin #	AR381377
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Alfa Romeo Giulia SS going forward.

USE OF PROCEEDS – Series #76PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #76PT1 Asset Cost (1)	$179,065	94.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.05%
	Brokerage Fee	$1,396	0.74%
	Offering Expenses (2)	$1,424	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	1.32%
	Marketing Materials	$500	0.26%
	Refurbishment & maintenance	$500	0.26%
	Sourcing Fee	$2,244	1.18%
	Total Fees and Expenses	$8,835	4.65%
	Total Proceeds	$189,900	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/27/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$179,065
Installment 2 Amount	$0
Acquisition Expenses	$3,771

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE TURBO CARRERA

Investment Overview

●Upon completion of the Series #76PT1 Offering, Series #76PT1 will purchase a 1976 Porsche Turbo Carrera (at times described as the “Turbo Carrera” throughout this Offering Circular) as the underlying asset for Series #76PT1 (the “Series Porsche Turbo Carrera” or the “Underlying Asset” with respect to Series #76PT1, as applicable), the specifications of which are set forth below.

●The Turbo Carrera was designed by Ernst Fuhrmann, Chairman of Porsche at the time and an engineer known for his work on the quadcam 356 Carrera engine, carrera RSR, and 917K race car. Fuhrmann transferred knowledge of turbochargers gained from the development of the iconic turbocharged 917 race car into the Turbo Carrera, satisfying the desire for more power on a production 911.

●The Turbo Carrera, originally designed to homologate the 934 and 935 race cars, shared the same 3.0L single turbo flat 6 that led the 934 to win the 1977 SCCA Trans Am Series and the 1979 24 hours of Le Mans, where it took 1st through 4th place.

●The Series Porsche Turbo Carrera is 1 of 520 US-spec Turbo Carreras from 1976, 1 of 52 total 3.0L Turbo Carreras finished in Light Yellow (Turbo Carreras produced from 1975-1977 were 3.0L), and the only Light-Yellow example to feature factory original Tartan interior inserts.

●The Series Porsche Turbo Carrera is a well-maintained and highly original example that has been under Porsche Club of America (PCA) member ownership since new. The Series Porsche Turbo Carrera has competed in numerous Concours events and most recently won 1st place in the “Unrestored” class during the September 2018 PCA Concours d’Elegance at the Petersen Automotive Museum in Los Angeles.

●The Series Turbo Carrera is accompanied by extensive documentation, including a Porsche Certificate of Authenticity and documented ownership history since new. The Underlying Asset also retains its original books, jack, air compressor and space saver spare tire.

Asset Description

Ownership & Maintenance History

●The original owner custom ordered the Underlying Asset with the following factory options: U.S. Equipment, Light Alloy (Fuchs) Wheels, Pirelli CN36 Tires, Aluminum Trim in Anodized Black, Electric Sunroof, and Tourist Delivery. Production was completed in February 1976, at which point the original owner took delivery of the Underlying Asset at the factory, using it in Europe for the following month, after which it was returned to the factory for inspection, service, and final export to the U.S. with 731 miles on the odometer.

●In 1996, the Underlying Asset was acquired by its second owner residing in Delray Beach, Florida with ~21k miles. The Underlying Asset was subsequently acquired by its third owner residing in Columbia, South Carolina in 2000. He acquired the Underlying Asset with ~49k miles and covered an additional ~5k miles through 16 years of ownership.

●The most recent owner acquired the Underlying Asset in early 2017. Under his custodianship, the Underlying Asset has received nearly $10k worth of services, including regular maintenance items, minor mechanical refurbishment, factory-correct Turbo vinyl graphics, professional color-sanding, and new Pirelli CN36 tires, among other minor items.

●Other notable services include a transmission rebuild by Carquip in 2000, a top-end engine rebuild by Porsche marque experts Andial in 2000, and a full engine out service and detail in 2013.

●The Series Carrera Turbo also received an upgraded K27 turbo in 2010 as well as Porsche 930 brakes, both very common upgrades adding to the usability and safety of the vehicle.

Notable Features

●Porsche Certificate of Authenticity, original books / manuals, extra key, tool kit, jack, space saver spare, air compressor

●PCA Concours award

Notable Defects

●Spot paint / blending on rear right quarter panel

●Typical cracking on the driver’s side exit seat bolster

●Non-OEM dual exit exhaust

●Turbo vinyl graphics are not original to the car (added in 2018)

Details

Series Porsche Turbo Carrera
Year	1976
Production Total (1976)	1,174 (Total) 520 (U.S.)
Mileage	55,285 miles
Engine	3.0L Flat 6
Transmission	4 Speed Manual
Color EXT	Light Yellow
Color INT	Cinnamon Leather (117) on Beige Tartan Dress Cloth (87)
Documentation	Porsche COA, service records
Condition	Original with mechanical upgrades
Books/manuals/tools	Yes
Restored	No
Paint	Original (minor spot paint)
Vin #	9306800326
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche Turbo Carrera going forward.

USE OF PROCEEDS – Series #63CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #63CC1 Asset Cost (1)	$120,000	95.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.59%
	Brokerage Fee	$926	0.73%
	Offering Expenses (2)	$945	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,658	1.32%
	Total Fees and Expenses	$4,000	3.17%
	Total Proceeds	$126,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/6/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES CORVETTE SPLIT WINDOW

Investment Overview

●Upon completion of the Series #63CC1 Offering, Series #63CC1 will purchase a 1963 Chevrolet Corvette Split Window (at times described as the “Split Window” or “‘63 Corvette” throughout this Offering Circular) as the underlying asset for Series #63CC1 (the “Series Corvette Split Window” or the “Underlying Asset” with respect to Series #63CC1, as applicable), the specifications of which are set forth below.

●The 1963 Corvette Split Window is hailed as one of the most recognizable American icons in the automotive world and the first American grand tourer to challenge the performance of its exotic European counterparts.

●The Series Corvette Split Window is a single-owner, unrestored example with a total of 38,580 original miles.

●The Series Corvette Split Window features a desirable combination of Silver Blue exterior, 300hp engine, 4-speed manual transmission, positraction differential, white wall tires, and “self-seeker” radio. While the exact number of ‘63 Corvettes in Silver Blue is unknown, the color was only available on ‘63 and ‘64 models.

●The Series Corvette Split Window is a completely original car, retaining its original vin-stamped drivetrain, exterior paint, and interior, and is accompanied by its original build/order sheet and owner identification card.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has remained under the care of the original owner for its entire life. It was ordered new on October 20, 1962 and delivered on March 21, 1963 at A.D. Anderson Chevrolet of Baltimore, Maryland.

●The Underlying Asset retains service records from early in its life, including a major service in 1967. At the time, the Underlying Asset had 34,431 miles and received a new head gasket, ignition points, clutch, spark plugs, belts, hoses, battery, air filter, and an oil change. In the 50 years since following this major service, the car has covered only an additional ~4,000 miles, during which time the Underlying Asset has been regularly serviced, including most recently a new alternator unit.

●In 2018, the Series Corvette Split Window was inspected by a Corvette specialist at GT Motor Cars in Wallingford, CT, confirming its originality and strong mechanical condition.

Notable Features

●Original build / order sheet, original owner identification card

●The Underlying Asset comes with notarized affidavit of authenticity confirming that the Underlying Asset is completely original

Notable Defects

●Non-perforating crack in steering wheel

●Oxidation to headers and flaking of the original orange paint

●Notable wear in driver side carpet

●Three 2’’ diameter areas below the rear bumper where paint is missing

Details

Series Corvette Split Window
Year	1963
Production Total (1963 Coupes)	10,594
Mileage	38,580 miles
Engine	327 Cubic Inch V8
Transmission	4 Speed Manual
Color EXT	Steel Blue
Color INT	Blue
Documentation	Original build sheet, early service records, registrations since new
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	30837S101171
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Corvette Split Window going forward.

USE OF PROCEEDS – Series #65FM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65FM1 Asset Cost (1)	$75,000	90.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	3.03%
	Brokerage Fee	$606	0.73%
	Offering Expenses (2)	$619	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.33%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.61%
	Marketing Materials	$500	0.61%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,504	3.04%
	Total Fees and Expenses	$5,000	6.06%
	Total Proceeds	$82,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/4/2018
Expiration Date of Agreement	$43,528
Down-payment Amount	$20,000
Installment 1 Amount	$20,000
Installment 2 Amount	$35,000
Acquisition Expenses	$1,271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MUSTANG FASTBACK

Investment Overview

●Upon completion of the Series #65FM1 Offering, Series #65FM1 will purchase a 1965 Ford Mustang 2+2 Fastback (at times described as the “‘1965 Mustang” or “Mustang Fastback” throughout this Offering Circular) as the underlying asset for Series #65FM1 (the “Series Mustang Fastback” or the “Underlying Asset” with respect to Series #65FM1, as applicable), the specifications of which are set forth below.

●The Ford Mustang was introduced at the New York World’s Fair in 1964, making 1965 the first full model year for what has since become an automotive icon. Ford sold 559,451 Mustangs in 1965, setting the record for the first-year sales of any new car model.

●A 1965 Mustang was used in the James Bond movie “Goldfinger” and also served as the pace car for the 1964 Indianapolis 500.

●The Series Mustang Fastback is an all-original and very low-mileage (~13k) example originally purchased by a Ford executive. The Underlying Asset has since been in the collection of a second Ford executive and spent the past five years in a large collection in New York.

●The Series Mustang Fastback is accompanied by extensive documentation, including the owner’s manual, original window sticker, bill of sale, original owner’s finance loan document, and all original brochure and marketing materials for the 1965 Mustang.

Asset Description

Ownership & Maintenance History

●Sold new on February 10th, 1965 at Auto Engineering in Louisville, KY with an MSRP of $3,082 to Mr. Henry Zimmerman, a Ford executive at the time. Mr. Zimmerman later sold the car to another Ford executive, Mr. Paul Lorenz.

●The Series Mustang Fastback has most recently been in the collection of a major New York-based collector of low-mileage classic cars for the past five years. Prior to this, the Underlying Asset was in the custodianship of another collector based in New York.

●The Underlying Asset was recently presented for sale on consignment by Autosport Designs in Long Island, NY, from whom the Company acquired the Asset.

Notable Features

●Original owner’s manual, window sticker, original bill of sale, and all original brochures and marketing materials for the 1965 Mustang.

●The Underlying Asset shows 13,435 original miles from new and retains its original paint and interior.

Notable Defects

●None, the Underlying Asset presents in exceptional condition commensurate of its age and mileage with no material defects.

Details

Series Mustang Fastback
Year	1965
Production Total	71,303 Standard Fastbacks
Mileage	13,435
Engine	4.7L V8
Transmission	3 Speed Automatic
Color EXT	Dynasty Green
Color INT	Black
Documentation	Window sticker, books, manuals, original bill of sale
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	5F09C396962
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mustang Fastback going forward.

USE OF PROCEEDS – Series #61MG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61MG1 Asset Cost (1)	$325,000	95.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.88%
	Brokerage Fee	$2,499	0.74%
	Offering Expenses (2)	$2,550	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.15%
	Marketing Materials	$500	0.15%
	Refurbishment & maintenance	$1,000	0.29%
	Sourcing Fee	$4,680	1.38%
	Total Fees and Expenses	$12,000	3.53%
	Total Proceeds	$340,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/4/2018
Expiration Date of Agreement	$43,528
Down-payment Amount	$32,500
Installment 1 Amount	$292,500
Installment 2 Amount	$0
Acquisition Expenses	$2,271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES Maserati 3500GT

Investment Overview

●Upon completion of the Series #61MG1 Offering, Series #61MG1 will purchase a 1961 Maserati 3500GT (at times described as the “3500GT” or “Maserati 3500GT” throughout this Offering Circular) as the underlying asset for Series #61MG1 (the “Series Maserati 3500GT” or the “Underlying Asset” with respect to Series #61MG1, as applicable), the specifications of which are set forth below.

●Launched in 1957 with coachwork by Italian coachbuilder Touring, the 3500GT was Maserati's first venture into the premium production sports car market. The 3500GT provided Maserati with the capital needed to develop future models as well as further their race program.

●Derived from the highly successful Maserati 350S race car, the 3500GT’s twin-cam engine developed 220hp, placing it on par with its peers, the Ferrari 250 and Aston Martin DB4.

●The Series Maserati 3500GT is 1 of 1,973 3500GT coupes produced between 1957 and 1964. The Underlying Asset is also among the last of the carbureted 3500GT models, which were discontinued in 1961.

●The Series Maserati 3500GT is finished in the desirable color combination of Blue Sera Lancia over Red leather interior. The Underlying Asset is accompanied by Maserati Classiche documentation, confirming the originality of the engine and transmission.

Asset Description

Ownership & Maintenance History

●The Series 3500GT was ordered on September 5th, 1961 with a price of $11,400. The original owner took delivery of the Underlying Asset on October 7th, 1961 in Milan, Italy.

●In 2014, the Series 3500GT benefited from a full mechanical and cosmetic restoration.

Notable Features

●Maserati Classiche certificate, original order sheets, books, jack, and knock-off hammer

●Retains the original Borrani Disc wheels (currently on period correct Borrani wire wheels to allow for disk brakes)

●Rare factory fresh-air vents mounted atop either fender forward of the windshield

Notable Defects

●Interior has been re-upholstered with non-original red leather. The Underlying Asset originally came optioned with a  “Neutral Leather” interior

●Gap between bonnet and fenders approximately 1/8” larger on driver side than on passenger side

●Black paint flaking from underside of fuel tank

●Dent on driver side floor pan from curb or improper jack usage

●Oxidation visible on exposed metal surfaces in battery compartment located in passenger side of boot

●Light tarnish to stainless steel fender vents either side

Details

Series Maserati 3500GT
Year	1961
Production Total	1,984
Mileage	50,250
Engine	3.5L Inline Six
Transmission	5 Speed Manual
Color EXT	Blue Sera Lancia
Color INT	Red
Documentation	Maserati Classiche, Original Order Sheets
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repaint in 2014
Vin #	1011834
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Maserati 3500GT going forward.

USE OF PROCEEDS – Series #82AV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #82AV1 Asset Cost (1)	$285,000	95.80%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.84%
	Brokerage Fee	$2,187	0.74%
	Offering Expenses (2)	$2,231	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.17%
	Marketing Materials	$400	0.13%
	Refurbishment & maintenance	$500	0.17%
	Sourcing Fee	$3,911	1.31%
	Total Fees and Expenses	$10,000	3.36%
	Total Proceeds	$297,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/10/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$285,000
Installment 2 Amount	$0
Acquisition Expenses	$1,671

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ASTON MARTIN OSCAR INDIA

Investment Overview

●Upon completion of the Series #82AV1 Offering, Series #82AV1 will purchase a 1982 Aston Martin V8 Vantage ‘Oscar India’ (at times described as the “V8 Vantage” or “Oscar India” throughout this Offering Circular) as the underlying asset for Series #82AV1 (the “Series Aston Martin Oscar India” or the “Underlying Asset” with respect to Series #82AV1, as applicable), the specifications of which are set forth below.

●The Aston Martin V8 was introduced in 1969 as the company’s first eight-cylinder car. At the heart of the platform was a hand-built, quad-cam, V8 engine designed by Tadek Marek, the same engineer behind the engines that delivered Aston Martin an overall victory at Le Mans just a decade prior. The popularity of the Aston Martin V8 would see the model remain in continuous production until 1989, when it was replaced by another V8-powered car, the Virage.

●In 1977 Aston Martin introduced the V8 “Vantage,” reviving the moniker which first appeared on their high-performance models in the 1950s. The ‘Oscar India’ Vantage, introduced in 1978, offered a number of performance upgrades and aerodynamic improvements over the standard V8, resulting in total output of 425 HP, capable of 0-60 mph in just over five seconds, making it the fastest accelerating automobile in the world upon introduction.

●The Series Aston Martin Oscar India is one of 291 coupes built from 1978 - 1986 as part of the ‘Oscar India’ series (so named for their October 1 introduction in 1978) and is one of just 64 cars originally built in left-hand drive.

●The increased performance of the Vantage engine resulted in the engine failing US emissions requirements. As a result, the majority of V8 Vantages delivered to North America had the cosmetic appearance of a Vantage, but without any of the mechanical upgrades. The Series Aston Martin Oscar India is one of only three cars delivered to North America in full Vantage specification including both cosmetic and mechanical items.

●The Series Aston Martin Oscar India benefits from long term ownership under the family of the original owner, complemented by a recent and comprehensive restoration by marque specialists.

●The Series Aston Martin Oscar India is accompanied by extensive documentation dating back to 1996, including a full record of the bare-metal restoration undertaken in 2016. A factory supplied build record confirms the original specifications and delivery of the car. The Underlying Asset also retains its owner’s manual, tools, and factory jack.

Asset Description

Ownership & Maintenance History

●Built in January of 1982, the Series Aston Martin Oscar India was delivered new to its original owner in Alberta, Canada. The Underlying Asset would stay in the original owners possession until his passing in 1991, at which time the Underlying Asset was relocated to Los Angeles and remained under the care of his family until 2015.

●In 2016, the second owner commissioned a full cosmetic restoration by a marque specialist at Autosport Design in Long Island, New York. This included a bare metal repaint and full interior reupholstering utilizing proper tobacco Connolly-style leather and Wilton carpets, bringing the  Series Aston Martin Oscar India to excellent or “concours condition”. The Underlying Asset did not require a full engine rebuild, instead receiving a comprehensive mechanical service. Compression levels were found to be within factory standards.

●In August of 2016, the Underlying Asset crossed the block at the RM Sotheby’s Monterey sale, trading hands to the current owner for $357,500, inclusive of the buyer’s premium.

Notable Features

●Rare true Vantage spec North American delivered car (1 of 3)

●Long term 37-year single family original ownership

●Recipient of concours quality cosmetic restoration by AutoSport Design

●Factory build record, owner’s manual, tools, jack, service documentation dating back to 1996

Notable Defects

●Repainted in a non-original but correct Aston Martin color of Cumberland Grey.

●Small blemish on top of air intake manifold.

Details

Series Aston Martin Oscar India
Year	1982
Production Total (Oscar India)	172 (Total) 3 (U.S.)
Mileage	74,975 km
Engine	5.3L V8
Transmission	5-speed manual
Color EXT	Cumberland Grey
Color INT	Tobacco Leather
Documentation	Aston Martin Statement of Confirmation, service records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Full repaint (2016)
Vin #	V8VOL12332
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin Oscar India going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #91DP1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91DP1 Asset Cost (1)	$315,375	79.34%
	Interests issued to Asset Seller as part of total consideration (1)	$59,625	15.00%
	Cash on Series Balance Sheet	$1,000	0.25%
	Brokerage Fee	$2,236	0.56%
	Offering Expenses (2)	$2,981	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.07%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	0.06%
	Marketing Materials	$400	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15,362	3.86%
	Total Fees and Expenses	$21,500	5.41%
	Total Proceeds	$397,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$375,000
Installment 2 Amount	$0
Acquisition Expenses	$921

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DETOMASO PANTERA

Investment Overview

●Upon completion of the Series #91DP1 Offering, Series #91DP1 will purchase a 1991 DeTomaso Pantera Si (at times described as the “Pantera Si” throughout this Offering Circular) as the underlying asset for Series #91DP1 (the “Series DeTomaso Pantera” or the “Underlying Asset” with respect to Series #91DP1, as applicable), the specifications of which are set forth below.

●DeTomaso introduced the Pantera in 1971 as a successor to the Mangusta, offering a new futuristic design, a more centrally located Ford V8 engine, and a steel monocoque chassis.

●While most Pantera’s were designed by Ghia, the exclusive Pantera Si was designed by Marcello Gandini, a designer known for his work on the Lamborghini Miura, Countach, and Diablo, as well as the Lancia Stratos. Although the Pantera Si resembles other Pantera models, much of the car is bespoke, including all exterior panels, suspension, and interior, among many other parts.

●The Series DeTomaso Pantera is 1 of just 38 Pantera Si’s produced worldwide.

●The Series DeTomaso Pantera has a known history from new and currently shows roughly 43,000KM (~26,000 miles) on the odometer.

Asset Description

Ownership & Maintenance History

●The Series Detomaso Pantera was purchased new by its original owner in Germany. The Underlying Asset remained with the original owner until 2002, when it was sold to a collector in Sweden.

●The second owner of the Underlying Asset retained ownership through 2007 before selling the Underlying Asset to a second Swedish owner, who kept the Underlying Asset until 2016.

●In 2016, the most recent owner imported the Underlying Asset into the United States, spending time in the Midwest before being relocated to a storage facility on the East Coast. Upon purchase, the Underlying Asset received a full service and has been driven sparingly since.

Notable Features

●Ford Windsor V8 linked to a 6-speed Getrag transaxle manual transmission

●Brembo brakes borrowed from the Ferrari F40

Notable Defects

●Engine block painted red by previous owner in Sweden. We believe this is the only modification from stock.

Details

Series DeTomaso Pantera
Year	1991
Production Total	38
Mileage	43,000 Km (25,000 Miles)
Engine	5.0L V8 (Ford)
Transmission	6 Speed Manual
Color EXT	Red
Color INT	Tan
Documentation	Swedish and German records
Condition	Original
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	ZDT874000LA009609
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series DeTomaso Pantera going forward.

USE OF PROCEEDS – Series #61JE1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JE1 Asset Cost (1)	$235,000	95.53%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.02%
	Brokerage Fee	$1,808	0.73%
	Offering Expenses (2)	$1,845	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.20%
	Marketing Materials	$700	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,397	1.38%
	Total Fees and Expenses	$8,500	3.46%
	Total Proceeds	$246,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/22/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$235,000
Installment 2 Amount	$0
Acquisition Expenses	$1,450

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES JAGUAR E-TYPE

Investment Overview

●Upon completion of the Series #61JE1 Offering, Series #61JE1 will purchase a 1961 Jaguar E-Type (at times described as the “E-Type” throughout this Offering Circular) as the underlying asset for Series #61JE1 (the “Series Jaguar E-Type” or the “Underlying Asset” with respect to Series #61JE1, as applicable), the specifications of which are set forth below.

●Released at the 1961 Geneva Auto Show, the Jaguar E-Type stole headlines across the world and was famously described by Enzo Ferrari as “the most beautiful car in the world.”

●The Jaguar E-Type was designed by Jaguar co-founder Sir William Lyons along aerodynamicist Malcolm Sayer.

●The Series Jaguar E-Type is 1 of 6,886 left-hand-drive (“LHD”) Series 1 roadsters featuring a 3.8L engine, which were built from 1961 to 1964.

●The Series Jaguar E-Type is a first-year example with the unique early features of flat floors and welded louvers. Only the first 2,086 LHD cars had flat floors, and it is estimated only the first 1,000 cars total featured welded louvers.

●The Series Jaguar E-Type benefited from a comprehensive 2,500-hour bare metal restoration in 2011 conducted by Autosport of Seattle (for the mechanicals) and Britsport of Seattle (for the cosmetics). The Series Jaguar E-Type was restored to its original specification, retaining all original mechanicals and body panels, with the exception of a few upgrades to improve its usability.

Asset Description

Ownership & Maintenance History

●Production of the Series Jaguar E-Type completed at the Jaguar Factory in Coventry, UK on November 9, 1961. The Series E-type was sold to its first owner in Scott City, Kansas in June of 1962.

●The penultimate owner, an E-Type enthusiast and active community member, acquired the Underlying Asset in 1999 as a non-running project. In 2011, he commissioned a full restoration, bringing the Series E-Type to concours condition. During this restoration, the Underlying Asset was upgraded to include modern brake calipers, Koni front shocks, and an upgraded radiator. All original parts have been retained.

●The most recent owner acquired the Series Jaguar E-type November 3, 2015 after it had covered just 200 miles since restoration.

Notable Features

●Jaguar Heritage Certificate

●Photo documentation restoration completed 2011

●Original hard top and jack

●Desirable early features of flat floors and welded louvers

Notable Defects

●New floors, toe boards, transmission tunnel, and lower bonnet valence were fitted during the restoration as the originals were not salvageable

Details

Series 1961 Jaguar E-type
Year	1961
Production Total (Series I, 3.8L)	15,498
Mileage	1,140 (since restoration)
Engine	3.8L Inline 6 Cylinder
Transmission	4 Speed Manual
Color EXT	Opalescent Silver Grey
Color INT	Red
Documentation	Jaguar Heritage Certificate, restoration photos
Condition	Restored, concours condition
Books/manuals/jack	Yes
Restored	Yes
Paint	Repainted
Vin #	876073
Engine	Original (R2512-8)
Transmission	Original (EB1613JS)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar E-Type going forward.

USE OF PROCEEDS – Series #75RA1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #75RA1 Asset Cost (1)	$75,000	89.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	2.98%
	Brokerage Fee	$617	0.73%
	Offering Expenses (2)	$630	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.30%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.60%
	Marketing Materials	$500	0.60%
	Refurbishment & maintenance	$300	0.36%
	Sourcing Fee	$3,703	4.41%
	Total Fees and Expenses	$6,500	7.74%
	Total Proceeds	$84,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/22/2018
Expiration Date of Agreement	$43,546
Down-payment Amount	$7,500
Installment 1 Amount	$67,500
Installment 2 Amount	$0
Acquisition Expenses	$1,550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES RENAULT ALPINE A110

Investment Overview

●Upon completion of the Series #75RA1 Offering, Series #75RA1 will purchase a 1975 Renault Alpine A110 (at times described as the “Alpine” or the “A110” throughout this Offering Circular) as the underlying asset for Series #75RA1 (the “Series Renault Alpine A110” or the “Underlying Asset” with respect to Series #75RA1, as applicable), the specifications of which are set forth below.

●The Renault Alpine A110 was a hugely successful rally car, recording podium finishes in major events such as the Coupe des Alpes and Rallye Monte Carlo in 1969 and 1970. The Alpine then went on to win the World Rally Championship in 1971 and 1973. The Series Renault Alpine A110 is a homologated road variant of the racing car that won the first ever World Rally Championship in 1971.

●The Series Renault Alpine A110 is one of just 2,890 “1300” variants produced in six years of production from 1971-1976.

●The Series Renault Alpine A110 features an upgraded engine bored-out to 1440cc and fitted with twin side draft Dell’Orto carburetors.

Asset Description

Ownership & Maintenance History

●Sold new to its original owner in Belgium for an MSRP of 28,500 Francs.

●The Series Renault Alpine A110 is believed to have had two additional owners since being imported in the United States.

●The Series Renault Alpine A110 was restored to mostly original specifications by Jim Gordon in the mid-2000s. The engine received upgrades typical to the period in which it was produced.

●The Series Renault Alpine A110 was most recently serviced in late 2018 by New Canaan Foreign Car in Connecticut.

Notable Features

●Retains its matching numbers driveline and many original mechanical components

●Original books

●While in the care of its penultimate owner, the Series Renault Alpine A110 was featured in a Motor Trend article by Rory Jurnecka in January 2012

Notable Defects

●Non-original Koni dampers

●The front hood of the Underlying Asset was repainted after another vehicle backed into it in a parking space. One headlight was broken and replaced, but there was no structural damage to the body.

●Heavy crazing to top surface of dashboard.

●Minor cosmetic imperfections commensurate with road use and typical of fiberglass bodies.

Details

Series Renault Alpine A110
Year	1975
Production Total (1300cc engine)	2,890
Mileage	101,192 KM.
Engine	1440cc. Inline 4 Cyl.
Transmission	5 Speed Manual
Color EXT	Alpine Blue
Color INT	Black
Documentation	Service Records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Vin #	15597
Engine	Original (upgraded)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Renault Alpine A110 going forward.

USE OF PROCEEDS – Series #93FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93FS1 Asset Cost (1)	$130,000	94.55%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.82%
	Brokerage Fee	$1,011	0.74%
	Offering Expenses (2)	$1,031	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.18%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.73%
	Marketing Materials	$400	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,308	0.95%
	Total Fees and Expenses	$5,000	3.64%
	Total Proceeds	$137,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/15/2019
Expiration Date of Agreement	$43,570
Down-payment Amount	$10,000
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$1,650

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348TS SS

Investment Overview

●Upon completion of the Series #93FS1 Offering, Series #93FS1 will purchase a 1993 Ferrari 348TS Series Speciale (at times described as the “ Ferrari 348TS SS” throughout this Offering Circular) as the underlying asset for Series #93FS1 (the “Series Ferrari 348TS SS” or the “Underlying Asset” with respect to Series #93FS1, as applicable), the specifications of which are set forth below.

●The Ferrari 348 (including the 348TS SS) is a product of Leonardo Fioravanti of the Pininfarina design firm. Fioravanti’s Ferrari portfolio included cars such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

●The Ferrari 348 model line marked a technological step for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding valuable stiffness to the chassis.

●The Ferrari 348TS SS saw only 100 examples produced, all for the American market. The Ferrari 348TS SS features a number of upgrades over the standard 348, including a freer-flowing exhaust, engine upgrades resulting in 12 additional horsepower, and revised body styling.

●The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast.

●The Series Ferrari 348TS SS is 1 of 65 targa examples produced and includes the F40-style seat option.

●The Series Ferrari 348TS SS is an award-winning example, having earned a Platinum award at the Ferrari Club of America Reading Concours in 2016.

Asset Description

Ownership & Maintenance History

●The Series Ferrari 348TS SS was delivered new to Texas in 1993. The original owner kept the car until 2015, accruing a total of 14,850 miles. The Underlying Asset was then sold to its second owner in Florida, who added 230 miles during a single year of ownership. The third and most recent owner, residing in Pennsylvania, bought the Underlying Asset in April 2016, at which time the odometer indicated 15,124 miles.

●The Series Ferrari 348TS SS comes with a clean Carfax report and service records dating back to 2007. A major service totaling nearly $10k was performed in 2015 and included a full engine service and clutch service, among other maintenance items. Ahead of entering into the 2016 Reading Ferrari Concours, the Underlying Asset received $2k in concours prep from RB Collection in Breinigsville, PA.

Notable Features

●Original car cover, books, and tools

●Original bill of sale

●Believed to be original paint based on consistent finish and paint meter readings

●Optioned with F40-style leather-wrapped carbon fiber seats

Notable Defects

●Slight “peppering” on the front bumper consistent with normal road use

●Very slight delamination around the edge of the windshield

●Minor spider cracking on the passenger side rear wheel center cap, a common issue for these cars that can be easily remedied

Details

Series Ferrari 348TS SS
Year	1993
Production Total	100
Mileage	16,422 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Rosso Corso
Color INT	Tan Leather
Documentation	Carfax, service records, original bill of sale
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG36A6P0095017
Engine	Original (#32351)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348TS SS going forward.

USE OF PROCEEDS – Series #90MM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90MM1 Asset Cost (1)	$22,000	82.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	5.64%
	Brokerage Fee	$196	0.74%
	Offering Expenses (2)	$500	1.88%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.94%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$900	3.38%
	Marketing Materials	$300	1.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$954	3.59%
	Total Fees and Expenses	$3,100	11.65%
	Total Proceeds	$26,600	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/23/2019
Expiration Date of Agreement	$43,578
Down-payment Amount	$0
Installment 1 Amount	$22,000
Installment 2 Amount	$0
Acquisition Expenses	$1,450

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA MIATA

Investment Overview

●Upon completion of the Series #90MM1 Offering, Series #90MM1 will purchase a 1990 Mazda Miata (at times described as the “Mazda Miata” throughout this Offering Circular) as the underlying asset for Series #90MM1 (the “Series Mazda Miata” or the “Underlying Asset” with respect to Series #90MM1, as applicable), the specifications of which are set forth below.

●The Mazda Miata MX-5 was the first generation of Mazda’s popular two-seat roadster design. The MX-5 debuted at the 1989 Chicago Auto Show and was an instant hit with sports car enthusiasts in North America.

●The lightweight simplicity of the Mazda Miata, combined with the 1.6-liter twin-cam engine, provided for an engaging driver experience.

●Automobile magazine awarded the Mazda Miata MX-5 “Car of the Year” in 1990. In May of 2000, the Mazda Miata MX-5 was given the Guinness Book of World Records award for the best-selling two-seat sports car.

●The Series Mazda Miata is one of 215,364 first generation MX-5s built.

●The Series Mazda Miata is an exceptionally low-mileage example, showing fewer than 500 original miles.

Asset Description

Ownership & Maintenance History

●The Series Mazda Miata is an example of the first-generation MX-5 platform. It was delivered new in Red over Black cloth interior without optional air-conditioning or hardtop.

●The Series Mazda Miata has been under single ownership its entire life, belonging to the husband and wife that originally purchased the car from Ganley Mazda in Cleveland, OH.

●The Series Mazda Miata was cared for as an investment, and as such shows a remarkable 492 total original miles, making it quite possibly one of the lowest mileage examples of the first-generation MX-5 remaining today.

●All factory supplied literature and accessories are in place. Vehicle is accompanied by a Carfax report, original window sticker, and original bill of sale.

Notable Features

●Original books, tools, keys, and spare

●Spectacular “as-new” original interior and paint

●Regularly serviced and inspected in Ohio

●Single ownership

Notable Defects

●Extremely light oxidation to exposed metal components in undercarriage and brake calipers

Details

Series Mazda Miata
Year	1990
Production Total	215,364
Mileage	492
Engine	1.6-liter DOHC I4
Transmission	5 Speed, Manual
Color EXT	Red
Color INT	Black Cloth
Documentation	Carfax and service records
Condition	As New
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	JM1NA3513L0132891
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mazda Miata going forward.

USE OF PROCEEDS – Series #12MM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #12MM1 Asset Cost (1)	$115,000	92.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.80%
	Brokerage Fee	$919	0.74%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.20%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$800	0.64%
	Marketing Materials	$300	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,794	4.63%
	Total Fees and Expenses	$9,000	7.20%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$115,000
Installment 2 Amount	$0
Acquisition Expenses	$1,350

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MCLAREN MP4-12C

Investment Overview

●Upon completion of the Series #12MM1 Offering, Series #12MM1 will purchase a 2012 Mclaren MP4-12C (at times described as the “12C” throughout this Offering Circular) as the underlying asset for Series #12MM1 (the “Series McLaren MP4-12C” or the “Underlying Asset” with respect to Series #12MM1, as applicable), the specifications of which are set forth below.

●The 2012 McLaren MP4-12C, designed by Frank Stevenson under Executive Director of Operations Alan Foster, was McLarens first production road car in nearly a decade since the McLaren F1 and the first to be wholly designed by McLaren.

●Starting with no prior road car to build upon, McLaren used technologies and construction methods from their successful formula one teams to create the 12C. The entirely carbon fiber monocell, something competitors were still making out of aluminum and steel, added substantial weight savings and chassis stiffness furthering its overall performance.

●The Series McLaren MP4-12C is one of just an estimated 3,500 12C’s produced throughout the world.

●The Series McLaren MP4-12C is a 7,925-mile example finished in the heritage spec of McLaren Orange, a special optioned paint.

Asset Description

Ownership & Maintenance History

●Imported to the US from McLaren’s Surrey, England plant arriving on September 14th, 2012, The Series McLaren MP4-12C was sold new at McLaren of Philadelphia.

●The Series McLaren MP4-12C has had two subsequent owners, each of whom trusted service and care to McLaren Philadelphia, one of the premier McLaren service facilities globally, and the only McLaren F1 Service Center in North America.

●The underlying asset has received regular maintenances in accordance with the normal maintenance schedule of the 12C. Notably in February of 2018 The Series McLaren MP4-12C received a comprehensive “4th year” service.

●Clean detailed Carfax report

Notable Features

●Extensive carbon fiber options including engine covers, mirror casings, interior trim, and sill panels.

●Other notable options include: Meridian audio, full leather interior, spoiler, contrast stitching, McLaren orange calipers, and lightweight forged wheels

●The Series Asset has been upgraded to IRIS 2 hardware and software, at a cost of over $10,000, abating issues common to the original technology package.

●70% of the car is protected with clear bra.

Notable Defects

●No known defects to The Series Asset.

Details

Series McLaren MP4-12C
Year	2012
Production Total	~3500
Mileage	7,925
Engine	3.8L Twin-Turbo V8
Transmission	6-speed DCT Automatic
Color EXT	McLaren Orange
Color INT	Carbon Black
Documentation	Carfax, Service Records
Condition	Original, excellent condition
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	SBM11AAA2CW001710
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series McLaren MP4-12C going forward.

USE OF PROCEEDS – Series #88LL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88LL1 Asset Cost (1)	$275,000	94.18%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	1.71%
	Brokerage Fee	$2,920	1.00%
	Offering Expenses (2)	$2,190	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,000	1.03%
	Marketing Materials	$475	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,115	1.07%
	Total Fees and Expenses	$12,000	4.11%
	Total Proceeds	$292,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/22/2019
Expiration Date of Agreement	$43,607
Down-payment Amount	$27,500
Installment 1 Amount	$247,500
Installment 2 Amount	$0
Acquisition Expenses	$3,775

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI LM002

Investment Overview

●Upon completion of the Series #88LL1 Offering, Series #88LL1 will purchase a 1988 Lamborghini LM002 (at times described as the “LM002” throughout this Offering Circular) as the underlying asset for Series #88LL1 (the “Series Lamborghini LM002” or the “Underlying Asset” with respect to Series #88LL1, as applicable), the specifications of which are set forth below.

●In 1977 Lamborghini built its first military prototype vehicle, named internally at the “Cheetah,” to compete for the American government contract that would eventually be awarded to AM General for the Humvee.

●Lamborghini made the most of this failure by tasking engineer Giulio Alfieri to turn the Cheetah’s 4x4 platform into a usable road-going model for the general public.

●Alfieri’s first rendition, the “LM001,” used a rear-mounted V-8 engine. The LM002 used a more conventional front-engine setup and implemented the Lamborghini Countach V-12 in place of the LM001’s V-8.

●The LM002 was unveiled at the 1986 Brussels Auto Show, and became known in the US as the “Rambo-Lambo”

●The Series Lamborghini LM002 is 1 of only 328 examples of the LM002 built from 1986 to 1993 and 1 of 40 carbureted examples.

●The Series Lamborghini LM002 presents in highly original condition and retains all factory accessories. Highly desirable Pirelli Scorpion tires are also retained.

●Notable owners of other LM002s include Sylvester Stallone, Tina Turner, Van Halen, Malcolm Forbes, Mike Tyson, H.R.H. King Hassan of Morocco, and Pablo Escobar.

Asset Description

Ownership & Maintenance History

●As with many older Lamborghinis, early ownership history is not fully known. The earliest entries on the Underlying Asset’s Carfax place the vehicle in California beginning in 1992. The Underlying Asset subsequently went to Miami in 2004 and New York in 2007.

●The Underlying Asset has appeared at three major auctions, including Barrett-Jackson in 1993, Gooding & Co’s Scottsdale sale in 2015 and the RM Sotheby’s 2018 Monterey sale, where it did not sell.

●The Underlying Asset joined a private collection in Texas in 2015 after trading hands at Gooding & Co’s Scottsdale sale. This owner added fewer than 100 miles between acquiring the Underlying Asset and consigning it with RM Sotheby’s in 2018. Ahead of the 2018 RM Sotheby’s Monterey Sale, the Underlying Asset was serviced and thoroughly detailed, including steam cleaning of the engine and underside. Following a no-sale at Monterey, the Underlying Asset was acquired by a Texas-based collector car dealership.

●The car has recently been serviced and detailed in preparation for the offering to Rally Rd investors.

Notable Features

●Includes optional factory toolbox, original owner’s manual, and original tonneau cover

●In 2011, the dashboard was signed by Valentino Balboni, Lamborghini’s legendary test driver

●Original Pirelli Scorpion tires are retained and included with vehicle

●Early carbureted “down-draft” engine

Notable Defects

●The Underlying Asset is believed to have original paint, though we do not have sufficient information to rule out a possible repaint in its original color early in its life. This was typical for LM002s, as paint quality from the factory was often lacking.

●The paint has slight chipping throughout, including the driver’s door, and several paint runs are apparent.

Details

Series 1988 Lamborghini LM002
Year	1988
Production Total	326
Mileage	29,749 km
Engine	5.2L V12
Transmission	5-Speed Manual
Color EXT	Acapulco Blue
Color INT	Grey
Documentation	Original owner’s manual
Condition	Largely original with single repaint
Books/manuals/tools	Yes
Restored	No
Paint	Original (believed)
Vin #	ZA9LU45A9JLA12120
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini LM002 going forward.

USE OF PROCEEDS – Series #89FT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FT1 Asset Cost (1)	$172,500	95.83%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,700	0.94%
	Brokerage Fee	$1,800	1.00%
	Offering Expenses (2)	$1,350	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.17%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,350	1.31%
	Marketing Materials	$400	0.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$400	-0.22%
	Total Fees and Expenses	$5,800	3.22%
	Total Proceeds	$180,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/20/2019
Expiration Date of Agreement	$43,636
Down-payment Amount	$0
Installment 1 Amount	$172,500
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSA

Investment Overview

●Upon completion of the Series #89FT1 Offering, Series #89FT1 will purchase a 1989 Ferrari Testarossa (at times described as the “1989 Testarossa” throughout this Offering Circular) as the underlying asset for Series #89FT1 (the “Series 1989 Ferrari Testarossa” or the “Underlying Asset” with respect to Series #89FT1, as applicable), the specifications of which are set forth below.

●The Ferrari Testarossa represents a commercially successful effort to create a 12-cylinder flagship Ferrari with increased usability yet better performance than its 12-cylinder predecessors. These advancements were packaged in a Pininfarina designed body with a 0.36 coefficient of drag. This model was especially significant as the first 12-cylinder Ferrari sold in North America since the 1973 Daytona model.

●Only 261 US specification Testarossas were produced for the 1989 model year out of a total production of 1,126. The Series 1989 Ferrari Testarossa is finished in Azzurro Metallizzato paint over Blue Leather.

●The Series 1989 Ferrari Testarossa has had only one owner from new, shows 5,415 original miles on the odometer, retains service records from new, and is Ferrari Classiche certified.

Asset Description

Ownership & Maintenance History

●The Series 1989 Ferrari Testarossa has been in a personal collection since new and was always serviced at Ferrari Lake Forest in Lake Bluff, Illinois. The Underlying Asset includes service records dating back to 1990.

●The Series 1989 Ferrari Testarossa received a major service on March 27, 2018 at Ferrari Lake Forest, including an engine removal to replace timing belts.

●The Series 1989 Ferrari Testarossa is certified as original specification by the Ferrari Classiche department.

Notable Features

●Azzurro Metallizzato exterior paint

●Ferrari Classiche certification

●Original books and tools

Notable Defects

●The Underlying Asset presents in condition commensurate with mileage and frequency of servicing.

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

Details

Series 1989 Ferrari Testarossa
Year	1989
Production Total (‘89 Testarossa)	1,126 (global) 261 (US market spec)
Mileage	5,415 miles
Engine	4.9 liter 12-cylinder
Transmission	5 Speed, Manual
Color EXT	Azzurro Metallizzato
Color INT	Blue
Documentation	Carfax, service records, Ferrari Classiche certificate
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFSG17A5K0081137
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari Testarossa going forward.

USE OF PROCEEDS – Series #99SS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99SS1 Asset Cost (1)	$126,575	92.05%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.82%
	Brokerage Fee	$1,375	1.00%
	Offering Expenses (2)	$1,031	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,200	1.60%
	Marketing Materials	$488	0.35%
	Refurbishment & maintenance	$716	0.52%
	Sourcing Fee	$2,315	1.68%
	Total Fees and Expenses	$8,425	6.13%
	Total Proceeds	$137,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/4/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$126,575
Installment 2 Amount	$0
Acquisition Expenses	$3,704

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 1

Investment Overview

●Upon completion of the Series #99SS1 Offering, Series #99SS1 will purchase a 1999 Shelby Series 1 (at times described as the “Shelby Series 1” throughout this Offering Circular) as the underlying asset for Series #99SS1 (the “Series 1999 Shelby Series 1” or the “Underlying Asset” with respect to Series #99SS1, as applicable), the specifications of which are set forth below.

●The Shelby Series 1 was developed by legendary racer and factory tuner Carroll Shelby to be a modern successor to his infamous “Shelby Cobra” from the 1960s, which was one of the most iconic American cars.

●Only 249 examples of the Series 1 were ever built, with only 60 examples delivered with a supercharged motor.

●The Shelby Series 1 was developed using advanced engineering and construction techniques and used a high-strength all-aluminum chassis with modern carbon fiber bodywork.

●The Shelby Series 1 uses a Shelby-modified Oldsmobile Aurora 4.0-liter engine and is one of only 60 examples delivered with a supercharger, producing 450hp.

●The Series 1999 Shelby Series 1 has had only one owner from new and shows fewer than 2,600 original miles since new.

Asset Description

Ownership & Maintenance History

●The Series 1999 Shelby Series 1 has had only one owner since new.

●The car is up to date with its servicing, and includes paperwork going back to its original purchase.

Notable Features

●Centennial Silver paint with Garnet Red Le Mans stripes

●One of 60 supercharged examples

●Includes correspondence with Carroll Shelby

Notable Defects

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

●Carroll Shelby’s autograph on the center console has been partially rubbed away.

●Carroll Shelby’s autograph on the glovebox has faded and is barely legible.

●Cosmetic scratches on the top of the passenger side inner fender well.

Details

Series 1999 Shelby Series 1
Year	1999
Production Total	249
Mileage	2,572 miles
Engine	4.0-liter V-8
Transmission	6 Speed, Manual
Color EXT	Garnet Silver with Garnet Red Le Mans stripes
Color INT	Black/Grey
Documentation	Carfax, service records, Correspondence from Carroll Shelby
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	5CXSA1813XL000202
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1999 Shelby Series 1 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #66AV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #66AV1 Asset Cost (1)	$450,000	92.78%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.62%
	Brokerage Fee	$4,850	1.00%
	Offering Expenses (2)	$3,638	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.06%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.21%
	Marketing Materials	$800	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$21,413	4.41%
	Total Fees and Expenses	$32,000	6.60%
	Total Proceeds	$485,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$450,000
Installment 2 Amount	$0
Acquisition Expenses	$2,100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ASTON MARTIN DB6 VANTAGE

Investment Overview

•Upon completion of the Series #66AV1 Offering, Series #66AV1 will purchase a 1966 Aston Martin DB6 Vantage (at times described as the “DB6” or “DB6 Vantage” throughout this Offering Circular) as the underlying asset for Series #66AV1 (the “Series Aston Martin DB6 Vantage” or the “Underlying Asset” with respect to Series #66AV1, as applicable), the specifications of which are set forth below.

•Introduced in 1965, the DB6 is notable for being the first model built following the Aston Martin factory move to Newport Pagnell. Largely resembling the DB5, the DB6 added a Kamm-style rear spoiler inspired by Aston Martin’s racing efforts. The DB6 also added a 5-speed ZF transmission and a longer wheelbase, increasing stability and rear leg room.

•The DB6 was popular among celebrities, with notable owners including HRH Prince Charles, Paul McCartney, and Mick Jagger.

•The Series Aston Martin DB6 Vantage is 1 of 1,327 DB6’s produced. 1 of 37 examples originally produced in LHD Vantage specification.

•The Series Aston Martin DB6 Vantage is fitted with the high-horsepower Vantage option package that includes triple Weber carburetors and a higher compression cylinder head. The Underlying Asset also includes optional A/C and limited slip differential as well as a host of other factory options.

Asset Description

Ownership & Maintenance History

•Built in June of 1966, The Series Aston Martin DB6 Vantage was dispatched for delivery to its original owner in the Channel Islands on July 15th, 1966.

•The underlying asset was subsequently sold to a gentleman residing in Massachusetts, US, around 1975.

•The underlying asset is believed to have had a single additional private owner from 1984-1997.

•The underlying asset has had two private owners since 1997, including the current and most recent owner, who commissioned a comprehensive restoration of the vehicle (at Automotive Restoration in Stamford, CT) in 2015.

Notable Features

•1 of just 37 LHD DB6 Vantage models produced.

•Notable factory options including, larger Weber 45 DC0E9 carburetors, engine breather system, A/C, heated rear windscreen, three ear hub-caps, two wing mirrors, limited slip differential, two fog lamps, two Britax safety belts, change over horn, continental parts kit, Bosch TR radio, power operated antenna, Waso steering lock, chrome wheels, white wall tires, alternator and red carpets.

•Copy of factory build sheet produced by the British Motor Industry Heritage Trust

Notable Defects

•Repainted in a non-original but correct factory color of Aston Green

•No notable material defects besides minor stone chips commensurate with road use

Details

Series Aston Martin DB6 Vantage
Year	1966
Production Total (Vantage)	1,327 (Total) 3 (U.S.)
Indicated Mileage	44,000 miles
Engine	4.0 liter straight 6
Transmission	5-speed manual
Color EXT	Aston Green
Color INT	Tan
Documentation	British Motor Industry Heritage Trust Factory Build Record, service records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Full repaint (2015)
Vin #	DB62836V
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin DB6 Vantage going forward.

USE OF PROCEEDS – Series #92CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92CC1 Asset Cost (1)	$45,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.81%
	Brokerage Fee	$525	1.00%
	Offering Expenses (2)	$500	0.95%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.57%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$800	1.52%
	Marketing Materials	$500	0.95%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,875	5.48%
	Total Fees and Expenses	$5,500	10.48%
	Total Proceeds	$52,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/29/2019
Expiration Date of Agreement	$43,648
Down-payment Amount	$0
Installment 1 Amount	$45,000
Installment 2 Amount	$0
Acquisition Expenses	$1,600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES CORVETTE ZR1

Investment Overview

•Upon completion of the Series #92CC1 Offering, Series #92CC1 will purchase a 1992 Chevrolet Corvette ZR1 (at times described as the “C4 ZR1” throughout this Offering Circular) as the underlying asset for Series #92CC1 (the “Series Corvette ZR1” or the “Underlying Asset” with respect to Series #92CC1, as applicable), the specifications of which are set forth below.

•Introduced in 1989 at the Geneva Auto Show, the C4 ZR1 features a Lotus-designed all-aluminum V8 produced by Mercury Marine’s MerCruiser division. Dubbed the LT5, the engine produces nearly 380hp and catapults the C4 ZR1 to 60 mph in just over 4 seconds, impressive figures for the time.

•The ZR1 performance package was a significant upgrade from the standard Corvette, coming at a cost of an additional 85% on top of the base sticker price. In addition to a more powerful engine, the C4 ZR1 uses a Bilstein adaptive suspension system that borrows technology from the Porsche 959 and Lotus’ Formula 1 team.

•In 1990, the ZR1 set numerous speed and endurance records at a proving ground in Fort Stockton, Texas, including running for 24 hours at an average speed of nearly 176 mph.

•The Underlying Asset is 1 of 502 ZR1s produced in 1992 and is believed to be 1 of 2 or 3 finished in Black over Arctic White.

•The Series C4 ZR1 shows only 1,075 original miles on the odometer and presents in museum-like condition, retaining all original books and accessories.

Asset Description

Ownership & Maintenance History

•The Series ZR1 is a 4-owner example originally delivered to Apple Chevrolet in Fair Lawn, NJ.

•The Underlying Asset was most recently in the inventory of MBP Motorcars, a dealer based in Ohio. MBP previously owned the Underlying Asset in 2015 and took it back on trade in early 2019 from an Ohio-based collector.

•The Underlying Asset received Bloomington Gold certification in 2005.

Notable Features

•Original window sticker, books, and tools

•ZR1 Performance Package ($31,378 option)

•Bloomington Gold Certification

•Comes with all original accessories, including both tops

•Fewer than 1,100 original miles

Notable Defects

•Nickel-sized paint chip on front bumper

•Minor wear is apparent on the interior and exterior, commensurate with mileage and age

Details

Series Corvette ZR1
Year	1992
Production Total	502 (‘92) 6,922 (total)
Mileage	1,075 miles
Engine	5.7L LT5 V8
Transmission	6-Speed Manual
Color EXT	Black
Color INT	White
Documentation	Original window sticker, books, records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	1G1YZ23J2N5800343
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Corvette ZR1 going forward.

USE OF PROCEEDS – Series #94FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94FS1 Asset Cost (1)	$135,399	93.38%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.72%
	Brokerage Fee	$1,450	1.00%
	Offering Expenses (2)	$1,088	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.21%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,300	0.90%
	Marketing Materials	$800	0.55%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,164	1.49%
	Total Fees and Expenses	$7,101	4.90%
	Total Proceeds	$145,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	$43,642
Down-payment Amount	$13,500
Installment 1 Amount	$350
Installment 2 Amount	$121,549
Acquisition Expenses	$2,400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348 SPIDER

Investment Overview

•Upon completion of the Series #94FS1 Offering, Series #94FS1 will purchase a 1994 Ferrari 348 Spider (at times described as the “ Ferrari 348” throughout this Offering Circular) as the underlying asset for Series #94FS1 (the “Series Ferrari 348 Spider” or the “Underlying Asset” with respect to Series #94FS1, as applicable), the specification of which are set forth below.

•The Ferrari 348 is a product of Leonardo Fioravanti of the famous Pininfarina design firm. Fioravanti’s Ferrari portfolio include icons such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

•The Ferrari 348 model line marked a technological step forward for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding stiffness to the chassis. In 1993 Ferrari released the GTB, GTS, and Spider versions of the 348 featuring a new transverse mounted transmission allowing for the drivetrain to be mounted lower in the chassis thus improving performance. Increased power figures were provided by an updated engine management system, camshaft, air intake, and a higher compression ratio.

•The Series Ferrari 348 Spider is one of just 1,146 examples produced worldwide.

•The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast. Released shortly after the death of Enzo Ferrari the 348 was the last V-8 Ferrari designed under his tenure.

•Showing 593 total original miles, The Series Ferrari 348 Spider is likely one of the lowest mileage examples in existence.

Asset Description

Ownership & Maintenance History

•The Series Ferrari 348 Spider was delivered new to Miami, Florida in 1993. The original owner kept the car until 2014, accruing a total of 452 miles. The Underlying Asset was then offered for sale at Marshall Goldman Motor Sales until it was purchased by its second owner residing in Sarasota, FL that same year. The Series Ferrari 348 Spider was then acquired by Legendary Motorcars of Ontario, Canada in March of 2018.

•The Series Ferrari 348 Spider comes with a clean Carfax report and service records documenting major invoices. A major service totaling nearly $8,000 was performed in 2017 which included a fuel system service including two new fuel pumps, brake service, and steering rack service, among other maintenance items. In 2015 The Series 348 Spider received a major engine service including belt replacement.

Notable Features

•Original books, and tools

•Blu Scuro over Crema color configuration

•593 original miles

Notable Defects

•None, the underlying asset retains its original paint and interior showing only minimal signs of wear on the driver seat.

Details

Series Ferrari 348 Spider
Year	1994
Production Total	1146
Mileage	592 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Blu Scuro
Color INT	Crema
Documentation	Carfax, service records,
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG43A1R0097805
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348 Spider going forward.

USE OF PROCEEDS – Series #55MG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55MG1 Asset Cost (1)	$1,200,000	96.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$8,000	0.64%
	Brokerage Fee	$12,500	1.00%
	Offering Expenses (2)	$9,375	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.02%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	0.12%
	Marketing Materials	$2,000	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$16,325	1.31%
	Total Fees and Expenses	$42,000	3.36%
	Total Proceeds	$1,250,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$1,200,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1955 MERCEDES 300SL

Investment Overview

●Upon completion of the Series #55MG1 Offering, Series #55MG1 will purchase a 1955 Mercedes 300SL (at times described as the “‘Gullwing” or “300SL” throughout this Offering Circular) as the underlying asset for Series #55MG1 (the “Series Mercedes 300SL” or the “Underlying Asset” with respect to Series #55MG1, as applicable), the specifications of which are set forth below.

●Featuring a technologically superior tube frame chassis derived directly from the 1952 Carrera Pan Americana and 24 Hour of Le Mans winning 1952 Gullwing racecar, the 300SL is most easily recognized by its doors which open vertically opposed to the standard car door opening horizontally.

●Producing 215hp from its 3.0L single overhead cam straight six it was able to reach speeds of 160MPH making it one of the fastest cars in the world at release.

Asset Description

Ownership & Maintenance History

●The Series Mercedes 300SL has had multiple owners throughout its life however its current condition is indicative of consistent and proper servicing

●Comprehensively restored by Gullwing specialists

●The Series 1955 Mercedes 300SL was ordered new, and is presented today, with a Silver Metallic Exterior over a Beige interior and factory optioned blue grey plaid seats.

Notable Features

●Factory optioned plaid interior

●The Series Mercedes 300SL was the recipient of “Most outstanding Mercedes-Benz” at the 2010 Greenwich Concours D’Elegance.

●The Series Mercedes 300SL is a numbers-matching, fully restored example by marque specialist showing 51,198 miles since new.

●The Series Mercedes 300SL is 1 of just 1,400 coupes produced.

Notable Defects

●Minor Paint spider cracks in highly prone areas such as around the antenna and in the side mounted engine vents.

●Wear on interior driver side door sill leather, a common wear area due to the large nature of the sills caused by entering and exiting the car.

Details

Series Mercedes 300SL
Year	1955
Production Total (Coupes)	1,400
Mileage	51,198 miles
Engine	3.0L Straight six
Transmission	4 Speed Manual
Color EXT	Silver Metallic
Color INT	Beige w/ Blue Grey Tartan
Documentation	Restoration records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1955 Mercedes 300SL going forward.

USE OF PROCEEDS – Series #65PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65PT1 Asset Cost (1)	$115,000	85.19%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	3.70%
	Brokerage Fee	$1,350	1.00%
	Offering Expenses (2)	$1,013	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.48%
	Marketing Materials	$500	0.37%
	Refurbishment & maintenance	$1,000	0.74%
	Sourcing Fee	$8,838	6.55%
	Total Fees and Expenses	$15,000	11.11%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$115,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1965 PORSCHE 356 SC

Investment Overview

●Upon completion of the Series #65PT1 Offering, Series #65PT1 will purchase a 1965 Porsche 356 SC  (at times described as the “356 SC ” throughout this Offering Circular) as the underlying asset for Series #65PT1 (the “Series 1965 Porsche 356 SC  ” or the “Underlying Asset” with respect to Series #65PT1, as applicable), the specifications of which are set forth below.

●The Porsche 356 was the first production Porsche model

●Introduced in 1948, the Porsche 356 remained in production until 1965

●The final iteration of the 356, the 356C, had disc brakes, and an optional 95 hp “Super Carrera” motor.

Asset Description

Ownership & Maintenance History

•The Series 1965 Porsche 356 SC has had multiple owners throughout its life however its current condition is indicative of consistent and proper servicing.

Notable Features

●Final year of 356 production

●Most powerful pushrod 356 engine

●Sunroof

Notable Defects

●The Underlying Asset presents in exceptional condition, commensurate with road use

Details

Series 1965 Porsche 356 SC
Year	1965
Production Total	1,100
Engine	1.6 L Type 616/16 B4
Transmission	4-Speed Manual
Documentation	Porsche Certificate of Authenticity
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted (original color)
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1965 Porsche 356 SC going forward

USE OF PROCEEDS – Series #73FD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #73FD1 Asset Cost (1)	$260,000	91.23%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$4,000	1.40%
	Brokerage Fee	$2,850	1.00%
	Offering Expenses (2)	$2,138	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.11%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.70%
	Marketing Materials	$500	0.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,213	4.64%
	Total Fees and Expenses	$21,000	7.37%
	Total Proceeds	$285,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$260,000
Installment 2 Amount	$0
Acquisition Expenses	$2,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1973 FERRARI DINO GTS

Investment Overview

●Upon completion of the Series #73FD1 Offering, Series #73FD1 will purchase a 1973 Ferrari 246 Dino GTS (at times described as the “‘Dino” or throughout this Offering Circular) as the underlying asset for Series #72FD1 (the “Series 1973 Ferrari Dino GTS” or the “Underlying Asset” with respect to Series #73FD1, as applicable), the specifications of which are set forth below.

●The Series 1973 Ferrari Dino GTS is a numbers-matching, well maintained example, presented in its original specifications.

●The Series 1973 Ferrari Dino GTS is 1 of just 1274 examples produced.

●Prior to his passing at the age of only 24, Enzo Ferraris son, Alfredino created a DOHC 2.0L V-6 engine. Naming the model in commemoration of his late son, the Dino would also be powered by a 2.4 L version of Alfredino’s V-6.

●Featuring a Pininfarina designed exterior, the Dino 246 GTS was bodied by the esteemed coachbuilder Scaglietti.

Asset Description

Ownership & Maintenance History

●The Series 1973 Ferrari Dino GTS has had multiple owners throughout its life however its current condition is indicative of consistent and proper servicing.

●Comprehensive restoration to original specifications.

Notable Features

●Matching number example shown in its original specifications.

●Near perfect weight distribution

Notable Defects

●Wear commensurate with mileage and light use.

Details

Series 1973 Ferrari Dino 246 GTS
Year	1973
Production Total (GTS)	1,274
Engine	2.6L DOHC V6
Transmission	5 - Speed Manual
Documentation	Service Records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1973 Ferrari Dino GTS going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #89FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FG1 Asset Cost (1)	$95,000	86.36%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.82%
	Brokerage Fee	$1,050	0.95%
	Offering Expenses (2)	$788	0.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.27%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.91%
	Marketing Materials	$500	0.45%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$9,363	8.51%
	Total Fees and Expenses	$13,000	11.82%
	Total Proceeds	$110,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$95,000
Installment 2 Amount	$0
Acquisition Expenses	$1,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI 328 GTS

Investment Overview

●Upon completion of the Series #89FG1 Offering, Series #89FG1 will purchase a 1989 Ferrari 328 GTS (at times described as the “Ferrari 328 GTS” throughout this Offering Circular) as the underlying asset for Series #89FG1 (the “Series 1989 Ferrari 328 GTS ” or the “Underlying Asset” with respect to Series #89FG1, as applicable), the specifications of which are set forth below.

●The Ferrari 328 GTS was the final evolution of the Dino engine

●The Ferrari 328 GTS featured an easily accessible engine which did not require removing the engine for servicing

●The Ferrari 328 GTS body was inspired by the previous Ferrari 308 Pininfarina design

●1,089 Ferrari 328 GTS were produced in 1989

Asset Description

Ownership & Maintenance History

●The Series 1989 Ferrari 328 GTS has had multiple owners

●Current condition of the Series 1989 Ferrari 328 GTS is indicative of regular maintenance

Notable Features

●Final evolution of Ferrari Dino engine

●Significantly more cost effective to service

Notable Defects

●The Underlying Asset presents in exceptional condition, commensurate with its limited mileage.

Details

Series 1989 Ferrari 328 GTS
Year	1989
Production Total	1089
Engine	3.2 L V8
Transmission	5-speed manual transmission
Documentation	Service Records
Books/manuals/tools	Yes
Paint	Re-Painted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari 328 GTS going forward

USE OF PROCEEDS – Series #90FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90FF1 Asset Cost (1)	$1,125,000	91.46%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$10,000	0.81%
	Brokerage Fee	$12,300	1.00%
	Offering Expenses (2)	$9,225	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.02%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.16%
	Marketing Materials	$5,000	0.41%
	Refurbishment & maintenance	$1,000	0.08%
	Sourcing Fee	$65,175	5.30%
	Total Fees and Expenses	$95,000	7.72%
	Total Proceeds	$1,230,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$1,125,000
Installment 2 Amount	$0
Acquisition Expenses	$8,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI F40

Investment Overview

●Upon completion of the Series #90FF1 Offering, Series #90FF1 will purchase a 1990 Ferrari F40 (at times described as the “‘F40” or throughout this Offering Circular) as the underlying asset for Series #90FF1 (the “Series 1990 Ferrari F40” or the “Underlying Asset” with respect to Series #90FF1, as applicable), the specifications of which are set forth below.

●The Series 1990 Ferrari F40 is a numbers-matching example of one of Ferrari’s most iconic vehicles.

●Named to commemorate the 40th anniversary of Ferrari, the F40 was their answer to the Lamborghini Countach and Porsche 959; both considered the benchmark of performance for the period.

●Capable of reaching 201.4MPH the F40 was named the fastest road car in the world as well as the first to break the 200 MPH barrier.

●Using technologically advanced construction methods, as well as staying true to their F1 derived motto of less is more, the F40 was able to achieve a weight of 2,400 lbs.

●Powered by a 2.8 L twin turbo V-8 developed from its predecessor the 288 GTO, the F40 produced 478hp, making it the most powerful road car for Ferrari at the time of release

●While initial production figures were slated for just 400 units, an overwhelming demand for the F40 led Ferrari to produce a total of 1,311 units

Asset Description

Ownership & Maintenance History

●Recent major engine service

●Classiche Certified by Ferrari

Notable Features

●Well maintained example driven consistent use throughout its life

●Retains its original books and tools

●Original Ferrari luggage set

Notable Defects

●Commensurate wear with mileage and light use.

Details

Series 1990 Ferrari F40
Year	1990
Production Total	1311
Engine	2.8L Twin Turbo V8
Transmission	5-Speed Manual
Color EXT	Red
Color INT	Red
Documentation	Ferrari Classiche, Restoration records, Service Records
Books/manuals/tools	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1990 Ferrari F40 going forward.

USE OF PROCEEDS – Series #72FG2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72FG2 Asset Cost (1)	$275,000	93.22%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	1.69%
	Brokerage Fee	$2,950	1.00%
	Offering Expenses (2)	$2,213	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.68%
	Marketing Materials	$500	0.17%
	Refurbishment & maintenance	$1,000	0.34%
	Sourcing Fee	$6,038	2.05%
	Total Fees and Expenses	$15,000	5.08%
	Total Proceeds	$295,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/13/2019
Expiration Date of Agreement	$43,659
Down-payment Amount	$27,500
Installment 1 Amount	$247,500
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 2 FERRARI 365 GTC/4

Investment Overview

●Upon completion of the Series #72FG2 Offering, Series #72FG2 will purchase a 1972 Ferrari 365 GTC/4 (at times described as the “Ferrari 365 GTC/4 ” or simply “GTC/4”  throughout this Offering Circular) as the underlying asset for Series #72FG2 (the “Series 2 Ferrari 365 GTC/4” or the “Underlying Asset” with respect to Series #72FG2, as applicable), the specifications of which are set forth below.

●Only 505 Ferrari 365 GTC/4’s were ever produced, the Series Ferrari GTC/4 features a rare Blu Dino Metallizzato exterior paint color and Factory A/C.

●The Series 2 Ferrari 365 GTC/4 is the product of a full rotisserie cosmetic and mechanical Refurbishment conducted by Lukas Huni AG while the series asset was part of an extensive German Ferrari collection.

●The authenticity of The Series 2 Ferrari 365 GTC/4 is confirmed by a Ferrari Classiche certification completed in 2008.

●The 365 GTC/4 model has often been overshadowed by its more widely produced counterpart, the Ferrari Daytona, and we believe the market is finally beginning to appreciate the previously underrated 365 GTC/4.

●The 365 GTC/4 was the first 12-cylinder car produced after Fiat took a majority stake in Ferrari in 1969.

Asset Description

Ownership & Maintenance History

●The Series 2 Ferrari 365 GTC/4 is a 6-owner example spending the majority of its life in France, Switzerland and Germany. In 2009 the Series 2 Ferrari 365 GTC/4 was acquired by its sole US owner.

●While under the ownership of the Underlying Assets’ second Swiss owner showing 50,000km The Series 2 Ferrari 365 GTC/4 received an interior re-trim.

●In 2005 The Series 2 Ferrari 365 GTC/4 was the subject of a comprehensive refurbishment by notable restoration shop and specialty dealership Lukas Huni AG.

Notable Features

●Original books, sales brochure, and service records

●Rare Blu Dino Metallizzato

●Factory A/C

●Ferrari Red Book

●Refurbishment by Lukas Huni AG.

Notable Defects

●No known material defects present.

●Minor wear/fade to the dash commensurate with the material.

Details

Series 1972 Ferrari 365 GTC/4
Year	1972
Production Total	500
Mileage	56,722 Kilometers
Engine	4.4L V12
Transmission	5-Speed Manual
Color EXT	Blu Dino Metallizzato
Color INT	Beige
Documentation	Ferrari Classiche, Original books and records,
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Vin #	16063
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 2 Ferrari 365 GTC/4 going forward.

USE OF PROCEEDS – Series #76FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #76FG1 Asset Cost (1)	$170,000	91.89%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	2.70%
	Brokerage Fee	$1,850	1.00%
	Offering Expenses (2)	$1,388	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.08%
	Marketing Materials	$500	0.27%
	Refurbishment & maintenance	$830	0.45%
	Sourcing Fee	$3,133	1.69%
	Total Fees and Expenses	$10,000	5.41%
	Total Proceeds	$185,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$170,000
Installment 2 Amount	$0
Acquisition Expenses	$3,630

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1976 FERRARI 308 GTB VETROSINA

Investment Overview

●Upon completion of the Series #76FG1 Offering, Series #76FG1 will purchase a 1976 Ferrari 308 GTB (at times described as the “Vetroresina” throughout this Offering Circular) as the underlying asset for Series #76FG1 (the “Series 1976 Ferrari 308 GTB” or the “Underlying Asset” with respect to Series #76FG1, as applicable), the specification of which are set forth below.

●The Ferrari 308 GTB was unveiled at the 1975 Paris Auto Show as a successor to the Dino 308 GT4. Compared to the Bertone-designed Dino, the Pininfarina-designed 308 GTB is shorter, lower, narrower, and lighter.

●Up until 1977 308 GTB bodies were produced from lightweight fiberglass now referred to as a Vetroresina 308. Only 808 cars were produced weighing 331lbs over the steel body cars. As a 1976 model year example The Series 1976 Ferrari 308 GTB features the fiberglass body.

●Powered by a 2.9L carbureted V-8, Vetroresina cars featured a more aggressive camshaft for additional power.

Asset Description

Ownership & Maintenance History

●The Series 1976 Ferrari 308 GTB has had multiple owners.

●Vehicle is in very good mechanical condition, benefiting from regular maintenance

●Service records for the underlying asset show recent major service.

Notable Features

●Ferrari Classiche Certification

●One of just 808 Fiberglass body Ferrari 308’s.

●Retains its original and numbers matching Drivetrain

●The only Fiberglass Ferrari production model

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with road use.

Details

Series Ferrari 308 GTB
Year	1976
Production Total (Vetroresina)	808
Engine	2.9L V8
Transmission	5 Speed, Manual
Documentation	Ferrari Classiche, Service Records
Books/manuals/tools	Yes
Paint	Re-Painted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1976 Ferrari 308 GTB QV going forward.

USE OF PROCEEDS – Series #89NG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89NG1 Asset Cost (1)	$67,500	84.38%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$4,500	5.63%
	Brokerage Fee	$800	1.00%
	Offering Expenses (2)	$600	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.38%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,800	2.25%
	Marketing Materials	$600	0.75%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,900	4.88%
	Total Fees and Expenses	$8,000	10.00%
	Total Proceeds	$80,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$67,500
Installment 2 Amount	$0
Acquisition Expenses	$2,700

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 NISSAN SKYLINE GT-R

Investment Overview

•Upon completion of the Series #89NG1 Offering, Series #89NG1 will purchase a 1989 Nissan Skyline GT-R (at times described as the “Skyline GT-R” throughout this Offering Circular) as the underlying asset for Series #89NG1 (the “Series 1989 Nissan Skyline GT-R” or the “Underlying Asset” with respect to Series #89NG1, as applicable), the specifications of which are set forth below.

•Nissan introduced the GT-R moniker to designate high-performance model variants. The moniker was first used in the 1960s and retired early in the 1970s. It was revived in 1989 for the Nissan Skyline GT-R.

•The Skyline GT-R was introduced in 1989 to homologate a competitive model for Group A racing.

Asset Description

Ownership & Maintenance History

•The Series 1989 Nissan Skyline GT-R was sold new in Japan and imported to the US under the NHTSA “25 year” rule, which allows for non-Federalized vehicle to be brought into the US without modification.

•The Underlying Asset has received regular maintenance and a recent comprehensive service

Notable Features

•Limited mileage

•Original paint and interior

•Imported to US under 25-year exemption

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1989 Nissan GT-R
Year	1989
Production Total	17,316
Engine	2.6 L twin-turbo I-6
Transmission	5 Speed, Manual
Documentation	Import paperwork, service records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Nissan GT-R going forward.

USE OF PROCEEDS – Series #95BE1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95BE1 Asset Cost (1)	$755,000	88.82%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$12,000	1.41%
	Brokerage Fee	$8,500	1.00%
	Offering Expenses (2)	$6,375	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.04%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,300	0.27%
	Marketing Materials	$5,000	0.59%
	Refurbishment & maintenance	$11,000	1.29%
	Sourcing Fee	$49,525	5.83%
	Total Fees and Expenses	$83,000	9.76%
	Total Proceeds	$850,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$755,000
Installment 2 Amount	$0
Acquisition Expenses	$18,600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1995 BUGATTI EB110 GT

Investment Overview

●Upon completion of the Series #95BE1 Offering, Series #95BE1 will purchase a Bugatti EB110 GT (at times described as the “‘EB110” or throughout this Offering Circular) as the underlying asset for Series #95BE1 (the “Series Bugatti EB110 GT” or the “Underlying Asset” with respect to Series #95BE1, as applicable), the specifications of which are set forth below.

●The Series Bugatti EB110 GT is a numbers-matching, well maintained example, presented in its original specifications as it left the factory.

●The Series Bugatti EB110 GT is 1 of 84 GT examples out of the total 139 EB110s produced.

●Having not produced a road going car since the 1950s, the EB110 was Bugatti’s reemergence to production cars after the name was purchased by prominent Italian businessman, Romano Arrioli. The EB110 holds significant historical value to the brand and survival of the Bugatti name.

●Styling was provided by notable designers Marcello Gandini and Giampalo Benedini. The EB110s scissor style doors are a design signature of Gandini first seen on the Lamborghini Countach.

●Powered by a 3.5L V12 featuring 4 turbochargers boosting power to 553HP allowing the car to reach a top speed of 213 MPH.

Asset Description

Ownership & Maintenance History

●The Series Bugatti EB110 GT started life as a EB112 Prototype display piece for the 1993 Geneva Auto Show. At that time the car had a non-functioning prototype engine for visual purposes. During its time on display, an executive at Bugatti approached the factory about purchasing the vehicle. After the show the car was sent back to the factory where it was re-painted to the customer requested Grigio Chiaro (Silver) while also receiving a brand-new production version of the EB110 powerplant.

●Recent major service by Canepa Motorsports.

●The Series Bugatti EB110 GT has had 4 previous owners throughout its life however its current condition is indicative of consistent and proper servicing. The Series Bugatti EB110 GT spent much of its early life in Europe however it now resides in the US.

Notable Features

●Matching number example shown in same specification as when left the factory.

●Designed by Marcello Gandini.

●Geneva display car.

Notable Defects

●Wear commensurate with mileage and light use.

Details

Series Bugatti EB110 GT
Year	1995
Production Total	139
Engine	3.5L Quad Turbo V-12
Transmission	6 - Speed Manual
Documentation	Service Records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1995 Bugatti EB110 GT going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #99LD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99LD1 Asset Cost (1)	$320,000	92.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	0.58%
	Brokerage Fee	$3,450	1.00%
	Offering Expenses (2)	$2,588	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,800	0.52%
	Marketing Materials	$1,000	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,863	4.02%
	Total Fees and Expenses	$23,000	6.67%
	Total Proceeds	$345,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$320,000
Installment 2 Amount	$0
Acquisition Expenses	$3,100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO VT ROADSTER

Investment Overview

●Upon completion of the Series #99LD1 Offering, Series #99LD1 will purchase a 1999 Lamborghini Diablo VT Roadster (at times described as the “VT Roadster” or the “Diablo” throughout this Offering Circular) as the underlying asset for Series #99LD1 (the “Series Lamborghini Diablo VT Roadster” or the “Underlying Asset” with respect to Series #99LD1, as applicable), the specifications of which are set forth below.

●Introduced in 1991, the Diablo was the first Lamborghini to surpass the 200MPH barrier. 1993 marked the release of the Diablo VT (Viscous Traction), which introduced 4-wheel drive to the Diablo platform. The VT also came standard with power steering, A/C, an electronically adjustable suspension, and larger four piston Brembo brakes. Largely updated in the 1999 model year, the Diablo VT Roadster received a new Audi designed dashboard, replaced the popup headlights with more aerodynamic covered headlights, and increased the size of air intakes feeding the engine while cooling the brakes. Power was also increased to 530HP by utilizing a new variable valve timing system; this raised the Diablos top speed to 208MPH.

●Purchased new by Benny Caiola, a world-renowned automobile collector whose name is honored on Pagani’s $2.5 million Huayra BC, the series Lamborghini Diablo VT Roadster has been owned by a single family and shows just over 1,000 miles on the odometer.

●The Series Lamborghini Diablo VT Roadster is 1 of just 100 models produced in 1999.

Asset Description

Ownership & Maintenance History

●The Series Lamborghini Diablo VT Roadster has been under single family ownership since new.

●The Underlying Asset has received routine maintenance and recent comprehensive service.

Notable Features

●One of just 100 VT roadsters produced for the 1999 model year.

●Just over 1000 miles since new.

●The Series Lamborghini Diablo VT Roadster was owned by Benny Caiola, a notable collector of automobiles.

●The Series Lamborghini Diablo VT Roadster is a rare wing-delete example.

Notable Defects

●No notable material defects

Details

Series Lamborghini Diablo VT Roadster
Year	1999
Production Total (VT Roadster)	466 (Total) 100 (1999 model year)
Mileage	1,215
Engine	5.7 liter V-12
Transmission	5-speed manual
Color EXT	Snow Corn White
Color INT	Crema
Documentation	Service records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini Diablo VT Roadster going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #64AD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #64AD1 Asset Cost (1)	$900,000	95.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$4,000	0.42%
	Brokerage Fee	$9,450	1.00%
	Offering Expenses (2)	$7,088	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.03%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.21%
	Marketing Materials	$1,000	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$21,163	2.24%
	Total Fees and Expenses	$41,000	4.34%
	Total Proceeds	$945,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$900,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ASTON MARTIN DB5

Investment Overview

●Upon completion of the Series #64AD1 Offering, Series #64AD1 will purchase an Aston Martin DB5 (at times described as the “DB5” throughout this Offering Circular) as the underlying asset for Series #64AD1 (the “Series Aston Martin DB5” or the “Underlying Asset” with respect to Series #64AD1, as applicable), the specifications of which are set forth below.

●Aston Martin produced the DB5 model from 1963 to 1965 with a total production of 1,059 units.

●Design and fabrication of the magnesium alloy bodywork was carried out by Carrozzeria Touring who employed their patented Supperleggera technology, which involved forming the thin alloy body panels onto a substructure made of thin steel tubing.

●The DB5 has been featured in numerous films over the decades including Goldfinger (1964) with Sean Connery as “007” behind the wheel.

Asset Description

Ownership & Maintenance History

●The Underlying Asset was comprehensively restored to its original specifications and colors by marque specialists and confirmed by Aston Martin Factory Extract and a British Motor Industry Heritage Trust Certificate.

●The Underlying Asset retains its original engine and all major mechanical components.

Notable Features

●The Underlying Asset is 1 of 1,059 built.

●The Underlying Asset is presented with its original colors and original engine.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Aston Martin DB5
Production Total	1,059
Engine	4.0 L I-6
Transmission	5-Speed Manual
Documentation	BMIHT Certification, Aston Martin Extract, Service Records, Restoration Records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin DB5 going forward.

USE OF PROCEEDS – Series #67CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67CC1 Asset Cost (1)	$180,000	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.00%
	Brokerage Fee	$2,000	1.00%
	Offering Expenses (2)	$1,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.00%
	Marketing Materials	$1,000	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,200	5.60%
	Total Fees and Expenses	$18,000	9.00%
	Total Proceeds	$200,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$180,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1967 CHEVROLET CORVETTE

Investment Overview

●Upon completion of the Series #67CC1 Offering, Series #67CC1 will purchase a 1967 Chevrolet Corvette 427/435 L71 (at times described as the “1967 Corvette” throughout this Offering Circular) as the underlying asset for Series #67CC1 (the “Series 1967 Chevrolet Corvette ” or the “Underlying Asset” with respect to Series #67CC1, as applicable), the specifications of which are set forth below.

●1967 marked the final year of production for the iconic C2 stingray body style.

●Known as the “L71” in Corvette circles, the 427/435 Corvette was introduced in 1966 as a new, high-performance version of the Sting Ray with a total production of 3,754 L71 examples.

●The Underlying Asset’s exterior received minor updates to distinguish itself from other Corvettes of the same generation, including a new 5 louver fender vent and functional hood scoop, which differed from the previous three louver fender vents and hood bulge.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is documented through National Corvette Restorers Society (NCRS) as a correct restoration.

Notable Features

●The Underlying asset’s original vin plate is present with an original body to chassis.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1967 Chevrolet Corvette
Year	1967
Production Total	3,754
Engine	427 cui V-8
Transmission	4-Speed Manual
Documentation	Service records, NCRS documentation
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1967 Chevrolet Corvette going forward.

USE OF PROCEEDS – Series #67FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67FG1 Asset Cost (1)	$575,000	92.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	0.80%
	Brokerage Fee	$6,250	1.00%
	Offering Expenses (2)	$4,688	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.40%
	Marketing Materials	$1,000	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$30,263	4.84%
	Total Fees and Expenses	$45,000	7.20%
	Total Proceeds	$625,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$575,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1967 FERRARI 330 GTC

Investment Overview

●Upon completion of the Series #67FG1 Offering, Series #67FG1 will purchase a 1967 Ferrari 330 GTC (at times described as the “330 GTC” throughout this Offering Circular) as the underlying asset for Series #67FG1 (the “Series 1967 Ferrari 330 GTC” or the “Underlying Asset” with respect to Series #67FG1, as applicable), the specifications of which are set forth below.

●Ferrari introduced the 330 GTC at the 1966 Geneva Motor Show as the next evolution to their line of front engine 12-cylinder touring cars.

●Taking design elements from the 1964 500 Superfast and the 275 GTS, the 330 GTC was propelled by an enlarged 4.0L twin-cam V-12 producing 300 HP.

●Only 600 examples of the 330 GTC were hand built during the 3-year production run.

Asset Description

Ownership & Maintenance History

●The Series 1967 Ferrari 330 GTC has benefited from a recent rotisserie restoration to its original specifications by a marquee specialist.

●The Series 1967 Ferrari 330 GTC is authenticated and documented through Ferrari Classiche.

Notable Features

●The Underlying Asset is presented in original specifications.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1967 Ferrari 330 GTC
Year	1967
Production Total	600
Engine	4.0L V-12
Transmission	5-Speed Manual
Documentation	Service records, Ferrari Classiche
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1967 Ferrari 330 GTC going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #95FM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95FM1 Asset Cost (1)	$415,000	90.22%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$6,000	1.30%
	Brokerage Fee	$4,600	1.00%
	Offering Expenses (2)	$3,450	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.07%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.54%
	Marketing Materials	$1,000	0.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$27,150	5.90%
	Total Fees and Expenses	$39,000	8.48%
	Total Proceeds	$460,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$415,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 512 M

Investment Overview

●Upon completion of the Series #95FM1 Offering, Series #95FM1 will purchase a Ferrari 512 M (at times described as the “Ferrari 512 M” throughout this Offering Circular) as the underlying asset for Series #95FM1  (the “Series Ferrari 512 M” or the “Underlying Asset” with respect to Series #95FM1 , as applicable), the specifications of which are set forth below.

●The Ferrari 512 M succeeded the Ferrari 512 TR and was the final and ultimate version of the Ferrari Testarossa platform.

●The Ferrari 512 M was produced from 1995 to 1996, with 501 units produced in total. In contrast, there were over 9,500 examples of Ferrari Testarossa variants produced from 1984 until Ferrari 512 M production began for the 1995 model year.

Asset Description

Ownership & Maintenance History

●The Underlying Asset recently had a timing belt replacement service completed and has comprehensively documented service history across all owners.

Notable Features

●The Underlying Asset is Ferrari Classiche Certified.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 2008 Tesla Signature 100 Roadster
Production Total	501
Engine	4.9 L Flat-12
Transmission	5-speed manual
Documentation	Service records, CarFax, Classiche Documentation
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 512 M going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #91GS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91GS1 Asset Cost (1)	$33,000	75.95%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.60%
	Brokerage Fee	$326	0.75%
	Offering Expenses (2)	$500	1.15%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.62%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	0.58%
	Marketing Materials	$200	0.46%
	Refurbishment & maintenance	$1,250	2.88%
	Sourcing Fee	$5,653	13.01%
	Total Fees and Expenses	$8,450	19.45%
	Total Proceeds	$43,450	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$33,000
Installment 2 Amount	$0
Acquisition Expenses	$1,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES GMC SYCLONE

Summary Overview

●Upon completion of the Series #91GS1 Offering, and subject to the execution of a purchase agreement, Series #91GS1 will acquire a 1991 GMC Syclone (at times described  as  the  “GMC Syclone” or “Syclone” throughout  this  Offering  Circular)  as  the underlying asset for Series #91GS1 (the “Series GMC Syclone” or “Series Syclone” or the “Underlying Asset” with respect to Series #91GS1, as applicable), the specifications of which are set forth below.

●When it was released in 1991, the GMC Syclone had a 0-60mph time faster than the Acura NSX and Ferrari 348 and on par with a Lamborghini Diablo.

●GMC produced only 2,995 Syclone’s during its single year of production, making it not only the fastest but also one of the rarest pickup trucks ever produced.

●The Series Syclone is a very low mileage and highly original example, with roughly 3,500 miles on the odometer.

Asset Description

Ownership and Pricing History

The Underlying Asset is a one-owner car recently been acquired on consignment by a specialty dealership in the Northeast.

In 1991, a new GMC Syclone cost $26,000, double the price of a standard GMC Sonoma, yet half the price of the slower-to-60mph Corvette ZR-1. Since officially becoming a 25-year-old classic in early 2016, the Syclone has experienced meaningful appreciation, with the best examples now trading at nearly $50,000.

Vehicle Maintenance History

We believe the original owner stored the Underlying Asset with the intent of long-term preservation as a collectible. The Underlying Asset has a clean Carfax and has been recently inspected and thoroughly serviced.

Design and Features Overview

Exterior:

The GMC Syclone, built on the GMC Sonoma (S-15) platform, was only offered in black, and the Syclone came with a lowered ride height and low-profile tires. The name “Syclone” is written in red lettering across the bottom of both doors, as is standard on all examples.

Specific Exterior Issues to Note:

-None, the car is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

The interior of the GMC Syclone features a number of “sporty” elements, including black bucket seats with red piping and “Syclone” insignias on the headrests. The instrument panel is borrowed from a turbocharged Pontiac Sunbird, and the car came standard with AC, tinted glass, and power windows and locks.

Specific Interior Issues to Note:

-None, the interior of Series Syclone retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The Syclone features a turbocharged V6 that produces 270hp, thanks to Mitsubishi-sourced turbochargers. The Syclone came with an all-wheel drive system sourced from the Chevy Astro Minivan and was the first production truck to come standard with anti-lock brakes on all four corners.

Specific Highlights of the Underlying Asset:

-Roughly 3,500 original miles

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

In the current marketplace, GMC is known for making luxury, non-performance-oriented trucks. The company had a slightly different mindset back in 1991, when they produced a pickup truck that couldn’t carry more than 500 lbs. in its bed or tow more than 2000 lbs. yet could beat a Ferrari in a drag race. In fact, the Syclone even has a warning label on the sun visor that discouraged drivers from taking the truck off-road. Further adding to the Syclone’s unusual story is the fact that the trucks were produced by a contracted firm, PAS Inc., as GMC was focused on building the standard S-15 pickup and its new SUV, the Jimmy.

Although the purpose of this eccentric truck may be debated, most can agree that the Syclone had staggering performance figures for its time and to this day remains one of the fastest trucks produced at the factory of a major automaker. In a well-known Car and Driver test, a Syclone was pitted against a Ferrari 348 in a race to 60mph and won. The Syclone was truly one of the fastest accelerating production cars on the market at its time, a market that included cars such as the Acura NSX and Corvette ZR-1.

These performance figures were not enough to keep the Syclone in production, and GMC moved on to focus on its other offerings the following year.

Market Assessment

GMC, pickup trucks, and straight-line speed are all core to American car culture, and the Syclone checks all of these boxes. Although the practicality of the car is debatable, we believe the Syclone is one of the most unique and intriguing cars to be produced by an American manufacturer. We believe that its rarity and legacy as the stealthy pickup truck that could out-accelerate supercars, will support continued demand and enthusiasm among the automotive community.

Specifications

Series GMC Syclone
Year	1991
GMC Syclone Production Total	2,995
Engine	4.3L V6 Turbo
Drivetrain	Front-Engine, Rear Wheel Drive
Power	280 hp
Torque	350 lb.-ft
Length	181 in.
Transmission	4 Speed Automatic
Country of Manufacture	United States
0-60	4.5 sec. (est)
¼ Mile	15.4 sec. (est)
Top Speed	126 MPH (est)
Color EXT	Black
Color INT	Black
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	To be confirmed
Engine #	To be confirmed
Transmission #	To be confirmed

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series GMC Syclone going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #87FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #87FF1 Asset Cost (1)	$110,000	84.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.93%
	Brokerage Fee	$974	0.75%
	Offering Expenses (2)	$974	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.54%
	Marketing Materials	$500	0.39%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,603	9.71%
	Total Fees and Expenses	$17,300	13.33%
	Total Proceeds	$129,800	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$11,000
Installment 1 Amount	$99,000
Installment 2 Amount	$0
Acquisition Expenses	$2,750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 412

Investment Overview

●Upon completion of the Series #87FF1 Offering, Series #87FF1 will purchase a 1987 Ferrari 412 (at times described as the “412” throughout this Offering Circular) as the underlying asset for Series #87FF1 (the “Series Ferrari 412” or the “Underlying Asset” with respect to Series #87FF1, as applicable), the specifications of which are set forth below.

●The Ferrari 412 was the final iteration of Ferrari’s 2+2 Grand Touring chassis with design by Pininfarina, which traces its roots to the 1970s with the introduction of the 365 GT4 2+2. The Ferrari 412 featured noticeable exterior differences from its predecessors including a higher boot line, deeper front spoiler, and integrated bumper inserts, all of which provided for improved aerodynamics.

●The Ferrari 412 featured an advanced self-leveling rear suspension and was the first Ferrari to incorporate ABS brakes.

●The Ferrari 412 saw only 576 examples built across five years of production. The Series Ferrari 412 is one of only 270 of those cars were built with the optional manual transmission.

●The introduction of the Ferrari 412 in 1985 saw engine displacement increase to 5.0 liters, and power increased to 340 hp. At the time, this was the second largest production engine built by Ferrari, next to the 500 Superfast of the 1960s.

Asset Description

Ownership & Maintenance History

●The Ferrari 412 was never officially offered for sale in the US. The Series Ferrari 412 was imported privately to California by its original owner in 1989. This original owner had the car certified as 50-state US legal, as confirmed by US Dept of Transportation records. The Underlying Asset remained with this original owner for 16 years and was acquired by its second owner, another Southern California resident, in 2005 with 29,363 indicated miles. The third and most recent owner acquired the vehicle in 2016 at which point the car showed 32,056 miles.

●The Series Ferrari 412 comes with a Carfax report and service records dating back to 1999. A major service was performed in 2016 including new A/C compressor and rebuild of both fuel distributors. A more recent service was done to include new spark plugs and wires, ignition rotors and caps, new fuel pumps, rebuilt warm up regulators, new catalytic converters, air hoses, and fuel pressure accumulators, among other maintenance items.

Notable Features

●Original books, tools, Ferrari keys, and spare

●Original leather interior

●Serviced and well-functioning self-leveling rear suspension

●Rare factory color combination

●California Bureau of Automotive Repair certified and 50-state legal

●Comprehensive service and history file

Notable Defects

●Stone chips to nose and front spoiler consistent with normal road use

●Minor rash on both front wheels

●Carpet frayed behind driver’s seat

●Leather shrinkage on top of gauge cluster

Details

Series Ferrari 412
Year	1987
Production Total	576
Mileage	34,230
Engine	4,942 cc V12
Transmission	5 Speed, Manual
Color EXT	Prugna Metallic
Color INT	Crema Leather
Documentation	Carfax and service records
Condition	Excellent, highly original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFYD25B000069189
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 412 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #67FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67FS1 Asset Cost (1)	$165,000	84.62%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	2.56%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$500	0.26%
	Refurbishment & maintenance	$1,000	0.51%
	Sourcing Fee	$17,788	9.12%
	Total Fees and Expenses	$25,000	12.82%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$165,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FORD SHELBY GT500

Investment Overview

●Upon completion of the Series #67FS1 Offering, Series #67FS1 will purchase a 1967 Ford Shelby GT500 (at times described as the “GT500” or “the Shelby” throughout this Offering Circular) as the underlying asset for Series #67FS1 (the “Series Ford Shelby GT500” or the “Underlying Asset” with respect to Series #67FS1, as applicable), the specification of which are set forth below.

●Introduced in 1967 as the big block brother of the smaller displacement GT350, the GT500 possessed a 7.0L 428 Cubic inch V-8 rated at 355HP. Responsible for a full podium sweep by Ford at the 1966 Le Mans Grand Prix, the GT500’s engine would be dubbed the “Cobra Lemans.”

●The Series Ford Shelby GT500 is 1 of 2048 GT500’s produced presented in its original specifications as it left the factory and one of 420 finished in Night Mist Blue.

●The Series Ford Shelby GT500 has been enjoyed by just two owners from new and retains its original matching number driveline having traveled only 20,244 miles since new.

●Preserved via a full rotisserie restoration, The Series Ford Shelby GT500 is also confirmed authentic by a Marti Report.

Asset Description

Ownership & Maintenance History

●The Series Ford Shelby GT500 was produced new in Fords Iona, Michigan plant in 1967.

●Owned by just two consecutive caretakers, the second would hold the car for 20 years in his Illinois based collection.

●The Series Ford Shelby GT500 Benefits from a full rotisserie restoration between 2006 and 2007 to original specifications.

Notable Features

●20,244 Original Miles

●First year for the GT500

●2 owners since new

●documented in the Shelby Registry

Notable Defects

●No known material defects present.

Details

Series Ford Shelby GT500
Year	1967
Production Total	2048
Mileage	20,224 Miles
Engine	7.0-liter V-8
Transmission	5-speed manual
Color EXT	Night Mist Blue
Color INT	Black
Documentation	Marti Report, Shelby Registry
Condition	Restored
Books	Yes
Restored	Yes
Paint	Full repaint
Vin	67402F2A01280
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford Shelby GT500 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #72PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72PT1 Asset Cost (1)	$205,000	93.18%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	0.91%
	Brokerage Fee	$2,200	1.00%
	Offering Expenses (2)	$1,650	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.91%
	Marketing Materials	$1,000	0.45%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,850	2.66%
	Total Fees and Expenses	$13,000	5.91%
	Total Proceeds	$220,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$205,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1972 911S TARGA

Investment Overview

●Upon completion of the Series #72PT1 Offering, Series #72PT1 will purchase a 1972 Porsche 911S Targa (at times described as the “1972 Targa” throughout this Offering Circular) as the underlying asset for Series #72PT1 (the “Series 1972 911S Targa” or the “Underlying Asset” with respect to Series #72PT1, as applicable), the specifications of which are set forth below.

●Starting in 1972, the 911s was fitted with a larger 2.4L Flat six featuring a more modern Bosch K-Jetronic fuel injection system over the previously carbureted 911’s now producing 210 HP.

●Only 989 S-Spec Targa’s for the 1972 model year.

●The Targa’s distinguishing feature is a large glass wraparound rear window giving it the open-air driving experience of a convertible without the mechanics of a folding top.

Asset Description

Ownership & Maintenance History

●The Series 1972 911S Targa is accompanied by a Porsche Certificate of Authenticity.

●The Series 1972 911S Targa received a rotisserie restoration by Porsche marquee specialist to its original specifications.

●The Series 1972 911S Targa has been well maintained and regularly serviced since restoration.

Notable Features

●Only 989 S-spec Targa’s were built in 1972.

●Verified by a Porsche Certificate of Authenticity.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1972 911S Targa
Year	1972
Production Total	989
Engine	2.4L Flat Six
Transmission	5-speed Manual
Documentation	Service records, Porsche COA
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1972 911S Targa going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #08TR1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #08TR1 Asset Cost (1)	$70,000	70.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$7,000	7.00%
	Brokerage Fee	$1,000	1.00%
	Offering Expenses (2)	$750	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.30%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.00%
	Marketing Materials	$1,000	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$17,950	17.95%
	Total Fees and Expenses	$23,000	23.00%
	Total Proceeds	$100,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$70,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 2008 TESLA SIGNATURE 100

Investment Overview

●Upon completion of the Series #08TR1 Offering, Series #08TR1 will purchase a 2008 Tesla Signature 100 Roadster (at times described as the “Signature 100 Roadster” throughout this Offering Circular) as the underlying asset for Series #08TR1 (the “Series 2008 Tesla Signature 100 ” or the “Underlying Asset” with respect to Series #08TR1, as applicable), the specifications of which are set forth below.

●Tesla’s first production model, the Tesla Roadster, was first offered in 2008.

●Pre-orders for the first 100 Tesla Roadsters began in 2007 and were sold out within three weeks.

●The first 100 cars were individually numbered and received a special model designation of Signature 100 Roadster.

Asset Description

Ownership & Maintenance History

●The Series 2008 Tesla Signature 100 shows fewer than 5,000 miles from new.

●The Series 2008 Tesla Signature 100 has been recently serviced by Tesla, and upgraded to the 3.0 Battery Pack

Notable Features

●One of 100 Tesla Signature 100 Roadsters built

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 2008 Tesla Signature 100 Roadster
Year	2008
Production Total	100
Engine	3-phase 4-pole AC induction motor
Transmission	1-speed fixed gear
Documentation	Service records, Signature 100 presentation materials, CarFax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 2008 Tesla Signature 100 Roadster going forward.

USE OF PROCEEDS – Series #63PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #63PT1 Asset Cost (1)	$120,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.43%
	Brokerage Fee	$1,400	1.00%
	Offering Expenses (2)	$1,050	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.21%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.43%
	Marketing Materials	$1,000	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,250	8.75%
	Total Fees and Expenses	$18,000	12.86%
	Total Proceeds	$140,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 356 SUPER 90

Investment Overview

●Upon completion of the Series #63PT1 Offering, Series #63PT1 will purchase a 1963 Porsche 356 B 1600 Super 90 Coupe (at times described as the “Super 90” throughout this Offering Circular) as the underlying asset for Series #63PT1 (the “Series Porsche 356 Super 90 ” or the “Underlying Asset” with respect to Series #63PT1, as applicable), the specifications of which are set forth below.

●The Porsche 356 B Super 90 was a rear-engine two-seat sports car produced by Porsche from 1960 to 1963.

●In 1962 the 356 B body was revised to include twin grille engine vents, along with other cosmetic changes.

●The Super 90 was the top engine option for the 1600cc Type 616 engines, so named for its 90 hp output.

Asset Description

Ownership & Maintenance History

●A Certificate of Authenticity from Porsche Cars North America that the Underlying Asset is an original 1963 Super 90 Coupe, and that it retains its original engine and other major mechanical components.

●The Underlying Asset is painted in its original color.

●The Underlying Asset was restored by marque specialists to a high standard.

Notable Features

●The Underlying Asset features the rarest and most powerful 356 B pushrod engine variant.

●The Underlying Asset features the rare and desirable “twin grille” body.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with light usage and a proper restoration.

Details

Series Porsche 356 Super 90
Year	1963
Production Total	1,350
Engine	1600cc 90hp Flat 4
Transmission	4 speed manual
Documentation	Service records, COA
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche 356 Super 90 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #61JC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JC1 Asset Cost (1)	$175,000	89.74%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.03%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$1,000	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,288	5.79%
	Total Fees and Expenses	$18,000	9.23%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$175,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1961 JAGUAR E-TYPE COUPE

Investment Overview

●Upon completion of the Series #61JC1 Offering, Series #61JC1 will purchase a 1961 Jaguar E-type Fixed Head Coupe (at times described as the “FHC” throughout this Offering Circular) as the underlying asset for Series #61JC1 (the “Series 1961 Jaguar E-Type Coupe ” or the “Underlying Asset” with respect to Series #61JC1, as applicable), the specifications of which are set forth below.

●The Jaguar E-Type was a front-engine two-seat GT car produced in three series, with the first series built between 1960-1968.

●The Series Jaguar E-type FHC is among the earliest cars produced and displays features unique to the first year of production.

●Only 631 examples were built during the 1961 model year, with ultimately 33,205 examples built.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is authenticated and verified via a Jaguar Heritage Certificate

●The Underlying Asset has been restored to high standard by a marque specialist

Notable Features

●The Underlying Asset’s model year was the first year of production for the Jaguar E-Type.

●The Underlying Asset features welded louvers and flat floors.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1961 Jaguar E-Type Coupe
Year	1961
Production Total (1961)	631
Engine	3.8L straight six
Transmission	4-Speed Manual
Documentation	Service records, Jaguar Heritage Certificate
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1961 Jaguar E-type Coupe going forward.

USE OF PROCEEDS – Series #55MS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55MS1 Asset Cost (1)	$180,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.03%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$1,000	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,288	3.22%
	Total Fees and Expenses	$13,000	6.67%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$180,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES 190SL

Investment Overview

●Upon completion of the Series #55MS1 Offering, Series #55MS1 will purchase a 1955 Mercedes 190 SL (at times described as the “190 SL” throughout this Offering Circular) as the underlying asset for Series #55MS1 (the “Series Mercedes 190SL ” or the “Underlying Asset” with respect to Series #55MS1, as applicable), the specifications of which are set forth below.

●The 1955 Mercedes-Benz 190 SL was a front-engine two-seat roadster produced from 1955 to 1963.

●1,727 examples were built in 1955 which was the first year of production. 25,881 examples were ultimately produced through all years of production.

●The 190 SL was Mercedes-Benz’ first normal production sports car introduced since WWII.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been restored to original specifications by marque specialist.

●The Underlying Asset retains its original and numbers matching drivetrain.

Notable Features

●1955 is the rarest model year for the 190 SL.

●The Underlying Asset shows a number of features unique to the first model year.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Mercedes 190SL
Year	1955
Production Total	25,881
Engine	1.9L inline four cylinder
Transmission	4 Speed Manual
Documentation	Service records, restoration records, Mercedes-Benz Data card
Condition	Restored
Books/manuals/tools	Yes
Restored	No
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mercedes 190SL going forward.

USE OF PROCEEDS – Series #67MS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67MS1 Asset Cost (1)	$135,000	84.38%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	3.13%
	Brokerage Fee	$1,600	1.00%
	Offering Expenses (2)	$1,200	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	1.56%
	Marketing Materials	$1,500	0.94%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,900	8.06%
	Total Fees and Expenses	$20,000	12.50%
	Total Proceeds	$160,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$135,000
Installment 2 Amount	$0
Acquisition Expenses	$4,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES-BENZ 250SL

Investment Overview

●Upon completion of the Series #67MS1 Offering, Series #67MS1 will purchase a 1967 Mercedes-Benz 250 SL (at times described as the “250 SL” throughout this Offering Circular) as the underlying asset for Series #67MS1 (the “Series Mercedes-Benz 250SL” or the “Underlying Asset” with respect to Series #67MS1, as applicable), the specifications of which are set forth below.

●The Mercedes-Benz 250 SL was part of the W113 platform, a series of front-engine roadsters produced in three models (230 SL, 250 SL, 280 SL) from 1963 to 1971.

●The 250 SL was produced for one year only in 1967, with a total of 5,196 built; total production across all W113 models was 48,912.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is presented in its original colors with documented recent service work

Notable Features

●The Underlying Asset has original books, manuals, and spare tire.

●The Underlying Asset features air-conditioning.

●The 250 SL was produced as a single model year only.

Notable Defects

●The Underlying Asset shows interior wear and exterior blemishes consistent with mileage and originality.

Details

Series Mercedes-Benz 250SL
Year	1967
Production Total (1967)	5,196
Engine	2.5 L I6
Transmission	Manual Transmission
Documentation	Service records, books, manuals, Mercedes Data card
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mercedes-Benz 250SL.

AMENDED AND RESTATED USE OF PROCEEDS – Series #94BE1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94BE1 Asset Cost (1)	$925,000	92.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$10,000	1.00%
	Brokerage Fee	$10,000	1.00%
	Offering Expenses (2)	$7,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.03%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$6,000	0.60%
	Marketing Materials	$2,500	0.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$38,700	3.87%
	Total Fees and Expenses	$65,000	6.50%
	Total Proceeds	$1,000,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$925,000
Installment 2 Amount	$0
Acquisition Expenses	$8,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1994 BUGATTI EB110 SS

Investment Overview

●Upon completion of the Series #94BE1 Offering, Series #94BE1 will purchase a 1994 Bugatti EB110 SS Dauer Sportwagen (at times described as the “‘EB110 SS” throughout this Offering Circular) as the underlying asset for Series #94BE1 (the “Series 1994 Bugatti EB110 SS” or the “Underlying Asset” with respect to Series #94BE1, as applicable), the specifications of which are set forth below.

●The EB110 is a limited-edition sportscar built to celebrate the 110th birthday of the company’s founder, Ettore Bugatti.

●The EB110 is powered by a 60-valve, 16-cylinder, quad-turbo engine producing approximately 550 HP in GT specification. In Super Sport specification (SS) the vehicle produced approximately 600 HP, and received upgrade brake, suspension, and aerodynamic components.

●After producing 83 GT models and 30 SS models, Bugatti went bankrupt and four unfinished vehicles, as well as all parts, chassis, and equipment were purchased by Dauer Sportwagen.

●Dauer completed the four unfinished vehicles, and then a further five vehicles using a carbon fiber body of their own design.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been maintained to a high standard.

Notable Features

●The Underlying Asset is one of five carbon fiber Bugatti EB110 SS by Dauer Sportwagen.

●The Underlying Asset features an upgraded SS engine producing approximately 645 hp.

●The Underlying Asset has upgraded SS brakes and suspension.

Notable Defects

●The Condition of the underlying asset is commensurate with the mileage and proper care.

Details

Series 1994 Bugatti EB110 SS
Year	1994
Production Total	122
Engine	3.5 L V16
Transmission	6-Speed Manual
Documentation	Service, EU VAT, correspondence
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1994 Bugatti EB 110SS going forward.

USE OF PROCEEDS – Series #99FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99FF1 Asset Cost (1)	$110,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.40%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.60%
	Marketing Materials	$750	0.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,763	5.41%
	Total Fees and Expenses	$12,000	9.60%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$110,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1999 FERRARI F355

Investment Overview

●Upon completion of the Series #99FF1 Offering, Series #99FF1 will purchase a 1999 Ferrari F355 (at times described as the “F355” throughout this Offering Circular) as the underlying asset for Series #99FT1 (the “Series 1999 Ferrari F355” or the “Underlying Asset” with respect to Series #99FF1, as applicable), the specifications of which are set forth below.

●Ferrari introduced the F355 at the 1994 Geneva Motor Show replacing the 348 in their line of mid-engine V-8 sports cars.

●The F355 was in production from 1995-1999, with 11,273 examples built across all body styles.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is original, retaining its numbers matching drivetrain.

●The Underlying Asset received a recent belt service.

Notable Features

●The Underlying Asset retains original books and tools.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1999 Ferrari F355
Year	1999
Production Total	11,273
Engine	3.5 L V-8
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1999 Ferrari F355 going forward.

USE OF PROCEEDS – Series #89FG2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FG2 Asset Cost (1)	$118,500	92.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.35%
	Brokerage Fee	$1,275	1.00%
	Offering Expenses (2)	$956	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.78%
	Marketing Materials	$750	0.59%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,719	1.35%
	Total Fees and Expenses	$6,000	4.71%
	Total Proceeds	$127,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/29/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$118,500
Installment 2 Amount	$0
Acquisition Expenses	$2,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI 328 II

Investment Overview

●Upon completion of the Series #89FG2 Offering, Series #89FG2 will purchase a 1989 Ferrari 328 GTS (at times described as the “Ferrari 328” throughout this Offering Circular) as the underlying asset for Series #89FG2 (the “Series 1989 Ferrari 328 II ” or the “Underlying Asset” with respect to Series #89FG2, as applicable), the specifications of which are set forth below.

●The Ferrari 328 GTS was a mid-engine two-seat V8 sportscar built by Ferrari from 1985 to 1989.

●Ferrari produced 1,089 examples of the 328 GTS in 1989, with a total of 6,068 built across all years of production.

●The Underlying Asset has been certified by Ferrari Classiche and is finished in a rare paint and interior color scheme.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been under the custody of multiple owners since new and presents in exceptional condition with numerous major services at Ferrari dealerships in the US dating back to 1996.

●The Underlying Asset received major engine service including a timing belt change in 2014.

Notable Features

●The Underlying Asset is a final year production example of the Ferrari 328 and is the only year to feature ABS, upgraded suspension and convex wheels.

●The Underlying Asset has original paint and interior and is finished in rare Blu Chiaro Metallizzato exterior over Cuoio interior.

Notable Defects

●The Underlying Asset presents in exceptional condition, commensurate with its limited mileage.

Details

Series 1989 Ferrari 328 II
Year	1989
Production Total (1989)	1,089
Mileage	10,896
Engine	3.2 L V8
Transmission	5-speed manual transmission
Ext. Color	Blu Chiaro Metallizzato
Int. Color	Cuoio
Documentation	Service Records, Original Books, Ferrari Classiche
Condition	Original
Books/manuals/tools	Yes
Paint	Original
Vin	ZFFXA20A0K0079173
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari 328 II going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #79PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #79PT1 Asset Cost (1)	$140,000	90.32%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.29%
	Brokerage Fee	$1,495	0.96%
	Offering Expenses (2)	$1,121	0.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.29%
	Marketing Materials	$750	0.48%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,334	4.73%
	Total Fees and Expenses	$13,000	8.39%
	Total Proceeds	$155,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$140,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1979 PORSCHE 930 TURBO

Investment Overview

●Upon completion of the Series #79PT1 Offering, Series #79PT1 will purchase a 1979 Porsche 930 Turbo (at times described as the “Porsche Turbo” throughout this Offering Circular) as the underlying asset for Series #79PT1 (the “Series 1979 Porsche Turbo” or the “Underlying Asset” with respect to Series #79PT1, as applicable), the specifications of which are set forth below.

●The Porsche Turbo was designed by Ernst Fuhrmann, Chairman of Porsche at the time and an engineer known for his work on the quadcam 356 Carrera engine, Carrera RSR, and 917K race car. Fuhrmann transferred knowledge of turbochargers gained from the development of the iconic turbocharged 917 race car into the Turbo Carrera, satisfying the desire for more power on a production 911.

●The Series 1979 Porsche Turbo is 1 of 1,200 US-spec 930 Turbos from 1979, the last year the model was imported into the United States until 1999

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been professionally maintained since new.

●The Underlying Asset has received recent mechanical refurbishment.

Notable Features

●The Underlying Asset has original books, manuals, and spare tire.

●The Underlying Asset is painted in a rare factory color.

Notable Defects

●The Underlying Asset shows interior wear and exterior blemishes consistent with mileage and originality.

Details

Series 1979 Porsche 930 Turbo
Year	1979
Production Total (1979)	1,200
Engine	3.3L Turbocharged Flat 6
Transmission	4 Speed Manual
Documentation	Service records, books, manuals
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Believed to be original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1979 Porsche Turbo going forward.

USE OF PROCEEDS – Series #69PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #69PN1 Asset Cost (1)	$77,500	81.58%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	3.16%
	Brokerage Fee	$950	1.00%
	Offering Expenses (2)	$713	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.32%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.11%
	Marketing Materials	$750	0.79%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$9,788	10.30%
	Total Fees and Expenses	$14,500	15.26%
	Total Proceeds	$95,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$77,500
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1969 PORSCHE 912

Investment Overview

●Upon completion of the Series #69PN1 Offering, Series #69PN1 will purchase a 1969 Porsche 912 (at times described as the “912” throughout this Offering Circular) as the underlying asset for Series #69PN1 (the “Series 1969 Porsche 912” or the “Underlying Asset” with respect to Series #69PN1, as applicable), the specifications of which are set forth below.

●The Porsche 912 was a rear-engine sportscar produced by Porsche from 1965-1969.

●The Porsche 912 featured a 1,582cc four-cylinder engine producing 102 hp.

●In 1969 Porsche built the 912 on a new long wheelbase chassis.

●Porsche built 30,500 examples from 1965-1969; 3,913 were built in 1969, the final year of production.

●The Series 1969 Porsche 912 is accompanied by a copy of Kardex and Porsche Certificate of Authenticity.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is verified as original and authentic via a Porsche Certificate of Authenticity.

●The Underlying Asset has been serviced and maintained by marquee specialist throughout its life.

Notable Features

●The Underlying Asset’s model year was the final year of production for the Porsche 912.

●The Underlying Asset’s model year was the only year for the LWB 912.

●The Underlying Asset features an optional 5-speed transmission.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing and its originality.

Details

Series 1969 Porsche 912
Year	1969
Production Total (‘66-’69)	30,500
Engine	1,582cc Flat 4
Transmission	5-speed manual
Documentation	Service Records, Original Order Records, Porsche COA
Color EXT.	Tangerine
Color INT.	Black Leatherette
Condition	Original
Books/manuals/tools	Yes
Restored	Yes
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1969 Porsche 912.

AMENDED AND RESTATED USE OF PROCEEDS – Series #68CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #68CC1 Asset Cost (1)	$115,000	85.19%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.22%
	Brokerage Fee	$1,250	0.93%
	Offering Expenses (2)	$938	0.69%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.48%
	Marketing Materials	$750	0.56%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,763	8.71%
	Total Fees and Expenses	$17,000	12.59%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$115,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1968 CHEVROLET CORVETTE

Investment Overview

●Upon completion of the Series #68CC1 Offering, Series #68CC1 will purchase a 1968 Chevrolet Corvette (at times described as the “1968 Corvette” throughout this Offering Circular) as the underlying asset for Series #68CC1 (the “Series 1968 Chevrolet Corvette” or the “Underlying Asset” with respect to Series #68CC1, as applicable), the specifications of which are set forth below.

●In 1968 Chevrolet introduced a third generation Corvette body style, code named the “C3” Corvette.

●A number of engine options were available in 1968. The Series 1968 Chevrolet Corvette was optioned with the L79 327/350 engine option.

●28,566 examples were built in 1968; 9,440 of those built in 1968 opted for the L79 engine option.

●The Series 1968 Chevrolet Corvette is chassis #2 and represents the earliest known C3 Corvette in existence.

Asset Description

Ownership & Maintenance History

●The Underlying Asset received a frame-off restoration performed by Corvette specialists.

●The Underlying Asset has won numerous awards from the National Corvette Restorers Society (NCRS).

Notable Features

●The Underlying Asset has original books, manuals and Bill of Sale.

●The Underlying Asset is recognized by NCRS as the earliest known C3 Corvette in existence.

Notable Defects

●The Underlying Asset is restored to the highest standard and free of any material blemishes.

Details

Series 1968 Chevrolet Corvette
Year	1968
Production Total (1968)	28,566
Engine	327cid/350hp 8-Cyl L79
Transmission	4 Speed Manual
Documentation	Service records, books, manuals, NCRS judging sheets
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Believed to be original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1968 Chevrolet Corvette going forward.

USE OF PROCEEDS – Series #90FT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90FT1 Asset Cost (1)	$70,000	84.85%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.42%
	Brokerage Fee	$825	1.00%
	Offering Expenses (2)	$619	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.36%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	3.03%
	Marketing Materials	$1,000	1.21%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,256	6.37%
	Total Fees and Expenses	$10,500	12.73%
	Total Proceeds	$82,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$70,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1990 FERRARI MONDIAL T

Investment Overview

●Upon completion of the Series #90FT1 Offering, Series #90FT1 will purchase a 1990 Ferrari Mondial t Cabriolet (at times described as the “‘Mondial t” throughout this Offering Circular) as the underlying asset for Series #90FT1 (the “Series 1990 Ferrari Mondial t” or the “Underlying Asset” with respect to Series #90FT1, as applicable), the specifications of which are set forth below.

●The Mondial t was a 2+2 GT built by Ferrari from 1988-1993 and was powered by a longitudinally mounted V8 engine.

●Ferrari built 1,875 examples of the Mondial t with production split between 858 coupes and 1,017 cabriolets.

●The Mondial t was the first Ferrari road-car with a longitudinally mounted engine and transverse mounted transmission and was also the first Ferrari with power steering and electronically controlled suspension.

●The Mondial t was the last mid-engine 2+2 built by Ferrari and the final variation of the Mondial model line, first introduced in 1980.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners and shows fewer than 20,000 original miles.

Notable Features

●The Underlying Asset presents the final and most powerful Mondial model.

●The Underlying Asset features a rare color scheme.

Notable Defects

●The Underlying Asset’s condition is commensurate with its limited mileage and use.

Details

Series 1990 Ferrari Mondial t
Year	1990
Production Total	1,017
Engine	3.4 L V8
Transmission	5-speed manual
Documentation	Service, Original Books, Carfax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1990 Ferrari Mondial t going forward.

USE OF PROCEEDS – Series #80PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80PN1 Asset Cost (1)	$45,750	95.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.17%
	Brokerage Fee	$480	1.00%
	Offering Expenses (2)	$500	1.04%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.63%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	4.17%
	Marketing Materials	$1,000	2.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$4,030	-8.40%
	Total Fees and Expenses	$250	0.52%
	Total Proceeds	$48,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/21/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$45,750
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1980 PORSCHE 928

Investment Overview

●Upon completion of the Series #80PN1 Offering, Series #80PN1 will purchase a 1980 Porsche 928 (at times described as the “‘Porsche 928” throughout this Offering Circular) as the underlying asset for Series #80PN1 (the “Series 1980 Porsche 928” or the “Underlying Asset” with respect to Series #80PN1, as applicable), the specifications of which are set forth below.

●The Porsche 928 was a 2+2 GT car built by Porsche from 1977 – 1995 and had total production of 61,056 examples built across all years and variants.

●The First Series of the Porsche 928 was built from 1977 – 1982 and consisted of 17,669 examples.

●The 928 was the first Porsche production car with a V8 and the only coupe powered by a front-engine V8.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had two owners since new with documented service history.

●The Underlying Asset benefited from a major service in late 2017 into early 2018 totaling over $18,000 and a more recent service in March of 2019 totaling around $6,000.

●The Underlying Asset has had 2 previous owners and remained with its original owner’s family through 2018, when it was sold to its second caretaker.

●Having traveled just under 20,000 miles since new, the Series 1980 Porsche 928 has been properly stored and serviced throughout its life.

Notable Features

●The Underlying Asset is a First Series of the only Porsche coupe powered by a front-engine V8.

●The Underlying Asset exhibits a rare color combination of Hellblau exterior with tan Pasha interior.

Notable Defects

●The Underlying Asset presents in condition commensurate with its limited mileage and use.

Details

Series 1980 Porsche 928
Year	1980
Production Total	17,669
Mileage	19,887
Engine	4.5 L V8
Transmission	5-speed manual
Color EXT	HellBlau
Color INT	Tan Pasha
Documentation	Service, CoA
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Largely Original
Vin	92A0810274
Engine	Original (81001633)
Transmission	Original (100371)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1980 Porsche 928 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #78MM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #78MM1 Asset Cost (1)	$84,000	86.15%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	3.08%
	Brokerage Fee	$975	1.00%
	Offering Expenses (2)	$731	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.31%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.05%
	Marketing Materials	$1,500	1.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,994	5.12%
	Total Fees and Expenses	$10,500	10.77%
	Total Proceeds	$97,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$84,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1978 MASERATI MERAK

Investment Overview

●Upon completion of the Series #78MM1 Offering, Series #78MM1 will purchase a 1978 Maserati Merak SS (at times described as the “Merak SS” throughout this Offering Circular) as the underlying asset for Series #78MM1 (the “Series 1978 Maserati Merak” or the “Underlying Asset” with respect to Series #78MM1, as applicable), the specifications of which are set forth below.

●The Maserati Merak SS was a mid-engine 2+2 sportscar built by Maserati from 1972-1983.

●Maserati produced 1,830 examples in total, 1,000 of which were the Merak SS variant.

●The Merak SS was an upgraded version of the standard Merak, featuring larger carburetors, higher compression and lightened components.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been restored to a high standard by Maserati specialists.

●The Underlying Asset’s high-pressure Citroen hydraulic system has been comprehensively overhauled recently.

Notable Features

●The Underlying Asset presents the most powerful variant of the Merak.

●The Underlying Assets features a rare color scheme.

Notable Defects

●The Underlying Asset is in condition commensurate with its limited mileage, restoration and use.

Details

Series 1978 Maserati Merak
Year	1978
Production Total	1,830
Engine	3.0 L V6
Transmission	5-speed manual
Documentation	Restoration, factory build
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted (original color)
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1978 Maserati Merak going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #81DD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #81DD1 Asset Cost (1)	$60,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.78%
	Brokerage Fee	$675	0.94%
	Offering Expenses (2)	$506	0.70%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.42%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.78%
	Marketing Materials	$1,500	2.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,019	6.97%
	Total Fees and Expenses	$10,000	13.89%
	Total Proceeds	$72,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DELOREAN DMC-12

Investment Overview

●Upon completion of the Series #81DD1 Offering, Series #81DD1 will purchase a 1981 DeLorean DMC-12 (at times described as the “DeLorean DMC-12” throughout this Offering Circular) as the underlying asset for Series #81DD1 (the “Series DeLorean DMC-12” or the “Underlying Asset” with respect to Series #81DD1, as applicable), the specifications of which are set forth below.

●In 1973 automotive engineer and executive, John Z. DeLorean, who is credited for the Pontiac GTO, Chevrolet Vega and many more left his position at General Motors to launch The DeLorean Motor Company.

●The DeLorean Motor Company released its first production prototype in 1976 but did not sell the first customer car until 1981.

●The DeLorean DMC-12 was made famous for its Stainless-Steel Body, striking design and prominent role in the feature film Back To The Future, the DeLorean DMC-12 has become one of the most widely recognized cars.

●There were approximately 9,000 DeLorean DMC-12s produced during its 3 years of production.

●The public allure for the DeLorean DMC-12 stemmed from its unique design, as the DeLorean DMC-12 produced a modest 130hp from its PRV (Peugeot-Renault-Volvo) designed V-6 engine.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is documented in the DeLorean Registry.

●The Underlying Asset has received proper and consistent servicing throughout its life.

Notable Features

●The Underlying Asset was made Famous through the Hollywood movie Back to The Future.

●The Underlying Asset features Gullwing doors and a stainless-steel body.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series DeLorean DMC-12
Year	1981
Production Total	~9000
Engine	2.85L V-6
Transmission	5-Speed Manual
Color EXT	Stainless steel
Documentation	Service records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	N/A
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series DeLorean DMC-12 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #98AX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98AX1 Asset Cost (1)	$95,000	86.36%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.82%
	Brokerage Fee	$1,050	0.95%
	Offering Expenses (2)	$788	0.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.27%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	2.27%
	Marketing Materials	$1,000	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,363	6.69%
	Total Fees and Expenses	$13,000	11.82%
	Total Proceeds	$110,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$95,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1998 ACURA NSX

Investment Overview

●Upon completion of the Series #98AX1 Offering, Series #98AX1 will purchase a 1998 Acura NSX-T (at times described as the “NSX” throughout this Offering Circular) as the underlying asset for Series #98AX1 (the “Series 1998 Acura NSX” or the “Underlying Asset” with respect to Series #98AX1, as applicable), the specifications of which are set forth below.

●The NSX is a two-seat mid-engine sports introduced in 1990 which remains in production day.

●The NSX was branded as the “Acura NSX” for North American market and as the “Honda NSX” for the rest of the world.

●In 1997 there were multiple performance upgrades introduced for the NSX, most notably the 3.2L engine (previously a 3.0L) which increased power from 270HP to 290HP. The NSX also received larger front and rear brakes, a 6-speed manual transmission, a re-worked head gasket, larger intake valves, and thinner yet stronger aluminum body panels.

●There were more than 18,000 units of the first generation NSX (1990-2005) built globally, however only 303 were sold to the US in the 1998 model year.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners since new.

●The Underlying Asset has a documented service history.

Notable Features

●The Underlying Asset is a late first-generation example featuring a rare color scheme.

●The Underlying Asset presents in limited mileage.

Notable Defects

●The Underlying Asset’s condition is commensurate with its limited mileage and use.

Details

Series 1998 Acura NSX
Year	1998
Production Total	303 (1998)
Engine	3.2 L V6
Transmission	6-speed manual
Documentation	Service, Original Books, CarFax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1998 Acura NSX going forward.

USE OF PROCEEDS – Series #95FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95FF1 Asset Cost (1)	$105,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	4.17%
	Brokerage Fee	$1,200	1.00%
	Offering Expenses (2)	$900	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.25%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	2.08%
	Marketing Materials	$600	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,500	3.75%
	Total Fees and Expenses	$10,000	8.33%
	Total Proceeds	$120,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/20/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Acquisition Expenses	$3,400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 355 SPIDER

Investment Overview

•Upon completion of the Series #95FF1 Offering, Series #95FF1 will purchase a 1995 Ferrari 355 (at times described as the “355” throughout this Offering Circular) as the underlying asset for Series #95FF1 (the “Series Ferrari 355 Spider” or the “Underlying Asset” with respect to Series #95FF1, as applicable), the specifications of which are set forth below.

•Ferrari introduced the 355 at the 1994 Geneva Motor Show replacing the 348 in their line of mid-engine V-8 sports cars.

•The 355 was in production from 1995-1999 with 11,273 examples built across all body styles.

•The Underlying Asset is finished in the notable Ferrari color, Blu Swaters Metallic, named after the famed Belgian Ferrari racer, collector, and dealer, Jacques Swaters. The color was introduced in 1992 to celebrate 40 years of partnership between Ferrari and Swaters.

Asset Description

Ownership & Maintenance History

•The Underlying Asset is a two owner, 6-speed manual example showing just 5,274 miles.

•The Underlying Asset retains its original and matching number drivetrain.

Notable Features

•The Underlying Asset is finished in the rare exterior color of Blu Swaters Metallic.

•The Underlying Asset is a first-year production model.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Ferrari 355 Spider
Year	1995
Production Total	11,273
Engine	3.5 L V-8
Transmission	6-Speed Manual
Exterior Color	Blu Swaters Metallic
Interior Color	Beige Leather
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin	ZFFPR48AXS0103634
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 355 Spider going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #08MS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #08MS1 Asset Cost (1)	$300,000	93.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.94%
	Brokerage Fee	$3,200	1.00%
	Offering Expenses (2)	$2,400	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.78%
	Marketing Materials	$1,000	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,600	2.38%
	Total Fees and Expenses	$17,000	5.31%
	Total Proceeds	$320,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$300,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES-BENZ SLR MCLAREN

Investment Overview

•Upon completion of the Series #08MS1 Offering, Series #08MS1 will purchase a 2008 Mercedes Benz SLR McLaren (at times described as the “SLR” throughout this Offering Circular) as the underlying asset for Series #08MS1 (the “Series Mercedes-Benz SLR McLaren” or the “Underlying Asset” with respect to Series #08MS1, as applicable), the specifications of which are set forth below.

•Mercedes first introduced the SLR design concept at the 1999 North American International Auto show referring to it as “Tomorrows Silver Arrow”, alluding to the golden age of Mercedes auto competition during the 1950’s. The production version was not released until November of 2003, only receiving minor cosmetic changes from the original concept.

•The name SLR (Sport Leict Rennsport) or Sport Light Racing, pays homage to the race version of the 1955 race modified 300 SL Gullwing piloted by Sir Stirling Moss.

•At the time of development, Mercedes-Benz owned a 40% stake in McLaren through a joint venture on the Formula 1 Stage, which led to their first ever joint venture road car. It is a partnership likely never to happen again due to the separation of the two manufacturers who are now direct competitors in Formula One. Similarly, as of 2012, McLaren revitalized their production car programs.

•Only 2,157 total chassis of the SLR were produced across the 7-year production run.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain.

Notable Features

•The Underlying Asset is the only joint venture production car between Mercedes and McLaren.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Mercedes Benz SLR McLaren
Year	2008
Production Total	2,157
Engine	5.4L Supercharged V8
Transmission	5-speed Automatic
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mercedes-Benz SLR McLaren going forward.

USE OF PROCEEDS – Series #03SS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03SS1 Asset Cost (1)	$330,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	1.33%
	Brokerage Fee	$3,750	1.00%
	Offering Expenses (2)	$2,813	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.67%
	Marketing Materials	$1,000	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$29,638	7.90%
	Total Fees and Expenses	$40,000	10.67%
	Total Proceeds	$375,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/22/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$230,000
Installment 1 Amount	$100,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES SALEEN S7

Investment Overview

●Upon completion of the Series #03SS1 Offering, Series #03SS1 will purchase a 2003 Saleen S7 (at times described as the “Saleen S7” throughout this Offering Circular) as the underlying asset for Series #03SS1 (the “Series Saleen S7” or the “Underlying Asset” with respect to Series #03SS1, as applicable), the specifications of which are set forth below.

●The first standalone model developed by long-time Mustang tuner Steve Saleen, the Saleen S7 debuted with performance figures that placed it in the upper echelon of street-legal supercars, boasting a 0 to 60 mph time of 3.3 seconds and a top speed of 220 mph.

●The Saleen S7 was developed as a homologation model for the S7-R racing car.

●The Saleen S7 was hand built in limited quantities at the Saleen factory in Irvine, CA. It is believed that fewer than 100 examples were produced across all trim levels.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners throughout its lifetime, most recently in the care of a California-based collector.

●The Underlying Asset was serviced by Saleen in 2007 when Saleen performed a tune-up and replaced or refurbished a number of parts including: the clutch assembly, windshield, and two brake discs, among others.

Notable Features

●The Underlying Asset is a naturally aspirated example finished in Silver over Grey Leather and was previously serviced by the Saleen factory.

●The Underlying Asset is a low-mileage example with 2,233 indicated miles on the odometer.

●The Underlying Asset retains its owner’s manual and two keys

Notable Defects

●The Underlying Asset has incomplete service and ownership history and is believed to be in need of a service.

●The Underlying Asset’s original interior shows wear commensurate with mileage.

●The Underlying Asset’s exterior paint shows minor blemishes consistent with limited road use throughout its lifetime.

●Besides the owner’s manual, the Underlying Asset is missing various accessory materials from the factory.

Details

Series Saleen S7
Year	2003
Production Total	<100 (exact figure unknown)
Mileage	2,233 miles
Engine	7.0L V8
Transmission	6 Speed Manual
Color EXT	Silver
Color INT	Grey Leather
Documentation	Some service records
Condition	Original
Books/manuals/tools	Owner’s manual
Restored	No
Paint	Original
Vin
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Saleen S7 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #11FG1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #11FG1 Asset Cost (1)	$525,000	92.11%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	0.88%
	Brokerage Fee	$5,700	1.00%
	Offering Expenses (2)	$4,275	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.44%
	Marketing Materials	$1,000	0.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$26,225	4.60%
	Total Fees and Expenses	$40,000	7.02%
	Total Proceeds	$570,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$525,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 599 GTO

Investment Overview

●Upon completion of the Series #11FG1 Offering, Series #11FG1 will purchase a 2011 Ferrari 599 GTO (at times described as the “599 GTO” throughout this Offering Circular) as the underlying asset for Series #11FG1 (the “Series Ferrari 599 GTO” or the “Underlying Asset” with respect to Series #11FG1, as applicable), the specifications of which are set forth below.

●Introduced in 2011 the Ferrari 599 GTO would be the first Ferrari in 24 years to wear the historically significant GTO nomenclature continuing the legacy of the 288 GTO of the 1980’s and 250 GTO of the 1960’s.

●Powered by a similar 6.0L V-12 that was used in the 599 GTB, Ferrari utilized parts from their 599XX race car to boost power up to 661BHP. The 599 GTO weighed 220 pounds lighter than its GTB sibling.

●Only 599 examples were built worldwide and approximately 125 were allocated for the US during its 2-year production cycle.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been regularly serviced and well maintained throughout its life.

●The Underlying Asset retains its original and matching number drivetrain.

Notable Features

●One of only 3 Ferraris in history to wear the GTO badge.

●Fastest Ferrari production car at the time of release.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Ferrari 599 GTO
Year	2011
Production Total	599
Engine	6.0L V-12
Transmission	6 Speed Dual Clutch Automatic
Documentation	Service records
Condition	No
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 599 GTO going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #06FG2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #06FG2 Asset Cost (1)	$360,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.77%
	Brokerage Fee	$3,900	1.00%
	Offering Expenses (2)	$2,925	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	0.64%
	Marketing Materials	$1,000	0.26%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$16,375	4.20%
	Total Fees and Expenses	$27,000	6.92%
	Total Proceeds	$390,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$360,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 2006 FORD GT HERITAGE

Investment Overview

•Upon completion of the Series #06FG2 Offering, Series #06FG2 will purchase a 2006 Ford GT Heritage (at times described as the “GT Heritage” throughout this Offering Circular) as the underlying asset for Series #06FG2 (the “Series 2006 Ford GT Heritage ” or the “Underlying Asset” with respect to Series #06FG2, as applicable), the specifications of which are set forth below.

•The Ford GT was the first two-seater supercar built by Ford since the legendary GT40 race car of the 1960’s.

•The Ford GT featured a 5.4L supercharged V8 engine with 550hp with a top speed of over 200mph.

•Ford produced only 343 Heritage Editions across the total production of 4,038 Ford GTs.

•Heritage editions were mechanically identical to non-heritage GT’s and had the same options. The Underlying Asset features all 4 of the available options which included, forged alloy wheels produced by BBS, Macintosh stereo, painted brake calipers, and painted racing stripes.

Asset Description

Ownership & Maintenance History

•The Underlying Asset is a two-owner example showing just 4,319 miles since new.

•The Underlying Asset has been regularly serviced and well maintained throughout its life.

•The Underlying Asset retains its original and matching number drivetrain.

Notable Features

•The Underlying Asset was originally specified with all four available options.

•The Underlying Asset is finished in the historic Blue and Orange Gulf Livery paying further homage to their dominant GT40 race cars of the 1960’s.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 2006 Ford GT Heritage
Year	2006
Production Total (Heritage Edition)	343
Mileage	4,319 miles
Engine	5.4L V8
Transmission	6 Speed Manual
Exterior Color	Heritage Livery
Interior Color	Black
Documentation	Service records, Carfax
Condition	Original
Books/manuals/tools	Yes, no tools
Restored	No
Paint	Original
Vin	1FAFP90SX6Y400885
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the 2006 Ford GT Heritage going forward.

USE OF PROCEEDS – Series #91JX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91JX1 Asset Cost (1)	$1,500,000	96.77%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$15,500	1.00%
	Offering Expenses (2)	$11,625	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$22,875	1.48%
	Total Fees and Expenses	$50,000	3.23%
	Total Proceeds	$1,550,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$1,500,000
Installment 2 Amount	$0
Acquisition Expenses	$0

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES JAGUAR XJR-15

Investment Overview

●Upon completion of the Series #91XJ1 Offering, Series #91XJ1 will purchase a 1991 Jaguar XJR-15 (at times described as the “XJR-15” throughout this Offering Circular) as the underlying asset for Series #91XJ1 (the “Series Jaguar XJR-15” or the “Underlying Asset” with respect to Series #91XJ1, as applicable), the specifications of which are set forth below.

●The XJR-15 was a roadgoing sports-prototype produced by Jaguar Sport, a newly formed entity created through the partnership of Tom Walkinshaw Racing (TWR) and Jaguar.

●The XJR-15 was based on the highly successful Jaguar XJR-9, also designed by TWR, which won the 1987 Daytona, 1988 Le Mans, and the 1988 World Sportscar Championship.

●The body of the XJR-15 was designed by British car designer, Peter Stevens.

●The Jaguar XJR-15 was the first car constructed entirely from carbon-fiber.

●At a cost of $980,000, the XJR-15 was the most expensive car in the world upon its debut in 1990

●Only 28 street-legal version of the XJR-15 were built; only 27 examples remain today.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has remained with its original owner in Japan since new.

●The Underlying Asset shows fewer than 100 original miles and has received recent service by XJR-15 experts based on the West Coast of the US.

Notable Features

●The Underlying Asset is only one of 28 ever built.

●The Underlying Asset has fewer than 100 miles and has had a single owner since new.

●The Underlying Asset exhibits original paint and interior.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Jaguar XJR-15
Year	1991
Production Total	28
Engine	6.0L V-12
Transmission	5-speed manual
Documentation	Service records, factory documentation, Jaguar Heritage
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar XJR-15 going forward.

USE OF PROCEEDS – Series #71DZ1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #71DZ1 Asset Cost (1)	$60,000	88.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	2.21%
	Brokerage Fee	$680	1.00%
	Offering Expenses (2)	$510	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.44%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	2.21%
	Marketing Materials	$800	1.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,710	3.99%
	Total Fees and Expenses	$6,500	9.56%
	Total Proceeds	$68,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Acquisition Expenses	$2,600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES-BENZ SLR MCLAREN

Investment Overview

•Upon completion of the Series #71DZ1 Offering, Series #71DZ1 will purchase a 1971 Datsun 240 Z (at times described as the “240Z” throughout this Offering Circular) as the underlying asset for Series #71DZ1 (the “Series Datsun 240Z” or the “Underlying Asset” with respect to Series #08MS1, as applicable), the specifications of which are set forth below.

•Beginning its design evolution in 1966 the 240Z was first released to public markets in fall of 1969. Worldwide markets would refer this model as the Fairlady Z however North American markets deemed it the 240Z alluding to the car’s engine displacement.

•Datsun’s Japanese headquarters set out to design a new segment of sports car that would offer the comfort of a grand tourer with driving characteristics of a sports car, they referred to this as a “Z-car”.

•The 240Z gained international notoriety due to Datsun’s ability to integrate complicated and expensive technologies of the time into an affordable package. These technologies included an overhead-cam engine, disc brakes, and independent McPherson strut suspension. Out pacing the more expensive Triumph TR6 and Porsche 911 T it made the 240Z a convincing buy.

•The 240Z had a 4-year long production cycle in which almost 170,000 models were produced.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain having benefited from a rotisserie restoration.

Notable Features

•Due to insufficient precautionary measures to prevent rust to the chassis and body many of 240z’s produced are no longer road worthy, #71DZ1 is rust free example affirmed by its bare metal rotisserie restoration.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Mercedes Datsun 240Z
Year	1971
Production Total	168,584
Engine	2.4L inline-six
Transmission	4-speed Automatic
Documentation	Service records
Books/manuals/tools	Yes
Restored	Yes
Paint	Re-painted
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Datsun 240Z going forward.

USE OF PROCEEDS – Series #74AM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #74AM1 Asset Cost (1)	$67,000	85.90%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.56%
	Brokerage Fee	$780	1.00%
	Offering Expenses (2)	$585	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.38%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.56%
	Marketing Materials	$800	1.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,535	5.81%
	Total Fees and Expenses	$9,000	11.54%
	Total Proceeds	$78,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$67,000
Installment 2 Amount	$0
Acquisition Expenses	$3,100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALFA ROMEO MONTREAL

Investment Overview

●Upon completion of the Series #74AM1 Offering, Series #74AM1 will purchase a 1974 Alfa Romeo Montreal (at times described as the “Montreal” throughout this Offering Circular) as the underlying asset for Series #74AM1 (the “Series Alfa Romeo Montreal” or the “Underlying Asset” with respect to Series #74AM1, as applicable), the specifications of which are set forth below.

●Designed by Marcello Gandini, creator of the Lamborghini Miura, the Alfa Romeo Montreal is one of only three postwar Alfa Romeo production cars powered by a V8 engine.

●The Montreal’s V8 engine is based on the four-cam V8 racing engine from the T33 Stradale.

●Priced at the top of the Alfa Romeo lineup, the Montreal had performance figures in-line with the similarly priced Porsche 911.

●The Series Alfa Romeo Montreal retains its original owner’s manual and tools.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain having benefited from a rotisserie restoration.

Notable Features

●Presented in its original specifications.

Notable Defects

●Wear and cosmetic defects commensurate with mileage and recent refurbishment.

●Exterior repaint (in original color).

Details

Series Alfa Romeo Montreal
Year	1974
Production Total	3,917
Engine	2.6L V8
Transmission	5 Speed Manual
Documentation	Owner’s manual
Condition	Original (repainted)
Books/manuals/tools	Yes
Restored	Restored
Paint	Repainted
Vin #
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Alfa Romeo Montreal going forward.

USE OF PROCEEDS – Series #74PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #74PN1 Asset Cost (1)	$72,000	87.80%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.44%
	Brokerage Fee	$820	1.00%
	Offering Expenses (2)	$615	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.37%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.44%
	Marketing Materials	$800	0.98%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,465	4.23%
	Total Fees and Expenses	$8,000	9.76%
	Total Proceeds	$82,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$72,000
Installment 2 Amount	$0
Acquisition Expenses	$3,100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1974 PORSCHE 911

Investment Overview

•Upon completion of the Series #74PN1 Offering, Series #74PN1 will purchase a 1974 Porsche 911 (at times described as the “911” throughout this Offering Circular) as the underlying asset for Series #74PN1(the “Series 1974 Porsche 911” or the “Underlying Asset” with respect to Series #74PN1, as applicable), the specifications of which are set forth below.

•Beginning with the 1974 model year Porsche introduced their new G series body style which integrated DOT required impact bumpers, a body style that would stay in production until 1989.

•Powered by a 2.7L flat six-cylinder engine, the 911 produced 150hp allowing it to accelerate to 60 MPH in 7.9 seconds.

•The 1974 Model year stands out amongst other 2.7L G-series 911’s as it was a year before the integration of thermal reactors and air pumps to help pass emissions regulations of the time that ultimately constrained power output. Similarly, the ’74 model year was the only to receive a smaller rear bumper, allowing for it to have slightly more power and less weight than its 2.7l successors.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain and is presented in its original specifications.

Notable Features

•Low mileage example.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1974 Porsche 911
Year	1974
Production Total (‘74)	4,014
Engine	2.7L Flat six
Transmission	5-speed Manual
Documentation	COA, Service records
Books/manuals/tools	Yes
Restored	Yes
Paint	Re-painted
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Porsche 1974 911 going forward.

USE OF PROCEEDS – Series #74AV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #74AV1 Asset Cost (1)	$45,000	81.82%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.64%
	Brokerage Fee	$550	1.00%
	Offering Expenses (2)	$500	0.91%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.55%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,200	2.18%
	Marketing Materials	$800	1.45%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,650	8.45%
	Total Fees and Expenses	$8,000	14.55%
	Total Proceeds	$55,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$45,000
Installment 2 Amount	$0
Acquisition Expenses	$2,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALFA ROMEO GTV 2000

Investment Overview

•Upon completion of the Series #74AV1 Offering, Series #74AV1 will purchase a 1974 Alfa Romeo GTV 2000 (at times described as the “GTV” or “Series 105” throughout this Offering Circular) as the underlying asset for Series #74AV1(the “Series Alfa Romeo GTV” or the “Underlying Asset” with respect to Series #74V1, as applicable), the specifications of which are set forth below.

•Debuted in 1963 at Italy’s Monza Autodromo, the first iteration of the GTV was named the series 105 referring to is shorted wheelbase.

•Designed by Giorgetto Giugiaro during his tenure at Bertone, The Series 105 would stay in production for 14 years receiving many mechanical updates throughout. Culminating in 1971 with integration of a new 1,926cc called the GTV 2000.

•While production continued until 1977 in Europe, US DOT bumper and emissions regulations forced Alfa to halt sales to the North American Market.

•Just over 26,000 GTV 2000’s were produced worldwide.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain and is presented in its original specifications.

Notable Features

•The GTV 2000 is the most powerful iteration of the Series 105.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Alfa Romeo GTV 2000
Year	1974
Production Total	26,133
Engine	1,926 cc inline 4 cyl.
Transmission	4-speed Manual
Documentation	Service records
Books/manuals/tools	Yes
Restored	Yes
Paint	Re-painted
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Alfa Romeo GTV 2000 going forward.

USE OF PROCEEDS – Series #93MR1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93MR1 Asset Cost (1)	$52,000	87.39%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.36%
	Brokerage Fee	$595	1.00%
	Offering Expenses (2)	$500	0.84%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.50%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	3.36%
	Marketing Materials	$800	1.34%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,305	2.19%
	Total Fees and Expenses	$5,500	9.24%
	Total Proceeds	$59,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$52,000
Installment 2 Amount	$0
Acquisition Expenses	$3,100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA RX-7

Investment Overview

•Upon completion of the Series #93MR1 Offering, Series #93MR1 will purchase a 1993 Mazda RX-7 (at times described as the “RX-7” or throughout this Offering Circular) as the underlying asset for Series #93MR1(the “Series Mazda RX-7” or the “Underlying Asset” with respect to Series #93MR1, as applicable), the specifications of which are set forth below.

•Released in 1978 the RX-7 would see 3 different body styles over its 24-year production cycle, the FB, FC, and FD.

•Designed by Yoichi Sato, the ground up redesigned FD body style was introduced in 1992. Weighing just under 1,300kg with a class leading low center of gravity the FD improved drastically on the driving dynamics of its predecessors.

•The FD received a brand new 1.3 liter 13B-REW twin-turbo rotary engine producing 252 HP. Notably the 13B-REW was the first ever mass-produced sequential twin turbo systems. This meant the engine used 2 different sized turbos in order to create a wider power band not achievable with matching sized turbos.

•Only 13,879 RX-7 FD’s were produced for the North American Market.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain and is presented in its original specifications.

Notable Features

•Low mile example.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Mazda RX-7
Year	1994
Production Total	13,879
Engine	1.3L Rotary
Transmission	5-speed Manual
Documentation	Service records
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Mazda RX-7 going forward.

USE OF PROCEEDS – Series #84PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #84PN1 Asset Cost (1)	$30,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	2.78%
	Brokerage Fee	$360	1.00%
	Offering Expenses (2)	$500	1.39%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.83%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	5.56%
	Marketing Materials	$600	1.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,240	3.44%
	Total Fees and Expenses	$5,000	13.89%
	Total Proceeds	$36,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$30,000
Installment 2 Amount	$0
Acquisition Expenses	$2,900

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 944

Investment Overview

•Upon completion of the Series #84PN1 Offering, Series #84PN1 will purchase a 1984 Porsche 944 (at times described as the “944” throughout this Offering Circular) as the underlying asset for Series #84PN1(the “Series Porsche 944” or the “Underlying Asset” with respect to Series #84PN1, as applicable), the specifications of which are set forth below.

•Beginning in 1976 Porsche made a dramatic departure from their normal rear engine configuration with the release of their first front engine car, the 924. They continued this theme with the 1978 928 and finally with the 944 released in 1983.

•Named Car and Drivers “best handling production car in America” the 944 featured a near perfect 50:50 front to rear weight distribution.

•While Porsche published modest top speed figures, independent testing blew through the claimed 130mph and achieved 157.9mph. The 944 is powered by a naturally aspirated, 2.5L slanted four cylinder producing 143hp for the US market.

Asset Description

Ownership & Maintenance History

●The Underlying Asset retains its original and matching number drivetrain and is presented in its original specifications.

Notable Features

•Low mileage example.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Porsche 944
Year	1984
Production Total (US Market)	56,921
Engine	2.4L inline 4 cyl.
Transmission	5-speed Manual
Documentation	COA, Service records
Books/manuals/tools	Yes
Restored	Yes
Paint	Re-painted
Engine	Original
Transmission	Original

Depreciation

The Company treats Automobile Assets as collectible and therefore will not depreciate or amortize the Series Porsche 944 going forward.

USE OF PROCEEDS – Series #91AX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91AX1 Asset Cost (1)	$135,000	91.22%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.35%
	Brokerage Fee	$0	0.00%
	Offering Expenses (2)	$1,110	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.20%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,200	0.81%
	Marketing Materials	$650	0.44%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,740	5.23%
	Total Fees and Expenses	$11,000	7.43%
	Total Proceeds	$148,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Down-payment Amount	$0
Installment 1 Amount	$135,000
Installment 2 Amount	$0
Acquisition Expenses	$2,150

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1991 ACURA NSX

Investment Overview

●Upon completion of the Series #91AX1 Offering, Series #91AX1 will purchase a 1991 Acura NSX-T (at times described as the “NSX” throughout this Offering Circular) as the underlying asset for Series #91AX1 (the “Series 1991 Acura NSX” or the “Underlying Asset” with respect to Series #91AX1, as applicable), the specifications of which are set forth below.

●The NSX is a two-seat mid-engine sports introduced in 1990 (1991 model year) which remains in production to this day.

●The NSX was branded as the “Acura NSX” for North American markets, and as the “Honda NSX” for RoW.

●The Series 1991 Acura NSX is a low-mileage example, having been in the custody of its current owner since new.

●The NSX, was the first production car to be built with an entirely aluminum monocoque chassis.

●Honda built more than 18,000 units of the first generation NSX (1990-2005) globally however only 3163 were sold to the US in the 1991 model year.

Asset Description

Ownership & Maintenance History

●Service history is documented.

Notable Features

●First year example.

●Limited mileage.

Notable Defects

●Vehicle is in in condition commensurate with its limited mileage and use.

Details

Series 1991 Acura NSX
Year	1991
Production Total	3163 (1991)
Engine	3.0 L V6
Transmission	5-speed manual
Documentation	Service, original books, CarFax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1991 Acura NSX going forward.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2017. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Manager’s ability to:

-continue to source high quality collectible Underlying Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray or blue in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in Automobile Assets to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Year Ended December 31, 2018

During the year from January 1, 2018 through December 31, 2018 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offerings, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the automobile assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets during the year ended December 31, 2018. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	2/7/2018	$102,395	$0	$0	$0	$0	0%	$1,821

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds

#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	2/15/2018	$172,500	$0	$0	$0	$0	0%	$8,414

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds

#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	4/12/2018	$127,176	$0	$0	$0	$0	0%	$6,061

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds

#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$120,000	$165,000	$120,000	$0	0%	$16,989

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase

#95BL1 / Series BMW M3 Lightweight	Upfront Purchase / 05/01/2018	7/12/2018	$112,500	$90,000	$22,500	$0	$0	0%	$3,686

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds

#89PS1 / Series Porsche 911 Speedster	Purchase Option Agreement / 06/21/2018	7/31/2018	$160,000	$0	$0	$61,000	$99,000	60%	$250

• Purchase Option Agreement to acquire Underlying Asset for $160,000 entered on 6/21/2018
• Consideration to Asset Seller paid $61,000 in cash (38% of consideration) and the remainder ($99,000) in Interests in the Series #89PS1 issued to the Asset Seller at the closing of the Offering
•$165,000 Offering closed on 7/31/2018 and payments made by the Manager and other obligations were paid through the proceeds to finalize the purchase

#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Option Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$10,375	$4,125	15%	$175

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $14,500 entered on 06/15/2018
• Consideration to Asset Seller paid $10,375 in cash (72% of consideration) and the remainder ($4,125) in Interests in the Series #90FM1 issued to the Asset Seller at the closing of the Offering
• $16,500 Offering closed on 07/31/2018 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$330,000	$0	0%	$2,520

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase

#98DV1 / Series Dodge Viper GTS-R	Upfront Purchase / 06/28/2018	10/10/2018	$120,000	$80,000	$40,000	$0	$0	0%	$3,257

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$192,500	$0	0%	$0

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds to finalize the purchase
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$170,000	$290,000	$0	$0	0%	$33,403

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds

#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$100,000	$0	$0	$0	0%	$2,181

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$62,100	$0	$0	$0	0%	$2,328

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$33,950	$0	$0	0%	$1,400

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds

#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$146,181	$0	$0	0%	$11,478

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$52,500	$0	$0	0%	$0

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$43,000	$0	$0	0%	$2,488

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#72MC1 / Series Mazda Cosmo Sport	Purchase Option Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$0	$0	40%	$0

• Purchase Option Agreement to acquire Underlying Asset for $115,000, entered on 11/05/2018
• Consideration to Asset Seller paid $65,200 in cash (57% of consideration) and the remainder ($49,800) in Interests in the Series #72MC1 issued to the Asset Seller at the closing of the Offering
• $124,500 Offering closed on 01/04/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$309,000	$0	$0	0%	$300

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$7,850	$0	$0	0%	$0

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Option Agreement / 08/01/2018	2/8/2019	$610,000	$0	$562,375	$0	$0	8%	$2,930

• Purchase Option Agreement to acquire Underlying Asset for $610,000, entered on 08/01/2018
• Consideration to Asset Seller paid $562,375 in cash (92% of consideration) and the remainder ($47,625) in Interests in the Series #80LC1 issued to the Asset Seller at the closing of the Offering
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$185,000	$0	$0	0%	$1,015

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$135,000	$0	$0	0%	$1,479

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$120,000	$0	$0	0%	$0

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$179,065	$0	$0	0%	$0

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$0	$0	$0	0%	$0

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$170,000	$0	$0	0%	$0

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

2003 Porsche 911 GT2	Purchase Option Agreement / 10/24/2018	Not Offered	$137,000	$0	$13,500	$0	$0	0%	$0

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$235,000	$0	$0	0%	$0

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$20,000	$0	$0	0%	$0

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$100,000	$0	$0	0%	$0

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$32,500	$0	$0	0%	$0

• Purchase agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $340,000 Offering closed on 09/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds

1990 Mercedes 190E 2.5-16 Evo II	Upfront Purchase / 11/02/2018	Not Offered	$251,992	$0	$251,992	$0	$0	0%	$0

• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
• $235,000 acquisition offer for 1990 Mercedes 190E 2.5-16 Evo II  accepted on 01/31/2020, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	Q2 2020 or Q3 2020	$285,000	$0	$285,000	$0	$0	0%	$0	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
Total for 2018	New Agreements: 28 Closings: 16		$4,892,788	$622,100	$3,399,413	$713,875	$103,125		$102,175
Cumu. Total since 2016	Total Agreements: 35 Closings: 17		$6,559,259	$1,081,071	$3,411,913	$713,875	$103,125		$108,573

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of December 31, 2018. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the year ended December 31, 2018.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts in the year ended December 31, 2018 i.e. if an Underlying Asset was purchased in a prior year end, but had a Closing in the year ended December 31, 2018, it would not contribute to the totals for the year ended December 31, 2018.

(1) If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

Year Ended December 31, 2019

During the year from January 1, 2019 through December 31, 2019 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offerings, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since the year ended December 31, 2019. The Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$0	$0	$0	$0	0%	$286

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase

#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Option Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$0	$0	15%	$286

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $14,500 entered on 06/15/2018
• Consideration to Asset Seller paid $10,375 in cash (72% of consideration) and the remainder ($4,125) in Interests in the Series #90FM1 issued to the Asset Seller at the closing of the Offering
• $16,500 Offering closed on 07/31/2018 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$0	$0	0%	$286

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds to finalize the purchase

#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$0	$0	0%	$286

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds to finalize the purchase
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$0	$0	$0	$0	0%	$286

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds

#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$0	$0	$0	$0	0%	$286

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$0	$0	$0	$0	0%	$286

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$0	$0	$0	0%	$287

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds

#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$0	$0	$0	0%	$918

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$0	$0	$0	0%	$287

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$0	$0	$0	0%	$286

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#72MC1 / Series Mazda Cosmo Sport	Purchase Option Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562

• Purchase Option Agreement to acquire Underlying Asset for $115,000, entered on 11/05/2018
• Consideration to Asset Seller paid $65,200 in cash (57% of consideration) and the remainder ($49,800) in Interests in the Series #72MC1 issued to the Asset Seller at the closing of the Offering
• $124,500 Offering closed on 01/04/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$0	$0	$0	0%	$286

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$70,650	$0	$0	0%	$1,786

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Option Agreement / 08/01/2018	2/8/2019	$610,000	$0	$0	$0	$47,625	8%	$282

• Purchase Option Agreement to acquire Underlying Asset for $610,000, entered on 08/01/2018
• Consideration to Asset Seller paid $562,375 in cash (92% of consideration) and the remainder ($47,625) in Interests in the Series #80LC1 issued to the Asset Seller at the closing of the Offering
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$0	$0	$0	0%	$286

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$0	$0	$0	0%	$286

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$0	$0	$0	0%	$586

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$0	$0	$0	0%	$4,237

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,403

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$0	$0	$0	0%	$286

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

#93FS1 / Series Ferrari 348TS SS	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$1,136

• Purchase option agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/22/2019 and final payment of $120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

2003 Porsche 911 GT2	Purchase Option Agreement / 10/24/2018	Not Offered	$137,000	$0	$123,500	$0	$0	0%	$287

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$0	$0	$0	0%	$738

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

#90MM1 / Series Mazda Miata	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$1,187

• Purchase option agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$55,000	$0	$0	0%	$1,997

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$61,875	$0	$0	0%	$905

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of $12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$470,000	$0	$0	0%	$2,736

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

#99SS1 / Series Shelby Series 1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds

#94FS1 / Series Ferrari 348 Spider	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$135,399	$0	$0	0%	$3,433

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$292,500	$0	$0	0%	$1,090

• Purchase agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $340,000 Offering closed on 09/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#92CC1 / Series Corvette ZR1	Purchase Option Agreement / 04/29/2019	10/2/2019	$45,000	$0	$45,000	$0	$0	0%	$1,188

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager
• $52,500 Offering closed on 10/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#89FT1 / Series Ferrari Testarossa	Purchase Option Agreement / 03/20/2019	10/11/2019	$172,500	$0	$172,500	$0	$0	0%	$3,036

• Purchase option agreement to acquire Underlying Asset for $172,500 entered on 3/20/2019
• Underlying Asset was acquired on 06/10/2019 with payment of $172,500 financed through a non-interest-bearing payment from the Manager
• $180,000 Offering closed on 10/11/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#80PN1 / Series 1980 Porsche 928	Upfront Purchase / 10/21/2019	11/6/2019	$45,750	$0	$45,750	$0	$0	0%	$1,638

• Acquired Underlying Asset for $45,750 on 10/21/2019 through a non-interest-bearing payment by the Manager
• $48,000 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#89FG2 / Series 1989 Ferrari 328 II	Upfront Purchase / 10/29/2019	11/14/2019	$118,500	$0	$118,500	$0	$0	0%	$1,762

• Acquired Underlying Asset for $118,500 on 10/29/2019 through a non-interest-bearing payment by the Manager
• $127,500 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceed

#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$275,000	$0	$0	0%	$2,986

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager
• $292,000 Offering closed on 12/08/2019 and payments made by the Manager and other Obligations were paid through the proceed

1990 Mercedes 190E 2.5-16 Evo II	Upfront Purchase / 11/02/2018	Not Offered	$251,992	$0	$0	$0	$0	0%	$10,773

• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
• $235,000 acquisition offer for 1990 Mercedes 190E 2.5-16 Evo II  accepted on 01/31/2020, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	Q2 2020 or Q3 2020	$285,000	$0	$0	$0	$0	0%	$1,364	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	Q2 2020 or Q3 2020	$330,000	$0	$330,000	$0	$0	0%	$0	• Acquired Underlying Asset for $330,000 on 12/22/2019 financed through a non-interest-bearing payment from the Manager
#72FG2 / Series 2 Ferrari 365 GTC/4	Purchase Agreement / 05/13/2019	Q2 2020 or Q3 2020	$275,000	$0	$275,000	$0	$0	0%	$1,541

• Purchase agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 and final payment of $247,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#95FF1 / Series Ferrari 355 Spider	Upfront Purchase / 11/20/2019	Q2 2020 or Q3 2020	$105,000	$0	$105,000	$0	$0	0%	$3,200	• Acquired Underlying Asset for $105,000 on 11/20/2019 financed through a non-interest-bearing payment from the Manager
Total for 2019	New Agreements: 13 Closings: 25		$1,842,599	$0	$2,940,249	$65,200	$97,425		$59,320

Cumu. Total since 2016	Total Agreements: 48 Closings: 42	$8,041,858	$1,081,071	$6,352,162	$779,075	$200,550	$167,893

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of December 31, 2019. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the year ended December 31, 2019.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts in the year ended December 31, 2019 i.e. if an Underlying Asset was purchased in a prior year end, but had a Closing in the year ended December 31, 2019, it would not contribute to the totals for the year ended December 31, 2019.

(1) If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since January 1, 2020 we have not entered into the agreements and had Closings.

The Company incurred the Acquisition Expenses, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since January 1, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$0	$0	$0	0%	$291

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of $12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$0	$0	$0	0%	$300

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager
• $292,000 Offering closed on 12/08/2019 and payments made by the Manager and other Obligations were paid through the proceed

#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	Q2 2020 or Q3 2020	$330,000	$0	$0	$0	$0	0%	$3,250	• Acquired Underlying Asset for $330,000 on 12/22/2019 financed through a non-interest-bearing payment from the Manager
#95FF1 / Series Ferrari 355 Spider	Upfront Purchase / 11/20/2019	Q2 2020 or Q3 2020	$105,000	$0	$0	$0	$0	0%	$838	• Acquired Underlying Asset for $105,000 on 11/20/2019 financed through a non-interest-bearing payment from the Manager
Total for 2020	New Agreements: 0 Closings: 0		$0	$0	$0	$0	$0		$4,860
Cumu. Total since 2016	Total Agreements: 48 Closings: 42		$8,401,858	$1,081,071	$6,352,162	$779,075	$200,550		$172,572

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the date of this filing. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those offerings closed since January 1, 2020.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts since January 1, 2020 i.e. if an Underlying Asset was purchased before January 1, 2020, but had a Closing after January 1, 2020, it would not contribute to the totals since January 1, 2020.

(1) If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

Operating Results for the year ended December 31, 2019 vs. 2018

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the year ended December 31, 2019, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) forty-eight Underlying Assets (excluding three assets sold in 2019) of which forty-two had closed Offerings vs. twenty-eight at December 31, 2018 of which seventeen had closed Offerings, an increase of twenty operated Underlying Assets and twenty-five closed Offerings respectively. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as of December 31, 2019. During the year ended December 31, 2019, the Company disposed of three Underlying Assets, two of which had completed initial offerings and one which was still owned by the Company at the time of sale. Additional information can be found in the Master Series Table.

Revenues

Revenues are generated at the Company or the Series level. As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until at least 2021.

Operating Expenses

The Company incurred $186,736 in operating expenses in the year ended December 31, 2019 vs. $46,465 in 2018, an increase of $140,271 or 302%, related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets. The increase was primarily driven by increased costs for additional storage, transportation, insurance and professional fees from the Company’s investment in new Underlying Assets. The number of Underlying Assets operated by the Company increased to 45 for the year ended December 31, 2019, excluding 3 Underlying Assets sold during the year vs. 15 in 2018, a net increase of 30 or 200%. Maintenance costs were not required during either the year ended December 31, 2019 or 2018.

Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests. However, post-closing operating expenses incurred and recorded by Series’ of the Company through the year from January 1, 2019 to December 31, 2019, the Manager has agreed to pay and not be reimbursed for certain but not all such expenses. These are accounted for as capital contributions by each respective Series.

Operating expenses for the Company including all of the Series by category for the year ended December 31, 2019 vs. 2018 are as follows:

Total Operating Expense
	12/31/2019	12/31/2018	Difference	Change
Storage	$74,124	$13,579	$60,545	446%
Transportation	39,049	7,720	31,329	406%
Insurance	27,343	13,832	13,511	98%
Professional Fee	36,060	7,623	28,437	373%
Marketing Expense	10,160	3,711	6,449	174%
Total Operating Expense	$186,736	$46,465	$140,271	302%

During the year ended December 31, 2018 and the year December 31, 2019, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$4,300	$3,707
Series #69BM1	1969 Boss 302 Mustang	4,471	3,473
Series #85FT1	1985 Ferrari Testarossa	5,806	4,173
Series #88LJ1	1988 Lamborghini Jalpa	6,352	2,868
Series #55PS1	1955 Porsche Speedster	5,763	3,680
Series #95BL1	1995 BMW M3 Lightweight	4,421	1,768
Series #89PS1	1989 Porsche 911 Speedster	4,358	790
Series #90FM1	1990 Ford Mustang 7Up Edition	4,032	1,176
Series #83FB1	1983 Ferrari 512 BBi	5,264	1,831
Series #98DV1	1998 Dodge Viper GTS-R	4,457	799
Series #06FS1	2006 Ferrari F430 Spider	1,266	879
Series #93XJ1	1993 Jaguar XJ220	2,904	540
Series #02AX1	2002 Acura NSX-T	3,876	403
Series #99LE1	1999 Lotus Esprit Sport 350	4,235	215
Series #91MV1	1991 Mitsubishi 3000VT GR4	4,120	183
Series #92LD1	1992 Lancia Delta Martini 5 Evo	5,237	23
Series #94DV1	1994 Dodge Viper RT/10	4,281	79
Series #00FM1	2000 Ford Mustang Cobra R	1,057	-
Series #72MC1	1972 Mazda Cosmo Sport	4,284	-
Series #06FG1	2006 Ford GT	4,964	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	3,557	-
Series #80LC1	1980 Lamborghini Countach Turbo	4,217	-
Series #02BZ1	2002 BMW Z8	4,714	-
Series #88BM1	1988 BMW E30 M3	3,821	-
Series #63CC1	1963 Chevrolet Corvette Split Window	3,657	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3,669	-
Series #75RA1	1975 Renault Alpine A110 1300	3,413	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,385	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	1,530	-
Series #90MM1	1990 Mazda Miata	1,183	-
Series #61JE1	1961 Jaguar E-Type	3,048	-
Series #88PT1	1988 Porsche 944 Turbo S	1,322	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,697	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	2,597	-
Series #99SS1	1999 Shelby Series 1	1,612	-
Series #94FS1	1994 Ferrari 348 Spider	870	-
Series #61MG1	1961 Maserati 3500GT	1,676	-
Series #92CC1	1992 Chevrolet Corvette ZR1	643	-
Series #89FT1	1989 Ferrari Testarossa	1,922	-
Series #80PN1	1980 Porsche 928	487	-
Series #89FG2	1989 Ferrari 328 GTS	461	-
Series #88LL1	1988 Lamborghini LM002	1,378	-
RSE Collection		49,429	19,878
Total Operating Expenses		$186,736	$46,465

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as of December 31, 2019, the Manager has elected to pay for certain but not all of the operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Series.

Interest and Purchase Option Expenses and Financing/Banking Fees

Interest expenses related to the loans made to the Company by officers of the Manager and third-party lenders during the year ended December 31, 2019 totaled $0 vs. $10,745 during the 2018 year, a decrease of $10,745 or 100%.  This decrease is due to the decrease in borrowings used to purchase Underlying Assets, rather the majority of the Company’s asset acquisitions were through purchase option agreements or non-interest-bearing payments from the Manager, as well as a line of credit of the Manager as detailed below.

These interest expenses for the year ended December 31, 2018 have been incurred and accrued by the Company and in the case of cash interest, paid by the Manager, and were repaid through the proceeds raised through the Closing of the respective Offerings. The Company incurred $411 of wire transfer and other banking related fees during the year ended December 31, 2019 vs $0 in 2018.

Interest Expense Incurred by Company prior to Series Closing
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #69BM1	1969 Boss 302 Mustang	$-	$70
Series #85FT1	1985 Ferrari Testarossa	-	1,807
Series #88LJ1	1988 Lamborghini Jalpa	-	227
Series #55PS1	1955 Porsche Speedster	-	655
Series #95BL1	1995 BMW M3 Lightweight	-	5,103
Series #98DV1	1998 Dodge Viper GTS-R	-	1,645
Series #06FS1	2006 Ferrari F430 Spider	-	513
Series #02AX1	2002 Acura NSX-T	-	482
Series #99LE1	1999 Lotus Esprit Sport 350	-	243
Other		411	-
Total		$411	$10,745

Note: Table only includes Series for which the acquisition of the Underlying Asset was made through interest paying loans.

Note: Other includes wire transfer fees and other banking related fees.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the year ended December 31, 2019. Purchase option expense related to the purchase option agreement the Company has entered into, with regards to Series #55PS1 asset, totaled $7,444 for the year ended December 31, 2018.

As detailed further in “Note D - Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Manager together with the Company and an affiliate of the Manager, entered into a $1.5 million line of credit (the “Line of Credit” or “LoC”) with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of assets using the LoC, with the assets as collateral. On December 20, 2019, the LoC was replaced with a $2.25 million demand note (the “Demand Note” or “DM”) with Upper90. The DM allows the Manager to make purchases of assets for the Company and the affiliate of the Manager using the DM. At December 31, 2019, $1.56 million had been drawn on the DM and $7,800 in interest accrued by the Manager.

Asset Acquisitions, Purchase Options and Asset Sales

Details on the Automobile Assets acquired or for which we entered into purchase option agreements or purchase agreements during the years ended December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019, as listed in the Master Series Table and summarized in the table below. We typically acquire Automobile Assets through the following methods.

-Upfront purchase - acquired the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Manager.

-Purchase option agreement - enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement - enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives unsolicited take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. During the year ended December 31, 2019 two Underlying Assets, 2006 Ferrari F430 Spider “Manual” and 2000 Ford Mustang Cobra R owned by Series #06FS1 and Series #00FM1 respectively were sold and the Investors in such Series’ received their pro-rata share of the payments received. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled. For all Series which Underlying Assets are sold, the related Series is subsequently dissolved.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2016-2017	0	$0	4	$471,471	3	$1,195,000	0	$0	7	$1,666,471
2018	0	$0	14	$1,993,788	8	$1,360,000	6	$1,539,000	28	$4,892,788
2019	(3)	($372,500)	5	$725,825	7	$717,375	2	$410,399	11	$1,481,099
Cumulative Total:	(3)	($372,500)	23	$3,191,084	18	$3,272,375	8	$1,949,399	46	$8,040,358

Note: Table represents agreements signed within the respective years and value of Underlying Assets represented by the agreements.

See “Note C - Related Party Transactions”, “Note D -Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of December 31, 2019, vs. December 31, 2018, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$2,780	$ 2,780
Series #69BM1	1969 Boss 302 Mustang	4,149	4,149
Series #55PS1	1955 Porsche Speedster	2,214	2,500
Series #95BL1	1995 BMW M3 Lightweight	1,000	1,000
Series #89PS1	1989 Porsche 911 Speedster	1,271	1,271
Series #90FM1	1990 Ford Mustang 7Up Edition	485	771
Series #83FB1	1983 Ferrari 512 BBi	2,485	2,771
Series #98DV1	1998 Dodge Viper GTS-R	2,500	2,500
Series #06FS1	2006 Ferrari F430 Spider	9,152	2,771
Series #93XJ1	1993 Jaguar XJ220	1,485	1,771
Series #02AX1	2002 Acura NSX-T	1,985	2,271
Series #99LE1	1999 Lotus Esprit Sport 350	1,985	2,271
Series #91MV1	1991 Mitsubishi 3000VT GR4	984	1,271
Series #92LD1	1992 Lancia Delta Martini 5 Evo	1,853	2,771
Series #94DV1	1994 Dodge Viper RT/10	1,984	2,271
Series #00FM1	2000 Ford Mustang Cobra R	3,760	-
Series #72MC1	1972 Mazda Cosmo Sport	4,989	-
Series #06FG1	2006 Ford GT	2,500	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	2,000	-
Series #80LC1	1980 Lamborghini Countach Turbo	3,504	-
Series #02BZ1	2002 BMW Z8	3,000	-
Series #88BM1	1988 BMW E30 M3	2,000	-
Series #63CC1	1963 Chevrolet Corvette Split Window	1,999	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	1,999	-
Series #75RA1	1975 Renault Alpine A110 1300	2,649	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	3,050	-
Series #90MM1	1990 Mazda Miata	1,799	-
Series #61JE1	1961 Jaguar E-Type	2,898	-
Series #88PT1	1988 Porsche 944 Turbo S	4,439	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,300	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	-
Series #99SS1	1999 Shelby Series 1	3,064	-
Series #94FS1	1994 Ferrari 348 Spider	2,962	-
Series #61MG1	1961 Maserati 3500GT	4,197	-
Series #92CC1	1992 Chevrolet Corvette ZR1	2,412	-
Series #89FT1	1989 Ferrari Testarossa	1,714	-
Series #80PN1	1980 Porsche 928	3,662	-
Series #89FG2	1989 Ferrari 328 GTS	3,288	-
Series #88LL1	1988 Lamborghini LM002	5,789	-
Total Series Cash Balance		$114,536	$ 33,139
RSE Collection		-	23,648
Total Cash Balance		$114,536	$ 56,787

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

On April 30, 2019, the Manager and the Company, including an affiliate of the Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Manager and the Company cancelled the LoC and the Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Manger and the Company, including an affiliate of the Manager, entered into the DM with Upper90. The DM allows the Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. The Manager expects to replace the DM with permanent financing from Upper90 with similar terms as the DM during the second quarter of 2020. At December 31, 2019, there were $1.56 million outstanding, per the table below, under the DM plus accrued interest of $7,800. Of the total $1.56 million in borrowings, $995,000 were related to Underlying Assets of the Company, the remainder related to Underlying Assets of the affiliate of the Manager.

The table below shows the borrowing base at December 31, 2019.

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$ 285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$ 1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of the Company, the remainder are Series of an affiliate of the Manager.

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Trend Information

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2016 - 2017	3	1	2
2018	17	16	11
2019	22	25	42

Note: data represents number Offerings for Series Interests of each state of Offering process in the given year.

Asset Disposals

The Company has sold the following Underlying Assets:

# of Underlying Assets Sold
2016 - 2017	0
2018	0
2019	3

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table above as well as additional Offerings in the remainder of 2020. The Company also plans to launch approximately 50 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of assets acquired and managed by the Company through Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Manager’s showroom in New York and the launch of the Asset Manger’s online merchandise shopping experience, but no revenues directly attributable to the Company or any Series have been generated by such programs. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year, as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which Offerings are expected to close in fiscal year 2020.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Markets, Inc., a Delaware corporation incorporated in 2016. RSE Markets also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of December 31, 2019 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,781	$69,400	$1,049	$0	$1,028	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$4,691	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$9,242	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$6,332	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$17,989	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$3,686	($444)	$118,500	$59.25	2,000
#89PS1 (1)	$1,000	$160,000	$470	$1,238	$521	$1,771	$165,000	$82.50	2,000
#90FM1 (1)	$500	$14,500	$90	$500	$446	$464	$16,500	$8.25	2,000
#83FB1	$2,500	$330,000	$2,522	$2,625	$3,191	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$3,257	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,500	$460,000	$3,487	$3,713	$33,674	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,000	$100,000	$793	$810	$2,452	$1,944	$108,000	$54.00	2,000
#99LE1	$2,000	$62,100	$510	$521	$2,599	$1,770	$69,500	$34.75	2,000
#91MV1	$1,000	$33,950	$279	$500	$1,671	$600	$38,000	$19.00	2,000
#92LD1	$2,500	$146,181	$1,114	$1,238	$11,749	$2,219	$165,000	$55.00	3,000
#94DV1	$2,000	$52,500	$388	$500	$271	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,000	$115,000	$542	$934	$551	$2,474	$124,500	$62.25	2,000
#06FG1	$2,500	$309,000	$2,316	$2,400	$586	$3,198	$320,000	$64.00	5,000
#11BM1	$3,000	$78,500	$567	$630	$786	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,500	$610,000	$4,305	$4,763	$3,216	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,601	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,765	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$586	$1,553	$126,000	$63.00	2,000
#76PT1	$2,000	$179,065	$1,382	$1,424	$3,736	$1,793	$189,900	$63.30	3,000
#75RA1	$2,750	$75,000	$586	$630	$1,302	$3,732	$84,000	$28.00	3,000
#65AG1	$3,000	$170,000	$1,272	$1,339	$986	$1,903	$178,500	$89.25	2,000
#93FS1	$2,500	$130,000	$1,011	$1,031	$1,686	$1,272	$137,500	$68.75	2,000
#61JE1	$2,500	$235,000	$1,661	$1,845	$1,136	$3,858	$246,000	$82.00	3,000
#90MM1	$1,500	$22,000	$196	$500	$1,486	$918	$26,600	$5.32	5,000
#65FM1	$2,500	$75,000	$619	$619	$1,797	$1,966	$82,500	$41.25	2,000
#88PT1	$1,750	$61,875	$495	$500	$3,594	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,500	$570,000	$4,481	$4,481	$2,786	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$3,640	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,145	$669	$145,000	$72.50	2,000
#61MG1	$4,197	$325,000	$2,550	$2,550	$1,090	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$288	$2,875	$52,500	$26.25	2,000

#89FT1	$1,714	$172,500	$1,800	$1,350	$3,036	($400)	$180,000	$45.00	4,000
#80PN1	$5,300	$45,750	$480	$500	$0	($4,030)	$48,000	$9.60	5,000
#89FG2	$3,575	$118,500	$1,275	$956	$1,475	$1,719	$127,500	$75.00	1,700
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,700	$3,115	$292,000	$146.00	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through the date of this filing.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

The Plan of Distribution table below represents Offerings with no Closing as of December 31, 2019 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#82AV1	$2,500	$285,000	$2,187	$2,231	$1,671	$3,911	$297,500	$148.75	2,000
#03SS1	$5,000	$330,000	$3,750	$2,813	$3,800	$29,638	$375,000	$125.00	3,000
#72FG2	$5,000	$275,000	$2,950	$2,213	$3,800	$6,038	$295,000	$98.33	3,000
#95FF1	$5,000	$105,000	$1,200	$900	$3,400	$4,500	$120,000	$60.00	2,000
#72FG1 (2)	$1,000	$310,000	$2,536	$2,588	$1,521	$27,356	$345,000	$63.00	5,476
#82AB1 (2)	$2,000	$110,000	$950	$969	$2,471	$13,110	$129,500	$58.86	2,200
#99FG1 (2)	$2,000	$134,500	$1,071	$1,093	$1,271	$5,815	$145,750	$66.25	2,200
#12MM1 (2)	$1,000	$115,000	$919	$938	$1,350	$5,794	$125,000	$62.50	2,000
#91DP1 (2)	$1,000	$375,000	$2,236	$2,981	$921	$15,362	$397,500	$79.50	5,000
#89FG1 (2)	$2,000	$95,000	$1,050	$788	$1,800	$9,363	$110,000	$27.50	4,000
#66AV1 (2)	$3,000	$450,000	$4,850	$3,638	$2,100	$21,413	$485,000	$161.67	3,000
#55MG1 (2)	$8,000	$1,200,000	$12,500	$9,375	$3,800	$16,325	$1,250,000	$1,250.00	1,000
#65PT1 (2)	$5,000	$115,000	$1,350	$1,013	$3,800	$8,838	$135,000	$67.50	2,000
#73FD1 (2)	$4,000	$260,000	$2,850	$2,138	$2,800	$13,213	$285,000	$142.50	2,000
#76FG1 (2)	$5,000	$170,000	$1,850	$1,388	$3,630	$3,133	$185,000	$37.00	5,000
#89NG1 (2)	$4,500	$67,500	$800	$600	$2,700	$3,900	$80,000	$26.67	3,000
#90FF1 (2)	$10,000	$1,125,000	$12,300	$9,225	$8,300	$65,175	$1,230,000	$410.00	3,000
#95BE1 (2)	$12,000	$755,000	$8,500	$6,375	$18,600	$49,525	$850,000	$170.00	5,000
#99LD1 (2)	$2,000	$320,000	$3,450	$2,588	$3,100	$13,863	$345,000	$172.50	2,000
#67FG1 (2)	$5,000	$575,000	$6,250	$4,688	$3,800	$30,263	$625,000	$208.33	3,000
#67CC1 (2)	$2,000	$180,000	$2,000	$1,500	$3,300	$11,200	$200,000	$100.00	2,000
#64AD1 (2)	$4,000	$900,000	$9,450	$7,088	$3,300	$21,163	$945,000	$189.00	5,000
#95FM1 (2)	$6,000	$415,000	$4,600	$3,450	$3,800	$27,150	$460,000	$230.00	2,000

#91GS1 (2)	$2,000	$33,000	$326	$500	$1,971	$5,653	$43,450	$7.90	5,500
#87FF1 (2)	$2,500	$110,000	$974	$974	$2,750	$12,603	$129,800	$129.80	1,000
#67FS1 (2)	$5,000	$165,000	$1,950	$1,463	$3,800	$17,788	$195,000	$48.75	4,000
#72PT1 (2)	$2,000	$205,000	$2,200	$1,650	$3,300	$5,850	$220,000	$110.00	2,000
#08TR1 (2)	$7,000	$70,000	$1,000	$750	$3,300	$17,950	$100,000	$20.00	5,000
#63PT1 (2)	$2,000	$120,000	$1,400	$1,050	$3,300	$12,250	$140,000	$70.00	2,000
#61JC1 (2)	$2,000	$175,000	$1,950	$1,463	$3,300	$11,288	$195,000	$65.00	3,000
#55MS1 (2)	$2,000	$180,000	$1,950	$1,463	$3,300	$6,288	$195,000	$97.50	2,000
#67MS1 (2)	$5,000	$135,000	$1,600	$1,200	$4,300	$12,900	$160,000	$80.00	2,000
#94BE1 (2)	$10,000	$925,000	$10,000	$7,500	$8,800	$38,700	$1,000,000	$200.00	5,000
#99FF1 (2)	$3,000	$110,000	$1,250	$938	$3,050	$6,763	$125,000	$62.50	2,000
#79PT1 (2)	$2,000	$140,000	$1,495	$1,121	$3,050	$7,334	$155,000	$77.50	2,000
#69PN1 (2)	$3,000	$77,500	$950	$713	$3,050	$9,788	$95,000	$19.00	5,000
#68CC1 (2)	$3,000	$115,000	$1,250	$938	$3,050	$11,763	$135,000	$67.50	2,000
#90FT1 (2)	$2,000	$70,000	$825	$619	$3,800	$5,256	$82,500	$41.25	2,000
#78MM1 (2)	$3,000	$84,000	$975	$731	$3,800	$4,994	$97,500	$97.50	1,000
#81DD1 (2)	$2,000	$60,000	$675	$506	$3,800	$5,019	$72,000	$24.00	3,000
#98AX1 (2)	$2,000	$95,000	$1,050	$788	$3,800	$7,363	$110,000	$110.00	1,000
#08MS1 (2)	$3,000	$300,000	$3,200	$2,400	$3,800	$7,600	$320,000	$106.67	3,000
#11FG1 (2)	$5,000	$525,000	$5,700	$4,275	$3,800	$26,225	$570,000	$142.50	4,000
#06FG2 (2)	$3,000	$360,000	$3,900	$2,925	$3,800	$16,375	$390,000	$97.50	4,000
#91JX1 (2)	$0	$1,500,000	$15,500	$11,625	$0	$22,875	$1,550,000	$310.00	5,000
#71DZ1 (2)	$1,500	$60,000	$680	$510	$2,600	$2,710	$68,000	$17.00	4,000
#74AM1 (2)	$2,000	$67,000	$780	$585	$3,100	$4,535	$78,000	$15.60	5,000
#74PN1 (2)	$2,000	$72,000	$820	$615	$3,100	$3,465	$82,000	$20.50	4,000
#74AV1 (2)	$2,000	$45,000	$550	$500	$2,300	$4,650	$55,000	$27.50	2,000
#93MR1 (2)	$2,000	$52,000	$595	$500	$3,100	$1,305	$59,500	$29.75	2,000
#84PN1 (2)	$1,000	$30,000	$360	$500	$2,900	$1,240	$36,000	$9.00	4,000
#91AX1 (2)	$2,000	$135,000	$0	$1,110	$2,150	$7,740	$148,000	$37.00	4,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through the date of this filing. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to Legal Counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated June 11, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A Offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated March 2, 2018 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The Escrow Agent who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to 1.00% of the gross proceeds of each Offering (the “Brokerage Fee”), except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1, and Series#82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000. The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Automobile Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Automotive Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Automobile Assets through a seamless investment experience on the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Automobile Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Automobile Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Automobile Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Automobile Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information)  on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Automobile Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through the “Membership Experience Programs” such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Automobile Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality Automotive Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Automobile Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Automobile Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Automobile Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Automobile Assets, developing in the industry, which will result in additional competition for Automobile Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for Automobile Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that the Indemnified Parties won’t be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

In the case where, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market, an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Liquidity Platform (see “Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the Underlying Asset. Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of Facilitation”)through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: Under the Company’s documentation, there is a lock-up period of no less than 90 days after the Closing of the initial Offering for the Interests of any Series. No Interests may be transferred before the expiration of the lock-up period. Upon expiration of the lock-up period, a Trading Window may open for a particular Series of Interests approximately once every 30 to 90 days. The time period between each successive Trading Window for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the number of Series of Interests whose lock-up period has expired since the prior Trading Window for that particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests,  the size of the particular Series of Interests, and the number of discrete different holders of the particular Series of Interests.  As the number of initial Offerings increase and the lock-ups for each Series of Interests expire, the period of time between successive Trading Windows for a particular Series of Interests may expand. The duration of the Trading Window is generally from 9:30a.m. EST to 4:00p.m. EST and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration. The Master Series Table reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests whose lock-up period has expired and for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the hours of the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Overview”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Liquidity Platform (see “Liquidity Platform” above for additional information) are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Rally Rd™ Platform.

Facilities

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Company’s Advisory Board. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has fifteen full-time employees and three part-time contractors. The Company does not have any employees

Government Regulation

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is RSE Markets, Inc., a Delaware corporation formed on April 28, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  The Asset Manager has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of the Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Asset Manager. The Asset Manager is also Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	39	Chief Executive Officer, Director	05/2016
Robert A. Petrozzo	37	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	40	Chief Financial Officer	08/2016
Vincent DiDonato	42	Chief Technology Officer	10/2019
Greg Bettinelli	47	Director	07/2018
Joshua Silberstein	44	Director	10/2016
Arun Sundararajan	48	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Chief Executive Officer

Chris is co-founder of the Company’s Manager and has been its CEO since the Company’s Managers inception. He is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is co-founder of the Company’s Manager and has been its Chief Product Officer since the Company’s Managers inception. He is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. In his most recent role, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max is co-founder of the Company’s Manager and has been its Chief Financial Officer since the Company’s Managers inception. He previously spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent has been the Chief Technology Officer of the Asset Manager since December 2019, after joining the Asset Manager in May 2019. He brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with more than 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager.  It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will assist with, and make recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently partner and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of December 31, 2019, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2016	RSE Markets, Inc.	Manager	$0	$0	$0
2017	RSE Markets, Inc.	Manager	$3,443	$0	$3,443
2018	RSE Markets, Inc.	Manager	$26,423	$0	$26,423
2019	RSE Markets, Inc.	Manager	$62,164	$0	$62,164

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2020.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of December 31, 2019, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Issued to Asset Seller (3)
Interest - Series #77LE1 (4)	4/13/2017	2,000	201 / 10%	$77,700	0 / 0%
Interest - Series #69BM1	2/7/2018	2,000	217 / 11%	$115,000	0 / 0%
Interest - Series #85FT1	2/15/2018	2,000	210 / 11%	$165,000	0 / 0%
Interest - Series #88LJ1	4/12/2018	2,000	214 / 11%	$135,000	0 / 0%
Interest - Series #55PS1	6/6/2018	2,000	478 / 24%	$425,000	0 / 0%
Interest - Series #95BL1	7/12/2018	2,000	53 / 3%	$118,500	0 / 0%
Interest - Series #89PS1	7/31/2018	2,000	40 / 2%	$165,000	1200 / 60%
Interest - Series #90FM1	7/31/2018	2,000	50 / 3%	$16,500	300 / 15%
Interest - Series #83FB1	9/5/2018	5,000	207 / 4%	$350,000	0 / 0%
Interest - Series #98DV1	10/10/2018	2,000	51 / 3%	$130,000	0 / 0%
Interest - Series #93XJ1	11/6/2018	5,000	317 / 6%	$495,000	0 / 0%
Interest - Series #02AX1	11/30/2018	2,000	61 / 3%	$108,000	0 / 0%
Interest - Series #99LE1	12/4/2018	2,000	58 / 3%	$69,500	0 / 0%
Interest - Series #91MV1	12/7/2018	2,000	41 / 2%	$38,000	0 / 0%
Interest - Series #92LD1	12/26/2018	3,000	1576 / 53%	$165,000	0 / 0%
Interest - Series #94DV1	12/26/2018	2,000	493 / 25%	$57,500	0 / 0%
Interest - Series #72MC1	1/4/2019	2,000	50 / 3%	$124,500	675 / 34%
Interest - Series #06FG1	1/8/2019	5,000	194 / 4%	$320,000	0 / 0%
Interest - Series #11BM1	1/25/2019	2,000	855 / 43%	$84,000	0 / 0%
Interest - Series #80LC1	2/8/2019	5,000	116 / 2%	$635,000	259 / 5%
Interest - Series #02BZ1	2/8/2019	3,000	1235 / 41%	$195,000	0 / 0%
Interest - Series #88BM1	2/25/2019	3,000	1321 / 44%	$141,000	0 / 0%
Interest - Series #63CC1	3/18/2019	2,000	63 / 3%	$126,000	0 / 0%
Interest - Series #76PT1	3/22/2019	3,000	94 / 3%	$189,900	0 / 0%
Interest - Series #75RA1	4/9/2019	3,000	210 / 7%	$84,000	0 / 0%
Interest - Series #65AG1	4/16/2019	2,000	117 / 6%	$178,500	0 / 0%
Interest - Series #93FS1	4/22/2019	2,000	43 / 2%	$137,500	0 / 0%
Interest - Series #61JE1	4/26/2019	3,000	553 / 18%	$246,000	0 / 0%
Interest - Series #90MM1	4/26/2019	5,000	100 / 2%	$26,600	0 / 0%
Interest - Series #65FM1	7/18/2019	2,000	44 / 2%	$82,500	0 / 0%
Interest - Series #88PT1	7/18/2019	2,200	64 / 3%	$66,000	0 / 0%
Interest - Series #94LD1	8/6/2019	5,000	372 / 7%	$597,500	0 / 0%
Interest - Series #99SS1	9/11/2019	1,000	50 / 5%	$137,500	0 / 0%

Interest - Series #94FS1	9/17/2019	2,000	100 / 5%	$145,000	0 / 0%
Interest - Series #61MG1	9/30/2019	5,000	787 / 16%	$340,000	0 / 0%
Interest - Series #92CC1	10/2/2019	2,000	40 / 2%	$52,500	0 / 0%
Interest - Series #89FT1	10/11/2019	4,000	400 / 10%	$180,000	0 / 0%
Interest - Series #80PN1	11/6/2019	5,000	250 / 5%	$48,000	0 / 0%
Interest - Series #89FG2	11/14/2019	1,700	69 / 4%	$127,500	0 / 0%
Interest - Series #88LL1	12/8/2019	2,000	528 / 26%	$292,000	0 / 0%
Interest - Series #82AV1	Q2 2020 or Q3 2020	1	1 / 100%	$297,500	0 / 0%
Interest - Series #03SS1	Q2 2020 or Q3 2020	1	1 / 100%	$375,000	0 / 0%
Interest - Series #72FG2	Q2 2020 or Q3 2020	1	1 / 100%	$295,000	0 / 0%
Interest - Series #95FF1	Q2 2020 or Q3 2020	1	1 / 100%	$120,000	0 / 0%
Interest - Series #72FG1	Q2 2020 or Q3 2020	1	1 / 100%	$345,000	0 / 0%
Interest - Series #82AB1	Q2 2020 or Q3 2020	1	1 / 100%	$129,500	0 / 0%
Interest - Series #99FG1	Q2 2020 or Q3 2020	1	1 / 100%	$145,750	0 / 0%
Interest - Series #12MM1	Q2 2020 or Q3 2020	1	1 / 100%	$125,000	0 / 0%
Interest - Series #91DP1	Q2 2020 or Q3 2020	1	1 / 100%	$397,500	0 / 0%
Interest - Series #89FG1	Q2 2020 or Q3 2020	1	1 / 100%	$110,000	0 / 0%
Interest - Series #66AV1	Q2 2020 or Q3 2020	1	1 / 100%	$485,000	0 / 0%
Interest - Series #55MG1	Q2 2020 or Q3 2020	1	1 / 100%	$1,250,000	0 / 0%
Interest - Series #65PT1	Q2 2020 or Q3 2020	1	1 / 100%	$135,000	0 / 0%
Interest - Series #73FD1	Q2 2020 or Q3 2020	1	1 / 100%	$285,000	0 / 0%
Interest - Series #76FG1	Q2 2020 or Q3 2020	1	1 / 100%	$185,000	0 / 0%
Interest - Series #89NG1	Q2 2020 or Q3 2020	1	1 / 100%	$80,000	0 / 0%
Interest - Series #90FF1	Q2 2020 or Q3 2020	1	1 / 100%	$1,230,000	0 / 0%
Interest - Series #95BE1	Q2 2020 or Q3 2020	1	1 / 100%	$850,000	0 / 0%
Interest - Series #99LD1	Q2 2020 or Q3 2020	1	1 / 100%	$345,000	0 / 0%
Interest - Series #67FG1	Q2 2020 or Q3 2020	1	1 / 100%	$625,000	0 / 0%
Interest - Series #67CC1	Q2 2020 or Q3 2020	1	1 / 100%	$200,000	0 / 0%
Interest - Series #64AD1	Q2 2020 or Q3 2020	1	1 / 100%	$945,000	0 / 0%
Interest - Series #95FM1	Q2 2020 or Q3 2020	1	1 / 100%	$460,000	0 / 0%
Interest - Series #91GS1	Q2 2020 or Q3 2020	1	1 / 100%	$43,450	0 / 0%
Interest - Series #87FF1	Q2 2020 or Q3 2020	1	1 / 100%	$129,800	0 / 0%
Interest - Series #67FS1	Q2 2020 or Q3 2020	1	1 / 100%	$195,000	0 / 0%
Interest - Series #72PT1	Q2 2020 or Q3 2020	1	1 / 100%	$220,000	0 / 0%
Interest - Series #08TR1	Q2 2020 or Q3 2020	1	1 / 100%	$100,000	0 / 0%
Interest - Series #63PT1	Q2 2020 or Q3 2020	1	1 / 100%	$140,000	0 / 0%
Interest - Series #61JC1	Q2 2020 or Q3 2020	1	1 / 100%	$195,000	0 / 0%
Interest - Series #55MS1	Q2 2020 or Q3 2020	1	1 / 100%	$195,000	0 / 0%
Interest - Series #67MS1	Q2 2020 or Q3 2020	1	1 / 100%	$160,000	0 / 0%

Interest - Series #94BE1	Q2 2020 or Q3 2020	1	1 / 100%	$1,000,000	0 / 0%
Interest - Series #99FF1	Q2 2020 or Q3 2020	1	1 / 100%	$125,000	0 / 0%
Interest - Series #79PT1	Q2 2020 or Q3 2020	1	1 / 100%	$155,000	0 / 0%
Interest - Series #69PN1	Q2 2020 or Q3 2020	1	1 / 100%	$95,000	0 / 0%
Interest - Series #68CC1	Q2 2020 or Q3 2020	1	1 / 100%	$135,000	0 / 0%
Interest - Series #90FT1	Q2 2020 or Q3 2020	1	1 / 100%	$82,500	0 / 0%
Interest - Series #78MM1	Q2 2020 or Q3 2020	1	1 / 100%	$97,500	0 / 0%
Interest - Series #81DD1	Q2 2020 or Q3 2020	1	1 / 100%	$72,000	0 / 0%
Interest - Series #98AX1	Q2 2020 or Q3 2020	1	1 / 100%	$110,000	0 / 0%
Interest - Series #08MS1	Q2 2020 or Q3 2020	1	1 / 100%	$320,000	0 / 0%
Interest - Series #11FG1	Q2 2020 or Q3 2020	1	1 / 100%	$570,000	0 / 0%
Interest - Series #06FG2	Q2 2020 or Q3 2020	1	1 / 100%	$390,000	0 / 0%
Interest - Series #91JX1	Q2 2020 or Q3 2020	1	1 / 100%	$1,550,000	0 / 0%
Interest - Series #71DZ1	Q2 2020 or Q3 2020	1	1 / 100%	$68,000	0 / 0%
Interest - Series #74AM1	Q2 2020 or Q3 2020	1	1 / 100%	$78,000	0 / 0%
Interest - Series #74PN1	Q2 2020 or Q3 2020	1	1 / 100%	$82,000	0 / 0%
Interest - Series #74AV1	Q2 2020 or Q3 2020	1	1 / 100%	$55,000	0 / 0%
Interest - Series #93MR1	Q2 2020 or Q3 2020	1	1 / 100%	$59,500	0 / 0%
Interest - Series #84PN1	Q2 2020 or Q3 2020	1	1 / 100%	$36,000	0 / 0%
Interest - Series #91AX1	Q2 2020 or Q3 2020	1	1 / 100%	$148,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc. is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2%.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 2% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Liquidity Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed-entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint RSE Markets as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Asset Manager appointed is not RSE Markets).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2020, that amount is $12,950).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

RSE COLLECTION, LLC

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2019 and 2018 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-14

Consolidated Statements of Members’ Equity F-26

Consolidated Statements of Cash Flows F-30

Notes to Consolidated Financial Statements F-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") on a consolidated basis and for each listed Series as of December 31, 2019 and 2018, and the related consolidated statements of operations, members' equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019 and 2018, and the consolidated results of operations and cash flows for the Company and each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the December 31, 2018 financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2017.

EISNERAMPER LLP

New York, New York

April 29, 2020

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,500
Pre-paid Insurance	71	101	85	283
Total Current Assets	4,220	101	85	2,783
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,100
TOTAL ASSETS	$110,486	$175,927	$132,467	$410,883

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$100	$100	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	100	100	-	-
Total Liabilities	100	100	-	-

Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Contribution to Series	-	-	-	-
Accumulated Deficit	(3,473)	(4,173)	(2,868)	(3,680)
Members' Equity	110,386	175,827	132,467	410,883
TOTAL LIABILITIES AND EQUITY	$110,486	$175,927	$132,467	$410,883

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Assets
Current Assets
Cash and Cash Equivalents	$1,000	$1,271	$771	$2,771
Pre-paid Insurance	74	101	12	207
Total Current Assets	1,074	1,372	783	2,978
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	114,541	160,000	14,500	332,520
TOTAL ASSETS	$115,615	$161,372	$15,283	$335,498

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Contribution to Series	-	-	-	-
Accumulated Deficit	(1,768)	(790)	(1,176)	(1,831)
Members' Equity	115,615	161,372	15,283	335,498
TOTAL LIABILITIES AND EQUITY	$115,615	$161,372	$15,283	$335,498

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$2,500	$2,771	$1,771	$2,271
Pre-paid Insurance	77	118	293	64
Total Current Assets	2,577	2,889	2,064	2,335
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	122,544	192,500	488,300	101,500
TOTAL ASSETS	$125,121	$195,389	$490,364	$103,835

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Contribution to Series	-	-	-	-
Accumulated Deficit	(799)	(879)	(540)	(403)
Members' Equity	125,121	195,389	490,364	103,835
TOTAL LIABILITIES AND EQUITY	$125,121	$195,389	$490,364	$103,835

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,271	$1,271	$2,771	$2,271	$56,787
Pre-paid Insurance	34	19	86	-	2,306
Total Current Assets	2,305	1,290	2,857	2,271	59,093
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	736,431
Collectible Automobiles - Owned	63,985	35,150	157,659	52,500	4,648,349
TOTAL ASSETS	$66,290	$36,440	$160,516	$54,771	$5,443,873

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$300
Insurance Payable	-	-	-	39	912
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,658,883
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	39	2,660,095
Total Liabilities	-	-	-	39	2,660,095

Membership Contributions	66,699	36,621	160,430	54,771	2,765,168
Capital Contribution	249	202	109	40	123,917
Distribution to RSE Collection	(443)	(200)	-	-	-
Contribution to Series	-	-	-	-	-
Accumulated Deficit	(215)	(183)	(23)	(79)	(105,307)
Members' Equity	66,290	36,440	160,516	54,732	2,783,778
TOTAL LIABILITIES AND EQUITY	$66,290	$36,440	$160,516	$54,771	$5,443,873

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$2,279	$2,279	$2,279	$2,279	$2,279
Transportation	500	1,700	2,300	500	500
Insurance	492	627	573	1,784	442
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,471	5,806	6,352	5,763	4,421
Operating Loss	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.24)	$(2.90)	$(3.18)	$(2.88)	$(2.21)
Weighted Average Membership Interest	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$654	$2,479	$2,279	$2,279	$600
Transportation	1,850	279	500	500	-
Insurance	654	74	1,285	478	247
Professional Fees	1,200	1,200	1,200	1,200	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,358	4,032	5,264	4,457	1,266
Operating Loss	(4,358)	(4,032)	(5,264)	(4,457)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,358)	(4,032)	(5,264)	(4,457)	33,448
Provision for Income Taxes	-	-	-	-	6,746
Net Income / (Loss)	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702

Basic and Diluted Income / (Loss) per Membership Interest	$(2.18)	$(2.02)	$(1.05)	$(2.23)	$5.34
Weighted Average Membership Interest	2000	2000	5000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$2,279	$2,279	$2,279	$2,479
Transportation	-	-	500	500	278
Insurance	1,704	397	256	141	605
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	675
Total Operating Expenses	2,904	3,876	4,235	4,120	5,237
Operating Loss	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.58)	$(1.94)	$(2.12)	$(2.06)	$(1.75)
Weighted Average Membership Interest	5000	2000	2000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$2,479	$645	$2,377	$2,104	$1,879
Transportation	390	-	278	390	279
Insurance	212	77	445	1,299	283
Professional Fees	1,200	335	1,184	1,171	1,116
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,281	1,057	4,284	4,964	3,557
Operating Loss	(4,281)	(1,057)	(4,284)	(4,964)	(3,557)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,281)	13,381	(4,284)	(4,964)	(3,557)
Provision for Income Taxes	-	2,711	-	-	-
Net Income / (Loss)	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.14)	$5.33	$(2.14)	$(0.99)	$(1.78)
Weighted Average Membership Interest	2000	2000	2000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

F-17

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$654	$2,240	$2,103	$1,973	$1,944
Transportation	350	779	279	390	279
Insurance	2,152	635	439	352	517
Professional Fees	1,061	1,060	1,000	942	929
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,217	4,714	3,821	3,657	3,669
Operating Loss	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.84)	$(1.57)	$(1.27)	$(1.83)	$(1.22)
Weighted Average Membership Interest	5000	3000	3000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,902	$1,572	$304	$304	$1,377
Transportation	390	500	-	-	224
Insurance	234	466	400	66	632
Professional Fees	887	847	826	813	813
Marketing Expense	-	-	-	-	-
Total Operating Expenses	3,413	3,385	1,530	1,183	3,048
Operating Loss	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.14)	$(1.69)	$(0.77)	$(0.24)	$(1.02)
Weighted Average Membership Interest	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

F-19

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$2,041	$654	$479	$599	$374
Transportation	-	-	850	500	-
Insurance	130	142	826	153	156
Professional Fees	526	526	442	360	340
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,697	1,322	2,597	1,612	870
Operating Loss	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.35)	$(0.60)	$(0.52)	$(1.61)	$(0.44)
Weighted Average Membership Interest	2000	2200	5000	1000	2000

See accompanying notes, which are an integral part of these financial statements.

F-20

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$554	$304	$417	$273	$232	$106	$74,124
Transportation	390	-	1,000	-	-	1,100	39,049
Insurance	432	46	240	34	76	101	27,343
Professional Fees	300	293	265	180	153	71	36,060
Marketing Expense	-	-	-	-	-	-	10,160
Total Operating Expenses	1,676	643	1,922	487	461	1,378	186,736
Operating Loss	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(186,736)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	411
Other Income
Gain on Sale	-	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(165,145)
Provision for Income Taxes	-	-	-	-	-	-	9,457
Net Income / (Loss)	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.34)	$(0.32)	$(0.48)	$(0.10)	$(0.27)	$(0.69)
Weighted Average Membership Interest	5000	2000	4000	5000	1700	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Operating Expenses
Storage	$1,636	$1,586	$1,260	$805
Transportation	-	160	-	200
Insurance	837	1,327	808	1,975
Maintenance	-	-	-	-
Professional Fees	1,000	1,000	800	700
Marketing Expense	-	100	-	-
Total Operating Expenses	3,473	4,173	2,868	3,680
Operating Loss	(3,473)	(4,173)	(2,868)	(3,680)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	3,473	4,173	2,868	3,680
Net Loss	$(3,473)	$(4,173)	$(2,868)	$(3,680)

Basic and Diluted (Loss) per Membership Interest	($1.74)	($2.09)	($1.43)	($1.84)
Weighted Average Membership Interests	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Operating Expenses
Storage	$776	$-	$620	$340
Transportation	-	-	-	-
Insurance	431	290	56	1,108
Maintenance	-	-	-	-
Professional Fees	561	500	500	383
Marketing Expense	-	-	-	-
Total Operating Expenses	1,768	790	1,176	1,831
Operating Loss	(1,768)	(790)	(1,176)	(1,831)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	1,768	790	1,176	1,831
Net Loss	$(1,768)	$(790)	$(1,176)	$(1,831)

Basic and Diluted (Loss) per Membership Interest	($0.88)	($0.40)	($0.59)	($0.37)
Weighted Average Membership Interests	2000	2000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

F-23

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$337	$378	$-	$125
Transportation	-	-	-	-
Insurance	198	262	360	178
Maintenance	-	-	-	-
Professional Fees	264	239	180	100
Marketing Expense	-	-	-	-
Total Operating Expenses	799	879	540	403
Operating Loss	(799)	(879)	(540)	(403)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	799	879	540	403
Net Loss	$(799)	$(879)	$(540)	$(403)

Basic and Diluted (Loss) per Membership Interest	($0.40)	($0.18)	($0.11)	($0.20)
Weighted Average Membership Interests	2000	5000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

F-24

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Operating Expenses
Storage	$109	$97	$-	$24	$13,579
Transportation	-	-	-	-	7,720
Insurance	19	9	7	39	13,832
Maintenance	-	-	-	-	-
Professional Fees	87	77	16	16	7,623
Marketing Expense	-	-	-	-	3,711
Total Operating Expenses	215	183	23	79	46,465
Operating Loss	(215)	(183)	(23)	(79)	(46,465)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	10,745
Purchase Option Expense	-	-	-	-	7,444
Total Expenses	215	183	23	79	64,654
Net Loss	$(215)	$(183)	$(23)	$(79)	$(64,654)

Basic and Diluted (Loss) per Membership Interest	($0.11)	($0.09)	($0.01)	($0.04)
Weighted Average Membership Interests	2000	2000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

F-25

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	111,236	163,883	133,508	422,132	116,742
Capital Contribution	3,444	16,518	2,953	7,320	2,287
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Distribution to Series	-	-	-	-	-
Net loss	(3,473)	(4,173)	(2,868)	(3,678)	(1,768)
Balance December 31, 2018	$110,386	$175,827	$132,467	$410,885	$115,615
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	4,125	5,456	5,908	5,383	3,963
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Balance December 31, 2019	$110,040	$175,477	$132,023	$410,505	$115,157

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	161,521	15,446	335,691	125,757	195,271
Capital Contribution	891	1,188	2,038	876	997
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Distribution to Series	-	-	-	-	-
Net loss	(790)	(1,176)	(1,831)	(799)	(879)
Balance December 31, 2018	$161,372	$15,283	$335,498	$125,121	$195,389
Distribution	-	-	-	-	(230,000)
Membership Contributions	-	-	-	-	-
Capital Contribution	4,084	3,732	4,850	4,002	7,909
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(4,358)	(4,032)	(5,264)	(4,457)	26,702
Balance December 31, 2019	$161,098	$14,983	$335,084	$124,666	$-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution	8,206	467	250	202	109
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Distribution to Series	-	-	-	-	-
Net loss	(539)	(403)	(215)	(183)	(23)
Balance December 31, 2018	$490,365	$103,835	$66,291	$36,440	$160,516
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	3,109	3,417	3,771	3,649	4,289
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Balance December 31, 2019	$490,570	$103,376	$65,827	$35,969	$159,568

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	54,771	-	-	-	-
Capital Contribution	40	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	(79)	-	-	-	-
Balance December 31, 2018	$54,732	$-	$-	$-	$-
Distribution	-	(58,240)	-	-	-
Membership Contributions	-	47,774	120,551	312,086	82,286
Capital Contribution	4,036	8	3,977	4,772	3,253
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Net income/ (loss)	(4,281)	10,670	(4,284)	(4,964)	(3,557)
Balance December 31, 2019	$54,487	$-	$120,244	$311,594	$81,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution	4,409	4,551	3,620	3,442	3,376
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Net income/ (loss)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Balance December 31, 2019	$616,134	$189,138	$138,264	$122,071	$184,508

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution	3,086	2,917	1,210	872	2,737
Distribution to RSE Collection	(500)	-	-	-	(350)
Net income/ (loss)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Balance December 31, 2019	$78,225	$173,518	$133,866	$24,675	$237,975

See accompanying notes, which are an integral part of these financial statements.

F-28

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution	2,403	3,213	2,319	1,150	604
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Net income/ (loss)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Balance December 31, 2019	$78,003	$66,896	$576,508	$131,829	$141,178

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Balance January 1, 2018	-	-	-	-	-	-	59,814
Membership Contributions	-	-	-	-	-	-	2,691,960
Capital Contribution	-	-	-	-	-	-	96,659
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	(64,654)
Balance December 31, 2018	$-	$-	$-	$-	$-	$-	$2,783,778
Distribution	-	-	-	-	-	-	(288,240)
Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	4,473,256
Capital Contribution	1,288	351	1,829	4,242	236	1,349	179,830
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Net income/ (loss)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(174,602)
Balance December 31, 2019	$329,399	$48,308	$176,357	$50,775	$122,625	$283,271	$6,974,022

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,125	5,456	5,908	5,383	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(33)	(29)	(35)	(99)	(21)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	379	379	479	479	479
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	(286)	-
Cash beginning of year	4,149	-	-	2,500	1,000
Cash end of year	$4,149	$-	$-	$2,214	$1,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,084	3,732	4,850	4,002	7,909
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	(30)	(4)	(65)	(24)	118
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	6,746
Accounts Payable	304	304	479	479	-
Net cash used in operating activities	-	-	-	-	6,761

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Net cash used in investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	2,406
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Net cash used in financing activities	-	-	-	-	(227,594)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of year	1,271	771	2,771	2,500	2,771
Cash end of year	$1,271	$485	$2,485	$2,500	$9,152
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,109	3,417	3,771	3,649	4,289
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(205)	(20)	(15)	(8)	(31)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	479	479	479	304
Net cash used in operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(286)	(286)	(286)	(287)	(243)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(286)	(286)	(286)	(287)	(243)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(918)
Cash beginning of year	1,771	2,271	2,271	1,271	2,771
Cash end of year	$1,485	$1,985	$1,985	$984	$1,853
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-32

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,036	8	3,977	4,772	3,253
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(58)	-	-	(112)	-
Due to the Manager for Insurance	-	-	3	-	-
Income Taxes Payable	-	2,711	-	-	-
Accounts Payable	304	-	304	304	304
Net cash used in operating activities	-	(1,049)	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(65,762)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Net cash used in investing activities	(287)	14,438	(65,762)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	70,751	312,086	82,286
Due to the manager and other affiliates	-	1,049	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Net cash used in financing activities	-	(9,629)	70,751	311,786	81,786

Net change in cash	(287)	3,760	4,989	2,500	2,000
Cash beginning of year	2,271	-	-	-	-
Cash end of year	$1,984	$3,760	$4,989	$2,500	$2,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$49,800	-	-

See accompanying notes, which are an integral part of these financial statements.

F-33

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,409	4,551	3,620	3,442	3,376
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(496)	(141)	(103)	(89)	(11)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)

Cash flow from financing activities:
Proceeds from sale of membership interests	569,091	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	568,318	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	1,999	1,999
Cash beginning of year	-	-	-	-	-
Cash end of year	$3,504	$3,000	$2,000	$1,999	$1,999
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	$47,625	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-34

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,086	2,917	1,210	872	2,737
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	-	(11)	-	-	-
Due to the Manager for Insurance	23	-	17	7	7
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	479	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	78,552	173,986	134,186	24,986	238,286

Net change in cash	2,649	3,700	3,050	1,799	2,898
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,649	$3,700	$3,050	$1,799	$2,898
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-35

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,403	999	2,319	1,150	604
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(10)	-	(201)	(17)	(38)
Due to the Manager for Insurance	-	19	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	479	479	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,297	65,005	577,286	133,279	141,794
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	78,297	67,219	576,786	132,291	141,444

Net change in cash	2,300	4,439	4,550	3,064	2,962
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,300	$4,439	$4,550	$3,064	$2,962
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-36

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,288	351	1,429	212	236	1,349	146,030
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	(22,002)
Prepaid Insurance	-	(12)	-	-	(7)	(77)	(2,598)
Due to the Manager for Insurance	84	-	76	2	-	-	423
Income Taxes Payable	-	-	-	-	-	-	9,457
Accounts Payable	304	304	417	273	232	106	16,452
Net cash used in operating activities	-	-	-	-	-	-	(26,840)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	-	120,432
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-	-
Investment in classic automobiles	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(3,039,129)
Proceeds from Sale of Assets	-	-	-	-	-	-	397,500
Net cash used in investing activities	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(2,521,197)

Cash flow from financing activities:
Proceeds from sale of membership interests	330,287	48,600	176,850	47,020	123,550	283,775	4,375,831
Due to the manager and other affiliates	-	-	-	-	-	-	(1,378,451)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	400	4,030	-	-	6,644
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	-	(398,240)
Net cash used in financing activities	329,787	48,600	176,850	51,050	122,850	283,300	2,605,784

Net change in cash	4,197	2,412	1,714	3,662	3,288	5,789	57,747
Cash beginning of year	-	-	-	-	-	-	56,787
Cash end of year	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-	$97,425
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager							$27,150

See accompanying notes, which are an integral part of these financial statements.

F-37

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Cash Flows from Operating Activities:
Net Loss	$(3,473)	$(4,173)	$(2,868)	$(3,680)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,444	4,174	2,953	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(71)	(101)	(85)	(283)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	100	100	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-
	-	-	-	-
Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(106,266)	(175,826)	(132,382)	(408,100)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(106,266)	(175,826)	(132,382)	(408,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	111,236	163,883	133,508	422,132
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	12,344	-	3,357
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	110,415	175,826	132,382	410,600

Net change in cash	4,149			2,500
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$4,149	$-	$-	$2,500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-			-

See accompanying notes, which are an integral part of these financial statements.

F-38

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

		(Restated)	(Restated)
	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Cash Flows from Operating Activities:
Net Loss	$(1,768)	$(790)	$(1,176)	$(1,831)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,842	891	1,188	2,038
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(74)	(101)	(12)	(207)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(114,541)	(61,000)	(10,375)	(332,520)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(114,541)	(61,000)	(10,375)	(332,520)

Cash flow from financing activities:
Proceeds from sale of membership interests	116,741	62,521	11,321	335,691
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	445	-	-	-
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	115,541	62,271	11,146	335,291

Net change in cash	1,000	1,271	771	2,771
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$1,000	$1,271	$771	$2,771
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$99,000	$4,125	-

See accompanying notes, which are an integral part of these financial statements.

F-39

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net Loss	$(799)	$(879)	$(540)	$(403)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	876	997	833	467
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(77)	(118)	(293)	(64)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(122,544)	(192,500)	(488,300)	(101,500)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(122,544)	(192,500)	(488,300)	(101,500)

Cash flow from financing activities:
Proceeds from sale of membership interests	125,757	195,271	487,801	104,452
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	7,373	-
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	125,044	195,271	490,071	103,771

Net change in cash	2,500	2,771	1,771	2,271
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$2,500	$2,771	$1,771	$2,271
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-40

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

					(Restated)
	Series#99LE1	Series#91MV1	Series#92LD1	Series#94DV1	Consolidated
Cash Flows from Operating Activities:
Net Loss	$ (215)	$ (183)	$ (23)	$ (79)	$ (64,654)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	249	202	109	40	61,837
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(34)	(19)	(86)	-	(1,811)
Insurance Payable	-	-	-	39	912
Income Tax Payable	-	-	-	-	(400)
Accounts Payable	-	-	-	-	300
Accrual of Interest	-	-	-	-	(2,561)
Net cash used in operating activities	-	-	-	-	(6,377)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	(706,432)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(63,985)	(35,150)	(157,659)	(52,500)	(4,047,062)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(63,985)	(35,150)	(157,659)	(52,500)	(4,753,494)

Cash flow from financing activities:
Proceeds from sale of membership interests	66,699	36,621	160,430	54,771	2,588,834
Due to the manager and other affiliates	-	-	-	-	2,588,407
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	11,175
Contribution by Manager for operating expense	-	-	-	-	23,647
Distribution to RSE Collection	(443)	(200)	-	-	-
Proceeds from Loans	-	-	-	-	602,100
Repayment of Loans	-	-	-	-	(1,002,880)
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-	-
Cash provided by financing activities	66,256	36,421	160,430	54,771	4,811,283

Net change in cash	2,271	1,271	2,771	2,271	51,413
Cash beginning of year in 2018	-	-	-	-	5,374
Cash end of year in 2018	$ 2,271	$ 1,271	$ 2,771	$ 2,271	$ 56,787
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	$ 103,125
Interest Paid by Manager					$ 4,264

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of assets owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of assets (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single Underlying Asset (plus any cash reserves for future operating expenses, as well as certain liabilities related to expenses pre-paid by the Manager), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the Underlying Asset (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to March 6, 2019, except in the case of Series #77LE1, the broker of record (the “Broker”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $64,654 for the year ended December 31, 2018. On a total consolidated basis, the Company had sustained a net loss of $174,602 for the year ended December 31, 2019 and had an accumulated deficit of $316,397 as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $1.2 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the year following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets.  Management’s plans anticipate that it will start to generate revenues by commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-43

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019 and December 31, 2018, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$2,780	$2,780
Series #69BM1	1969 Boss 302 Mustang	4,149	4,149
Series #55PS1	1955 Porsche Speedster	2,214	2,500
Series #95BL1	1995 BMW M3 Lightweight	1,000	1,000
Series #89PS1	1989 Porsche 911 Speedster	1,271	1,271
Series #90FM1	1990 Ford Mustang 7Up Edition	485	771
Series #83FB1	1983 Ferrari 512 BBi	2,485	2,771
Series #98DV1	1998 Dodge Viper GTS-R	2,500	2,500
Series #06FS1	2006 Ferrari F430 Spider	9,152	2,771
Series #93XJ1	1993 Jaguar XJ220	1,485	1,771
Series #02AX1	2002 Acura NSX-T	1,985	2,271
Series #99LE1	1999 Lotus Esprit Sport 350	1,985	2,271
Series #91MV1	1991 Mitsubishi 3000VT GR4	984	1,271
Series #92LD1	1992 Lancia Delta Martini 5 Evo	1,853	2,771
Series #94DV1	1994 Dodge Viper RT/10	1,984	2,271
Series #00FM1	2000 Ford Mustang Cobra R	3,760	-
Series #72MC1	1972 Mazda Cosmo Sport	4,989	-
Series #06FG1	2006 Ford GT	2,500	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	2,000	-
Series #80LC1	1980 Lamborghini Countach Turbo	3,504	-
Series #02BZ1	2002 BMW Z8	3,000	-
Series #88BM1	1988 BMW E30 M3	2,000	-
Series #63CC1	1963 Chevrolet Corvette Split Window	1,999	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	1,999	-
Series #75RA1	1975 Renault Alpine A110 1300	2,649	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	3,050	-
Series #90MM1	1990 Mazda Miata	1,799	-
Series #61JE1	1961 Jaguar E-Type	2,898	-
Series #88PT1	1988 Porsche 944 Turbo S	4,439	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,300	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	-
Series #99SS1	1999 Shelby Series 1	3,064	-
Series #94FS1	1994 Ferrari 348 Spider	2,962	-
Series #61MG1	1961 Maserati 3500GT	4,197	-
Series #92CC1	1992 Chevrolet Corvette ZR1	2,412	-
Series #89FT1	1989 Ferrari Testarossa	1,714	-
Series #80PN1	1980 Porsche 928	3,662	-
Series #89FG2	1989 Ferrari 328 GTS	3,288	-
Series #88LL1	1988 Lamborghini LM002	5,789	-
Total Series Cash Balance		$114,536	$33,139
RSE Collection		-	23,648
Total Cash Balance		$114,536	$56,787

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; During the year ended December 31, 2019, the Manager paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $139,284 during the year ended December 31, 2019, which excludes a $6,746 capital contribution related to the sale of the Underlying Asset for Series #06FS1.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or provide the Company or any Series with sufficient capital to meet its objectives.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Asset Seller was issued 60% of Interests as part of total purchase consideration

Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Asset Seller was issued 25% of Interests as part of total purchase consideration

Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• Underlying Asset sold for $227,500 on 05/10/2019 and Series was subsequently dissolved

Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019

• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

• Underlying Asset sold for $60,000 on 4/15/2019 and Series was subsequently dissolved

Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019

• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• The Asset Seller was issued 40% of Interests as part of total purchase consideration

Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019

• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• The Asset Seller was issued 7.5% of Interests as part of total purchase consideration

Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #65FM1 Interests	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	May 3, 2019	July 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88PT1 Interests	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	May 10, 2019	July 18, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #94LD1 Interests	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	July 12, 2019	August 6, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #99SS1 Interests	Series #99SS1	1999 Shelby Series 1	$137,500	September 4, 2019	September 11, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94FS1 Interests	Series #94FS1	1994 Ferrari 348 Spider	$145,000	September 12, 2019	September 17, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #61MG1 Interests	Series #61MG1	1961 Maserati 3500GT	$340,000	September 20, 2019	September 30, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92CC1 Interests	Series #92CC1	1992 Chevrolet Corvette ZR1	$52,500	September 27, 2019	October 2, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #89FT1 Interests	Series #89FT1	1989 Ferrari Testarossa	$180,000	October 4, 2019	October 11, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80PN1 Interests	Series #80PN1	1980 Porsche 928	$48,000	November 1, 2019	November 6, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #89FG2 Interests	Series #89FG2	1989 Ferrari 328 GTS	$127,500	November 8, 2019	November 14, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88LL1 Interests	Series #88LL1	1988 Lamborghini LM002	$292,000	November 18, 2019	December 8, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	42 Series		$7,435,700

See Note I, Subsequent Events for additional details on closings of initial offerings after December 31, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received unsolicited take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

Sale of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 15, 2019 and distributed cash to interest holders on April 24, 2019. At the time of the sale, Series #00FM1 had $2,000 of cash and $8 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $2,711, net of $1,057 of net-loss-carryforward, based on a 21% federal corporate and statutory state tax rate, for the which the Series has retained funds on its balance sheet.

The Manager originally estimated income taxes payable related to the sale of the asset at $3,760. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $2,711.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Total distribution to interest holders including cash, excluding $1,049 remaining on the balance sheet of the Series, but net of corporate level taxes were $58,240 or $29.12 per Interest vs the initial offering price of $49,500 or $24.75 per Interest.

Series #00FM1 has been dissolved upon payment of all tax liabilities of $2,711. $1,049 of cash related to the Series currently remain on the books of the Manager.

Sale of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on December 31, 2019. At the time of the sale, no offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no interest holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Series #03PG1 has been dissolved upon payment of all currently tax liabilities of $50.

Sale of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized acquisition expenses. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to interest holders on May 23, 2019. At the time of the sale, Series #06FS1 had $2,485 of cash and $95 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $9,152, net of $2,145 of net-loss-carryforward, based on a 21% federal corporate and statutory state tax rate, for the which the Series has retained funds on its balance sheet. Solely in the case of Series #06FS1, the Manager made an additional Capital Contribution of $6,746 to the Series to cover the corporate level taxes on behalf of the interest holders.

The Manager originally estimated income taxes payable related to the sale of the asset at $9,152. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $6,746. As a result, the Series will repay the Manager the excess capital contribution of $2,406 in 2020.

Total distribution to interest holders including cash, was $230,000 or $46.00 per Interest vs the initial offering price of $199,000 or $39.80 per Interest.

Series #06FS1 has been dissolved upon payment of tax liabilities of $6,746. Remaining cash on the balance sheet has been paid back to the Manager.

See Note I, Subsequent Events for additional details on asset dispositions after December 31, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the years ended December 31, 2019 and December 31, 2018 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular asset include storage, insurance, transportation (other than the initial transportation from the assets location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Pre-closing expenses in this case are treated as capital contributions from the Manager to the Company and totaled $49,429 for the year ended December 31, 2019 vs. $19,878 for the year ended December 31, 2018.

During the year ended December 31, 2019 vs. the year ended December 31, 2018, RSE Collection incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$4,300	$3,707
Series #69BM1	1969 Boss 302 Mustang	4,471	3,473
Series #85FT1	1985 Ferrari Testarossa	5,806	4,173
Series #88LJ1	1988 Lamborghini Jalpa	6,352	2,868
Series #55PS1	1955 Porsche Speedster	5,763	3,680
Series #95BL1	1995 BMW M3 Lightweight	4,421	1,768
Series #89PS1	1989 Porsche 911 Speedster	4,358	790
Series #90FM1	1990 Ford Mustang 7Up Edition	4,032	1,176
Series #83FB1	1983 Ferrari 512 BBi	5,264	1,831
Series #98DV1	1998 Dodge Viper GTS-R	4,457	799
Series #06FS1	2006 Ferrari F430 Spider	1,266	879
Series #93XJ1	1993 Jaguar XJ220	2,904	540
Series #02AX1	2002 Acura NSX-T	3,876	403
Series #99LE1	1999 Lotus Esprit Sport 350	4,235	215
Series #91MV1	1991 Mitsubishi 3000VT GR4	4,120	183
Series #92LD1	1992 Lancia Delta Martini 5 Evo	5,237	23
Series #94DV1	1994 Dodge Viper RT/10	4,281	79
Series #00FM1	2000 Ford Mustang Cobra R	1,057	-
Series #72MC1	1972 Mazda Cosmo Sport	4,284	-
Series #06FG1	2006 Ford GT	4,964	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	3,557	-
Series #80LC1	1980 Lamborghini Countach Turbo	4,217	-
Series #02BZ1	2002 BMW Z8	4,714	-
Series #88BM1	1988 BMW E30 M3	3,821	-
Series #63CC1	1963 Chevrolet Corvette Split Window	3,657	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3,669	-
Series #75RA1	1975 Renault Alpine A110 1300	3,413	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,385	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	1,530	-
Series #90MM1	1990 Mazda Miata	1,183	-
Series #61JE1	1961 Jaguar E-Type	3,048	-
Series #88PT1	1988 Porsche 944 Turbo S	1,322	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,697	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	2,597	-
Series #99SS1	1999 Shelby Series 1	1,612	-
Series #94FS1	1994 Ferrari 348 Spider	870	-
Series #61MG1	1961 Maserati 3500GT	1,676	-
Series #92CC1	1992 Chevrolet Corvette ZR1	643	-
Series #89FT1	1989 Ferrari Testarossa	1,922	-
Series #80PN1	1980 Porsche 928	487	-
Series #89FG2	1989 Ferrari 328 GTS	461	-
Series #88LL1	1988 Lamborghini LM002	1,378	-
RSE Collection		49,429	19,878
Total Operating Expenses		$186,736	$46,465

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that the post-closing Operating Expenses for the year ended December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-closing Operating Expenses incurred during the year ended December 31, 2018.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired Underlying Asset after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in Underlying Asset. For the year ended December 31, 2019, the total investment in assets was $2,654,273 vs. $4,980,119 during the year ended December 31, 2018.  Driven by a lower number of Underlying Assets acquired during the year ended December 31, 2019. The values for the respective years exclude $375,498 related to the Underlying Assets purchased in 2018 and sold in 2019

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $2,654,273 of investments during the year ended December 31, 2019, $2,606,874 were related to the purchase price of, or down payments on Underlying Assets, vs. $4,932,013 during the year ended December 31, 2018. This brings the total spent on purchase price and down-payments at December 31, 2019 to $8,040,358, since the inception of the Company in August of 2016 vs. $5,433,484 at December 31, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the year ended December 31, 2019, $47,399 of Acquisition Expenses related to the registration, transportation, inspection, repair of Underlying Assets and other acquisition related expenses were incurred vs. $48,106 during the year ended December 31, 2018. The Acquisition Expenses for the year ended December 31, 2019 were similar in amount to those for the year ended December 31, 2018 in spite of the lower number of Underlying Asset purchased in the year ended December 31, 2019, driven by the higher transportation costs related to the acquisition of Underlying Assets during the year ended December 31, 2019.

The total investment in Underlying Assets since the inception of the Company in August of 2016 is as follows, excluding the total investments of any Series for which the Underlying Assets have been sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down-payment	Trans-portation	Pre-Purchase Inspection	Improve-ment	Regis-tration	Other	Total

Asset 1	Series #77LE1	(1,3)	1977 Lotus Esprit S1	$69,400	$550	$-	$-	$237	$-	$70,187
Asset 2	Series #69BM1	(1)	1969 Boss 302 Mustang	102,395	2,600	1,000	-	271	-	106,266
Asset 3	Series #85FT1	(1)	1985 Ferrari Testarossa	172,500	2,498	557	-	271	-	175,826
Asset 4	Series #88LJ1	(1)	1988 Lamborghini Jalpa	127,176	1,650	720	2,565	271	-	132,382
Asset 5	Series #55PS1	(1)	1955 Porsche Speedster	405,000	2,100	400	-	286	600	408,386
Asset 6	Series #93XJ1	(1)	1993 Jaguar XJ220	460,000	1,200	-	26,500	286	600	488,586
Asset 7	Series #83FB1	(1)	1983 Ferrari 512 BBi	330,000	1,200	1,320	-	286	-	332,806
Asset 8	Series #89PS1	(1)	1989 Porsche 911 Speedster	160,000	-	-	-	-	-	160,000
Asset 9	Series #90FM1	(1)	1990 Ford Mustang 7Up Edition	14,500	-	-	-	286	-	14,786
Asset 10	Series #95BL1	(1)	1995 BMW M3 Lightweight	112,500	1,195	-	75	421	350	114,541
Asset 11	Series #98DV1	(1)	1998 Dodge Viper GTS-R	120,000	1,895	-	649	-	-	122,544
Asset 12	Series #02AX1	(1)	2002 Acura NSX-T	100,000	1,500	-	-	286	-	101,786
Asset 13	Series #99LE1	(1)	1999 Lotus Esprit Sport 350	62,100	1,300	-	585	286	-	64,271
Asset 14	Series #91MV1	(1)	1991 Mitsubishi 3000VT GR4	33,950	800	-	400	287	-	35,437
Asset 15	Series #94DV1	(1)	1994 Dodge Viper RT/10	52,500	-	-	-	287	-	52,787
Asset 16	Series #92LD1	(1)	1992 Lancia Delta Martini 5 Evo	146,181	10,514	-	964	243	-	157,902
Asset 17	Series #72MC1	(1)	1972 Mazda Cosmo Sport	115,000	265	-	-	297	-	115,562
Asset 18	Series #06FG1	(1)	2006 Ford GT	309,000	-	-	-	286	-	309,286
Asset 19	Series #11BM1	(1)	2011 BMW 1M, 6-Speed Manual	78,500	1,000	-	-	286	-	79,786
Asset 20	Series #80LC1	(1)	1980 Lamborghini Countach Turbo	610,000	1,950	207	-	282	-	612,439
Asset 21	Series #02BZ1	(1)	2002 BMW Z8	185,000	525	-	490	286	-	186,301
Asset 22	Series #88BM1	(1)	1988 BMW E30 M3	135,000	525	239	415	286	-	136,465
Asset 23	Series #63CC1	(1)	1963 Chevrolet Corvette Split Window	120,000	-	-	-	286	-	120,286
Asset 24	Series #76PT1	(1)	1976 Porsche 911 Turbo Cabrera	179,065	2,500	500	450	287	-	182,802
Asset 25	Series #75RA1	(1)	1975 Renault Alpine A110 1300	75,000	250	-	266	287	100	75,903
Asset 26	Series #65AG1	(1)	1965 Alfa Romeo Giulia Sprint Speciale	170,000	-	-	-	286	-	170,286
Asset 27	Series #93FS1	(1)	1993 Ferrari 348TS Series Speciale	130,000	850	-	-	286	-	131,136
Asset 28	Series #90MM1	(1)	1990 Mazda Miata	22,000	900	-	-	287	-	23,187
Asset 29	Series #61JE1	(1)	1961 Jaguar E-Type	235,000	-	-	-	288	100	235,388
Asset 30	Series #88PT1	(1)	1988 Porsche 944 Turbo S	61,875	905	-	-	-	-	62,780
Asset 31	Series #65FM1	(1)	1965 Ford Mustang 2+2 Fastback	75,000	700	-	-	297	-	75,997

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Asset 32	Series #94LD1	(1)	1994 Lamborghini Diablo SE30 Jota	570,000	1,950	-	-	286	-	572,236
Asset 33	Series #99SS1	(1)	1999 Shelby Series 1	126,575	1,650	716	-	286	-	129,227
Asset 34	Series #94FS1	(1)	1994 Ferrari 348 Spider	135,399	2,795	-	-	288	-	138,482
Asset 35	Series #61MG1	(1)	1961 Maserati 3500GT	325,000	-	-	303	287	-	325,590
Asset 36	Series #92CC1	(1)	1992 Chevrolet Corvette ZR1	45,000	900	-	-	288	-	46,188
Asset 37	Series #89FT1	(1)	1989 Ferrari Testarossa	172,500	2,350	-	-	286	-	175,136
Asset 38	Series #80PN1	(1)	1980 Porsche 928	45,750	1,350	-	-	288	-	47,388
Asset 39	Series #89FG2	(1)	1989 Ferrari 328 GTS	118,500	775	-	-	287	-	119,562
Asset 40	Series #88LL1	(1)	1988 Lamborghini LM002	275,000	2,225	-	-	286	-	277,511
Asset 41	Series #90ME1	(2)	1990 Mercedes 190E 2.5-16 Evo II	251,992	10,469	-	-	304	-	262,766
Asset 42	Series #87FF1	(2)	1987 Ferrari 412	11,000	-	-	-	-	-	11,000
Asset 43	Series #82AV1	(2)	1982 Aston Martin V8 Vantage	285,000	-	-	1,078	286	-	286,364
Asset 44	Series #72FG2	(2)	1972 Ferrari 365 GTC/4	275,000	700	-	-	287	-	275,987
Asset 45	Series #86FT1	(2)	1986 Ferrari Testarossa	-	-	529	-	-	-	529
Asset 46	Series #95FF1	(2)	1995 Ferrari 355 Spider	105,000	3,200	-	-	288	-	108,488
Asset 47	Series #03SS1	(2)	2003 Saleen S7	330,000	-	-	-	-	-	330,000
Total				$8,040,358	$67,737	$6,188	$34,740	$11,780	$ 1,750	$ 8,162,553

Capitalized Costs 2016				298,971	2,650	-	-	-	-	301,621
Capitalized Costs 2017				202,500	4,648	2,677	15,065	1,050	600	226,540
Capitalized Costs 2018				4,932,013	26,905	2,252	17,578	421	950	4,980,119
Capitalized Costs 2019				2,606,874	33,533	1,259	2,097	10,310	200	2,654,273
Grand Total				$8,040,358	$ 67,737	$ 6,188	$ 34,740	$ 11,781	$ 1,750	$ 8,162,553

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Table excludes $375,498 of capitalized costs related to Underlying Assets acquired in 2018 and sold in 2019, of which $372,500 were related to purchase price / down payments and $2,998 to Acquisition Expenses.

1.Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

2.At December 31, 2019 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

3.Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

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RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the year.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

F-58

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
Series #77LE1	1977 Lotus Esprit S1	4/13/2017	$77,700	$1,049	$3,443	$-	$-	$73,208
Series #69BM1	1969 Boss 302 Mustang	2/7/2018	115,000	778	2,986	-	-	111,236
Series #85FT1	1985 Ferrari Testarossa	2/16/2018	165,000	1,117	-	-	-	163,883
Series #88LJ1	1988 Lamborghini Jalpa	4/12/2018	135,000	914	578	-	-	133,508
Series #55PS1	1955 Porsche Speedster	6/6/2018	425,000	2,869	-	-	-	422,131
Series #93XJ1	1993 Jaguar XJ220	11/6/2018	495,000	3,487	-	3,713	-	487,801
Series #83FB1	1983 Ferrari 512 BBi	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
Series #89PS1	1989 Porsche 911 Speedster	7/31/2018	165,000	470	1,771	1,238	-	161,521
Series #90FM1	1990 Ford Mustang 7Up Edition	7/31/2018	16,500	90	464	500	-	15,446
Series #95BL1	1995 BMW M3 Lightweight	7/12/2018	118,500	870	-	889	-	116,742
Series #98DV1	1998 Dodge Viper GTS-R	10/11/2018	130,000	954	2,314	975	-	125,757
Series #06FS1	2006 Ferrari F430 Spider	10/19/2018	199,000	1,463	774	1,493	195,271	-
Series #02AX1	2002 Acura NSX-T	11/30/2018	108,000	793	1,944	810	-	104,452
Series #99LE1	1999 Lotus Esprit Sport 350	12/4/2018	69,500	510	1,770	521	-	66,699
Series #91MV1	1991 Mitsubishi 3000VT GR4	12/7/2018	38,000	279	600	500	-	36,621
Series #94DV1	1994 Dodge Viper RT/10	12/26/2018	57,500	388	1,841	500	-	54,771
Series #92LD1	1992 Lancia Delta Martini 5 Evo	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
Series #00FM1	2000 Ford Mustang Cobra R	1/4/2019	49,500	364	862	500	47,774	-
Series #72MC1	1972 Mazda Cosmo Sport	1/4/2019	124,500	542	2,474	934	-	120,551
Series #06FG1	2006 Ford GT	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
Series #11BM1	2011 BMW 1M, 6-Speed Manual	1/25/2019	84,000	567	517	630	-	82,286
Series #80LC1	1980 Lamborghini Countach Turbo	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
Series #02BZ1	2002 BMW Z8	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
Series #88BM1	1988 BMW E30 M3	2/25/2019	141,000	952	226	1,058	-	138,765
Series #63CC1	1963 Chevrolet Corvette Split Window	3/18/2019	126,000	916	1,553	945	-	122,586
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
Series #75RA1	1975 Renault Alpine A110 1300	4/9/2019	84,000	586	3,732	630	-	79,052
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
Series #93FS1	1993 Ferrari 348TS Series Speciale	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
Series #90MM1	1990 Mazda Miata	4/26/2019	26,600	196	918	500	-	24,986
Series #61JE1	1961 Jaguar E-Type	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
Series #88PT1	1988 Porsche 944 Turbo S	7/23/2019	66,000	495	-	500	-	65,005
Series #65FM1	1965 Ford Mustang 2+2 Fastback	7/23/2019	82,500	619	1,966	619	-	79,297
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
Series #99SS1	1999 Shelby Series 1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
Series #94FS1	1994 Ferrari 348 Spider	9/18/2019	145,000	1,450	669	1,088	-	141,794
Series #61MG1	1961 Maserati 3500GT	9/30/2019	340,000	2,550	4,613	2,550	-	330,287
Series #92CC1	1992 Chevrolet Corvette ZR1	10/2/2019	52,500	525	2,875	500	-	48,600
Series #89FT1	1989 Ferrari Testarossa	10/11/2019	180,000	1,800	-	1,350	-	176,850
Series #80PN1	1980 Porsche 928	11/6/2019	48,000	480	-	500	-	47,020
Series #89FG2	1989 Ferrari 328 GTS	11/14/2019	127,500	1,275	1,719	956	-	123,550
Series #88LL1	1988 Lamborghini LM002	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
Total			$7,435,700	$55,021	$92,030	$50,226	$243,045	$6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the year.

As of the year ended December 31, 2019, 41 Series, excluding Series #77LE1, had closed offerings vs. 16 during the year ended December 31, 2018 and the (losses) / income per membership Interest for each Series were as follows:

F-60

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019		12/31/2018
Applicable Series	Automobile	Membership Interests	Net (Loss) / Income	EPMI	Net Loss	EPMI
Series #69BM1	1969 Boss 302 Mustang	2,000	(4,471)	($2.24)	$(3,473)	($1.74)
Series #85FT1	1985 Ferrari Testarossa	2,000	(5,806)	(2.90)	(4,173)	(2.09)
Series #88LJ1	1988 Lamborghini Jalpa	2,000	(6,352)	(3.18)	(2,868)	(1.43)
Series #55PS1	1955 Porsche Speedster	2,000	(5,763)	(2.88)	(3,678)	(1.84)
Series #95BL1	1995 BMW M3 Lightweight	2,000	(4,41)	(2.21)	(1,768)	(0.88)
Series #89PS1	1989 Porsche 911 Speedster	2,000	(4,358)	(2.18)	(790)	(0.39)
Series #90FM1	1990 Ford Mustang 7Up Edition	2,000	(4,032)	(2.02)	(1,176)	(0.59)
Series #83FB1	1983 Ferrari 512 BBi	5,000	(5,264)	(1.05)	(1,831)	(0.37)
Series #98DV1	1998 Dodge Viper GTS-R	2,000	(4,457)	(2.23)	(799)	(0.40)
Series #06FS1	2006 Ferrari F430 Spider	5,000	26,702	5.34	(879)	(0.18)
Series #93XJ1	1993 Jaguar XJ220	5,000	(2,904)	(0.58)	(539)	(0.11)
Series #02AX1	2002 Acura NSX-T	2,000	(3,876)	(1.94)	(402)	(0.20)
Series #99LE1	1999 Lotus Esprit Sport 350	2,000	(4,235)	(2.12)	(215)	(0.11)
Series #91MV1	1991 Mitsubishi 3000VT GR4	2,000	(4,120)	(2.06)	(183)	(0.09)
Series #92LD1	1992 Lancia Delta Martini 5 Evo	3,000	(5,237)	(1.75)	(23)	(0.01)
Series #94DV1	1994 Dodge Viper RT/10	2,000	(4,281)	(2.14)	(79)	(0.04)
Series #00FM1	2000 Ford Mustang Cobra R	2,000	10,670	5.34	-	-
Series #72MC1	1972 Mazda Cosmo Sport	2,000	(4,284)	(2.14)	-	-
Series #06FG1	2006 Ford GT	5,000	(4,964)	(0.99)	-	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	2,000	(3,557)	(1.78)	-	-
Series #80LC1	1980 Lamborghini Countach Turbo	5,000	(4,217)	(0.84)	-	-
Series #02BZ1	2002 BMW Z8	3,000	(4,714)	(1.57)	-	-
Series #88BM1	1988 BMW E30 M3	3,000	(3,821)	(1.27)	-	-
Series #63CC1	1963 Chevrolet Corvette Split Window	2,000	(3,657)	(1.83)	-	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3,000	(3,669)	(1.22)	-	-
Series #75RA1	1975 Renault Alpine A110 1300	3,000	(3,413)	(1.14)	-	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	2,000	(3,385)	(1.69)	-	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	2,000	(1,530)	(0.77)	-	-
Series #90MM1	1990 Mazda Miata	5,000	(1,183)	(0.24)	-	-
Series #61JE1	1961 Jaguar E-Type	3,000	(3,048)	(1.02)	-	-
Series #88PT1	1988 Porsche 944 Turbo S	2,200	(1,322)	(0.60)	-	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,000	(2,697)	(1.35)	-	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	5,000	(2,597)	(0.52)	-	-
Series #99SS1	1999 Shelby Series 1	1,000	(1,612)	(1.61)	-	-
Series #94FS1	1994 Ferrari 348 Spider	2,000	(870)	(0.44)	-	-
Series #61MG1	1961 Maserati 3500GT	5,000	(1,676)	(0.34)	-	-
Series #92CC1	1992 Chevrolet Corvette ZR1	2,000	(643)	(0.32)	-	-
Series #89FT1	1989 Ferrari Testarossa	4,000	(1,922)	(0.48)	-	-
Series #80PN1	1980 Porsche 928	5,000	(487)	(0.10)	-	-
Series #89FG2	1989 Ferrari 328 GTS	1,700	(461)	(0.27)	-	-
Series #88LL1	1988 Lamborghini LM002	2,000	(1,378)	(0.69)	-	-

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible Assets prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record and the custody broker and their respective affiliates, from the proceeds of a closed offering, the Assets was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Asset.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#77LE1	$69,400	$241	Repaid from proceeds	10/3/2016	0.66%	4/13/2017
Loan 2	69BM1	97,395	821	Repaid from proceeds	10/31/2016	0.66%	2/9/2018
Loan 4	#85FT1	47,500	401	Repaid from proceeds	6/1/2017	1.18%	2/16/2018
Loan 3	#88LJ1	119,676	1,126	Repaid from proceeds	11/23/2016	0.68%	4/12/2018
Loan 5	#55PS1	20,000	228	Repaid from proceeds	7/1/2017	1.22%	6/6/2018
Loan 6	#55PS1	100,000	550	Repaid from proceeds	2/15/2018	1.81%	6/6/2018
Loan 7	#93XJ1	25,000	336	Repaid from proceeds	3/2/2018	1.96%	11/7/2018
Loan 8	#95BL1	10,000	60	Repaid from proceeds	3/30/2018	1.96%	7/12/2018
Loan 9	#93XJ1	145,000	4,767	Repaid from proceeds	3/2/2018	10.00%	7/1/2018
Loan 10	98DV1	80,000	513	Repaid from proceeds	6/28/2018	2.34%	10/6/2018
Loan 11	#02AX1	100,000	481	Repaid from proceeds	9/21/2018	2.51%	11/30/2018
Loan 12	#99LE1	62,100	243	Repaid from proceeds	10/9/2018	2.55%	12/4/2018
Additional		1,900	-	Repaid additional amount outstanding			6/6/2018
Amounts repaid as of 12/31/2018		$(877,971)	$(9,767)
Balance 12/31/2018		$-	$-

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

As of December 31, 2019, and as of December 31, 2018, no loans to the Company were outstanding to either officers or affiliates of the Manager.

F-62

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D -DEBT

On April 30, 2019, the Manager and the Company, including an affiliate of the Manager, entered into a $1.5 million revolving line of credit (the “LoC”) with Silicon Valley Bank. The LoC allowed the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) and (ii) 6.0%. Interest expense was paid monthly by the Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Manager and the Company cancelled the LoC and repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Manger and the Company, including an affiliate of the Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allowed the Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrued at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. The Manager expects to replace the DM with permanent financing from Upper90 with similar terms as the DM during the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $995,000 were related to automobile assets and the remainder to assets of the affiliate of the Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of Company, the remainder are Series of an affiliate of the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

F-64

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

F-64

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such Asset assets.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying Asset assets or the number of Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of Assets will be allocated amongst the Series whose underlying Assets are part of the commercialization events, based on the value of the underlying Asset assets. No revenues attributable directly to the Company or any Series have been generated during the year ended December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the Broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, transportation, professional fees and marketing and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage and transportation: based on the number of Underlying Assets

▪Professional fees: $100 per Series per month



RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, and December 31, 2018, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to interest holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations”.

NOTE G - INCOME TAX

As of December 31, 2019, and 2018, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the years ended December 31, 2019 and 2018, respectively, has been recorded for any individual Series as all individual Series incurred net losses, except as detailed below. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 and 2018 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1 and 2003 Porsche 911 GT2 as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 and 2018 has been recognized. Losses incurred after January 1, 2018 do not expire for federal income tax purposes.

Series #00FM1 and #06FS1 have sold their primary operating asset in the year ended December 31, 2019 and in addition the Company sold the Underlying Asset 2003 Porsche 911 GT2 prior to the launch of an offering for such Underlying Asset and at the time of the sale the asset was still on the books of the Company and any tax implications of the sale accrue to the members of the Company as it is considered a partnership for tax purposes (see Note A). As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
Series #	#06FS1	#00FM1
Income before provision for income taxes	34,714	14,438
Reversal of valuation allowance	(2,145)	(1,057)
Taxed at federal and state statutory rates	21%	21%
Provision for income taxes	$6,746	$2,711

Reconciliation of the benefit expense for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Collection has elected to be treated as a partnership; thus, for the years ended December 31, 2019 and 2018 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate for the Year Ended December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$(903)	$903	$-
Series #69BM1	(939)	939	-
Series #85FT1	(1,219)	1,219	-
Series #88LJ1	(1,334)	1,334	-
Series #55PS1	(1,210)	1,210	-
Series #95BL1	(928)	928	-
Series #89PS1	(915)	915	-
Series #90FM1	(847)	847	-
Series #83FB1	(1,105)	1,105	-
Series #98DV1	(936)	936	-
Series #93XJ1	(610)	610	-
Series #02AX1	(814)	814	-
Series #99LE1	(889)	889	-
Series #91MV1	(865)	865	-
Series #92LD1	(1,100)	1,100	-
Series #94DV1	(899)	899	-
Series #72MC1	(900)	900	-
Series #06FG1	(1,042)	1,042	-
Series #11BM1	(748)	748	-
Series #80LC1	(886)	886	-
Series #02BZ1	(990)	990	-
Series #88BM1	(803)	803	-
Series #63CC1	(768)	768	-
Series #76PT1	(770)	770	-
Series #75RA1	(717)	717	-
Series #65AG1	(711)	711	-
Series #93FS1	(321)	321	-
Series #90MM1	(248)	248	-
Series #61JE1	(640)	640	-
Series #88PT1	(277)	277	-
Series #65FM1	(566)	566	-
Series #94LD1	(545)	545	-
Series #99SS1	(339)	339	-
Series #94FS1	(183)	183	-
Series #61MG1	(352)	352	-
Series #92CC1	(135)	135	-
Series #89FT1	(404)	404	-
Series #80PN1	(102)	102	-
Series #89FG2	(97)	97	-
Series #88LL1	(289)	289	-
Total	$(28,345)	$28,345	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

F-67

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate for the Year Ended December 31, 2018:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (778)	$ 778	$ -
Series #69BM1	(729)	729	-
Series #85FT1	(876)	876	-
Series #88LJ1	(602)	602	-
Series #55PS1	(772)	772	-
Series #95BL1	(371)	371	-
Series #89PS1	(166)	166	-
Series #90FM1	(247)	247	-
Series #83FB1	(385)	385	-
Series #98DV1	(168)	168	-
Series #06FS1	(185)	185	-
Series #93XJ1	(113)	113	-
Series #02AX1	(85)	85	-
Series #99LE1	(45)	45	-
Series #91MV1	(38)	38	-
Series #92LD1	(5)	5	-
Series #94DV1	(17)	17	-
Total	$ (5,582)	$ 5,582	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$(2,336)	$2,336	$-
Series #69BM1	(1,668)	1,668	-
Series #85FT1	(2,096)	2,096	-
Series #88LJ1	(1,936)	1,936	-
Series #55PS1	(1,982)	1,982	-
Series #95BL1	(1,300)	1,300	-
Series #89PS1	(1,081)	1,081	-
Series #90FM1	(1,094)	1,094	-
Series #83FB1	(1,490)	1,490	-
Series #98DV1	(1,104)	1,104	-
Series #93XJ1	(723)	723	-
Series #02AX1	(899)	899	-
Series #99LE1	(934)	934	-
Series #91MV1	(904)	904	-
Series #92LD1	(1,105)	1,105	-
Series #94DV1	(916)	916	-
Series #72MC1	(900)	900	-
Series #06FG1	(1,042)	1,042	-
Series #11BM1	(747)	747	-
Series #80LC1	(886)	886	-
Series #02BZ1	(990)	990	-
Series #88BM1	(803)	803	-
Series #63CC1	(768)	768	-
Series #76PT1	(770)	770	-
Series #75RA1	(717)	717	-
Series #65AG1	(711)	711	-
Series #93FS1	(321)	321	-
Series #90MM1	(248)	248	-
Series #61JE1	(640)	640	-
Series #88PT1	(277)	277	-
Series #65FM1	(566)	566	-
Series #94LD1	(545)	545	-
Series #99SS1	(339)	339	-
Series #94FS1	(183)	183	-
Series #61MG1	(352)	352	-
Series #92CC1	(135)	135	-
Series #89FT1	(404)	404	-
Series #80PN1	(102)	102	-
Series #89FG2	(97)	97	-
Series #88LL1	(286)	286	-
Total	$(34,400)	$34,400	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2018, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$(1,433)	$1,433	$-
Series #69BM1	(729)	729	-
Series #85FT1	(876)	876	-
Series #88LJ1	(602)	602	-
Series #55PS1	(772)	772	-
Series #95BL1	(371)	371	-
Series #89PS1	(166)	166	-
Series #90FM1	(247)	247	-
Series #83FB1	(385)	385	-
Series #98DV1	(168)	168	-
Series #06FS1	(185)	185
Series #93XJ1	(113)	113	-
Series #02AX1	(85)	85	-
Series #99LE1	(45)	45	-
Series #91MV1	(38)	38	-
Series #92LD1	(5)	5	-
Series #94DV1	(17)	17	-
Total	$(6,237)	$6,237	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

F-70

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On January 31, 2020, the Company received an unsolicited offer for the 1990 Mercedes 190E 2.5-16 Evo II, for $235,000 vs. the initial purchase price of $251,992 for a loss on sale of $27,766, net of $10,773 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1990 Mercedes 190E 2.5-16 Evo II. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1990 Mercedes 190E 2.5-16 Evo II. The purchase and sale agreement was executed on February 3, 2020. At the time of the sale, no offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II had occurred. As such the Underlying Asset was not yet owned by any Series and no interest holders received any distributions.

F-71

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE J &NBSP;- RESTATEMENT

During the year ended December 31, 2018, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #89PS1 and Series #90FM1, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as “Investment in classic automobiles” in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

Series #89PS1
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (160,000)	$ 99,000	$ (61,000)
Net cash used in investing activities	$ (160,000)	$ 99,000	$ (61,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 161,521	$ (99,000)	$ 62,521
Net cash provided by financing activities	$ 161,521	$ (99,000)	$ 62,521

Series #90FM1
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (14,500)	$ 4,125	$ (10,375)
Net cash used in investing activities	$ (14,500)	$ 4,125	$ (10,375)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 15,446	$ (4,125)	$ 11,321
Net cash provided by financing activities	$ 15,446	$ (4,125)	$ 11,321

Consolidated
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (4,150,187)	$ 103,125	$(4,047,062)
Net cash used in investing activities	$ (4,856,619)	$ 103,125	$(4,753,494)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 2,691,960	$ (103,125)	$ 2,588,835
Net cash provided by financing activities	$ 4,914,409	$ (103,125)	$ 4,811,284

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement (3)

Exhibit 2.3 – First Amendment to the Third Amended and Restated Limited Liability Company Agreement (5)

Exhibit 2.4 – Second Amendment to the Third Amended and Restated Limited Liability Company Agreement (6)

Exhibit 2.5 – Third Amendment to the Third Amended and Restated Limited Liability Company Agreement (7)

Exhibit 2.6 – Fourth Amendment to the Third Amended and Restated Limited Liability Company Agreement (8)

Exhibit 3.1 – Standard Form of Series Designation (6)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement (8)

Exhibit 6.1 – Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Broker of Record Agreement (5)

Exhibit 6.3 - Upper90 Secured Demand Promissory Term Note (9)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (5)

Exhibit 8.2 - Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 3, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

(8)Previously filed as an Exhibit to Amendment 18 to the Company’s Form 1-A POS filed with the Commission on October 11, 2019

(9)Previously filed as an Exhibit to the Company’s Form 1-K filed with the Commission on April 29, 2020

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	April 29, 2020

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	April 29, 2020
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	April 29, 2020